As filed with the U.S. Securities and Exchange Commission on July 24, 2026

Registration No. 333-297553

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BANK OF NOVA SCOTIA

(Exact Name of Registrant as Specified in its Charter)

Canada	6029	13-4941099
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

40 Temperance Street

Toronto, Ontario

Canada, M5H 0B4

(416) 866-3672

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Bank of Nova Scotia

250 Vesey Street

New York, New York, U.S.A. 10281

(212) 225-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen M. Salley

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon completion of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is not complete and may be changed. A registration statement relating to the securities described in this prospectus has been filed with the U.S. Securities and Exchange Commission. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell or the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED July 24, 2026

PRELIMINARY PROSPECTUS

Common Shares

ACQUISITION OF MAPLE FINANCIAL HOLDINGS, INC.

The Bank of Nova Scotia, a chartered Schedule I bank under the Bank Act (Canada) (“BNS”), is a global and publicly traded financial institution offering a broad range of advice, products and services, including personal and commercial banking, wealth management and private banking, corporate and investment banking and capital markets. On May 28, 2026, BNS, Cypress Merger Sub, Inc., a Texas corporation and newly formed, wholly owned merger subsidiary of BNS (“Merger Sub”), Maple Financial Holdings, Inc., a Texas corporation (“Maple”) and Anthony B. Davis, solely in his capacity as the shareholder representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which BNS would acquire Maple by means of a merger of Merger Sub with and into Maple (the “Merger”), with Maple surviving the Merger as a wholly owned subsidiary of BNS subject to the terms and conditions of the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of voting common stock, par value $0.01 per share, of Maple (the “Maple Voting Common Stock”), non-voting common stock, par value $0.01 per share, of Maple (the “Maple Non-Voting Common Stock” and, together with the Maple Voting Common Stock, the “Maple Common Stock”) and Series A Nonvoting Convertible Preferred Stock, par value $0.01 per share, of Maple (the “Maple Preferred Stock”), in each case issued and outstanding immediately prior to the Effective Time, except for shares of Maple Common Stock or Maple Preferred Stock owned by Maple or BNS and, in the case of Maple Common Stock, any shares as to which appraisal rights have been properly perfected and not withdrawn or lost, will be converted into the right to receive a number of common shares, without nominal or par value, of BNS (the “BNS Common Shares”) equal to the quotient, rounded to the nearest one-thousandth, of the Per Share Consideration Amount divided by the Closing Price (the “Merger Consideration”). The “Per Share Consideration Amount” is calculated by dividing (i) the sum of $25 million and the Closing Equity Capital by (ii) the aggregate number of shares of Maple Common Stock, shares of Maple Preferred Stock, shares of Maple Common Stock subject to outstanding Maple options and shares of Maple Common Stock subject to outstanding Maple warrants, in each case outstanding immediately prior to the closing of the Merger. The “Closing Equity Capital” will be an amount equal to the adjusted tangible equity capital of Maple and its subsidiaries on a consolidated basis as of the close of business on the business day immediately preceding the closing date of the Merger, as calculated in accordance with the Merger Agreement. The “Closing Price” will be based on the average of the daily volume-weighted average trading price per BNS Common Share for the 10-day period in which both the Canadian and U.S. markets are open for trading ending on the last such day immediately preceding the closing date of the Merger. BNS will not issue any fractional BNS Common Shares in connection with the Merger. Instead, a former holder of Maple Common Stock or Maple Preferred Stock who otherwise would be entitled to receive a fractional BNS Common Share in connection with the Merger will instead receive an amount in cash (rounded to the nearest cent) based on the Closing Price.

This prospectus, which forms part of a registration statement on Form F-4 filed with the Securities and Exchange Commission by BNS, constitutes a prospectus of BNS under Section 5 of the Securities Act of 1933, as amended, with respect to the BNS Common Shares to be issued to Maple shareholders pursuant to the Merger Agreement. BNS Common Shares are listed on the New York Stock Exchange and Toronto Stock Exchange under the symbol “BNS.” INVESTING IN BNS COMMON SHARES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

The affirmative vote of or consent by execution and delivery to Maple of one or more written consents by the holders of at least two-thirds of the outstanding shares of Maple Voting Common Stock entitled to vote on the Merger Agreement and the affirmative vote of or consent by execution and delivery to Maple of one or more written consents by the holders of at least two-thirds of the outstanding shares of Maple Preferred Stock entitled to vote on the Merger Agreement, each voting as a separate class, are required for approval of the Merger Agreement, the Merger and the other transactions contemplated thereby. BNS IS NOT PARTICIPATING IN THE SOLICITATION OF THE VOTE OR CONSENT BY EXECUTION AND DELIVERY TO MAPLE OF ONE OR MORE WRITTEN CONSENTS BY MAPLE SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION IN WHICH OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. BNS IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This prospectus is dated July 24, 2026. The information contained in this prospectus is accurate only as of such date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this prospectus to Maple shareholders nor the issuance of BNS Common Shares under the Merger Agreement will create any implication to the contrary.

Neither the Securities and Exchange Commission nor any state securities commission or Canadian provincial or territorial securities commission has approved or disapproved of the Merger or the securities to be issued in connection therewith, passed upon the adequacy or accuracy of the accompanying prospectus or determined if the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the Merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation or any other governmental agency.

Prospectus dated July 24, 2026

ADDITIONAL INFORMATION

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), this prospectus incorporates important business and financial information about BNS from other documents that are not included in or delivered with this prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this prospectus through the SEC website at http://www.sec.gov.

Copies of documents filed by BNS with the SEC are available at the investor relations page of BNS’s website, https://www.scotiabank.com/ca/en/about/investors-shareholders/annual-reports.html, and are also available to you free of charge upon your request in writing or by telephone to BNS at the address and telephone number below.

The Bank of Nova Scotia

40 Temperance Street

Toronto, Ontario, Canada M5H 0B4

Attn: Corporate Secretary

(416) 866-3672

You will not be charged for any of these documents that you request. If you would like to request documents, please do so by August 17, 2026 (five business days prior to the termination of the consent solicitation period).

See the section of the accompanying prospectus entitled “Where You Can Find More Information” for further information. The contents of the websites of the SEC and BNS are not being incorporated into this prospectus. This information about how you can obtain certain documents that are being incorporated by reference into this prospectus at these websites is being provided only for your convenience.

CURRENCY EXCHANGE RATE DATA

Unless otherwise specified, currency amounts referenced in this prospectus are in U.S. dollars. References to “$” or “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

The following table shows, for the years and dates indicated, certain information regarding the Canadian dollar/U.S. dollar exchange rate.

The information is based on the exchange rate as reported by the Bank of Canada. Such exchange rate on July 23, 2026 was C$1.4083 = US$1.00.

Year ended December 31, (C$ per US$)	Period End	Average	Low	High
2025	1.3706	1.3978	1.3558	1.4603
2024	1.3226	1.3698	1.3316	1.4416
2023	1.3544	1.3497	1.3128	1.3875
2022	1.2678	1.3011	1.2451	1.2942
2021	1.2732	1.2535	1.2040	1.4496
2020	1.2988	1.3415	1.2718	1.3600

i

Month ended (C$ per US$)	Low	High
July 1 through 23, 2026	1.4014	1.4219
June 2026	1.3905	1.4210
May 2026	1.3587	1.3924
April 2026	1.3615	1.3874
March 2026	1.3598	1.3858
February 2026	1.3513	1.3797
January 2026	1.3585	1.3889
December 2025	1.3757	1.3970
November 2025	1.3863	1.4126
October 2025	1.3722	1.3940
September 2025	1.3558	1.3812
August 2025	1.3742	1.3897
July 2025	1.3609	1.3844

ii

iii

FREQUENTLY USED TERMS

Certain terms that are defined in and frequently used throughout this prospectus may be helpful for you to have in mind at the outset. Unless otherwise specified or if the context so requires, the following terms have the meanings set forth below for purposes of this prospectus:

“BHC Act” means the Bank Holding Company Act of 1956 (as amended).

“BNS” means The Bank of Nova Scotia, a chartered Schedule I bank under the Bank Act (Canada).

“BNS Common Shares” means common shares, without nominal or par value, of BNS.

“BNS Proposal” means the preliminary non-binding proposal submitted by BNS to Stephens on April 14, 2026, to pursue a transaction whereby BNS or its affiliate would acquire Maple and MapleMark Bank.

“Burdensome Regulatory Condition” means each of the results or effects described in the Merger Agreement relating to governmental approvals that would reasonably be expected to (i) have a material adverse effect on BNS or any of its affiliates (including, after the closing of the Merger, Maple), (ii) result in any material adverse change or effect on, or materially restrict or limit, BNS’s or any of its affiliates’ ability to conduct any activities or operations (including any (A) material divestiture requirements or restrictions on BNS’s or any of its subsidiaries’ current or future business or (B) requirement to enter into or assume, directly or indirectly, any material enforcement action or any other material agreement with any governmental entity) (in each case of the foregoing clauses (i) and (ii), with materiality measured on a scale relative to the size of Maple and its subsidiaries, taken as a whole) or (iii) result in a loss, diminution or suspension of BNS’s ability to exercise any of the powers of a financial holding company.

“Closing” means the closing with respect to the transactions contemplated by the Merger Agreement.

“Closing Equity Capital” means an amount equal to the adjusted tangible equity capital of Maple and its subsidiaries on a consolidated basis as of the close of business on the business day immediately preceding the closing date of the Merger, as calculated in accordance with the Merger Agreement.

“Closing Date” means the first day of the month immediately following the satisfaction or waiver of all conditions set forth in the Merger Agreement (excluding any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other time and date as BNS and Maple may agree in writing.

“Closing Price” means the average of the daily volume-weighted average trading price per BNS Common Share for the 10-day period in which both the Canadian and U.S. markets are open for trading ending on the last such day immediately preceding the closing date of the Merger.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company A” means the financial holding company for a mid-size regional bank that submitted a non-binding indication of interest to acquire Maple.

“Company A Indication of Interest” means the non-binding indication of interest received from Company A on March 25, 2026, providing for the acquisition of Maple by merger with Company A in which the consideration was 100% shares of Company A stock at a fixed exchange ratio.

“Consent Record Date” means July 28, 2026.

“Convention” means the Canada-U.S. Income Tax Convention (1980).

“CRA” means the Community Reinvestment Act.

“Effective Time” means the effective time of the Merger.

“Equity Plan” means Maple’s 2017 Equity Incentive Plan (as amended or restated from time to time).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the bank or trust company designated by BNS to facilitate the exchange of Maple shares for the Merger Consideration.

“Expiration Time” means, with respect to the Shareholder Support Agreements, the earliest of the Effective Time or date of termination of the Merger Agreement.

“FATCA” means the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith).

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles.

“Holder” means a holder who acquires, as beneficial owner, BNS Common Shares in exchange for Maple Common Stock and Maple Preferred Stock pursuant to the Merger Agreement, and who, at all relevant times, for purposes of the application of the Tax Act, (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s-length with BNS; (iii) is not affiliated with BNS; and (iv) does not use or hold the BNS Common Shares in a business carried on in Canada.

“IFRS” means International Financial Reporting Standards.

“In-the-Money Maple Option” means each option to purchase shares of Maple Common Stock, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time and has a per share exercise price that is less than the Per Share Consideration Amount.

“Indemnifiable Person” means a director or officer, a former director or officer, or another individual who acts or acted at BNS’s request as a director or officer, or an individual acting in a similar capacity, of another entity.

“Investment Bank A” means the investment banking firm that facilitated initial discussions between Maple and Company A regarding a potential strategic business combination transaction.

“IRS” means the Internal Revenue Service.

“Maple” means Maple Financial Holdings, Inc., a Texas corporation.

“Maple Board Recommendation” means the Maple board of directors’ unanimous recommendation to Maple shareholders that they approve the Merger Agreement.

“Maple Common Stock” means, collectively, the Maple Voting Common Stock and the Maple Non-Voting Common Stock.

“Maple Disclosure Letter” means the confidential disclosure letter that Maple delivered in connection with the Merger Agreement.

“Maple ESPP” means Maple’s Employee Stock Purchase Plan (as amended or restated from time to time).

“Maple Merger Proposal” means the proposal by the Maple board of directors to the Maple shareholders to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

“Maple Non-Voting Common Stock” means non-voting common stock, par value $0.01 per share, of Maple.

“Maple Preferred Stock” means Series A Nonvoting Convertible Preferred Stock, par value $0.01 per share, of Maple.

“Maple Preferred Stock Liquidation Preference” means an amount equal to the greater of (i) one cent ($0.01) per share and (ii) (A) any authorized and declared but unpaid dividends with respect to such share of Maple Preferred Stock at the time of such liquidation, dissolution or winding up and (B) the amount the holder of such share of Maple Preferred Stock would receive in respect of such share if such share had been converted into Maple Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Maple Preferred Stock at such time, without regard to any limitations on conversion).

“Maple Voting Common Stock” means voting common stock, par value $0.01 per share, of Maple.

“Maple Voting Stock” means, collectively, the Maple Voting Common Stock and the Maple Preferred Stock.

“Merger” means the merger of Merger Sub with and into Maple, with Maple surviving the Merger as a wholly owned subsidiary of BNS.

“Merger Agreement” means the Agreement and Plan of Merger, dated May 28, 2026, by and among BNS, Merger Sub, Maple and Anthony B. Davis, solely in his capacity as the shareholder representative.

“Merger Consideration” means the number of BNS Common Shares equal to the quotient, rounded to the nearest one-thousandth, of the Per Share Consideration Amount divided by the Closing Price, which each eligible Maple stock will be converted into the right to receive in accordance with the Merger Agreement.

“Merger Sub” means Cypress Merger Sub, Inc., a Texas corporation and wholly owned merger subsidiary of BNS.

“MI 61-101” means Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators.

“Minister” means the Minister of Finance (Canada).

“MJDS” means the multi-jurisdictional disclosure system.

“NRF” means Norton Rose Fulbright US LLP, legal counsel to Maple.

“NVCC” means non-viability contingent capital.

“NYSE” means the New York Stock Exchange.

“Opinion Letter” means the written opinion letter of Stephens attached as Annex B to this prospectus.

“OSFI” or “Superintendent” means the Office of the Superintendent of Financial Institutions.

“Per Share Consideration Amount” means the amount calculated by dividing (i) the sum of $25 million and the Closing Equity Capital by (ii) the aggregate number of shares of Maple Common Stock, shares of Maple Preferred Stock, shares of Maple Common Stock subject to outstanding Maple options and shares of Maple Common Stock subject to outstanding Maple warrants, in each case outstanding immediately prior to the closing of the Merger.

“PFIC” means a passive foreign investment company for U.S. federal income tax purposes.

“Proposed Amendments” means all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister prior to the date of this prospectus.

“Recommendation Change” means (A) withholding, withdrawing, modifying or qualifying in a manner adverse to BNS the Maple Board Recommendation, (B) failing to make the Maple Board Recommendation, (C) adopting, approving, recommending or endorsing an acquisition proposal or publicly announcing an intention to do so, (D) failing to publicly and without qualification (x) recommend against any acquisition proposal or (y) reaffirm the Maple Board Recommendation within 10 days (or such fewer number of days as remains prior to the Maple shareholders’ meeting) after an acquisition proposal is made public or any request by BNS to do so or (E) publicly proposing to do any of the foregoing.

“Requisite Maple Shareholder Approval” means the approval of the Maple Merger Proposal by affirmative vote of or consent by execution and delivery to Maple of one or more written consents by (i) the holders of at least two-thirds of the outstanding shares of Maple Voting Common Stock entitled to vote thereon and (ii) the holders of at least two-thirds of the outstanding shares of Maple Preferred Stock entitled to vote thereon, each voting as a separate class.

“S&C” means Sullivan & Cromwell LLP, legal counsel to BNS.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SEDAR+” means the successor system to the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval, the website of which is accessible at www.sedarplus.ca, and any further successor of the Canadian Securities Administrators for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format.

“SERPs” mean the Supplemental Executive Retirement Plan, adopted by MapleMark Bank as of April 19, 2018, and the Supplemental Executive Retirement Plan, adopted by MapleMark Bank as of February 17, 2022.

“Shareholder Support Agreements” mean the support agreements entered into by certain shareholders of Maple concurrently with the execution of the Merger Agreement.

“Stephens” means Stephens Inc., Maple’s financial advisor.

“Tax Act” means the Income Tax Act (Canada).

“TBOC” means the Texas Business Organizations Code.

“TDOB” means the Texas Department of Banking.

“Treaty” means the income tax treaty between the United States and Canada.

“TSX” means the Toronto Stock Exchange.

SUMMARY

This summary highlights selected information in this prospectus and may not contain all of the information that is important to you. You should carefully read this entire prospectus and its annexes and the other documents referred to in this prospectus for a more complete understanding of the matters being considered with respect to the Merger. For additional information, see the section entitled “Where You Can Find More Information” beginning on page 115 of this prospectus. In addition, we incorporate by reference important business and financial information about BNS into this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 115 of this prospectus.

Risk Factors

In evaluating the Agreement and Plan of Merger, dated May 28, 2026, by and among The Bank of Nova Scotia (“BNS”), Cypress Merger Sub, Inc. (“Merger Sub”), Maple Financial Holdings, Inc. (“Maple”) and Anthony B. Davis, solely in his capacity as the shareholder representative (the “Merger Agreement”) and the merger of Merger Sub with and into Maple (the “Merger”), including the issuance of common shares, without nominal or par value, of BNS (the “BNS Common Shares”) in connection with the Merger, you should carefully read this prospectus and give special consideration to the factors discussed in the section entitled “Risk Factors” beginning on page 13, together with the other information included or incorporated by reference in this prospectus.

Shareholder Consent Solicitation by Maple Board of Directors

The Maple board of directors intends to ask Maple shareholders to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Maple Merger Proposal”), by executing and delivering the written consent furnished with this prospectus. BNS IS NOT PARTICIPATING IN THE SOLICITATION OF THE VOTE OR CONSENT BY EXECUTION AND DELIVERY TO MAPLE OF ONE OR MORE WRITTEN CONSENTS BY MAPLE SHAREHOLDERS.

If you are a holder of Maple Voting Stock (as defined below) as of July 28, 2026 (the “Consent Record Date”), you may execute a written consent with respect to such share of Maple Voting Stock to approve the Maple Merger Proposal. If you withhold your consent or do not return your written consent, it will have the same effect as a vote against the Maple Merger Proposal. The Maple board of directors will provide you with instructions for the execution and submission of written consents with respect to the Maple Merger Proposal.

Approval of the Maple Merger Proposal requires the affirmative vote of or consent by execution and delivery to Maple of one or more written consents by (i) the holders of at least two-thirds of the outstanding shares of voting common stock, par value $0.01 per share, of Maple (the “Maple Voting Common Stock”) entitled to vote thereon and (ii) the holders of at least two-thirds of the outstanding shares of Series A Nonvoting Convertible Preferred Stock, par value $0.01 per share, of Maple (the “Maple Preferred Stock” and, together with the Maple Voting Common Stock, the “Maple Voting Stock”) entitled to vote thereon, each voting as a separate class (such approval, the “Requisite Maple Shareholder Approval”).

As of the date of this prospectus, there were 10,573,389 shares of Maple Voting Common Stock issued and outstanding and entitled to consent with respect to the Maple Merger Proposal, and executive officers and directors of Maple beneficially owned an aggregate of 4,170,565 shares of Maple Voting Common Stock, representing approximately 38.73% of the shares of Maple Voting Common Stock issued and outstanding as of the date of this prospectus.

As of the date of this prospectus, there were 678,750 shares of Maple Preferred Stock issued and outstanding and entitled to consent with respect to the Maple Merger Proposal, and a director of Maple owned an aggregate of 678,750 shares of Maple Preferred Stock, representing 100% of the shares of Maple Preferred Stock issued and outstanding as of the date of this prospectus.

For additional information regarding the Maple board of directors’ consent solicitation, see the section entitled “Shareholder Consent Solicitation by Maple Board of Directors” beginning on page 22.

The Parties to the Merger

The Bank of Nova Scotia

40 Temperance Street

Toronto, Ontario, Canada M5H 0B4

(416) 866-3672

BNS is a chartered Schedule I bank under the Bank Act (Canada) and is regulated by the Office of the Superintendent of Financial Institutions (“OSFI” or the “Superintendent”). BNS is a global and publicly traded financial institution offering a broad range of advice, products and services, including personal and commercial banking, wealth management and private banking, corporate and investment banking and capital markets. The head office of BNS is located at 1709 Hollis Street, Halifax, Nova Scotia, Canada and its executive offices are at 40 Temperance Street, Toronto, Ontario, Canada.

Maple Financial Holdings, Inc.

4143 Maple Avenue, Suite 100

Dallas, Texas 75219

(972) 698-5760

Maple is a Texas corporation and the parent bank holding company of MapleMark Bank, an Oklahoma state-chartered member bank. MapleMark Bank is a community bank operating in the Dallas/Fort Worth metroplex and Tulsa, Oklahoma markets and surrounding communities.

Cypress Merger Sub, Inc.

250 Vesey Street

New York, New York 10281

(416) 866-3672

Merger Sub is a Texas corporation and a direct, wholly owned subsidiary of BNS. Merger Sub was formed in connection with the Merger Agreement, for the sole purpose of effecting the transactions contemplated thereby. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Maple, with Maple surviving as a direct, wholly owned subsidiary of BNS in the Merger, and the separate corporate existence of Merger Sub will then cease.

The Merger and the Merger Agreement

The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this prospectus and incorporated by reference herein. You are encouraged to read the entire Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Merger. All descriptions in this summary and elsewhere in this prospectus of the terms and conditions of the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Merger Agreement.

Maple’s Reasons for the Merger; Recommendation of the Maple Board of Directors

The Maple board of directors has determined that the Merger is in the best interests of Maple and its shareholders. Accordingly, the Maple board of directors has unanimously approved the Merger Agreement and unanimously recommends that the Maple shareholders approve the Maple Merger Proposal.

In reaching its decision to approve and adopt the Merger Agreement and recommend the approval of the Merger to the Maple shareholders, the Maple board of directors evaluated the Merger and the Merger Agreement, in consultation with Maple’s executive management, as well as Maple’s legal and financial advisors, and considered a number of positive factors. The Maple board of directors also considered a number of potential risks and uncertainties associated with the Merger in connection with its deliberation of the Merger. The Maple board of directors concluded that the anticipated benefits of the Merger were likely to outweigh these risks substantially.

For more information, see “The Merger—Maple’s Reasons for the Merger; Recommendation of the Maple Board of Directors.”

Opinion of Maple’s Financial Advisor

On April 14, 2026, Maple engaged Stephens Inc. (“Stephens”) to act as financial advisor to Maple in connection with the Merger. As part of its engagement, Stephens was asked to undertake a study of the fairness, from a financial point of view, of the Merger to Maple’s shareholders. Maple engaged Stephens because, among other factors, Stephens is a nationally recognized investment banking firm with substantial experience in similar transactions. As part of its investment banking business, Stephens is regularly engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of Stephens’ engagement, representatives of Stephens participated in a meeting of Maple’s board of directors held on May 28, 2026, in which Maple’s board of directors considered and approved the Merger. At this meeting, Stephens reviewed the financial aspects of the Merger and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Maple board of directors dated as of May 28, 2026, that, as of such date, the consideration to be received in the Merger was fair from a financial point of view to the common stockholders of Maple (solely in their capacity as such), based upon and subject to the qualifications, assumptions and other matters considered by Stephens in connection with the preparation of its opinion.

The full text of Stephens’ written opinion letter (the “Opinion Letter”) is attached as Annex B to this prospectus. The Opinion Letter outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The summary of the opinion set forth in this prospectus is qualified in its entirety by reference to the full text of such written Opinion Letter. Investors are urged to read the entire Opinion Letter carefully in connection with their consideration of the Merger. Maple did not give any instruction to or impose any limitations on Stephens as it related to the issuance of its opinion.

Interests of Maple’s Directors and Executive Officers in the Merger

In the Merger, the directors and executive officers of Maple will receive the same consideration for their shares of Maple Common Stock (as defined below) as all other Maple shareholders. In considering the recommendation of the Maple board of directors that you execute and deliver a written consent approving the Maple Merger Proposal, you should be aware that some of Maple’s executive officers and directors have interests in the Merger, which may be different from, or in addition to, the interests of the Maple shareholders generally. For more information, see “The Merger—Interests of Maple’s Directors and Executive Officers in the Merger.”

The Maple board of directors was aware of these interests and considered them, among other matters, in reaching its decision to unanimously approve the Merger Agreement and the transactions contemplated thereby and recommend that Maple shareholders execute and deliver written consents approving the Maple Merger Proposal.

Regulatory Approvals

Subject to the terms of the Merger Agreement, both BNS and Maple have agreed to use their reasonable best efforts and to cooperate to promptly prepare and file, or cause to be prepared and filed, all necessary applications, notices and other documentation to obtain as promptly as practicable all regulatory approvals necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.

These approvals include, among others, the approval of OSFI, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Texas Department of Banking (the “TDOB”). The initial filing of regulatory applications to each of OSFI, the Federal Reserve and the TDOB occurred on June 29, 2026.

Although BNS does not know of any reason why it cannot obtain these regulatory approvals in a timely manner, BNS cannot be certain when or if they will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the Merger. For more information, see “The Merger—Regulatory Approvals Required for the Merger.”

Expected Timing of the Merger

BNS expects to consummate the Merger in the fourth quarter of 2026. However, neither BNS nor Maple can predict the actual date on which the Merger will be completed, or if the Merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. For more information, see “The Merger—Expected Timing of the Merger.”

Accounting Treatment of the Merger

The Merger will be accounted for by BNS as a business combination applying the acquisition method of accounting under International Financial Reporting Standards. Accordingly, the fair value of the consideration transferred by BNS in connection with the Merger will be allocated to the identifiable assets acquired and liabilities assumed from Maple based on their estimated fair values as of the closing date of the Merger. The excess of the consideration transferred over the fair value of the identifiable net assets acquired will be recognized as goodwill. The determination of the fair values of the assets acquired and liabilities assumed, and the resulting purchase price allocation, will be based on management’s estimates and assumptions and is subject to refinement. The results of operations of Maple will be included in BNS’s consolidated results of operations from the closing date of the Merger.

Appraisal and Dissenters’ Rights in the Merger

If you hold one or more shares of Maple Voting Stock, you are entitled to dissenters’ rights under Texas law and have the right to dissent from the Merger and have the appraised fair value of your shares of Maple Voting Stock paid to you in cash. The appraised fair value may be more or less than the value of the BNS Common Shares (and cash in lieu of fractional shares) being paid in the Merger in exchange for your shares of Maple Voting Stock. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Chapter 10, Subchapter H of the Texas Business Organizations Code, which are attached to this prospectus as Annex C, and consult with your legal counsel before electing or attempting to exercise these rights.

For more information, see “The Merger—Appraisal and Dissenters’ Rights in Connection with the Merger” and “Comparison of Shareholders’ Rights—Appraisal and Dissent Rights.”

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Maple Voting Common Stock, non-voting common stock, par value $0.01 per share, of Maple (the “Maple Non-Voting Common Stock” and, together with the Maple Voting Common Stock, the “Maple Common Stock”) and Maple Preferred Stock, in each case issued and outstanding immediately prior to the Effective Time, except for shares of Maple Common Stock or Maple Preferred Stock owned by Maple or BNS and, in the case of Maple Common Stock, any shares as to which appraisal rights have been properly perfected and not withdrawn or lost, will be converted into the right to receive a number of BNS Common Shares equal to the quotient, rounded to the nearest one-thousandth, of the Per Share Consideration Amount divided by the Closing Price (the “Merger Consideration”). The “Per Share Consideration Amount” is calculated by dividing (i) the sum of $25 million and the Closing Equity Capital by (ii) the aggregate number of shares of Maple Common Stock, shares of Maple Preferred Stock, shares of Maple Common Stock subject to outstanding Maple options and shares of Maple Common Stock subject to outstanding Maple warrants, in each case outstanding immediately prior to the closing of the Merger. The “Closing Equity Capital” will be an amount equal to the adjusted tangible equity capital of Maple and its subsidiaries on a consolidated basis as of the close of business on the business day immediately preceding the closing date of the Merger, as calculated in accordance with the Merger Agreement. The “Closing Price” will be based on the average of the daily volume-weighted average trading price per BNS Common Share for the 10-day period in which both the Canadian and U.S. markets are open for trading ending on the last such day immediately preceding the closing date of the Merger.

BNS Common Shares are listed on the New York Stock Exchange (“NYSE”) and Toronto Stock Exchange (“TSX”) under the symbol “BNS.” There is no established public trading market for shares of Maple Common Stock or Maple Preferred Stock.

The following table shows the closing sale prices of BNS Common Shares as reported on the NYSE and TSX, respectively, on May 28, 2026, the last full trading day before the public announcement of the Merger Agreement, and on July 23, 2026, the last practicable trading day before the date of this prospectus.

	BNS Common Shares NYSE	BNS Common Shares TSX		Implied Value of One Share of Maple Common Stock
May 28, 2026	$79.79	C$	110.07	$11.37
July 23, 2026	$86.61	C$	121.88	$11.37

Maple shareholders will not have a right to receive the Merger Consideration until the Effective Time, which may occur a substantial period of time after the consent solicitation period, or not at all. There can be no assurance as to the trading prices of BNS Common Shares at the Effective Time. The market prices of BNS Common Shares are likely to fluctuate prior to the Effective Time and cannot be predicted. We urge you to obtain current market quotations for BNS Common Shares.

Fractional Shares

Former holders of Maple Common Stock or Maple Preferred Stock who would otherwise be entitled to a fraction of a BNS Common Share in connection with the Merger will instead receive, for the fraction of a share, an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (i) the Closing Price by (ii) the fraction of a BNS Common Share (after taking into account all shares of Maple Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) that such shareholder would otherwise be entitled to receive pursuant to the Merger Agreement.

Conditions to Completion of the Merger

BNS’s and Maple’s respective obligations to complete the Merger are subject to the satisfaction or waiver, at or prior to the closing of the Merger, of the following conditions: (i) the requisite Maple shareholder vote having been obtained; (ii) the authorization for listing on the NYSE and TSX, in each case subject to official notice of issuance, of the BNS Common Shares to be issued in connection with the Merger; (iii) all requisite regulatory approvals having been obtained and remaining in full force and effect, and all statutory waiting periods in respect thereof having expired or been terminated, without the imposition or continued existence of any materially burdensome condition; (iv) the effectiveness of the registration statement of which this prospectus is a part, and the absence of any stop order suspending its effectiveness (or proceedings for such purpose initiated or threatened by the U.S. Securities and Exchange Commission (the “SEC”) and not withdrawn); (v) no statute, rule, regulation, executive order, decree, ruling, permanent injunction or other permanent order becoming effective (and final and nonappealable) or being in effect permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement; (vi) the accuracy of the representations and warranties of the other party contained in the Merger Agreement as of the date on which the Merger Agreement was entered into and as of the date on which the Merger is completed, subject to the materiality standards provided in the Merger Agreement (and the receipt by each party of an officer’s certificate from the other party to such effect); (vii) the compliance with and performance by the other party in all material respects of all covenants and agreements required to be complied with and performed by it under the Merger Agreement at or prior to the closing date of the Merger (and the receipt by each party of an officer’s certificate from the other party to such effect); (viii) the tangible equity capital of Maple being equal to or greater than $70,000,000; and (ix) certain employees of Maple set forth in the confidential disclosure letter that Maple delivered in connection with the Merger Agreement remaining employed by Maple as of immediately prior to the closing of the Merger (except to the extent such employment is terminated by death or as a result of disability) and not having served any notice of resignation or being subject to any pending termination as of immediately prior to the closing of the Merger.

Neither Maple nor BNS can be certain when, or if, the conditions to the Merger can or will be satisfied or waived by the appropriate party, or whether the Merger will be completed. For more information, see “The Merger Agreement—Conditions to Completion of the Merger.”

Termination of the Merger Agreement

The Merger Agreement can be terminated at any time prior to the closing date of the Merger:

•	by mutual written consent of BNS and Maple;

•

by either BNS or Maple if any governmental entity that must grant a requisite regulatory approval has denied such approval or any governmental entity of competent jurisdiction has issued an order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement, unless, in either case, such denial of approval or issuance of such order arises out of, or results from, a material breach by the party seeking to terminate the Merger Agreement of any representation, warranty, covenant or agreement of such party in the Merger Agreement;

•

by either BNS or Maple if the closing of the Merger has not occurred on or before February 28, 2027 (which shall be automatically extended to May 28, 2027 if the only condition to the closing of the Merger not satisfied or waived as of such date (other than those conditions that by their nature are to be satisfied at the closing) is the receipt of required regulatory approvals, and such condition is then capable of being satisfied if the closing were to take place on May 28, 2027), unless the failure of the closing of the Merger to occur by such date arises out of, or results from, a material breach by the party seeking to terminate the Merger Agreement of any representation, warranty, covenant or agreement of such party in the Merger Agreement;

•

by Maple, if the Maple board of directors determines in good faith and after consultation with outside counsel that an alternative acquisition proposal is a superior proposal and that it is necessary to pursue such superior proposal in order to act in a manner consistent with such Maple board of directors’ fiduciary duties;

•

by BNS, if Maple has breached any of its covenants or agreements or any of its representations or warranties contained in the Merger Agreement, which breach, individually or in the aggregate, would cause the non-occurrence of a condition to complete the Merger, and such breach is not cured within 20 days following written notice to Maple or by February 28, 2027 (or May 28, 2027, if extended as outlined above), whichever is earlier, or cannot, by its nature, be cured prior to February 28, 2027 (or May 28, 2027, if extended as outlined above), provided that BNS is not then in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement that could cause the non-occurrence of a condition to complete the Merger;

•

by Maple, if BNS or Merger Sub has breached any of its covenants or agreements or any of its representations or warranties contained in the Merger Agreement, which breach, individually or in the aggregate, would cause the non-occurrence of a condition to complete the Merger, and such breach is not cured within 20 days following written notice to BNS or by February 28, 2027 (or May 28, 2027, if extended as outlined above), whichever is earlier, or cannot, by its nature, be cured prior to February 28, 2027 (or May 28, 2027, if extended as outlined above); provided that Maple is not then in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement that could cause the non-occurrence of a condition to complete the Merger; and

•

by BNS, if (i) Maple or the Maple board of directors has made a recommendation change (including by (A) withholding, withdrawing, modifying or qualifying in a manner adverse to BNS the Maple board of directors’ unanimous recommendation to Maple shareholders that they approve the Merger Agreement (the “Maple Board Recommendation”), (B) failing to make the Maple Board Recommendation, (C) adopting, approving, recommending or endorsing an acquisition proposal or publicly announcing an intention to do so, (D) failing to publicly and without qualification (x) recommend against any acquisition proposal, or (y) reaffirm the Maple Board Recommendation within 10 days (or such fewer number of days as remains prior to the Maple shareholders’ meeting) after an acquisition proposal is made public or any request by BNS to do so or (E) publicly proposing to do any of the foregoing (any of the foregoing a “Recommendation Change”)) or (ii) Maple or the Maple board of directors has breached in any material respect its obligations relating to Maple shareholder approval or competing acquisition proposals.

Liquidated Damages Amount

If the Merger Agreement is terminated (i) by Maple in order to enter into a definitive agreement with respect to an alternative acquisition proposal that Maple’s board of directors has determined, in good faith and after consultation with its outside counsel, is a superior proposal, (ii) by BNS after Maple or Maple’s board of directors makes a Recommendation Change, or after Maple or Maple’s board of directors materially breaches its obligations relating to Maple shareholder approval or competing acquisition proposals or (iii) by either BNS or Maple because the closing of the Merger has not occurred by February 28, 2027 (which shall be automatically extended to May 28, 2027 if the only condition to the closing of the Merger not satisfied or waived as of such date (other than those conditions that by their nature are to be satisfied at the closing) is the receipt of required regulatory approvals, and such condition is then capable of being satisfied if the closing were to take place on May 28, 2027), after a bona fide proposal, or an indication of intention to make a proposal, for an alternative acquisition transaction involving Maple or any of its subsidiaries has been made to Maple, any Maple subsidiary or any Maple shareholder, and the failure of the closing of the Merger to occur by that date is not due to actions or omissions of BNS unrelated to that alternative acquisition proposal or indication of interest, then Maple will be required to pay BNS liquidated damages in an amount equal to $6,500,000.

Shareholder Support Agreements

Concurrently with the execution of the Merger Agreement, on May 28, 2026, BNS entered into support agreements with certain Maple shareholders substantially in the form attached to this prospectus as Annex D, in their respective capacities as Maple shareholders and not in their capacities as an officer or director of Maple, as the case may be. As of the Consent Record Date, these shareholders collectively and beneficially owned approximately 37.98% of the outstanding shares of Maple Voting Common Stock and 100% of Maple Preferred Stock.

Material U.S. Federal Income Tax Consequences of the Merger

The parties intend for the Merger to qualify as a “reorganization” and a non-recognition transaction for U.S. federal income tax purposes. Accordingly, assuming that the Merger so qualifies, U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) of Maple Common Stock who exchange their Maple Common Stock solely for BNS Common Shares will generally not recognize gain or loss for U.S. federal income tax purposes on the exchange, except with respect to cash received in lieu of a fractional BNS Common Share.

You should be aware that the tax consequences to you of the Merger will depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this prospectus. Holders of Maple Common Stock should consult with their own tax advisor to determine the particular U.S. federal, state, local or non-U.S. income or other tax consequences of the Merger to them.

For a more complete description of the material U.S. federal income tax consequences of the Merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 70.

Material Canadian Federal Tax Considerations

In general, dividends paid or credited, or deemed to be paid or credited, on BNS Common Shares to a holder who acquires BNS Common Shares in exchange for their Maple Common Stock and Maple Preferred Stock pursuant to the Merger Agreement and who is not, and is not deemed to be, resident in Canada will be subject to Canadian non-resident withholding tax at a rate of 25%, subject to any reduction under an applicable income tax convention. Such a non-Canadian holder generally will not be subject to Canadian federal income tax on a gain realized on a disposition or deemed disposition of such BNS Common Shares unless the shares constitute “taxable Canadian property” to the holder and the holder is not entitled to relief under an applicable income tax convention. You should be aware that the Canadian federal income tax consequences to you may depend upon your own situation, including your jurisdiction of residence and whether you are entitled to benefits under an applicable income tax convention. Holders of Maple Common Stock and Maple Preferred Stock should consult their own tax advisors regarding the particular Canadian federal income tax consequences of holding and disposing of BNS Common Shares. For a more complete summary of the Canadian federal income tax considerations, see the section titled “Material Canadian Federal Tax Considerations.”

RISK FACTORS

An investment by Maple shareholders in BNS Common Shares as a result of the exchange of shares of Maple Common Stock for BNS Common Shares in the Merger involves certain risks. Certain material risks and uncertainties connected with the Merger Agreement and transactions contemplated thereby, and ownership of BNS Common Shares are discussed below. In addition, BNS discusses certain other material risks connected with the ownership of BNS Common Shares and with BNS’s business, under the caption “Risk Factors” appearing in BNS’s Annual Report on Form 40-F most recently filed with the SEC and may include additional or updated disclosures of such material risks in its subsequent Current Reports on Form 6-K that BNS has filed with the SEC or may file with the SEC after the date of this prospectus, each of which reports is or will be incorporated by reference in this prospectus.

Maple shareholders should carefully read and consider all of these risks and all other information contained in this prospectus, including the discussions of risk factors included in the documents incorporated by reference in this prospectus. Maple shareholders should consider such risk factors in deciding whether to consent to the Merger. The risks described in this prospectus and in those documents incorporated by reference may adversely affect the value of BNS Common Shares that you, an existing Maple shareholder, will hold upon consummation of the Merger, and could result in a significant decline in the value of BNS Common Shares and cause Maple shareholders to lose all or part of the value of their respective investments in BNS Common Shares.

Because the market price of BNS Common Shares will fluctuate, Maple shareholders cannot be certain of the market value of the Merger Consideration they will receive.

The Merger Consideration to be received by Maple shareholders in the Merger will be comprised of a number of BNS Common Shares (plus cash in lieu of any fractional BNS Common Shares) determined in accordance with the Merger Agreement. The market value of the Merger Consideration will fluctuate with the market price of BNS Common Shares and will not be known at the time Maple shareholders approve the Merger Agreement. The value of the Merger Consideration that Maple shareholders will receive for each share of Maple Common Stock or Maple Preferred Stock will depend, among other factors, on the Closing Price. The Closing Price may vary from the closing price of BNS Common Shares on the date BNS and Maple announced the Merger, on the date of this prospectus or on any other date. Changes in the price of BNS Common Shares between now and the 10th trading day immediately prior to the closing of the Merger will affect the value that Maple shareholders will receive in the Merger. Neither BNS nor Maple is permitted to terminate the Merger Agreement as a result of any increase or decrease in the market price of BNS Common Shares.

Stock price changes may result from a variety of factors, including general market and economic conditions, changes in BNS’s or Maple’s respective businesses, operations, financial performance or prospects, volatility in the prices of securities in global financial markets, including market prices of BNS Common Shares and securities of other banking companies, currency exchange rate fluctuations, regulatory considerations and tax laws, many of which are beyond BNS’s control. Therefore, at the time they approve the Merger, Maple shareholders will not know the market value of the Merger Consideration that Maple shareholders will receive in the Merger. Maple shareholders should obtain current market quotations for BNS Common Shares (and the U.S. dollar/Canadian dollar exchange rate).

There has been no public market for Maple Common Stock or Maple Preferred Stock and the absence of a public market may make it more difficult to determine the fair value of Maple Common Stock and Maple Preferred Stock than if there were such a public market.

The outstanding shares of Maple Common Stock and Maple Preferred Stock are privately held and are not traded on any public market. The absence of a public market may make it more difficult to determine the fair value of Maple than if the outstanding shares of Maple Common Stock and Maple Preferred Stock were traded publicly. The Merger Consideration to be paid to Maple shareholders in the Merger was determined based on negotiations between the parties and likewise may not be indicative of the price at which the outstanding shares of Maple Common Stock and Maple Preferred Stock may have traded on a public market.

Combining BNS and Maple may be more difficult, costly or time-consuming than expected, and the anticipated benefits and cost savings of the Merger may not be realized.

BNS and Maple have operated and, until the completion of the Merger, will continue to operate, independently. The success of the Merger, including anticipated benefits and cost savings, will depend, in part, on BNS’s and Maple’s ability to successfully combine and integrate the businesses of BNS and Maple in a manner that permits growth opportunities and does not materially disrupt existing customer relations or result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with customers, depositors or employees or to achieve the anticipated benefits and cost savings of the Merger on the anticipated time scale or at all, which could have an adverse effect on BNS’s financial results and the value of BNS Common Shares after the Merger. In addition, BNS may not be able to locate suitable replacements for any key Maple employees who leave the combined company. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of BNS and Maple during this transition period and for an undetermined period after completion of the Merger on the combined company.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the Merger.

Before the Merger may be completed, BNS and Maple must obtain all necessary approvals or waivers from OSFI, the Federal Reserve and the TDOB. Other approvals, waivers or consents from regulators could also be required. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals Required for the Merger.” An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approval or delay their receipt. These regulators may impose conditions on the completion of the Merger or require changes to the terms of the Merger. Such conditions or changes could have the effect of delaying or preventing completion of the Merger or imposing additional costs on or limiting the revenues of the combined company following the Merger, any of which might have an adverse effect on the combined company following the Merger.

Additionally, under the terms of the Merger Agreement, neither BNS nor any of its subsidiaries is required to take actions, commit to take actions or agree to any condition or restriction in connection with obtaining consents, approvals and authorizations of governmental entities that would reasonably be expected to (i) have a material adverse effect on BNS or any of its affiliates (including, after the closing of the Merger, Maple), (ii) result in any material adverse change or effect on, or materially restrict or limit, BNS’s or any of its affiliates’ ability to conduct any activities or operations (including any (A) material divestiture requirements or restrictions on BNS’s or any of its subsidiaries’ current or future business or (B) requirement to enter into or assume, directly or indirectly, any material enforcement action or any other material agreement with any governmental entity) (in each case of the foregoing clauses (i) and (ii), with materiality measured on a scale relative to the size of Maple and its subsidiaries, taken as a whole) or (iii) result in a loss, diminution or suspension of BNS’s ability to exercise any of the powers of a financial holding company (each of the results or effects described above, a “Burdensome Regulatory Condition”). For further information, see “The Merger—Regulatory Approvals Required for the Merger.”

Certain of Maple’s directors and executive officers have interests in the Merger that may differ from the interests of Maple shareholders.

Maple shareholders should be aware that some of Maple’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the other Maple shareholders generally.

These interests and arrangements may create potential conflicts of interest. The Maple board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the Merger Agreement and in recommending that Maple shareholders vote in favor of approving the Merger Agreement and the Merger.

For a more complete description of these interests, see the section of this prospectus entitled “The Merger—Interests of Maple’s Directors and Executive Officers in the Merger.”

Termination of the Merger Agreement could negatively impact Maple.

If the Merger Agreement is terminated, there may be various adverse consequences, and Maple may experience negative reactions from its customers and employees. If the Merger Agreement is terminated under certain circumstances, Maple may be required to pay BNS liquidated damages of $6,500,000.

BNS and Maple will be subject to business uncertainties and contractual restrictions while the Merger is pending, which could disrupt BNS’s and Maple’s relationships with their customers, suppliers, business partners and others, as well as their operating results and business generally.

Whether or not the Merger is ultimately consummated, uncertainty about the effect of the Merger on employees and customers may have an adverse effect on BNS and Maple and, consequently, the combined company. These uncertainties may impair BNS’s and Maple’s ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others that deal with BNS or Maple to seek to change existing business relationships with BNS or Maple, respectively. In addition, subject to certain exceptions, Maple has agreed to operate its business in the ordinary course in all material respects and use reasonable best efforts to maintain and preserve its business organization, employees and advantageous business relationships prior to the closing of the Merger. See the section of this prospectus entitled “The Merger Agreement—Covenants and Agreements” for a description of the restrictive covenants applicable to Maple.

The BNS Common Shares to be received by Maple shareholders as a result of the Merger will have different rights from the shares of Maple Common Stock and Maple Preferred Stock.

In the Merger, Maple shareholders will become BNS shareholders and their rights as BNS shareholders will be governed by Canadian law and the Bank Act (Canada), which is BNS’s charter and the BNS bylaws following the Merger. The rights associated with BNS Common Shares are in some respects materially different from the rights associated with Maple Common Stock and Maple Preferred Stock. See the section of this prospectus entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with BNS Common Shares.

BNS and Maple are expected to incur significant costs related to the Merger and integration. If the Merger is not completed, BNS and Maple will have incurred substantial expenses without realizing the expected benefits of the Merger.

Each of BNS and Maple has incurred and will incur substantial expenses in connection with the negotiation and completion of the Merger. These costs include legal, financial advisory, tax, accounting, consulting and other advisory fees, severance/employee benefit-related costs, filing fees and other regulatory fees, printing costs and other related costs. Some of these costs are payable by either BNS or Maple regardless of whether or not the Merger is completed. If the Merger is not completed, BNS and Maple would have to recognize these expenses without realizing the expected benefits of the Merger.

The Merger Agreement limits Maple’s ability to pursue alternative acquisition proposals and requires Maple to pay liquidated damages of $6,500,000 under certain circumstances, including circumstances relating to other acquisition proposals.

The Merger Agreement prohibits Maple from initiating or soliciting certain alternative third-party acquisition proposals. For further information, see the section of this prospectus entitled “The Merger Agreement—Agreement Not to Solicit Other Offers.” The Merger Agreement also provides that Maple will be required to pay liquidated damages to BNS in the amount of $6,500,000 if the Merger Agreement is terminated under certain circumstances, including an adverse recommendation change by the Maple board of directors. For further information, see the section of this prospectus entitled “The Merger Agreement—Effect of Termination.” These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Maple from considering or proposing such an acquisition.

If the Merger fails to qualify as a non-recognition transaction, a U.S. holder of Maple Common Stock may be required to pay U.S. federal income taxes on the conversion of their shares of Maple Common Stock into shares of BNS Common Shares pursuant to the Merger.

The Merger is intended to qualify as a “reorganization” and a non-recognition transaction for U.S. federal income tax purposes. None of BNS, Maple or Merger Sub has sought or will seek any ruling from the IRS regarding any matters relating to the Merger. If the Merger does not qualify as a reorganization (and is otherwise treated as a recognition event) for U.S. federal income tax purposes, the conversion of shares of Maple Common Stock into BNS Common Shares in the Merger will generally be treated as a fully taxable transaction for such purposes and U.S. holders will generally recognize gain or loss on the conversion of the shares of Maple Common Stock into BNS Common Shares pursuant to the Merger. Moreover, a U.S. holder’s tax basis in the BNS Common Shares will be equal to the fair market value of the BNS Common Shares at the time of the Merger. If the Merger qualifies as a reorganization but non-recognition treatment does not apply, holders of Maple Common Stock may be required to recognize gain, but not loss, on their exchange of Maple Common Stock for BNS Common Shares in the Merger. You are urged to consult with your own tax advisor regarding the proper reporting of the amount and timing of such gain or loss. See “Material U.S. Federal Income Tax Consequences of the Merger—Treatment of the Merger.”

Maple shareholders will have a reduced ownership and voting interest in the combined company after the Merger and will exercise less influence over management, as compared to their ownership and voting interests in Maple.

Upon completion of the Merger, each Maple shareholder who receives BNS Common Shares will become a BNS shareholder and will have the right to vote in the election of directors and on other matters, but with a percentage ownership of BNS that is smaller than such shareholder’s current percentage ownership of Maple. Based on the number of shares of Maple Common Stock outstanding on May 28, 2026, the date of the Merger Agreement, and the BNS Common Shares expected to be issued in connection with the Merger, Maple shareholders as a group will receive BNS Common Shares in the Merger constituting approximately 0.1% of outstanding BNS Common Shares immediately after the Merger has been completed, as of July 23, 2026. Because of this, Maple shareholders may have less influence on the management and policies of BNS than they now have on the management and policies of Maple.

BNS and Maple may be targets of class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

Class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Merger, then that injunction may delay or prevent the Merger from being completed.

The fairness opinion received by the Maple board of directors from Stephens has not been, and is not expected to be, updated to reflect any changes in circumstances that may have occurred since the date of such opinion.

The fairness opinion of Stephens Inc. (“Stephens”) was rendered to the Maple board of directors on May 28, 2026. Changes in the operations and prospects of Maple and general market and economic conditions and other factors which may be beyond the control of Maple may have altered the value of Maple and/or the value of the Merger Consideration, taken in the aggregate, pursuant to the Merger Agreement. The opinion from Stephens, dated May 28, 2026, and attached to this prospectus as Annex B, does not speak as of any date other than the date of such opinion.

Resales of BNS Common Shares following the Merger, or the perception that such sales may occur, may cause the market value of BNS Common Shares to decline.

BNS expects to issue up to approximately 1,474,030 BNS Common Shares at the Effective Time in connection with the Merger. The issuance of these new BNS Common Shares could have the effect of depressing the market value for BNS Common Shares. The increase in the number of BNS Common Shares outstanding may lead to sales of such BNS Common Shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market value of, BNS Common Shares.

Because the value of Maple’s and its subsidiaries’ tangible equity capital (as adjusted pursuant to the terms of the Merger Agreement) will fluctuate, holders of Maple Common Stock and Maple Preferred Stock cannot be sure of the value of the Merger Consideration they will receive.

The Merger Consideration to be received by Maple shareholders in the Merger will be comprised of a number of BNS Common Shares (plus cash in lieu of any fractional BNS Common Shares) determined in accordance with the Merger Agreement. The value of the Merger Consideration that Maple shareholders will receive for each share of Maple Common Stock or Maple Preferred Stock will depend, among other factors, on Maple’s Closing Equity Capital (as defined below), which will be based on Maple’s and its subsidiaries’ tangible equity capital on the calculation date, subject to certain adjustments set forth in the Merger Agreement and discussed below. Any change in Maple’s or its subsidiaries’ adjusted tangible equity capital prior to completion of the Merger will affect the value that Maple shareholders will receive in the Merger.

Risks Relating to BNS’s Business.

BNS faces risks in operating its business including risks that may prevent BNS from achieving its business objectives or that may adversely affect BNS’s results of operations or financial condition. These risks are described in detail in BNS’s Annual Report on Form 40-F for the fiscal year ended October 31, 2025, which is incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.”

There may be less publicly available information concerning BNS than there is for issuers that are not foreign private issuers because, as a foreign private issuer, BNS is exempt from a number of rules under the U.S. Securities Exchange Act of 1934 and is permitted to file less information with the SEC than issuers that are not foreign private issuers and BNS, as a foreign private issuer, is permitted to follow home country practice in lieu of the listing requirements of NYSE, subject to certain exceptions.

For so long as BNS remains a foreign private issuer under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), BNS is exempt from certain rules under the Exchange Act. BNS is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers, or to comply with Regulation FD, which restricts the selective disclosure of material non-public information. As a foreign private issuer, BNS is also not required to prepare its financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, BNS is exempt from certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act. The members of the BNS board, officers and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act. Accordingly, the publicly available information concerning BNS might differ from information that is publicly available for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies. In addition, certain information may be provided by BNS in accordance with Canadian law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. For example, disclosure with respect to BNS annual meetings of shareholders will be governed by Canadian law. Further, as a foreign private issuer, BNS is subject to different corporate governance requirements under the NYSE rules. Subject to certain exceptions, the rules of NYSE permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of NYSE, including, for example, board, committee and director independence requirements. BNS is required to disclose any significant ways in which its corporate governance practices differ from those followed by U.S. domestic companies under NYSE listing standards in its annual report filed with the SEC or on its website. Accordingly, BNS shareholders may not have the same protections under the NYSE rules as those that are afforded to shareholders of companies that are required to comply with all of the NYSE corporate governance requirements.

BNS is chartered under the laws of Canada and a substantial portion of its assets are, and many of its directors and officers reside, outside of the United States. As a result, it may not be possible for shareholders to enforce civil liability provisions of the securities laws of the United States in Canada.

BNS is chartered under the laws of Canada. A substantial portion of BNS’s assets are located outside the United States, and many of BNS’s directors and officers and some of the experts named in this prospectus are residents of jurisdictions outside of the United States. As a result, it may be difficult for investors to effect service within the United States upon BNS and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of BNS and such directors, officers or experts under the United States federal securities laws. There is uncertainty as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of the civil liabilities predicated upon the United States federal securities laws.

Certain market activities of BNS and its affiliates may affect the value of BNS Common Shares.

BNS and its affiliates engage in market making, derivatives and structured notes hedging, brokerage and facilitation trading, asset management, plan-related activities, banking-related activities, estates and trusts services, custody-related activities, stock borrowing and lending and taking of collateral, involving BNS Common Shares outside the United States (and, to a limited extent, within the United States). Please read the section entitled “BNS Market Activities Involving BNS Common Shares” for more information. Such activities could have the effect of influencing the market price of BNS Common Shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

From time to time, our public communications include oral or written forward-looking statements. Statements of this type are included in this prospectus, and may be included in other filings with Canadian securities regulators or the SEC, or in other communications. In addition, representatives of BNS may include forward-looking statements orally to analysts, investors, the media and others. All such statements are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements may include, but are not limited to, statements made in this prospectus, the Management’s Discussion and Analysis in BNS’s 2025 Annual Report under the headings “Outlook” and in other statements regarding BNS’s objectives, strategies to achieve those objectives, the regulatory environment in which BNS operates, anticipated financial results and the outlook for BNS’s businesses and for the Canadian, U.S. and global economies. Such statements are typically identified by words or phrases such as “believe,” “expect,” “aim,” “achieve,” “foresee,” “forecast,” “anticipate,” “intend,” “estimate,” “outlook,” “seek,” “schedule,” “plan,” “goal,” “strive,” “target,” “project,” “commit,” “objective” and similar expressions of future or conditional verbs, such as “will,” “may,” “should,” “would,” “might,” “can” and “could” and positive and negative variations thereof.

By their very nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties, which give rise to the possibility that our predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that our assumptions may not be correct and that our financial performance objectives, vision and strategic goals will not be achieved.

We caution readers not to place undue reliance on these statements as a number of risk factors, many of which are beyond our control and the effects of which can be difficult to predict, could cause our actual results to differ materially from the expectations, targets, estimates or intentions expressed in such forward-looking statements.

The future outcomes that relate to forward-looking statements may be influenced by many factors, including but not limited to: general economic and market conditions in the countries in which we operate and globally; changes in currency and interest rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the failure of third parties to comply with their obligations to BNS and its affiliates, including relating to the care and control of information, and other risks arising from BNS’s use of third parties; changes in monetary, fiscal, or economic policy and tax legislation and interpretation; changes in laws and regulations or in supervisory expectations or requirements, including capital, interest rate and liquidity requirements and guidance, and the effect of such changes on funding costs; geopolitical risk (including policies and other changes related to, or affecting, economic or trade matters, including tariffs, countermeasures, tariff mitigation policies and tax-related risks); changes to our credit ratings; the possible effects on our business and the global economy of war, conflicts or terrorist actions and unforeseen consequences arising from such actions; technological changes, including open banking and the use of data and artificial intelligence in our business, and technology resiliency; operational and infrastructure risks; reputational risks; the accuracy and completeness of information BNS receives on customers and counterparties; the timely development and introduction of new products and services, and the extent to which products or services previously sold by BNS require BNS to incur liabilities or absorb losses not contemplated at their origination; our ability to execute our strategic plans, including the successful completion of acquisitions and dispositions, including obtaining regulatory approvals; critical accounting estimates and the effect of changes to accounting standards, rules and interpretations on these estimates; global capital markets activity; BNS’s ability to attract, develop and retain key executives; the evolution of various types of fraud or other criminal behaviour to which BNS is exposed; anti-money laundering; disruptions or attacks (including cyberattacks) on BNS’s information technology, internet connectivity, network accessibility, or other voice or data communications systems or services, which may result in data breaches, unauthorized access to sensitive information, denial of service and potential incidents of identity theft; increased competition in the geographic and business areas in which we operate, including through internet and mobile banking and non-traditional competitors; exposure related to significant litigation and regulatory matters;

environmental, social and governance risks, including climate-related risk, our ability to implement various sustainability-related initiatives (both internally and with our clients and other stakeholders) under expected time frames, and our ability to scale our sustainable-finance products and services; the occurrence of natural and unnatural catastrophic events and claims resulting from such events, including disruptions to public infrastructure, such as transportation, communications, power or water supply; inflationary pressures; global supply-chain disruptions; Canadian housing and household indebtedness; the emergence or continuation of widespread health emergencies or pandemics, including their impact on the local, national or global economies, financial market conditions and BNS’s business, results of operations, financial condition and prospects; and BNS’s anticipation of and success in managing the risks implied by the foregoing. A substantial amount of BNS’s business involves making loans or otherwise committing resources to specific companies, industries or countries. Unforeseen events affecting such borrowers, industries or countries could have a material adverse effect on BNS’s financial results, businesses, financial condition or liquidity. These and other factors may cause BNS’s actual performance to differ materially from that contemplated by forward-looking statements. BNS cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect BNS’s results, for more information, please see the “Risk Management” section of BNS’ Annual Report, as may be updated by quarterly reports and this prospectus in the section entitled “Risk Factors.”

Material economic assumptions underlying the forward-looking statements contained in this prospectus are set out in the 2025 Annual Report under the headings “Outlook,” as updated by quarterly reports. The “Outlook” and “2026 Priorities” sections are based on BNS’s views and the actual outcome is uncertain. Readers should consider the above-noted factors when reviewing these sections.

When relying on forward-looking statements to make decisions with respect to BNS and its securities, investors and others should carefully consider the preceding factors, other uncertainties and potential events. Any forward-looking statements contained in this prospectus represent the views of management only as of the date hereof and are presented for the purpose of assisting BNS’s shareholders and analysts in understanding BNS’s financial position, objectives and priorities, and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. Except as required by law, BNS does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf.

MARKET PRICE AND DIVIDEND INFORMATION

BNS Common Shares are listed on the New York Stock Exchange (“NYSE”) and Toronto Stock Exchange (“TSX”) under the symbol “BNS.” There is no established public trading market for shares of Maple Common Stock or Maple Preferred Stock.

The closing price of BNS Common Shares on May 28, 2026, the last trading day before announcement of the execution of the Merger Agreement, was US$79.05 on NYSE and C$110.07 on TSX. As of July 23, 2026, the most recent practicable trading day before the date of this prospectus, the closing price of BNS Common Shares was US$86.61 on NYSE and C$121.88 on TSX.

The following table shows the closing sale prices of BNS Common Shares as reported on the NYSE and TSX, respectively, on May 28, 2026, the last full trading day before the public announcement of the Merger Agreement, and on July 23, 2026, the last practicable trading day before the date of this prospectus.

	BNS Common Shares NYSE	BNS Common Shares TSX		Implied Value of One Share of Maple Common Stock
May 28, 2026	$79.79	C$	110.07	$11.37
July 23, 2026	$86.61	C$	121.88	$11.37

BNS’s current dividend policy is to pay common share dividends on a quarterly basis. The amount of dividend is announced each quarter and is based on a target percentage range. The dividend policy is typically revisited once per year in the second fiscal quarter. The amount of the dividend takes into consideration capital adequacy, liquidity and other regulatory directives issued under the Bank Act (Canada). The table below sets forth the dividends declared per BNS Common Share for the periods indicated.

Dividend Payment	C$
Quarter ending July 31, 2026	1.14
Quarter ended April 30, 2026	1.10
Quarter ended January 31, 2026	1.10
Quarter ended October 31, 2025	1.10
Quarter ended July 31, 2025	1.10
Quarter ended April 30, 2025	1.06
Quarter ended January 31, 2025	1.06
Quarter ended October 31, 2024	1.06
Quarter ended July 31, 2024	1.06
Quarter ended April 30, 2024	1.06
Quarter ended January 31, 2024	1.06
Quarter ended October 31, 2023	1.06
Quarter ended July 31, 2023	1.06

SHAREHOLDER CONSENT SOLICITATION BY MAPLE BOARD OF DIRECTORS

Purpose of the Consent Solicitation; Recommendation of the Maple Board of Directors

The Maple board of directors intends to ask Maple shareholders to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Maple Merger Proposal”), by executing and delivering the written consent furnished with this prospectus. BNS IS NOT PARTICIPATING IN THE SOLICITATION OF THE VOTE OR CONSENT BY EXECUTION AND DELIVERY TO MAPLE OF ONE OR MORE WRITTEN CONSENTS BY MAPLE SHAREHOLDERS.

After careful consideration, the Maple board of directors, at a special meeting held on May 28, 2026, based upon the information provided to the Maple board and upon such other matters as were deemed relevant by the Maple board, unanimously determined that the Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of Maple and its shareholders and approved the Merger Agreement and the transactions contemplated thereby. The Maple board of directors unanimously recommends that Maple shareholders approve the Maple Merger Proposal. For a discussion of the factors considered by the Maple board of directors in approving the Merger Agreement, see the section entitled “The Merger—Maple’s Reasons for the Merger; Recommendation of the Maple Board of Directors.”

Subsequent to the execution of the Merger Agreement, the parties mutually agreed to pursue Maple shareholder approval via consent solicitation rather than through shareholder voting, as originally contemplated in the Merger Agreement.

Execution and Submission of Consents

If you are a holder of Maple Voting Stock (as defined below) as of July 28, 2026 (the “Consent Record Date”), you may execute a written consent with respect to such share of Maple Voting Stock to approve the Maple Merger Proposal. If you withhold your consent or do not return your written consent, it will have the same effect as a vote against the Maple Merger Proposal. The Maple board of directors will provide you with instructions for the execution and submission of written consents with respect to the Maple Merger Proposal.

Consent Record Date; Shareholders Entitled to Consent

Only holders of Maple Voting Stock of record who hold such shares as of July 28, 2026, the Consent Record Date, will be entitled to execute and deliver a written consent. Each holder of non-voting common stock, $0.01 par value, of Maple is not entitled to consent to the Maple Merger Proposal. Under the Maple charter and the TBOC, each holder of Maple Voting Stock is entitled to one vote for each share of Maple Voting Stock held as of the Consent Record Date.

Consents Required

Approval of the Maple Merger Proposal requires the affirmative vote of or consent by execution and delivery to Maple of one or more written consents by (i) the holders of at least two-thirds of the outstanding shares of Maple Voting Common Stock entitled to vote thereon and (ii) the holders of at least two-thirds of the outstanding shares of Maple Preferred Stock (together with the Maple Voting Common Stock, the “Maple Voting Stock”) entitled to vote thereon, each voting as a separate class (such approval, the “Requisite Maple Shareholder Approval”).

Concurrently with the execution of the Merger Agreement, BNS and certain Maple shareholders entered into support agreements. Pursuant to the support agreements, each of the Maple shareholders party thereto has irrevocably and unconditionally agreed that, from the date of such Maple shareholder’s support agreement until the earliest of the Effective Time or the date of termination of the Merger Agreement, at any meeting of the

Maple shareholders, however called or in connection with any written consent of the shareholders of Maple, such Maple shareholder will appear at such meeting or otherwise cause such shareholder’s owned shares to be counted as present for the purpose of calculating a quorum and vote or cause to be voted all shares beneficially owned by such Maple shareholder as of the relevant time in favor of the approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. As of the Consent Record Date, the shareholders party to the support agreements collectively and beneficially owned approximately 37.98% of the outstanding shares of Maple Voting Common Stock and 100% of Maple Preferred Stock. Receipt of the Requisite Maple Shareholder Approval is a condition to the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

The support agreements will terminate upon the earliest of (i) the effective time of the Merger (the “Effective Time”) or (ii) the date of termination of the Merger Agreement pursuant to its terms. The form of support agreement is included as Annex D to this prospectus.

Share Ownership of and Consent Rights by Maple Executive Officers and Directors

As of the date of this prospectus, there were 10,573,389 shares of Maple Voting Common Stock issued and outstanding and entitled to consent with respect to the Maple Merger Proposal, and executive officers and directors of Maple beneficially owned an aggregate of 4,170,565 shares of Maple Voting Common Stock, representing approximately 38.73% of the shares of Maple Voting Common Stock issued and outstanding as of the date of this prospectus.

As of the date of this prospectus, there were 678,750 shares of Maple Preferred Stock issued and outstanding and entitled to consent with respect to the Maple Merger Proposal, and a director of Maple owned an aggregate of 678,750 shares of Maple Preferred Stock, representing 100% of the shares of Maple Preferred Stock issued and outstanding as of the date of this prospectus.

Maple currently expects that Maple’s directors and executive officers will execute and deliver written consents approving the Maple Merger Proposal, although none of them has entered into any agreements obligating them to do so (other than Anthony Davis, Eric Davis, William Wolfe, Boris Gutin, Jay Helm, Daryl Kirkham, Robert Langholz, John McNicholas, Ethan Underwood, (William) Hudson White, Don Kivowitz, Frank Murphy and Justin Cox pursuant to the support agreements).

Solicitation of Consents; Expenses

The Maple board of directors is soliciting consents from the holders of Maple Voting Stock with respect to the Maple Merger Proposal. BNS and Maple will share equally the expenses incurred in connection with the printing and mailing of this prospectus. Officers and employees of Maple may solicit consents by telephone and personally, in addition to solicitation by mail. These persons will receive their regular compensation but no special compensation for soliciting consents.

Revocation of Consents

Your consent to the Maple Merger Proposal may be changed or revoked at any time until on or before the earlier of the consent deadline and the receipt of the Requisite Maple Shareholder Approval. The Maple board of directors will provide you with instructions for the revocation of written consents with respect to the Maple Merger Proposal.

Recommendation of the Maple Board of Directors

The Maple board of directors considered the terms of the Merger Agreement and has unanimously determined that the Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of Maple and its shareholders and recommends that Maple shareholders approve the Maple Merger Proposal. For factors considered by the Maple board of directors in approving the Merger Agreement, see the section entitled “The Merger—Maple’s Reasons for the Merger; Recommendation of the Maple Board of Directors.”

Other Information

The matters to be considered by the Maple Merger Proposal are of great importance to Maple shareholders. Accordingly, the Maple board of directors urges you to read and carefully consider the information contained in or incorporated by reference in this prospectus and, with respect to your shares of Maple Voting Stock, complete, date, sign and promptly return the consent furnished with this prospectus by the consent deadline.

INFORMATION ABOUT THE COMPANIES

The Bank of Nova Scotia

40 Temperance Street

Toronto, Ontario, Canada M5H 0B4

(416) 866-3672

The Bank of Nova Scotia (“BNS”) is a chartered Schedule I bank under the Bank Act (Canada) and is regulated by the Office of the Superintendent of Financial Institutions (“OSFI” or the “Superintendent”). BNS is a global and publicly traded financial institution offering a broad range of advice, products and services, including personal and commercial banking, wealth management and private banking, corporate and investment banking and capital markets. The head office of BNS is located at 1709 Hollis Street, Halifax, Nova Scotia, Canada and its executive offices are at 40 Temperance Street, Toronto, Ontario, Canada. The BNS Common Shares are listed on the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange (“NYSE”).

BNS’s telephone number is (416) 866-3672 and its website is https://www.scotiabank.com. The information on BNS’s website is not part of this prospectus, and the reference to BNS’s website address does not constitute incorporation by reference of any information on that website into this prospectus.

Additional information about BNS and its subsidiaries is included in documents incorporated by reference into this prospectus. See the section entitled “Where You Can Find More Information” beginning on page 115.

Maple Financial Holdings, Inc.

4143 Maple Avenue, Suite 100

Dallas, Texas 75219

(972) 698-5760

General

Maple Financial Holdings, Inc. (“Maple”) is a Texas corporation and a registered bank holding company. Maple was incorporated on November 29, 2016 for the purpose of acquiring The First National Bank of Edgewood, which was acquired in 2017, renamed MapleMark Bank and converted into a state-chartered bank. MapleMark Bank is an Oklahoma state-chartered member bank and is subject to the supervision and regulation of the Oklahoma Banking Department and the Federal Reserve. MapleMark Bank currently serves its banking market through its main office in Tulsa, Oklahoma and a branch office in Dallas, Texas.

Maple does not, as an entity, engage in separate business activities of a material nature apart from the activities it performs for its wholly owned banking subsidiary, MapleMark Bank. Its primary activities are to provide assistance in the management and coordination of MapleMark Bank’s financial resources. Maple has no significant assets other than all of the outstanding common stock of MapleMark Bank. Maple derives its revenues primarily from the operations of MapleMark Bank in the form of dividends received from MapleMark Bank. As a bank holding company, Maple is subject to the supervision and regulation of the Federal Reserve.

As of June 30, 2026, Maple had, on a consolidated basis, total assets of $1.0 billion, total loans, net of allowance for credit losses, of $792.3 million and total deposits of $835.8 million.

Products and Services

MapleMark Bank operates two banking offices, including its main office in Tulsa, Oklahoma and a branch office in Dallas, Texas. MapleMark Bank is a community-oriented, full service financial institution that provides customized financial services to middle market companies, as well as business owners, executives, entrepreneurs and families. MapleMark Bank emphasizes a high-touch, relationship-based approach by its seasoned banking team. MapleMark Bank is a locally-owned, independent financial institution and is engaged in substantially all of the business operations (except for trust services) customarily conducted by independent financial institutions in Texas, including the acceptance of checking, savings and certificate deposits and the making of commercial and consumer loans, real estate loans and other installment and term loans. MapleMark Bank does a substantial amount of business with individuals, as well as with customers in commercial, industrial and professional businesses.

Employees

As of June 30, 2026, MapleMark Bank had 89 full-time (or full-time equivalent) employees, none of whom is covered by a collective bargaining agreement.

Properties

The principal executive offices of Maple are located at 4143 Maple Avenue, Suite 100, Dallas, Texas 75219, which also serves as a branch office of MapleMark Bank. MapleMark Bank’s main office is located at 2431 East 61st Street, Suite 150, Tulsa, Oklahoma 74136.

Legal Proceedings

There are no threatened or pending legal proceedings against Maple or MapleMark Bank which, if determined adversely, would, in the opinion of management, have a material adverse effect on Maple’s business, financial condition, results of operations, cash flows or prospects.

Competition

MapleMark Bank operates two banking offices in the Dallas and Tulsa markets, each of which is a highly competitive and fragmented market.

Maple experiences competition in its markets from many other financial institutions, including when attracting and retaining savings deposits and in lending funds. The primary factors Maple encounters in competing for savings deposits are convenient office locations and rates offered. Direct competition for savings deposits comes from other commercial bank and thrift institutions, credit unions, money market mutual funds and issuers of corporate and government securities which may offer more attractive rates than insured depository institutions are willing to pay. The primary factors Maple encounters in competing for loans include, among others, interest rate and loan origination fees and the range of services offered. Competition for origination of real estate loans comes from other commercial banks, thrift institutions, mortgage bankers, mortgage brokers and insurance companies. Banks and other financial institutions with which Maple competes may have capital resources and loan limits substantially higher than those maintained by Maple.

Corporate Information

Maple’s principal executive offices are located at 4143 Maple Avenue, Suite 100, Dallas, Texas 75219. MapleMark Bank’s website is maplemarkbank.com. The information on MapleMark Bank’s website is not part of this prospectus, and the references to the MapleMark Bank website address do not constitute incorporation by reference of any information on that website into this prospectus.

Cypress Merger Sub, Inc.

250 Vesey Street

New York, New York 10281

(416) 866-3672

Cypress Merger Sub, Inc. (“Merger Sub”) is a Texas corporation and a direct, wholly owned subsidiary of BNS. Merger Sub was formed in connection with the Agreement and Plan of Merger, dated May 28, 2026, by and among BNS, Merger Sub, Maple and Anthony B. Davis, solely in his capacity as the shareholder representative (the “Merger Agreement”), for the sole purpose of effecting the transactions contemplated thereby. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Maple (the “Merger”), with Maple surviving as a direct, wholly owned subsidiary of BNS in the Merger, and the separate corporate existence of Merger Sub will then cease.

THE MERGER

This section of the prospectus describes material aspects of the Merger. This summary may not contain all of the information that is important to you. You should carefully read this entire prospectus and the other documents we refer you to for a more complete understanding of the Merger, including the full text of the Merger Agreement, a copy of which is attached to this prospectus as Annex A, for a more complete understanding of the Merger. In addition, we incorporate important business and financial information about BNS into this prospectus by reference. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 115.

Terms of the Merger

Each of BNS’s and Maple’s respective boards of directors approved the entering into of the Merger Agreement, pursuant to which, on the terms and subject to the conditions thereof, Merger Sub, a newly formed, wholly owned merger subsidiary of BNS, will merge with and into Maple, with Maple continuing as the surviving entity in the Merger.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of voting common stock, par value $0.01 per share, of Maple (the “Maple Voting Common Stock”), non-voting common stock, par value $0.01 per share, of Maple (the “Maple Non-Voting Common Stock” and, together with the Maple Voting Common Stock, the “Maple Common Stock”) and Series A Nonvoting Convertible Preferred Stock, par value $0.01 per share, of Maple (the “Maple Preferred Stock” and, together with the Maple Voting Common Stock, the “Maple Voting Stock”), in each case issued and outstanding immediately prior to the Effective Time, except for shares of Maple Common Stock or Maple Preferred Stock owned by Maple or BNS and, in the case of Maple Common Stock, any shares as to which appraisal rights have been properly perfected and not withdrawn or lost, will be converted into the right to receive a number of common shares, without nominal or par value, of BNS (the “BNS Common Shares”) equal to the quotient, rounded to the nearest one-thousandth, of the Per Share Consideration Amount divided by the Closing Price (the “Merger Consideration”). The “Per Share Consideration Amount” is calculated by dividing (i) the sum of $25 million and the Closing Equity Capital by (ii) the aggregate number of shares of Maple Common Stock, shares of Maple Preferred Stock, shares of Maple Common Stock subject to outstanding Maple options and shares of Maple Common Stock subject to outstanding Maple warrants, in each case outstanding immediately prior to the closing of the Merger. The “Closing Equity Capital” will be an amount equal to the adjusted tangible equity capital of Maple and its subsidiaries on a consolidated basis as of the close of business on the business day immediately preceding the closing date of the Merger, as calculated in accordance with the Merger Agreement. The “Closing Price” will be based on the average of the daily volume-weighted average trading price per BNS Common Share for the 10-day period in which both the Canadian and U.S. markets are open for trading ending on the last such day immediately preceding the closing date of the Merger.

Former holders of Maple Common Stock or Maple Preferred Stock who would otherwise be entitled to a fraction of a BNS Common Share in connection with the Merger will instead receive, for the fraction of a share, an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (i) the Closing Price by (ii) the fraction of a BNS Common Share (after taking into account all shares of Maple Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) that such shareholder would otherwise be entitled to receive pursuant to the Merger Agreement.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation among Maple, BNS, their respective representatives or other parties.

As part of the ongoing consideration and evaluation of Maple’s long-term prospects and strategies, the Maple board of directors and the senior management of Maple have regularly reviewed and assessed Maple’s business strategies and objectives, including assessments of strategic growth opportunities potentially available to Maple. These strategic discussions have focused on, among other things, prospects and developments in the financial services industry, the regulatory environment, the economy and the financial markets generally and the implications of such developments for financial institutions generally and Maple, in particular. These strategic discussions were part of the continuous efforts of Maple to enhance value for its shareholders and deliver the best possible services to its customers and communities.

These strategic reviews have also included assessments of ongoing consolidation in the financial services industry and the benefits and risks to Maple and its shareholders of strategic combination transactions compared to the benefits and risks of continued operation as a stand-alone company. Factors assessed in connection with these reviews have included the benefits and risks of organic expansion, competition, potential expense and revenue synergies, regulatory requirements, the interest rate environment, scale and diversification, credit risk, market risk and the impacts of rapidly changing technology and the delivery channels for products and services.

Each of Anthony Davis, a director and Chairman and Chief Executive Officer of Maple and MapleMark Bank, Eric Davis, a director and President of Maple and MapleMark Bank and William Wolfe, a director and Chief Financial Officer of Maple and MapleMark Bank, also has engaged from time to time in discussions with management of other companies in the financial services industry, including with respect to potential strategic business combination transaction opportunities that may be available to enhance value for their respective companies and shareholders. Mr. Anthony Davis, as well as other members of Maple’s mergers and acquisitions committee and board of directors, also occasionally meet with representatives of various investment banking firms experienced in the banking industry to discuss market conditions, industry trends, the performance of Maple and potential strategic business combination transaction opportunities.

From time to time, representatives of Stephens and members of Maple’s management engaged in discussions regarding strategic alternatives potentially available to Maple and potential counterparties for a strategic business combination transaction.

On November 26, 2025, Mr. Anthony Davis participated in an initial discussion with a representative of an investment banking firm (“Investment Bank A”) regarding a potential strategic business combination transaction with the financial holding company for a mid-size regional bank (“Company A”).

On December 15, 2025, Mr. Anthony Davis and Mr. Eric Davis held a videoconference with members of Company A’s executive management team. The meeting was principally social, though Company A’s executive management team indicated that Company A might be interested in considering an acquisition of Maple. No valuation or follow-up actions were discussed.

On December 17, 2025, Company A requested that Maple execute a confidentiality agreement in connection with its evaluation of a potential transaction.

On December 30, 2025, Maple and Company A entered into the confidentiality agreement.

In January 2026, Maple and Investment Bank A began populating a virtual data room to facilitate Company A’s due diligence review of Maple and MapleMark Bank. In January and February 2026, Company A engaged in due diligence, including through meetings with representatives of Maple.

On March 6, 2026, Travis Machen, CEO and Group Head, Global Banking and Markets of BNS, contacted Mr. Anthony Davis to schedule a call for the next day.

On March 7, 2026, Mr. Anthony Davis held a call with Mr. Machen to discuss a potential acquisition of Maple by BNS. During this call, BNS requested that Maple provide a copy of its form of confidentiality agreement to negotiate and execute so that BNS could be included in the process to evaluate a potential transaction.

Following this call, Maple and Stephens began to populate a virtual data room to facilitate BNS’s due diligence review of Maple and MapleMark Bank.

On March 11, 2026, Maple and BNS entered into the confidentiality agreement, following which BNS was granted access to the virtual data room to begin its due diligence review. This review included several calls and video conferences between representatives of Maple and BNS.

On March 17, 2026, Mr. Anthony Davis, Mr. Eric Davis, Mr. Sutton and Mr. Prieur held a videoconference with representatives of Company A to continue discussions regarding a potential acquisition of Maple by Company A.

On March 20, 2026, Mr. Anthony Davis and Mr. Eric Davis held a call with the Chief Financial Officer of Company A to discuss potential transaction structure and consideration matters.

On March 24, 2026, Mr. Anthony Davis, Mr. Eric Davis, Mr. Sutton and Mr. Prieur held an additional discussion with representatives of Company A regarding treatment of Maple’s employees, expenses and other transaction-related matters.

On March 25, 2026, Maple received a non-binding indication of interest from Company A (the “Company A Indication of Interest”) providing for the acquisition of Maple by merger with Company A in which the consideration was 100% shares of Company A stock at a fixed exchange ratio.

On March 31, 2026, and April 1, 2026, Mr. Anthony Davis, Mr. Eric Davis, Mr. Sutton and Mr. Prieur held videoconferences with Company A’s executive management team to discuss the Company A Indication of Interest.

On April 7, 2026, Mr. Anthony Davis, Mr. Eric Davis, Mr. Wolfe, Mr. Sutton and Mr. Prieur met in person with BNS representatives at Stephens’ offices in Dallas, Texas, to further discuss Maple’s business, operations and strategic fit, as well as the potential structure of a transaction. During this meeting, BNS representatives communicated that BNS intended to submit a non-binding proposal for the acquisition of Maple in which the consideration was 100% BNS Common Shares valued at approximately $130 million.

Later that same day, the mergers and acquisitions committee of Maple’s board of directors met to review and evaluate the Company A Indication of Interest and the potential acquisition of Maple by BNS. The merger and acquisitions committee deliberated regarding the merits and risks of each potential transaction. After discussion, the merger and acquisitions committee expressed support for the potential acquisition of Maple by BNS, subject to receipt and review of the written non-binding proposal from BNS.

On April 9, 2026, Mr. Anthony Davis held a call with the Chief Financial Officer of Company A to inform him that there was another potential buyer of Maple and that Maple was still evaluating its strategic options.

On April 10, 2026, the Chief Executive Officer of Company A held a call with Mr. Anthony Davis to discuss arrangements for an additional management meeting.

On April 14, 2026, BNS submitted to Stephens a preliminary non-binding proposal (the “BNS Proposal”) to pursue a transaction whereby BNS or its affiliate would acquire Maple and MapleMark Bank. The BNS Proposal provided for the acquisition of 100% of Maple’s issued and outstanding common stock in exchange for purchase consideration of approximately $130 million, comprised of a fixed $25 million premium plus the net book value of Maple’s business at the time of transaction closing, with the consideration payable entirely in newly issued BNS Common Shares. The aggregate value of the proposed purchase consideration in the BNS Proposal was greater than the value of the shares of Company A stock offered in the Company A Indication of Interest, based on the share price of Company A stock as of April 14, 2026.

On April 14, 2026, and April 15, 2026, Maple management, together with representatives of Stephens and Norton Rose Fulbright US LLP, legal counsel to Maple (“NRF”), negotiated the terms of the BNS Proposal with BNS and its representatives, which included a 45-day exclusivity period.

On April 15, 2026, the mergers and acquisitions committee of Maple’s board of directors met to discuss the status of those negotiations and the BNS Proposal and Company A Indication of Interest. The members of the mergers and acquisitions committee were given an opportunity to each provide their input and thoughts regarding the two offers. After further discussion and deliberation of the relative merits and risks of each offer, the mergers and acquisitions committee approved the BNS Proposal and authorized Maple’s management team to execute the BNS Proposal.

On April 15, 2026, Maple and BNS executed the BNS Proposal.

Later that same day, Maple informed Company A that it had executed the BNS Proposal.

On April 16, 2026, members of Maple’s management updated the full Maple board of directors regarding the execution of the BNS Proposal and the status of the transaction.

Over the next several weeks after execution of the BNS Proposal, senior executives of Maple met on several occasions with employees and executives of BNS and its representatives to assist BNS in completing its due diligence investigations of Maple and MapleMark Bank. Meetings included sessions regarding Maple’s financial statements and financial information, loan portfolio and loan loss reserves, employees and benefits and other customary areas of investigation.

On April 25, 2026, NRF received an initial draft of the Merger Agreement from Sullivan & Cromwell LLP, legal counsel to BNS (“S&C”).

Between April 25, 2026, and May 28, 2026, representatives of Maple, BNS, Stephens, NRF and S&C engaged in extensive negotiations regarding the terms of the proposed transaction. During this period, the parties exchanged multiple drafts of the Merger Agreement and related documents and discussed numerous business, legal, regulatory, governance and transaction structure matters. Representatives of Maple and Stephens also continued to evaluate the proposed transaction and its potential benefits and risks to Maple and its shareholders.

On May 26, 2026, the board of directors of BNS reviewed and considered the material terms and conditions of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, and approved entering into the Merger Agreement with Maple and the transactions contemplated thereby.

On May 28, 2026, the board of directors of Maple met with members of Maple’s senior management and representatives of Stephens and NRF to review the proposed transaction. During the meeting, representatives of Stephens reviewed the financial and strategic considerations relating to the proposed transaction, the alternatives considered by Maple and Stephens’ financial analyses. At the meeting, Stephens rendered its oral opinion, subsequently confirmed by delivery of a written opinion, that, as of such date, the consideration to be received by the common shareholders of Maple in the proposed Merger is fair to them from a financial point of view, based upon and subject to the limitations, assumptions and qualifications stated therein.

Following presentations from Stephens and NRF and after reviewing the terms of the proposed Merger, the strategic alternatives available to Maple, the financial analyses presented by Stephens, the expected strategic and financial benefits of the transaction and the risks and uncertainties associated with remaining independent, the Maple board of directors considered the proposed transaction. Representatives of NRF reviewed the terms of the Merger Agreement and related agreements and discussed with the Maple board of directors the fiduciary duties of directors in connection with evaluating and approving the proposed transaction. At the conclusion of the meeting, after careful review and discussion by the Maple board of directors, including consideration of the factors described below under “The Merger—Maple’s Reasons for the Merger; Recommendation of the Maple Board of Directors,” the Maple board of directors unanimously determined that the Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of Maple and its shareholders and approved the Merger Agreement and the transactions contemplated thereby.

Later on May 28, 2026, following approval by the Maple board of directors and satisfaction of all required corporate approvals, Maple and BNS executed the Merger Agreement and related transaction documents.

The transaction was announced the morning of May 29, 2026, before the opening of the financial markets in Toronto and New York, in a press release issued by BNS.

Maple’s Reasons for the Merger; Recommendation of the Maple Board of Directors

The Maple board of directors has determined that the Merger is in the best interests of Maple and its shareholders. Accordingly, the Maple board of directors has unanimously approved the Merger Agreement and unanimously recommends that the Maple shareholders approve the Maple Merger Proposal.

In reaching its decision to approve and adopt the Merger Agreement and recommend the approval of the Merger to the Maple shareholders, the Maple board of directors evaluated the Merger and the Merger Agreement, in consultation with Maple’s executive management, as well as Maple’s legal and financial advisors, and considered a number of positive factors, including the following, which are not presented in order of priority and are not exhaustive:

•

its knowledge of Maple’s business, operations, regulatory and financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization and as part of a combined company with BNS;

•	the expanded possibilities that would be available to the combined company, given BNS’s larger size, asset base, capital, market capitalization and international footprint;

•

the results that Maple could expect to achieve operating independently, and the likely risks and benefits to shareholders of that course of action, as compared with the value of the Merger Consideration;

•

the nature of the Merger Consideration, which is in the form of BNS Common Shares that offers Maple shareholders the opportunity to participate as shareholders of BNS in the future performance of the combined company and an approximately 0.1% ownership stake in BNS based on the number of shares (including shares underlying stock-based equity awards) of BNS and Maple outstanding as of July 23, 2026, the last practicable trading day before the date of this prospectus;

•

that Maple shareholders will receive freely-tradable BNS Common Shares, listed on both the NYSE and the TSX, as Merger Consideration, so that the Merger would provide materially better liquidity for Maple shareholders versus the extremely limited liquidity options available to Maple shareholders currently;

•	the historical performance of BNS Common Shares;

•	BNS’s historical cash dividend payments, which are in excess of those historically paid by Maple;

•	the fact that the Merger Consideration paid in the form of BNS Common Shares is expected to be tax-free to Maple shareholders for U.S. federal income tax purposes;

•

Maple’s belief that Maple and BNS share a similar strategic vision and that BNS emphasizes many of the same values embraced by Maple in the conduct of its business, such as a commitment to relationship-based banking, excellent customer service, employee development and opportunities and active participation in the communities served;

•

that a merger with a wholly owned merger subsidiary of BNS, a larger international banking organization, could provide the opportunity to realize economies of scale, add infrastructure and operational support and enhance customer products and services, allowing MapleMark Bank to remain competitive over the long term;

•

the understanding of the Maple board of directors of the current and prospective environment in which MapleMark Bank operates, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates and the competitive effects of the continuing consolidation in the banking industry;

•	the ability of BNS to complete the Merger from a financial and regulatory perspective;

•	a review of strategic options available to Maple, including continuing as a standalone entity, and consideration and weighing of the potential risks and benefits associated with each;

•

the financial presentation, dated May 28, 2026, of Stephens to the Maple board of directors and the opinion, dated May 28, 2026, of Stephens to the Maple board of directors that, as of such date, the consideration to be received by the common shareholders of Maple in the proposed Merger is fair from a financial point of view, based upon and subject to the limitations, assumptions and qualifications stated therein, as more fully described below under “The Merger—Opinion of Maple’s Financial Advisor” beginning on page 34;

•

the Maple board of directors’ review with its legal advisors of the terms of the Merger Agreement, including the agreement by both parties, subject to the conditions in the Merger Agreement, to use reasonable best efforts to take all actions necessary or advisable to consummate the Merger and obtain required regulatory approvals for the Merger;

•	the likelihood, based on BNS’s recent track record, of receiving the required regulatory approvals and completing the Merger in a timely manner;

•	that the Merger would be subject to the approval of Maple shareholders, and that shareholders would be free to evaluate the Merger and approve or disapprove the Maple Merger Proposal; and

•

BNS’s consistent historical performance in closing merger, acquisition and investment transactions and its track record in integration and of realizing the expected financial and other benefits of such transactions.

The Maple board of directors also considered a number of potential risks and uncertainties associated with the Merger in connection with its deliberation of the Merger. The Maple board of directors concluded that the anticipated benefits of the Merger were likely to outweigh these risks substantially. These potential risks included the following (which are presented below in no particular order and are not exhaustive):

•

the potential for a decline in the value of BNS Common Shares, whether before or after consummation of the Merger, reducing the value of the consideration received by Maple shareholders, including as a result of fluctuations in the USD/CAD exchange rate given that BNS Common Shares are traded in both U.S. and Canadian markets;

•

the potential risk that the number of BNS Common Shares received per share of Maple stock could be reduced in the event that Maple’s Closing Equity Capital is below the amounts specified in the Merger Agreement;

•	the lack of control of the Maple board of directors and Maple’s shareholders over future operations and strategy of the combined company as compared to remaining independent;

•

the significant effort and cost involved in connection with negotiating the Merger Agreement and consummating the Merger (including certain costs and expenses if the Merger is not consummated), and the substantial time and effort of management required to consummate the Merger and the potential disruption to Maple’s day-to-day operations during the pendency of the Merger, including the potential risk of diverting management attention and resources from the operation of Maple’s business and towards the completion of the Merger;

•	the fact that in order to enter into the Merger Agreement, Maple set aside certain strategic business alternatives;

•

the restrictions under the terms of the Merger Agreement on the conduct of Maple’s business prior to the completion of the Merger, which could delay or prevent Maple from undertaking strategic and other business opportunities that might arise pending completion of the Merger, including in light of the expected time frame for completing the Merger;

•	the potential for litigation by shareholders in connection with the Merger, which, even where lacking in merit, could nonetheless result in distraction and expense;

•	the challenges of successfully combining Maple’s business, operations and workforce with those of BNS;

•

the interests of certain of Maple’s directors and executive officers in the Merger that are different from, or in addition to, their interests as Maple shareholders, which are further described in the section of this prospectus entitled “The Merger—Interests of Maple’s Directors and Executive Officers in the Merger” beginning on page 46;

•

that there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, including the risk that necessary regulatory approvals or Maple shareholder approval might not be obtained or may be delayed and, as a result, the Merger may not be consummated or may be delayed;

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending Merger; and

•	the risks of the type and nature described under “Risk Factors,” beginning on page 13 and the matters described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19.

The foregoing discussion of the information and factors considered by the Maple board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Maple board of directors. In reaching its decision to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Maple board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Maple board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and support, its determination to approve the Merger Agreement.

It should be noted that this explanation of the Maple board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19.

Opinion of Maple’s Financial Advisor

On April 14, 2026, Maple engaged Stephens to act as financial advisor to Maple in connection with the Merger. As part of its engagement, Stephens was asked to undertake a study of the fairness, from a financial point of view, of the Merger to Maple’s shareholders. Maple engaged Stephens because, among other factors, Stephens is a nationally recognized investment banking firm with substantial experience in similar transactions.

As part of its investment banking business, Stephens is regularly engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of Stephens’ engagement, representatives of Stephens participated in a meeting of Maple’s board of directors held on May 28, 2026, in which Maple’s board of directors considered and approved the Merger. At this meeting, Stephens reviewed the financial aspects of the Merger and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Maple board of directors dated as of May 28, 2026, that, as of such date, the consideration to be received in the Merger was fair from a financial point of view to the common stockholders of Maple (solely in their capacity as such), based upon and subject to the qualifications, assumptions and other matters considered by Stephens in connection with the preparation of its opinion.

The full text of Stephens’ written opinion letter (the “Opinion Letter”) is attached as Annex B to this prospectus. The Opinion Letter outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The summary of the opinion set forth in this prospectus is qualified in its entirety by reference to the full text of such written Opinion Letter. Investors are urged to read the entire Opinion Letter carefully in connection with their consideration of the Merger. Maple did not give any instruction to or impose any limitations on Stephens as it related to the issuance of its opinion.

Stephens’ opinion speaks only as of the date of the opinion, and Stephens has undertaken no obligation to update or revise its opinion. The opinion was directed to Maple’s board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the Merger. The opinion only addresses whether the consideration to be received by the common stockholders of Maple (solely in their capacity as such) in the Merger was fair from a financial point of view as of the date of the opinion. The opinion does not address the underlying business decision of Maple to pursue the Merger or any other term or aspect of the Merger Agreement or the transactions contemplated thereby. Stephens’ opinion does not constitute a recommendation to Maple’s board of directors or any of Maple’s shareholders as to how such person should vote or otherwise act with respect to the Merger or any other matter. Maple and BNS determined the Merger Consideration through a negotiation process.

In connection with developing its opinion, Stephens:

(i)	reviewed certain publicly available financial statements and reports regarding Maple and BNS;

(ii)	reviewed certain audited financial statements regarding Maple and BNS;

(iii)	reviewed certain internal financial statements, management reports and other financial and operating data concerning Maple prepared by management of Maple;

(iv)	reviewed the reported prices and trading activity for the BNS Common Shares;

(v)	compared the financial performance of Maple with that of certain publicly traded companies and their securities that Stephens deemed relevant to Stephens’ analysis of the Merger;

(vi)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to Stephens’ analysis of the Merger;

(vii)	reviewed the then most recent draft of the Merger Agreement and related documents provided to Stephens by Maple;

(viii)	discussed with management of Maple and management of BNS the operations of and future business prospects for Maple and BNS, respectively;

(ix)	assisted in Maple’s deliberations regarding the material terms of the Merger and Maple’s negotiations with BNS; and

(x)	performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information, financial data and financial forecasts provided to Stephens by Maple and BNS and of the other information reviewed by Stephens in connection with the preparation of Stephens’ opinion, and its opinion was based upon such information. Stephens did not independently verify or undertake any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. Management of Maple assured Stephens that it was not aware of any relevant information that had been omitted or remained undisclosed to Stephens. Stephens did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Maple or of BNS, and Stephens was not furnished with any such evaluations or appraisals; nor did Stephens evaluate the solvency or fair value of Maple or of BNS under any laws relating to bankruptcy, insolvency or similar matters. Stephens did not assume any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of Maple or BNS. Stephens did not review any individual loan or credit files nor did Stephens make an independent evaluation of the adequacy of the allowance for credit losses of Maple or BNS. Stephens did not make an independent analysis of the effects of potential future changes in the rate of inflation or of prevailing rates of interest or other market developments or disruptions, or of the effects of any global conflicts or hostilities or any other disaster or adversity, on the business or prospects of Maple or BNS. With respect to the financial projections or forecasts prepared by management of Maple, Stephens also assumed that such financial projections or forecasts had been reasonably prepared and reflected the best then currently available estimates and judgments of management of Maple as to the future financial performance of Maple and provided a reasonable basis for Stephens’ analysis. Stephens recognized that such financial projections or forecasts were based on numerous variables, assumptions and judgments that were inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such projections or forecasts, and Stephens expressed no opinion as to the reliability of such financial projections, forecasts or estimates or the assumptions upon which they were based. Stephens expressed no opinion as to the accounting methodologies, calculations or adjustment provisions used to determine the Closing Equity Capital or any related adjustment amounts pursuant to the Merger Agreement.

Stephens does not provide legal, accounting, regulatory or tax advice or expertise, and Stephens relied solely, and without independent verification, on the assessments of Maple and its other advisors with respect to such matters. Stephens assumed, with Maple’s consent, that the Merger will not result in any materially adverse legal, regulatory, accounting or tax consequences for Maple or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Merger will be resolved favorably to Maple and its shareholders. Stephens did not express any opinion as to any tax or other consequences that might result from the Merger.

Stephens’ opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the opinion, and on the information made available to Stephens as of the date of the opinion. Market price data used by Stephens in connection with its opinion was based on reported market closing prices as of May 27, 2026. It should be understood that subsequent developments may affect the opinion and that Stephens did not undertake any obligation to update, revise or reaffirm the opinion or otherwise comment on events occurring after the date of the opinion. Stephens further noted that volatility or disruptions in the credit and financial markets relating to, among other things, potential future changes in the rate of inflation or prevailing rates of interest or other market developments or disruptions, or the effects of any global conflicts or hostilities, or any other disaster or adversity may or may not have an effect on Maple or BNS, and Stephens did not express an opinion as to the effects of such volatility or disruptions on the Merger or any party to the Merger. Stephens further expressed no opinion as to the prices at which BNS Common Shares or shares of Maple Common Stock may trade at any time subsequent to the announcement of the Merger.

In connection with developing its opinion, Stephens assumed that, in all respects material to its analyses:

(i)	the Merger and any related transactions will be consummated on the terms of the latest draft of the Merger Agreement provided to Stephens, without material waiver or modification;

(ii)	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

(iii)	each party to the Merger Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)	all conditions to the completion of the Merger will be satisfied within the time frames contemplated by the Merger Agreement without any waivers;

(v)

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Merger and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the common stockholders of Maple;

(vi)

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Maple or BNS since the date of the most recent financial statements made available to Stephens, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact Maple or BNS; and

(vii)	the Merger will be consummated in a manner that complies with applicable law and regulations.

Stephens’ opinion was limited to whether the consideration to be received in the Merger was fair from a financial point of view to the common stockholders of Maple (solely in their capacity as such) as of the date of the opinion. Stephens was not asked to, and it did not, offer any opinion as to the terms of the Merger Agreement or the form of the Merger or any aspect of the Merger, other than the fairness, from a financial point of view, of the consideration to be received in the Merger by the common stockholders of Maple (solely in their capacity as such). The opinion did not address the merits of the underlying decision by Maple to pursue the Merger, the merits of the Merger as compared to other alternatives potentially available to Maple or the relative effects of any alternative transaction in which Maple might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Merger, including with respect to how to vote or act with respect to the Merger. Moreover, Stephens did not express any opinion as to the fairness of the amount or nature of the compensation to any of Maple’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of Maple or otherwise.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with developing its opinion. In performing the financial analyses described below, Stephens relied on the financial and operating data, projections and other financial information and assumptions concerning Maple provided by management of Maple, and Stephens reviewed with Maple’s management and board of directors certain assumptions concerning Maple upon which the analyses were based, as well as other factors. Although this summary does not purport to describe all of the analyses performed or factors considered by Stephens, it does set forth those analyses considered by Stephens to be material in arriving at its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses summarized below. Accordingly, Stephens’ analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying Stephens’ analyses and opinion.

Summary of Merger

Pursuant to the Merger Agreement, and subject to the terms, conditions and limitations set forth therein, Stephens understood that each outstanding share of Maple Common Stock (other than excluded shares and dissenting shares) will be converted into the right to receive a number of BNS Common Shares determined in accordance with the Merger Agreement as of the date of closing of the Merger contemplated by the Merger Agreement, based upon (i) Maple’s Closing Equity Capital (as defined in the Merger Agreement) plus $25,000,000, and (ii) the 10-day volume-weighted average trading price of BNS Common Shares over the 10 trading days immediately preceding the closing date of the Merger. Based upon the unaudited financial information of Maple as of and for the 12 months ended March 31, 2026, Stephens calculated the following transaction values and multiples:

	Based on MRQ		Based on Projected Close(1,2)
Aggregate Transaction Value (in millions)	$123.7		$127.1
Transaction Value / Tangible Book Value(3)	1.25	x	1.28	x
Transaction Value / LTM Earnings	30.6	x	31.5	x
Transaction Value / 2026 Estimated Earnings(2)	31.7	x	32.5	x
Core Deposit Premium(4)	4.6%		5.3%

Source:	S&P Capital IQ Pro, Regulatory filings, Maple documents, Maple management
Note:	Multiples calculated on an aggregate basis
Note:	LTM = Last twelve months
1)	Based on an estimated closing date of December 31, 2026
2)	Based on projections provided by Maple management
3)	Tangible book value (denominator) for Maple includes convertible preferred equity
4)	Core Deposits is defined as total deposits, less time deposits over $l00 thousand

Relevant Texas Public Companies Analysis

Stephens compared the financial condition, operating statistics and market valuation of Maple to certain public companies selected by Stephens and their respective public trading values. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to Maple; however, no selected company below was identical or directly comparable to Maple. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Stephens selected the following public companies based on the criteria set forth below:

Texas banks and thrifts listed on a major exchange with total assets under $10 billion, excluding Texas Community Bancshares, Inc. and Triumph Financial, Inc.

(1)	Southside Bancshares, Inc. (SBSI)

(2)	Third Coast Bancshares, Inc. (TCBX)

(3)	South Plains Financial, Inc. (SPFI)

To perform this analysis, Stephens reviewed publicly available financial information as of and for the last 12-month period ended March 31, 2026, or the most recently reported period available, and the market trading multiples of the selected public companies based on May 27, 2026 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains information reviewed and utilized by Stephens in its analysis:

Metric	Maple (MRQ)		Maple (Based on Proj. Close(1,2))		25th Percentile		Median		75th Percentile
Total Assets (in millions)	$1,011		$1,011		$5,614		$6,582		$7,692
Loans / Deposits	96.0%		96.0%		74.5%		77.1%		84.5%
Tangible Common Equity / Tangible Assets	9.8	%(3)	9.8	%(3)	7.9%		8.1%		9.3%
MRQ Cost of Deposits	2.57%		2.57%		2.02%		2.13%		2.69%
Noninterest-bearing Deposits / Total Deposits	17.8%		17.8%		15.0%		20.0%		22.8%
Nonperforming Assets / Total Assets	0.13%		0.13%		0.11%		0.11%		0.34%
MRQ Net Chargeoffs / Avg. Loans	0.02%		0.02%		0.01%		0.01%		0.03%
MRQ Core ROAA(4)	0.19%		0.19%		1.18%		1.25%		1.33%
MRQ Net Interest Margin	3.16%		3.16%		3.34%		3.67%		3.86%
MRQ Efficiency Ratio	89.4%		89.4%		56.9%		58.9%		60.6%
MRQ Yield on Loans	6.22%		6.22%		6.28%		6.73%		6.93%
Market Capitalization (in millions)	—		—		$707		$777		$878
LTM Average Daily Trading Volume(5) (in millions)	—		—		$2.8		$2.8		$3.4
Price / Tangible Book Value	1.25	x(6)	1.28	x(6)	1.29	x	1.37	x	1.43	x
Price / LTM Earnings	30.6	x	31.5	x	9.7	x	10.1	x	10.6	x
Price / 2026 Estimated Earnings(7)	31.7	x(2)	32.5	x(2)	9.8	x	10.0	x	10.2	x
Dividend Yield	—		—		0.8%		1.6%		3.0%

Source:	S&P Capital IQ Pro, Regulatory filings, FactSet, Maple documents, Maple management
Note:	Consolidated financial data shown for Maple, unless otherwise noted
Note:	Bank-level data shown for Maple for: MRQ Cost of Deposits, Noninterest-bearing Deposits / Total Deposits, Nonperforming Assets / Total Assets, MRQ Net Chargeoffs / Avg. Loans, and MRQ Yield on Loans
Note:	MRQ = Most recent quarter; LTM = Last Twelve months
1)	Based on an estimated closing date of December 31, 2026
2)	Based on projections provided by Maple management
3)	Tangible common equity for Maple includes convertible preferred equity
4)	MRQ Core ROAA excludes one-time items
5)	Calculated based on the LTM Average Daily Trading Volume (in shares), multiplied by the most recent available share price
6)	Tangible book value (denominator) for Maple includes convertible preferred equity
7)	Multiples for the Relevant Texas Public Companies are based on research consensus estimates

Relevant Nationwide Public Companies Analysis

Stephens compared the financial condition, operating statistics and market valuation of Maple to certain public companies selected by Stephens and their respective public trading values. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to Maple; however, no selected company below was identical or directly comparable to Maple. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Stephens selected the following public companies based on the criteria set forth below:

U.S. banks and thrifts listed on a major exchange with total assets between $750 million and $2 billion, MRQ Core ROAA between 0.00% and 0.75%, and Nonperforming Assets / Assets below 1.50%.

(1)	Union Bankshares, Inc. (UNB)

(2)	AmeriServ Financial, Inc. (ASRV)

(3)	Riverview Bancorp, Inc. (RVSB)

(4)	Broadway Financial Corp. (BYFC)

(5)	GBank Financial Holdings Inc. (GBFH)

(6)	FB Bancorp, Inc. (FBLA)

(7)	Provident Financial Holdings, Inc. (PROV)

(8)	First US Bancshares, Inc. (FUSB)

(9)	SR Bancorp, Inc. (SRBK)

(10)	Sound Financial Bancorp, Inc. (SFBC)

To perform this analysis, Stephens reviewed publicly available financial information as of and for the last 12-month period ended March 31, 2026, or the most recently reported period available, and the market trading multiples of the selected public companies based on May 27, 2026 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains information reviewed and utilized by Stephens in its analysis:

Metric	Maple (MRQ)		Maple (Based on Proj. Close (1,2))		25th Percentile	Median	75th Percentile
Total Assets (in millions)	$1,011		$1,011		$1,178	$1,329	$1,454
Loans / Deposits	96.0%		96.0%		87.2%	92.1%	97.9%
Tangible Common Equity / Tangible Assets	9.8	%(3)	9.8	%(3)	7.9%	9.1%	11.6%
MRQ Cost of Deposits	2.57%		2.57%		1.67%	1.88%	2.15%
Noninterest-bearing Deposits / Total Deposits	17.8%		17.8%		12.8%	14.5%	19.2%
Nonperforming Assets / Total Assets	0.13%		0.13%		0.11%	0.61%	0.83%
MRQ Net Chargeoffs / Avg. Loans	0.02%		0.02%		0.00%	0.05%	0.23%
MRQ Core ROAA(4)	0.19%		0.19%		0.36%	0.44%	0.56%
MRQ Net Interest Margin	3.16%		3.16%		2.99%	3.20%	3.48%
MRQ Efficiency Ratio	89.4%		89.4%		77.3%	81.1%	83.0%
MRQ Yield on Loans	6.22%		6.22%		5.36%	5.58%	5.84%
Market Capitalization (in millions)	—		—		$94	$108	$143
LTM Average Daily Trading Volume(5) (in millions)	—		—		$0.1	$0.3	$0.8
Price / Tangible Book Value	1.25x	(6)	1.28x	(6)	0.82x	0.94x	0.99x
Price / LTM Earnings	30.6x		31.5x		14.3x	18.0x	25.1x
Price / 2026 Estimated Earning(7)	31.7x	(2)	32.5x	(2)	14.9x	15.5x	16.7x
Dividend Yield	—		—		0.3%	1.8%	2.8%

Source:	S&P Capital IQ Pro, Regulatory, filings, FactSet, Maple documents, Maple management

Note:	Consolidated financial data shown for Maple, unless otherwise noted
Note:	Bank-level data shown for Maple for: MRQ Cost of Deposits, Noninterest-bearing Deposits / Total Deposits, Nonperforming Assets / Total Assets, MRQ Net Chargeoffs / Avg. Loans, and MRQ Yield on Loans
Note:	Negative P / E multiples are considered to be “Not Meaningful”
Note:	MRQ = Most recent quarter; LTM = Last twelve months
1)	Based on an estimated closing date of December 31, 2026
2)	Based on projections provided by Maple management
3)	Tangible common equity for Maple includes convertible preferred equity
4)	MRQ Core ROAA excludes one-time items
5)	Calculated based on the LTM Average Daily Trading Volume (in shares), multiplied by the most recent available share price
6)	Tangible book value (denominator) for Maple includes convertible preferred equity
7)	Multiples for the Nationwide Relevant Public Companies are based on research consensus estimates

Relevant Nationwide Transactions Analysis

Stephens reviewed certain publicly available transaction multiples and related financial data for transactions with a target domiciled in the United States announced since January 1, 2025, where (i) the deal value was publicly disclosed, (ii) the target’s assets were between $750 million and $2 billion and (iii) the target’s LTM ROAA was between 0.00% and 0.75% (excluding any Merger of Equals (as defined by S&P Global Market Intelligence)). The following transactions were selected by Stephens because each target’s relative asset size, financial performance and operations, among other factors, was reasonably similar to Maple; however, no selected company or transaction below was identical or directly comparable to Maple or the Merger (in each transaction, the acquirer is listed first, the target is listed second and the transaction announcement date is noted parenthetically):

•	Arrow Financial Corp. / Adirondack Bancorp Inc. (2/26/2026)

•	Home Bancshares / Mountain Commerce Bancorp Inc. (12/8/2025)

•	First Mid Bancshares / Two Rivers Financial Group Inc. (10/30/2025)

•	ServBanc Holdco Inc. / IF Bancorp Inc. (10/30/2025)

•	Heritage Financial Corp. / Olympic Bancorp Inc. (9/25/2025)

•	First Fincl. Bancorp. / BankFinancial Corp (8/11/2025)

•	Bank First Corp. / Centre 1 Bancorp Inc. (7/18/2025)

•	Bus. First Bancshares Inc. / Progressive Bancorp Inc. (7/7/2025)

•	Investar Holding Corp. / Wichita Falls Bancshares Inc. (7/1/2025)

•	TowneBank / Old Point Financial Corp. (4/3/2025)

•	Old Second Bancorp Inc. / Bancorp Financial Inc. (2/25/2025)

Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the Merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the Merger. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the Merger to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions:

Metric	Based on MRQ		Based on Projected Close(1,2)		25th Percentile	Median	75th Percentile
Transaction Value (in millions)	$123.7		$127.1		$89.5	$142.0	$175.5
Stock Consideration Percentage	100%		100%		76%	100%	100%
Transaction Value / Tangible Book Value	1.25x	(3)	1.28x	(3)	1.05x	1.22x	1.45x
Transaction Value / LTM Earnings	30.6x		31.5x		16.9x	24.4x	32.1x
Core Deposit Premium(4)	4.6%		5.3%		1.0%	2.6%	6.3%
Target Total Assets (in millions)	$1,011		$1,011		$1,065	$1,449	$1,564
Target Tangible Common Equity / Tangible Assets	9.8%	(5)	9.8%	(5)	7.0%	7.8%	9.0%
Target LTM ROAA	0.39%		0.39%		0.47%	0.51%	0.62%
Target Nonperforming Assets / Assets	0.1%		0.1%		0.1%	0.3%	0.6%

Source:	S&P Capital IQ Pro, Regulatory filings, Maple documents
Note:	Enova’s acquisition of Grasshopper is excluded due to nontraditional banking models
Note:	Transaction pricing multiples for the Company are calculated on an aggregate basis
Note:	Maple financial data shown reflects consolidated metrics, except for Nonperforming Assets / Assets (bank-level shown)
Note:	LTM = Last twelve months
1)	Based on an estimated closing date of December 31, 2026
2)	Based on projections provided by Maple management
3)	Tangible book value (denominator) for Maple includes convertible preferred equity
4)	Core Deposits is defined as Total Deposits, less Time Deposits over $100 thousand
5)	Tangible common equity for Maple includes convertible preferred equity

Discounted Cash Flow Analysis – Price to Earnings

Stephens performed a standalone discounted cash flow analysis of Maple to estimate a range of implied equity values for Maple. This analysis was based on the discounted net present value of the projected after-tax free cash flows for Maple over the projected period. In performing this analysis, Stephens used (i) financial information and data provided by Maple, and (ii) financial forecasts and projections provided by the management team of Maple. See the section below entitled “The Merger—Certain Unaudited Prospective Financial Information” for additional information regarding the unaudited prospective financial information provided to Stephens by management of Maple and approved by Maple for Stephens’ use and reliance in performing its analysis. Stephens determined the range of projected after-tax free cash flows for Maple assuming (i) the financial information, forecasts and projections described above, (ii) projected annual dividend payments representing earnings and excess capital (if any) above a tangible common equity to tangible asset ratio of 9.0% from 2026 to 2030 and (iii) a range of standalone terminal values derived by applying price to earnings multiples ranging from 9.0x to 11.0x to Maple’s projected net income for the year ending December 31, 2030. To reconcile net income to future cash flow, Stephens applied adjustments for (a) a pre-tax opportunity cost of cash of 3.64% and (b) a marginal tax rate of 21%.

In selecting the terminal price to earnings multiples range for Maple, Stephens considered the trading multiples of Maple and of the comparable publicly traded companies discussed in the section entitled “The Merger—Relevant Texas Public Companies Analysis.” Exercising its professional judgment, Stephens selected a range of 9.0x to 11.0x as the terminal price to earnings multiples range. The following table summarizes the range of terminal values of Maple that Stephens calculated based upon Maple’s estimated net income for the year ending December 31, 2030, and the range of terminal price to earnings multiples of 9.0x to 11.0x:

2030 Maple Net Income (in millions)	$17.7	$17.7	$17.7
Less: Opportunity Cost of Cash (after tax)	$0.4	$0.4	$0.4
2030 Maple Adjusted Net Income (in millions)	$17.3	$17.3	$17.3
2030 Maple Adjusted Net Income (in millions)	$17.3	$17.3	$17.3
Times: Terminal Multiple	9.0x	10.0x	11.0x
Terminal Value (in millions)	$155.5	$172.7	$190.0

Stephens then discounted the range of projected after-tax free cash flows to present value using discount rates ranging from 14.0% to 16.0%, which Stephens selected to reflect its estimate of Maple’s cost of equity. Based on this analysis, Stephens derived an implied intrinsic aggregate value range for Maple of $88.6 million to $114.5 million.

The discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, capital levels and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Maple. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations and the variations may be material.

Discounted Cash Flow Analysis – Price to Tangible Book Value

Stephens performed a standalone discounted cash flow analysis of Maple to estimate a range of implied equity values for Maple. This analysis was based on the discounted net present value of the projected after-tax free cash flows for Maple over the projected period. In performing this analysis, Stephens used (i) financial information and data provided by Maple, and (ii) financial forecasts and projections provided by the management team of Maple. See the section below “The Merger—Certain Unaudited Prospective Financial Information” for additional information regarding the unaudited prospective financial information provided to Stephens by management of Maple and approved by Maple for Stephens’ use and reliance in performing its analysis. Stephens determined the range of projected after-tax free cash flows for Maple assuming (i) the financial information, forecasts and projections described above, (ii) projected annual dividend payments representing earnings and excess capital (if any) above a tangible common equity to tangible asset ratio of 9.0% from 2026 to 2030 and (iii) a range of standalone terminal values derived by applying price to tangible book value multiples ranging from 1.20x to 1.40x to Maple’s projected tangible book value for the year ending December 31, 2030. To reconcile net income to future cash flow, Stephens applied adjustments for (a) a pre-tax opportunity cost of cash of 3.64% and (b) a marginal tax rate of 21%.

In selecting the terminal price to earnings multiples range for Maple, Stephens considered the trading multiples of Maple and of the comparable publicly traded companies discussed in the section entitled “The Merger—Relevant Texas Public Companies Analysis.” Exercising its professional judgment, Stephens selected a range of 1.20x to 1.40x as the terminal price to tangible book value multiples range. The following table summarizes the range of terminal values of Maple that Stephens calculated based upon Maple’s estimated tangible book value for the year ending December 31, 2030, and the range of terminal price to tangible book value multiples of 1.20x to 1.40x:

2030 Maple Tangible Book Value (in millions)	$142.6	$142.6	$142.6
Times: Terminal Multiple	1.20x	1.30x	1.40x
Terminal Value (in millions)	$171.1	$185.4	$199.7

Stephens then discounted the range of projected after-tax free cash flows to present value using discount rates ranging from 14.0% to 16.0%, which Stephens selected to reflect its estimate of Maple’s cost of equity. Based on this analysis, Stephens derived an implied intrinsic aggregate value range for Maple of $96.4 million to $119.7 million.

The discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, capital levels and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Maple. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations and the variations may be material.

Miscellaneous

The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the results from any particular analysis described above should not be taken to be the view of Stephens.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Maple. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.

Stephens is serving as financial advisor to Maple in connection with the Merger and is entitled to receive from Maple reimbursement of its expenses and a fee in the amount of 1.75% of the consideration to be received in connection with the Merger for its services as financial advisor to Maple, a significant portion of which is contingent upon the consummation of the Merger. Stephens also received a fee in the amount of $350,000 from Maple upon rendering its fairness opinion, which opinion fee will be credited in full against the fee which will become payable to Stephens upon the closing of the Merger. Maple has also agreed to indemnify Stephens against certain claims and liabilities that could arise out of Stephens’ engagement, including certain liabilities that could arise out of Stephens’ providing its opinion.

Stephens is familiar with Maple and BNS, but has not received fees for providing investment banking services from either Maple or BNS within the past two years. Stephens expects to pursue future investment banking services assignments with participants in the Merger.

In the ordinary course of its business, Stephens and its affiliates and employees at any time may hold long or short positions and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the Merger.

Certain Unaudited Prospective Financial Information

BNS and Maple do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates of any such projections. However, Maple is including in this prospectus certain unaudited prospective financial information that was made available by Maple to Stephens for the purpose of Stephens performing its financial analysis in connection with rendering its opinion to the Maple board of directors, as described above under the section entitled “The Merger—Opinion of Maple’s Financial Advisor.” This unaudited prospective financial information was prepared solely by Maple management and was not prepared, provided to, reviewed or approved by BNS management or the BNS board of directors. By inclusion of this information, the respective managements and boards of directors of BNS and Maple and Maple’s financial advisor assume no responsibility for the unaudited prospective financial information. The inclusion of this information should not be regarded as an indication that any of BNS, Maple, Stephens, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

The information regarding Maple below was prepared solely by Maple management for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made solely by Maple management with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Maple’s business, all of which are difficult to predict and many of which are beyond Maple’s control. The unaudited prospective financial information of Maple reflects both assumptions solely by Maple management as to certain business decisions that are subject to change and, in many respects, subjective judgment solely by Maple management, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Maple’s business, industry performance, general business and economic conditions, competition, customer requirements and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, see the sections entitled “Risk Factors” beginning on page 13 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 19.

The unaudited prospective financial information was not prepared by Maple management with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in BNS’s and Maple’s respective historical GAAP financial statements. Neither BNS’s nor Maple’s independent public accountants nor any other independent accountants have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this prospectus, similar estimates and assumptions would be used. Neither BNS nor Maple intends to, and each expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects of the Merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information of Maple is presented strictly on a stand-alone basis and does not give effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the potential synergies that may be achieved by the surviving company as a result of the Merger, the effect on Maple of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the unaudited prospective financial information does not take into account the effect on Maple of any possible failure of the Merger to occur.

None of BNS, Maple, Stephens or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of BNS or Maple or other persons regarding Maple’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to approve the Maple Merger Proposal, but is being provided solely because it was made available to Stephens in connection with the Merger.

In light of the foregoing, and considering that the decision of Maple shareholders on the Maple Merger Proposal will be made many months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Maple shareholders are cautioned not to place unwarranted reliance on such information, and all Maple shareholders are urged to review the other information contained elsewhere in this prospectus for a description of BNS’s and Maple’s respective businesses, as well as BNS’s most recent SEC filings for a description of its reported financial results. See the section entitled “Where You Can Find More Information” beginning on page 115.

In performing its financial analysis with respect to Maple, Stephens used the following prospective financial information regarding Maple, which was provided to Stephens by the executive management team of Maple and was approved by Maple for use by Stephens in connection with developing its fairness opinion: (i) estimated net income for Maple of $3.9 million for the year ending 2026, $10.5 million for the year ending 2027 and $16.1 million for the year ending 2028; (ii) estimated total assets for Maple of $1.1 billion as of the year ending 2026, $1.3 billion as of the year ending 2027 and $1.4 billion as of the year ending 2028; (iii) estimated long-term net income growth rate for Maple of 5%; and (iv) estimated long-term total asset growth rate for Maple of 5%.

The foregoing prospective financial information regarding Maple was provided to Stephens by the executive management team of Maple and was approved by Maple for use by Stephens in connection with developing its fairness opinion, as described in this prospectus under the section entitled “The Merger—Opinion of Maple’s Financial Advisor.”

Interests of Maple’s Directors and Executive Officers in the Merger

For purposes of this prospectus, the executive officers of Maple are: (1) Anthony Davis, a director and Chairman and Chief Executive Officer of Maple and MapleMark Bank, (2) Eric Davis, a director and President of Maple and MapleMark Bank, (3) William Wolfe, a director and Chief Financial Officer of Maple and MapleMark Bank, (4) Gerald Shaughnessy Sutton, a director and Chief Lending Officer of Maple and MapleMark Bank, (5) William Prieur, a director and Dallas Market President of Maple and MapleMark Bank, (6) Rob Jentz, Chief Operations Officer of Maple and MapleMark Bank and (7) Charlie Reeves, Chief Commercial Officer of Maple and MapleMark Bank.

In the Merger, the directors and executive officers of Maple will receive the same consideration for their shares of Maple Common Stock as all other Maple shareholders. In considering the recommendation of the Maple board of directors that you execute and deliver a written consent approving the Maple Merger Proposal, you should be aware that some of Maple’s executive officers and directors have interests in the Merger, which may be different from, or in addition to, the interests of the Maple shareholders generally. These interests are described below. The Maple board of directors was aware of these interests and considered them, among other matters, in reaching its decision to unanimously approve the Merger Agreement and the transactions contemplated thereby and recommend that Maple shareholders execute and deliver written consents approving the Maple Merger Proposal.

Offer Letters with BNS

As a material inducement to BNS to enter into the Merger Agreement, BNS entered into offer letters with Anthony Davis, Eric Davis, William Wolfe, and Gerald Shaughnessy Sutton, which are designed to govern the terms and conditions of each individual’s service relationship with BNS following the Effective Time. Pursuant to the offer letters, Anthony Davis will serve as Chairman and CEO—MapleMark Bank—Senior Vice President, Eric Davis will serve as President—MapleMark Bank—Senior Vice President, William Wolfe will serve as Chief Financial Officer—MapleMark Bank and Gerald Shaughnessy Sutton will serve as Chief Lending Officer—Maple and MapleMark Bank. Each offer letter entitles the named individual to receive a base annual salary, sets forth eligibility terms for annual incentive bonuses and equity-based compensation and provides for participation in certain employee benefit plans of BNS, among other things. In addition, the offer letter for Mr. Sutton also sets forth his eligibility for a one-time restricted stock unit grant in the amount of $322,400, vesting ratably over three years, subject to the terms of the BNS equity plan documentation. Each offer letter also sets forth the conditions under which the employment relationship may be terminated and contains confidentiality, non-competition and non-solicitation obligations for a specified period of time. Each offer letter is effective as of immediately prior to the closing of the Merger, contingent on the occurrence of the closing and each individual’s continued employment with Maple through the closing. Prior to the Effective Time, BNS and its affiliates may also enter into employment or retention arrangements for other Maple and MapleMark Bank employees (including other executive officers).

Change in Control Payments

Maple and MapleMark Bank are parties to letter agreements with Anthony Davis, Eric Davis and William Wolfe, which provide, among other things, for lump sum cash change in control payments to such executives in connection with the closing of the Merger in full satisfaction of the severance payments and benefits payable pursuant to each such executive officer’s employment agreement with Maple and MapleMark Bank, subject to each executive executing a general release and the executive officer remaining employed with Maple and MapleMark Bank through the closing of the Merger. Maple and MapleMark Bank are also parties to change in control agreements with Gerald Shaughnessy Sutton and William Prieur, which provide, among other things, for lump sum cash change in control payments equal to one year of base salary to such executives upon a qualifying termination of employment (consisting of a termination by Maple and MapleMark Bank without cause or resignation by the executive officer for good reason) during the change in control period set forth in such agreements, subject to each executive executing and not revoking a general release. The aggregate amount of the change in control payments under such letter agreements and change in control agreements if the Merger were to be completed and such executive officers experienced a qualifying termination of employment on December 1, 2026 is approximately $7,069,825. Pursuant to his offer letter, in full satisfaction of all obligations to Mr. Sutton under his change in control agreement, Mr. Sutton is eligible to receive a lump sum retention award that vests and becomes payable on the first anniversary of the date on which the closing of the Merger occurs, subject to continued employment (or an earlier termination without cause or resignation for good reason) and execution and non-revocation of a release of claims.

The letter agreements with Anthony Davis, Eric Davis and William Wolfe also provide that, if the closing date of the Merger occurs prior to October 31, 2026, each executive will be entitled to receive a lump sum cash payment in respect of the annual cash bonus of the fiscal year of Maple in which the closing occurs based on actual performance of Maple through the closing date and in an amount equal to the amount that has been accrued by Maple with respect to such bonus in the ordinary course of business consistent with past practice as of the closing date. The estimated aggregate value of these lump sum cash payments that the applicable executive officers would receive if the Merger were to be completed on October 30, 2026 is approximately $0.7 million.

Anthony Davis, Eric Davis and William Wolfe also each retain the right to receive amounts due and payable under (i) the Supplemental Executive Retirement Plan, adopted by MapleMark Bank as of April 19, 2018, and (ii) the Supplemental Executive Retirement Plan, adopted by MapleMark Bank as of February 17, 2022 (collectively, the “SERPs”), notwithstanding the execution of the general release required in connection with the change in control payments. The SERPs provide for lump sum cash payments upon a change in control. The estimated aggregate value of the gross benefit that the applicable executive officers would receive under the SERPs if the Merger were to be completed on December 1, 2026 is approximately $5.0 million.

Treatment of Maple Equity Awards

At the Effective Time, subject to the terms and conditions of the Merger Agreement, any vesting conditions applicable to each Maple restricted stock award that is outstanding immediately prior to the Effective Time will accelerate in full and such Maple restricted stock award shall be cancelled and converted into the right to receive the per share Merger Consideration with respect to each share of Maple Common Stock underlying such Maple restricted stock award.

At the Effective Time, subject to the terms and conditions of the Merger Agreement, each option to purchase shares of Maple Common Stock, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time and has a per share exercise price that is less than the Per Share Consideration Amount (each, an “In-the-Money Maple Option”) will be cancelled and will entitle the holder of such In-the-Money Maple Option to receive (without interest) a number of BNS Common Shares equal to the quotient (rounded down to the nearest whole number) of (1) the product of (x) the number of shares of Maple Common Stock subject to such In-the-Money Maple Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Per Share Consideration Amount, less the exercise price per share payable with respect to such In-the-Money Maple Option immediately prior to the Effective Time, divided by (2) the Closing Price, less applicable taxes and withholdings. At the Effective Time, each option to purchase shares of Maple Common Stock that is not an In-the-Money Maple Option will be cancelled for no consideration or payment.

The following table sets forth the shares of Maple Common Stock underlying Maple restricted stock awards and options held by Maple’s directors and executive officers as of July 24, 2026:

Name of Director or Executive Officer	Number of Shares Underlying Maple Restricted Stock Awards	Number of Shares Underlying Maple Options
Anthony Davis	12,064	60,650
Eric Davis	12,064	60,650
William Wolfe	5,630	85,027
Boris Gutin	963	—
Jay Helm	963	—
Daryl Kirkham	963	5,716
Robert Langholz	963	—
John McNicholas	963	—
William Prieur	6,322	9,459
Gerald Shaughnessy Sutton	6,125	15,331
Ethan Underwood	963	—
(William) Hudson White	963	—
Don Kivowitz	963	—
Frank Murphy	963	—
Justin Cox	963	—
Rob Jentz	2,149	10,906
Charlie Reeves	3,457	3,727

The estimated aggregate amount that would be realized by the seven executive officers in respect of their restricted stock and outstanding stock options if the Merger were completed on December 1, 2026 is approximately $960,440, and the estimated aggregate amount that would be realized by the ten non-employee Maple directors in respect of their restricted stock and outstanding stock options if the Merger were completed on December 1, 2026 is approximately $123,139. The amounts in this paragraph were determined using equity awards outstanding as of July 24, 2026 and assuming (i) a Closing Equity Capital of $106,600,000, (ii) an aggregate of 11,572,451 outstanding shares of Maple Common Stock, shares of Maple Preferred Stock, shares of Maple Common Stock subject to outstanding Maple options and shares of Maple Common Stock subject to outstanding Maple warrants and (iii) a Per Share Consideration Amount of $11.37. These assumptions reflect estimates solely for purposes of this disclosure. These amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the Effective Time following the date of this registration statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by Maple’s directors and executive officers may materially differ from the amounts set forth above.

Treatment of Maple Warrants and Maple Preferred Stock

Subject to the terms and conditions of the Merger Agreement, each warrant to purchase shares of Maple Common Stock that is outstanding immediately prior to the Effective Time shall be exercised on a net exercise basis, such that the holder of such warrant will be entitled to receive, if and when payable pursuant to the terms of the Merger Agreement, the excess of (a) the consideration that would be received with respect to the shares of Maple Common Stock acquired upon exercise of such warrant if it were exercised immediately prior to the Effective Time over (b) the aggregate exercise price therefor. As of July 24, 2026, there were 60,000 Maple warrants outstanding, and Anthony Davis and Eric Davis each hold 15,000 Maple warrants.

At the Effective Time, subject to the terms and conditions of the Merger Agreement, each share of Maple Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the per share Merger Consideration. As of July 24, 2026, there were 678,750 shares of Maple Preferred Stock issued and outstanding, all of which were held by entities affiliated with Boris Gutin, a director of Maple and MapleMark Bank.

Indemnification

The Merger Agreement provides that, for a period of no less than six years from and after the Effective Time, the resulting entity in the Merger will indemnify and hold harmless and will advance expenses as incurred, in each case solely if and to the extent (subject to applicable law) such persons are indemnified as of the date of the Merger Agreement by Maple pursuant to the Maple charter, the Maple bylaws, the governing or organizational documents of any subsidiary of Maple and any indemnification agreements in existence as of the date of the Merger Agreement and disclosed to BNS in the confidential disclosure letter that Maple delivered in connection with the Merger Agreement, each present and former director or officer of Maple and its subsidiaries (in each case, when acting in such capacity) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of Maple or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by the Merger Agreement; provided, that (1) in the case of advancement of expenses, the Maple indemnified party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such Maple indemnified party is not entitled to indemnification, and (2) no person shall be entitled to such indemnification for matters that are determined to be, or result from, breaches of any representations, warranties or covenants contained in the Merger Agreement.

In addition, pursuant to his offer letter with BNS, William Wolfe will be individually indemnified and held harmless by BNS to the fullest extent permitted by applicable law against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of his position with BNS, with BNS authorized to advance expenses in connection with any proceeding in advance of its final disposition, subject to receipt of an undertaking to repay such advances if it is ultimately determined that he is not entitled to indemnification.

Regulatory Approvals Required for the Merger

To complete the Merger, BNS and Maple need to obtain approvals or consents from, or make filings with, a number of governmental entities. Subject to the terms of the Merger Agreement, BNS and Maple have agreed to cooperate with each other and use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the approval of certain governmental entities as promptly as practicable. These approvals include, among others, the approval of OSFI, the Federal Reserve and the TDOB. Under the terms of the Merger Agreement, BNS is not required to take any action, commit to take any action or agree to any condition or restriction in connection with obtaining these approvals that would reasonably be expected to result in a Burdensome Regulatory Condition.

The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by holders of Maple Common Stock or Maple Preferred Stock (or depositary shares in respect thereof) is fair. Regulatory approval does not constitute an endorsement or recommendation of the Merger.

There can be no assurance that all of the regulatory approvals required in connection with the Merger Agreement and the Merger will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or restrictions that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on BNS and its subsidiaries, taken as a whole, after giving effect to the Merger. There can likewise be no assurances that governmental authorities will not attempt to challenge the Merger or, if such a challenge is made, what the result of such challenge will be.

Office of the Superintendent of Financial Institutions

The transactions contemplated by the Merger Agreement also require prior approval of OSFI in accordance with the requirements of the applicable laws and regulations of Canada. OSFI takes into consideration a number of factors when deciding whether notifications comply with the requirements of the Bank Act (Canada).

The initial filing of the application to OSFI occurred on June 29, 2026 pursuant to the Bank Act (Canada) §§ 468(6) and 65(1).

Board of Governors of the Federal Reserve System

The transactions contemplated by the Merger Agreement are subject to approval by the Federal Reserve pursuant to section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), with respect to the Merger, and applications for these approvals by the Federal Reserve were filed on June 29, 2026. The Federal Reserve takes into consideration a number of factors when acting on applications under section 3 of the BHC Act. These factors include the financial and managerial resources (including consideration of the competence, experience and integrity of the officers, directors and principal shareholders, as well as the pro forma capital ratios) and future prospects of the combined organization. The Federal Reserve also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served and the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market. The parties also believe that the Federal Reserve will consider Maple’s record of compliance with law and regulation.

In considering an application under section 3 of the BHC Act, the Federal Reserve also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act (the “CRA”), pursuant to which the Federal Reserve must also take into account the record of performance of Maple in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by their depository institution subsidiaries, including Maple’s financial stability. As part of the review process in merger transactions, the Federal Reserve frequently receives protests from community groups and others. In its most recent CRA performance evaluations, Maple’s subsidiary, MapleMark Bank, received an overall “satisfactory” regulatory rating.

The BHC Act requires published notice of, and the opportunity for public comment on, the applications to the Federal Reserve. The Federal Reserve takes into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. The Federal Reserve is also authorized to hold one or more public hearings or meetings if it determines that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review by the Federal Reserve.

Texas Department of Banking

The transaction contemplated by the Merger Agreement involves the conversion of MapleMark Bank from an Oklahoma state-chartered member bank with its main office in Tulsa, Oklahoma to a Texas state-chartered member bank with its main office in Dallas, Texas, effective as of and contingent upon the closing of the Merger. The conversion of MapleMark Bank to a Texas state-chartered bank requires prior approval of the TDOB in accordance with the requirements of the applicable laws and regulations of the State of Texas. The TDOB takes into consideration a number of factors when deciding whether notifications comply with the requirements of the Texas Finance Code.

The initial filing of the application to the TDOB occurred on June 29, 2026 pursuant to Texas Finance Code § 32.502.

Expected Timing of the Merger

BNS and Maple expect to consummate the Merger in the fourth quarter of 2026. However, neither BNS nor Maple can predict the actual date on which the Merger will be completed, or if the Merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. Maple must first obtain the approval of holders of Maple Voting Stock for the Maple Merger Proposal. BNS and Maple must also obtain necessary regulatory approvals and satisfy certain other closing conditions. BNS and Maple expect the Merger to be completed promptly once Maple has obtained its required shareholders’ approvals and BNS and Maple have obtained necessary regulatory approvals and have satisfied the other closing conditions.

Subject to the terms and conditions set forth in the Merger Agreement, unless otherwise mutually agreed upon by the duly authorized officers of BNS and Maple, the parties will cause the closing of the transactions contemplated by the Merger Agreement to occur on the first day of the month immediately following the satisfaction or waiver of all the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at the closing), or such other date mutually agreed upon in writing by BNS and Maple.

Accounting Treatment of the Merger

The Merger will be accounted for by BNS as a business combination applying the acquisition method of accounting under International Financial Reporting Standards (“IFRS”). Accordingly, the fair value of the consideration transferred by BNS in connection with the Merger will be allocated to the identifiable assets acquired and liabilities assumed from Maple based on their estimated fair values as of the closing date of the Merger. The excess of the consideration transferred over the fair value of the identifiable net assets acquired will be recognized as goodwill. The determination of the fair values of the assets acquired and liabilities assumed, and the resulting purchase price allocation, will be based on management’s estimates and assumptions and is subject to refinement. The results of operations of Maple will be included in BNS’s consolidated results of operations from the closing date of the Merger.

Appraisal and Dissenters’ Rights in Connection with the Merger

General

If you hold one or more shares of Maple Voting Stock, you are entitled to dissenters’ rights under Texas law and have the right to dissent from the Merger and have the appraised fair value of your shares of Maple Voting Stock paid to you in cash. The appraised fair value may be more or less than the value of the BNS Common Shares (and cash in lieu of fractional shares) being paid in the Merger in exchange for your shares of Maple Voting Stock. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Chapter 10, Subchapter H of the Texas Business Organizations Code (the “TBOC”), which are attached to this prospectus as Annex C, and consult with your legal counsel before electing or attempting to exercise these rights. The following discussion describes the steps you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law carefully.

How to Exercise and Perfect Your Right to Dissent

To be eligible to exercise your right to dissent to the Merger:

•	you may not consent to the Maple Merger Proposal;

•

you must, not later than the 20th day after BNS sends you notice that the Merger was completed, provide BNS with a written demand for payment of the fair value of your shares of Maple Voting Stock that states the number and class of shares of Maple capital stock you own, your estimate of the fair value of such shares and an address to which a notice relating to the dissent and appraisal procedures may be sent; and

•

you must, not later than the 20th day after the date on which you make written demand for payment of the fair value of your shares of Maple Voting Stock, submit to BNS your certificates representing Maple Voting Stock to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of your certificates representing Maple Voting Stock has been made.

If you consent to the Maple Merger Proposal or otherwise fail to comply with the steps required above, you will lose your right to dissent from the Merger. You will instead receive BNS Common Shares as described in the Merger Agreement. If you do not consent to the Maple Merger Proposal and the Merger is completed, BNS will send you a written notice advising you that the Merger has been completed. BNS must deliver this notice to you within 10 days after the Merger is completed.

Your Demand for Payment

If you wish to receive the fair value of your shares of Maple Voting Stock in cash, you must, within 20 days of the date the notice was delivered or mailed to you by BNS, send a written demand to BNS for payment of the fair value of your shares of Maple Voting Stock. The fair value of your shares of Maple Voting Stock will be the value of the shares on the day immediately preceding the Merger, excluding any appreciation or depreciation in anticipation of the Merger. Your written demand and any notice addressed to BNS must be sent to:

The Bank of Nova Scotia

40 Temperance Street

Toronto, Ontario, Canada M5H 0B4

Attn: Corporate Secretary

(416) 866-3672

Your written demand must state how many shares of Maple Voting Stock you own and your estimate of the fair value of your shares of Maple Voting Stock. If you fail to send this written demand to BNS within 20 days of BNS’s delivery or mailing of your notice, you will be bound by the Merger Agreement and you will not be entitled to receive a cash payment representing the fair value of your shares of Maple Voting Stock. Instead, you will receive BNS Common Shares as described in the Merger Agreement.

In addition, not later than the 20th day after the date on which you make written demand for payment, you must submit to BNS your certificates representing Maple Voting Stock to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of your shares of Maple Voting Stock has been made. If you fail to submit your certificates within the required period, it will have the effect of terminating, at the option of BNS, your right to dissent and appraisal unless a court, for good cause shown, directs otherwise.

BNS’s Actions Upon Receipt of Your Demand for Payment

Within 20 days after BNS receives your demand for payment and your estimate of the fair value of your shares of Maple Voting Stock, BNS must send you written notice stating whether or not it accepts your estimate of the fair value of your shares.

If BNS accepts your estimate, BNS will notify you that it will pay the amount of your estimated fair value within 90 days of the Merger being completed. BNS will make this payment to you only if you have surrendered the share certificates representing your shares of Maple Voting Stock, duly endorsed for transfer, to BNS.

If BNS does not accept your estimate, BNS will notify you of this fact and will make an offer of an alternative estimate of the fair value of your shares that it is willing to pay you within 120 days of the Merger being completed, which you may accept within 90 days or decline.

Payment of the Fair Value of Your Shares of Maple Voting Stock Upon Agreement of an Estimate

If you and BNS have reached an agreement on the fair value of your shares of Maple Voting Stock within 90 days after the Merger is completed, BNS must pay you the agreed amount within 120 days after the Merger is completed; provided that you have surrendered the share certificates representing your shares of Maple Voting Stock, duly endorsed for transfer, to BNS.

Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled

If you and BNS have not reached an agreement as to the fair value of your shares of Maple Voting Stock within 90 days after the Merger is completed, you or BNS may, within 60 days after the expiration of the 90-day period, commence proceedings in Dallas County, Texas, asking the court to determine the fair value of your shares of Maple Voting Stock. The court will determine if you have complied with the dissent provisions and if you have become entitled to a valuation of and payment for your shares of Maple Voting Stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares. The appraisers will determine the fair value of your shares and will report this value to the court. The court will consider the report, and both you and BNS may address the court about the report. The court will determine the fair value of your shares and direct BNS to pay that amount, plus interest, which will begin to accrue 91 days after the Merger is completed.

Rights as a Shareholder

If you have made a written demand on BNS for payment of the fair value of your shares of Maple Voting Stock, you will not thereafter be entitled to vote or exercise any other rights as a shareholder except the right to receive payment for your shares as described herein and the right to maintain an appropriate action to obtain relief on the ground that the Merger would be or was fraudulent. In the absence of fraud in the transaction, your right under the dissent provisions described herein is the exclusive remedy for the recovery of the value of your shares or money damages with respect to the Merger.

Withdrawal of Demand

If you have made a written demand on BNS for payment of the fair value of your Maple Voting Stock, you may withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. If you withdraw your demand or are otherwise unsuccessful in asserting your dissenters’ rights, you will be bound by the Merger and your status as a shareholder will be restored without prejudice to any corporate proceedings, dividends or distributions which may have occurred during the interim.

Restrictions on Resales of BNS Common Shares Received in the Merger

The BNS Common Shares to be issued in connection with the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act and the Exchange Act, except for shares issued to any shareholder who may be deemed to be an “affiliate” of BNS for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with BNS and may include the executive officers, directors and significant BNS shareholders. This prospectus does not cover the resale of BNS Common Shares received by any person in connection with the Merger, and no person is authorized to make use of this prospectus in connection with any such resale.

The BNS Common Shares to be received by Maple shareholders as part of the Merger Consideration will not be subject to any resale restrictions under applicable Canadian securities laws, provided that (a) the trade is not a “control distribution” as defined in National Instrument 45-102—Resale of Securities of the Canadian securities administrators, (b) no unusual effort is made to prepare the market or to create a demand for the BNS Common Shares, (c) no extraordinary commission or consideration is paid to a person in respect of such sale and (d) if the selling security holder is an insider or officer of BNS, as the case may be, the selling security holder has no reasonable grounds to believe that BNS is in default of applicable Canadian securities law.

THE MERGER AGREEMENT

This section of the prospectus describes the material terms of the Merger Agreement. The description in this section and elsewhere in this prospectus is subject to, and qualified in its entirety by reference to, the complete text of the Merger Agreement, which is attached as Annex A to this document and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that may be important to you. We urge you to read the full text of the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger. This section is not intended to provide you with any factual information about BNS or Maple. Such information can be found elsewhere in this prospectus and in the public filings BNS makes with the SEC and the successor system to the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval, the website of which is accessible at www.sedarplus.ca, and any further successor of the Canadian Securities Administrators for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format (“SEDAR+”) as described in the section entitled “Where You Can Find More Information.”

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of terms in this prospectus are included to provide you with certain information regarding the terms of the Merger Agreement. Factual disclosures about BNS and Maple contained in this prospectus or in documents of BNS filed with the SEC or on SEDAR+ may supplement, update or modify the factual disclosures about BNS and Maple contained in the Merger Agreement. The Merger Agreement contains representations and warranties by Maple, on the one hand, and by BNS and Merger Sub, on the other hand, made solely for the benefit of the other and not for any other party. The representations, warranties and covenants made in the Merger Agreement by BNS and Merger Sub and Maple were qualified and subject to important limitations agreed to by BNS and Merger Sub and Maple in connection with the negotiation of the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue or inaccurate due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC or on SEDAR+, and some were qualified by the matters contained in the confidential disclosure letter that Maple delivered in connection with the Merger Agreement (the “Maple Disclosure Letter”). Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this prospectus, may have changed since the date of the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about BNS and Merger Sub and Maple at the time they were made or otherwise. For more information, see “Where You Can Find More Information” beginning on page 115.

Structure of the Merger

Each of BNS’s and Maple’s respective boards of directors approved the entering into of the Merger Agreement. Under the Merger Agreement, Merger Sub will merge with and into Maple, with Maple as the surviving corporation. The Merger is expected to be completed later in 2026.

From time to time prior to the Effective Time, BNS may, in its sole discretion, change the method or structure of effecting the transactions contemplated by the Merger Agreement; provided, however, that unless the Merger Agreement is amended in accordance with its terms, no such change may (i) alter or change the Merger Consideration; (ii) be reasonably likely to prevent the Merger from qualifying for the “Intended Tax Treatment” (as defined in the Merger Agreement); (iii) impose any material additional compliance or regulatory obligations on Maple prior to the Effective Time; (iv) materially delay or jeopardize the receipt of any required regulatory approval; or (v) materially impede or delay the consummation of the transactions contemplated by the Merger Agreement.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Maple Common Stock and Maple Preferred Stock, in each case issued and outstanding immediately prior to the Effective Time, except for shares of Maple Common Stock or Maple Preferred Stock owned by Maple or BNS and, in the case of Maple Common Stock, any shares as to which appraisal rights have been properly perfected and not withdrawn or lost, will be converted into the right to receive a number of BNS Common Shares equal to the quotient, rounded to the nearest one-thousandth, of the Per Share Consideration Amount divided by the Closing Price. The “Per Share Consideration Amount” is calculated by dividing (i) the sum of $25 million and the Closing Equity Capital by (ii) the aggregate number of shares of Maple Common Stock, shares of Maple Preferred Stock, shares of Maple Common Stock subject to outstanding Maple options and shares of Maple Common Stock subject to outstanding Maple warrants, in each case outstanding immediately prior to the closing of the Merger. The “Closing Equity Capital” will be an amount equal to the adjusted tangible equity capital of Maple and its subsidiaries on a consolidated basis as of the close of business on the business day immediately preceding the closing date of the Merger, as calculated in accordance with the Merger Agreement. The “Closing Price” will be based on the average of the daily volume-weighted average trading price per BNS Common Share for the 10-day period in which both the Canadian and U.S. markets are open for trading ending on the last such day immediately preceding the closing date of the Merger.

BNS Common Shares are listed on the New York Stock Exchange (“NYSE”) and Toronto Stock Exchange (“TSX”) under the symbol “BNS.” There is no established public trading market for shares of Maple Common Stock or Maple Preferred Stock.

The following table shows the closing sale prices of BNS Common Shares as reported on the NYSE and TSX, respectively, on May 28, 2026, the last full trading day before the public announcement of the Merger Agreement, and on July 23, 2026, the last practicable trading day before the date of this prospectus.

	BNS Common Shares NYSE	BNS Common Shares TSX		Implied Value of One Share of Maple Common Stock
May 28, 2026	$79.79	C$	110.07	$11.37
July 23, 2026	$86.61	C$	121.88	$11.37

Maple shareholders will not have a right to receive the Merger Consideration until the Effective Time, which may occur a substantial period of time after the consent solicitation period, or not at all. There can be no assurance as to the trading prices of BNS Common Shares at the Effective Time. The market prices of BNS Common Shares are likely to fluctuate prior to the Effective Time and cannot be predicted. We urge you to obtain current market quotations for BNS Common Shares.

Fractional Shares

Former holders of Maple Common Stock or Maple Preferred Stock who would otherwise be entitled to a fraction of a BNS Common Share in connection with the Merger will instead receive, for the fraction of a share, an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (i) the Closing Price by (ii) the fraction of a BNS Common Share (after taking into account all shares of Maple Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) that such shareholder would otherwise be entitled to receive pursuant to the Merger Agreement.

Governing Documents

The certificate of formation and bylaws of the resulting entity will each be determined by BNS in its sole discretion at any time at or prior to the Effective Time, until thereafter amended in accordance with applicable law.

Treatment of Equity Awards and Employee Stock Purchase Plan

Under the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (i) each option granted under Maple’s 2017 Equity Incentive Plan (as amended or restated from time to time, the “Equity Plan”) in respect of Maple Common Stock that is outstanding and unexercised immediately prior to the Effective Time and has a per share exercise price that is less than the Per Share Consideration Amount, whether vested or unvested, will be cancelled and converted into the right to receive (without interest) a number of BNS Common Shares equal to the quotient (rounded down to the nearest whole number) of (1) the product of (x) the number of shares of Maple Common Stock subject to such option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Per Share Consideration Amount, less the exercise price per share payable with respect to such option immediately prior to the Effective Time, divided by (2) the Closing Price, less applicable taxes and withholdings; (ii) each option granted under the Equity Plan in respect of Maple Common Stock which has a per share exercise price that is greater than or equal to the Per Share Consideration Amount will be cancelled for no consideration or payment; and (iii) any vesting conditions applicable to each restricted stock award granted under the Equity Plan in respect of Maple Common Stock that is outstanding immediately prior to the Effective Time will accelerate in full and will be cancelled and converted into the right to receive, with respect to each share of Maple Common Stock underlying such restricted stock award, the Merger Consideration payable pursuant to the Merger Agreement, less applicable taxes and withholdings.

Under the terms and subject to the conditions set forth in the Merger Agreement, prior to the Effective Time, Maple will, with respect to Maple’s Employee Stock Purchase Plan (as amended or restated from time to time, the “Maple ESPP”), (i) cause the offering period ongoing as of the date of the Merger Agreement to be the final offering period under the Maple ESPP, (ii) prohibit any individual who is not participating in the Maple ESPP as of the date of the Merger Agreement from commencing participation in the Maple ESPP following the date of the Merger Agreement, (iii) prohibit participants from increasing their payroll deductions from those in effect as of the date of the Merger Agreement, (iv) cause all outstanding options under the Maple ESPP to be exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is 10 business days prior to the date of closing of the Merger, with any unused payroll deductions returned to participants and (v) terminate the Maple ESPP as of, and subject to, the Effective Time.

Closing and Effective Time of the Merger

The closing with respect to the transactions contemplated by the Merger Agreement (the “Closing”) will take place at 10:00 a.m. New York City time at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York (or by electronic exchange of signatures) on (a) the first day of the month immediately following the satisfaction or waiver of all conditions set forth in the Merger Agreement (excluding any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or (b) such other time and date as BNS and Maple may agree in writing (in either case, the “Closing Date”). The Closing will be deemed effective as of the Effective Time.

BNS to Make Consideration Available

No later than five business days following the final determination of the Closing Equity Capital in accordance with the Merger Agreement, BNS will deposit, or will cause to be deposited, with a bank or trust company designated by BNS (the “Exchange Agent”), (a) for exchange in accordance with the Merger Agreement, evidence in book-entry form, representing BNS Common Shares to be issued pursuant to the Merger Agreement, and (b) an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make the cash payments to be paid in lieu of any fractional shares, together with any dividends or distributions with respect to BNS Common Shares payable in accordance with the Merger Agreement.

Exchange of Capital Stock

As promptly as practicable after the Effective Time, and in any event no later than five business days after Maple has delivered a true, complete and correct shareholder list with correct information for each holder of Maple Common Stock as of immediately prior to the Effective Time, BNS will cause the Exchange Agent to deliver to each holder of record of Maple Common Stock or Maple Preferred Stock immediately prior to the Effective Time a letter of transmittal and instructions for use in surrendering shares of Maple Common Stock and Maple Preferred Stock, as applicable, in exchange for the consideration the holder is entitled to receive under the Merger Agreement.

If a certificate for Maple Common Stock or Maple Preferred Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration in the Merger upon receipt of (a) an affidavit of that fact by the claimant and (b) if required by BNS or the Exchange Agent, the posting by the claimant of a bond in such amount as BNS may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

After the Effective Time, there will be no further transfers on the stock transfer books of Maple of any Maple Common Stock or Maple Preferred Stock, as applicable, that were issued and outstanding immediately prior to the Effective Time.

Dividends and Distributions

Following the Effective Time, no dividends or other distributions declared with respect to BNS Common Shares will be paid to the holder of any unsurrendered book-entry share representing shares of Maple Common Stock or Maple Preferred Stock until the holder surrenders such book-entry share in accordance with the Merger Agreement. After the surrender of a book-entry share in accordance with the Merger Agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the whole BNS Common Shares which the shares of Maple Common Stock or Maple Preferred Stock, respectively, represented by such book-entry share have been converted into the right to receive under the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Maple to BNS relating to a number of matters, including, among others, the following:

•	the organization of Maple and any Maple subsidiary;

•	capitalization;

•	authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the Merger;

•	required governmental and other regulatory and self-regulatory filings and consents and approvals in connection with the Merger;

•	financial statements, internal controls, books and records and absence of undisclosed liabilities;

•	the conduct of Maple’s and its subsidiaries’ respective businesses only in the ordinary course since December 31, 2025;

•	legal and regulatory proceedings;

•	tax matters;

•	employee matters;

•	compliance with applicable laws;

•	the absence of brokers, finders or broker’s fees payable in connection with the Merger;

•	information supplied for SEC filings;

•	insurance matters;

•	environmental matters;

•	real property ownership and leases;

•	certain material contracts;

•	intellectual property; and

•	loan portfolio matters.

The Merger Agreement contains additional representations and warranties made by BNS and Merger Sub to Maple with respect to:

•	the organization of BNS and Merger Sub;

•	authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the Merger;

•	required governmental and other regulatory and self-regulatory filings and consents and approvals in connection with the Merger;

•	reports to regulatory authorities;

•	the issuance of BNS Common Shares in connection with the Merger;

•	litigation and related matters; and

•	the absence of brokers, finders or broker’s fees payable in connection with the Merger.

The representations and warranties in the Merger Agreement are, with respect to representations and warranties by Maple, subject, in some cases, to specified exceptions and qualifications contained in the Maple Disclosure Letter.

In addition, as set forth in the Merger Agreement, certain representations and warranties of BNS, Merger Sub and Maple are qualified as to “materiality” or “material adverse effect.”

The representations and warranties in the Merger Agreement do not survive the Closing or termination of the Merger Agreement.

Covenants and Agreements

Conduct of Business Prior to the Consummation of the Merger

Prior to the Closing Date (or earlier termination of the Merger Agreement), subject to specified exceptions, Maple may not, and Maple may not permit any of its subsidiaries to, without the prior written consent of BNS, undertake the following, among other actions:

•	fail to conduct its business in the ordinary course consistent with past practice;

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except as required pursuant to the terms of any Maple employee plan in effect as of the date of the Merger Agreement, (i) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any officer, director, manager, employee, independent consultant or other service provider of Maple or its subsidiaries, (ii) become a party to, establish, adopt, amend or commence participation in or terminate any Maple employee plan or any arrangement that would have been a Maple employee plan had it been entered into prior to the Merger Agreement, (iii) grant any new awards, or amend or modify the terms of any outstanding awards, under any Maple employee plan, (iv) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Maple employee plan, (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any Maple employee plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (vi) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any employee, (vii) hire any employee or engage any independent contractor or other service provider (who is a natural person) with an annual base salary or wage rate or consulting fees in excess of $100,000 or (viii) terminate (other than for cause) the employment of any employee or independent contractor or other service provider (who is a natural person) with an annual base salary or wage rate or consulting fees in excess of $100,000;

•	effect any distribution, share repurchase or any other capital return transaction, except dividends paid by MapleMark Bank to Maple in accordance with applicable law;

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accept any equity contributions or issue any securities, except in connection with the exercise, conversion or settlement of Maple options outstanding as of the date of the Merger Agreement, in each case as in effect as of the date of the Merger Agreement, or Maple warrants or Maple Preferred Stock outstanding as of the date of the Merger Agreement;

•	become party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

•	effect any recapitalization, reclassification, equity dividend, equity split or like change in its capitalization;

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grant any stock appreciation rights, stock options, performance shares, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any securities of Maple or its subsidiaries;

•	amend its organizational documents;

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make any redemption or purchase of any shares of equity securities of Maple or its subsidiaries, except for the acceptance of shares of Maple Voting Common Stock as payment for the exercise, vesting, settlement or withholding of taxes for Maple equity awards outstanding as of the date of the Merger Agreement, in each case as in effect as of the date of the Merger Agreement, and dividend equivalents thereon;

•	sell, assign, transfer, mortgage, encumber, allow a lien to be placed on or otherwise dispose of or discontinue any of its assets, except in the ordinary course of business;

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make any loan in excess of $100,000 to any person except in the ordinary course of business, or make any investment in excess of $100,000 in any other person; provided, however, if BNS does not respond in writing to Maple’s request for consent to such actions within five business days after receipt of such request, BNS will be deemed to have consented to such action;

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make capital expenditures in excess of $250,000 individually or $500,000 in the aggregate or commitments therefor, except for such capital expenditures or commitments therefor that are reflected in the current budgets of Maple or its subsidiaries;

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make any loan in excess of $50,000 to, or enter into any other transaction with, any of its directors, officers or employees except for payments of cash bonuses pursuant to any agreement set forth in the Maple Disclosure Letter;

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or enter into a joint venture or agree to acquire the assets or operations of any person;

•	enter into any new line of business or change its operating policies or practices, except (i) as required by applicable law or (ii) for immaterial adjustments to such policies or practices;

•	incur any additional indebtedness (i) in excess, individually, of $100,000 or (ii) in excess, in the aggregate, of $300,000;

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commence, settle or compromise any proceeding or action, except for a proceeding or action that is settled or compromised in the ordinary course in an amount for consideration not in excess of $100,000 and that would not impose any material restriction on Maple or its subsidiaries or, after the Closing Date, BNS;

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terminate, enter into, amend, modify, extend, waive any provision of, or renew (other than, subject to reasonable advance consultation with BNS, normal renewals in the ordinary course of business without material adverse changes to terms with respect to Maple or MapleMark Bank) any material contract or permit, including by allowing any material contract or permit to lapse without renewal or replacement on commercially reasonable terms;

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make, amend or revoke any material election relating to taxes; adopt or change any accounting method relating to taxes; file any amended tax return; enter into any tax sharing, tax allocation, tax indemnity or similar agreement; enter into any closing agreement with respect to taxes; surrender any right to claim a material refund of taxes; settle or compromise any material claim or assessment relating to taxes; take any action with respect to taxes which is reasonably likely to result in a material increase in the tax liability of Maple or its subsidiaries for any taxable period (or portion thereof) ending after the Closing Date; take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment;

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sell, assign, transfer, mortgage, encumber, allow a lien to be placed on, grant any license with respect to, cancel, abandon, permit the lapse or expiration of, or otherwise dispose of, or enter into, modify or terminate, any agreement relating to, any of Maple’s intellectual property, (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice) or material IT assets used by Maple or its subsidiaries (other than dispositions of obsolete or worn out IT assets);

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implement or adopt any change in (i) its accounting principles, practices or methods, other than as may be required by GAAP, (ii) the scope or schedule of its auditing activities or (iii) its credit policies, procedures, practices and loan underwriting standards; or

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notwithstanding any other provision of the Merger Agreement, knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions set forth in Article VIII of the Merger Agreement not being satisfied in a timely manner, or any action that is reasonably likely to materially impair the ability of Maple to perform its obligations under the Merger Agreement or to consummate the transactions contemplated thereby, except as required by applicable law.

Regulatory Matters

BNS and Maple have agreed to cooperate with each other and use their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the approval of certain governmental entities necessary to consummate the transactions contemplated by the Merger Agreement (and in the case of all necessary registrations and filings in respect of the requisite regulatory approvals, for BNS to use its reasonable efforts to effect such registrations and filings within 30 days after the execution of the Merger Agreement). However, in no event will BNS or any of its subsidiaries be required, and in no event will Maple or any of its subsidiaries be permitted (without the prior written consent of

BNS in its sole discretion), to take any action, or commit to take any action or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations of governmental entities that would reasonably be expected to (i) have a material adverse effect on BNS or any of its affiliates (including, after the closing of the Merger, Maple), (ii) result in any material adverse change or effect on, or materially restrict or limit, BNS’s or any of its affiliates’ ability to conduct any activities or operations (including any (A) material divestiture requirements or restrictions on BNS’s or any of its subsidiaries’ current or future business or (B) requirement to enter into or assume, directly or indirectly, any material enforcement action or any other material agreement with any governmental entity) (in each case of the foregoing clauses (i) and (ii), with materiality measured on a scale relative to the size of Maple and its subsidiaries, taken as a whole) or (iii) result in a loss, diminution or suspension of BNS’s ability to exercise any of the powers of a financial holding company.

Employee Matters

The Merger Agreement provides that during the one-year period commencing at the Effective Time, BNS will provide the employees of Maple who continue employment with Maple following the Effective Time: (i) a base salary or base wage and target annual cash bonus opportunities that are no less favorable in the aggregate than those provided by Maple to such employee as of immediately prior to the Effective Time and (ii) health, welfare and retirement benefits (excluding defined benefit pension benefits, nonqualified deferred compensation and retiree medical benefits) that are no less favorable in the aggregate than those provided by BNS to similarly situated employees of BNS and its affiliates.

Director and Officer Indemnification and Insurance

The Merger Agreement provides that for a period of no less than six years from and after the Effective Time, the resulting entity will indemnify and hold harmless each present and former director or officer of Maple and its subsidiaries against, and will advance expenses incurred regarding, any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of Maple or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by the Merger Agreement, in each case solely if and to the extent (subject to applicable law) that such persons are indemnified as of the date of the Merger Agreement by Maple pursuant to the Maple charter, the Maple bylaws, the governing or organizational documents of any subsidiary of Maple and any indemnification agreements in existence as of the date of the Merger Agreement and disclosed to BNS in the Maple Disclosure Letter. In the case of advancement of expenses, the Maple indemnified party to whom expenses are advanced must provide an undertaking to repay such advances if it is ultimately determined that such Maple indemnified party is not entitled to indemnification. Further, no person will be entitled to indemnification pursuant to the foregoing in respect of matters that are determined to be, or result from, breaches of any representations, warranties or covenants contained in the Merger Agreement.

Certain Additional Covenants

The Merger Agreement also contains additional covenants, including, among others, covenants relating to the filing of this prospectus and regulatory applications, obtaining required Maple shareholder approval, the listing of the BNS Common Shares to be issued in connection with the Merger, access to information of the other company, advice of changes, exemption from takeover restrictions, shareholder litigation relating to the transactions contemplated by the Merger Agreement and public announcements with respect to the transactions contemplated by the Merger Agreement.

Agreement Not to Solicit Other Offers

Maple has agreed that it will, and will cause its subsidiaries, affiliates and representatives to, promptly cease and cause to be terminated, any activities, discussions or negotiations conducted before the date of the Merger Agreement with any person other than BNS with respect to any acquisition proposal.

Maple has agreed that it will not, and will cause its affiliates and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, solicit, negotiate, furnish information to, accept, encourage, consider or otherwise pursue any offer or inquiry from any person regarding an acquisition proposal, or provide any confidential information or data to any person relating to an acquisition proposal or otherwise facilitate any effort or attempt to make or implement an acquisition proposal. However, prior to the receipt of the requisite Maple shareholder vote, if the Maple board of directors determines in good faith and after consultation with outside counsel that, in light of a bona fide acquisition proposal that was not solicited by or on behalf of Maple or any of its affiliates and which did not otherwise result from a breach of Maple’s obligations relating to Maple shareholder approval or competing acquisition proposals, it is necessary to provide such information or engage in such negotiations or discussions in order to act in a manner consistent with the Maple board of directors’ fiduciary duties, the Maple board of directors may, in response to such bona fide acquisition proposal, subject to Maple’s compliance with its obligations relating to Maple shareholder approval or competing acquisition proposals, (1) furnish information with respect to Maple or its subsidiaries to such person making such acquisition proposal subject to a customary confidentiality agreement between Maple and such person that is no less restrictive than the confidentiality agreement between Maple and BNS and promptly disclose any such information to BNS to the extent not previously provided to BNS, and (2) participate in discussions or negotiations regarding such acquisition proposal.

For purposes of the Merger Agreement, an “acquisition proposal” means, other than the transactions contemplated by the Merger Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (a) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of Maple and its subsidiaries or 25% or more of any class of equity or voting securities of Maple or its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Maple, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of Maple or its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Maple or (c) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Maple or any of its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Maple.

Maple has agreed to promptly advise BNS following receipt of any request for information, proposals or offers with respect to an acquisition proposal that are received by Maple (including the material terms and conditions of, and the identity of the person making, such request, proposal or offer), and keep BNS apprised on a current basis of the status and details (including any amendments or proposed amendments) of any such request, proposal or offer, including the status of any discussion or negotiations with respect to any acquisition proposal, including any change to Maple’s intentions as previously notified to BNS.

Recommendation Change

Maple and the Maple board of directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to BNS the Maple board of directors’ unanimous recommendation to Maple shareholders that they approve the Merger Agreement (the “Maple Board Recommendation”), (ii) fail to make the Maple Board Recommendation, (iii) adopt, approve, recommend or endorse an acquisition proposal or publicly announce an intention to adopt, approve, recommend or endorse an acquisition proposal, (iv) fail to publicly and without qualification (A) recommend against any acquisition proposal, or (B) reaffirm the Maple Board Recommendation within 10 days (or such fewer number of days as remains prior to the Maple shareholders’ meeting) after an acquisition proposal is made public or any request by BNS to do so or (v) publicly propose to do any of the foregoing (any of the foregoing a “Recommendation Change”).

Notwithstanding the above, if the Maple board of directors determines in good faith and after consultation with outside counsel that an acquisition proposal is a superior proposal and that it is necessary to pursue such superior proposal in order to act in a manner consistent with the Maple board of directors’ fiduciary duties, the Maple board of directors may, prior to the receipt of the requisite Maple shareholder vote, effect a Recommendation Change; provided that the Maple board of directors may not take any such action unless (i) Maple gives BNS at least three business days’ prior written notice of its intention to take such action, which notice shall specify the material terms and conditions of such acquisition proposal and shall include a copy of the available proposed transaction agreement to be entered into in respect of such acquisition proposal, (ii) during the notice period, if requested by BNS, Maple shall have engaged in good faith negotiations with BNS regarding any amendment to the Merger Agreement proposed by BNS and intended to cause the relevant acquisition proposal to no longer constitute a superior proposal, (iii) the Maple board of directors shall have considered in good faith any adjustments or amendments to the Merger Agreement (including a change to the price terms thereof) that may be irrevocably offered in writing by BNS no later than 11:59 a.m. New York City time on the last day of the notice period and shall have determined in good faith, after consultation with its financial advisors and outside counsel, that the superior proposal would continue to constitute a superior proposal even if such proposed changed terms were to be given effect and that the failure to take such action would continue to be inconsistent with its fiduciary duties to the shareholders of Maple and (iv) Maple shall have complied with its obligations to keep BNS advised and apprised regarding requests, proposals or offers with respect to an acquisition proposal received by Maple as detailed above.

Conditions to Completion of the Merger

BNS’s and Maple’s respective obligations to complete the Merger are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

•	the requisite Maple shareholder vote having been obtained;

•	the authorization for listing on the NYSE and TSX, in each case subject to official notice of issuance, of the BNS Common Shares to be issued in connection with the Merger;

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all requisite regulatory approvals having been obtained and remaining in full force and effect, and all statutory waiting periods in respect thereof having expired or been terminated, without the imposition or continued existence of any materially burdensome condition;

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the effectiveness of the registration statement of which this prospectus is a part, and the absence of any stop order suspending its effectiveness (or proceedings for such purpose initiated or threatened by the SEC and not withdrawn);

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no statute, rule, regulation, executive order, decree, ruling, permanent injunction or other permanent order becoming effective (and final and nonappealable) or being in effect permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement;

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the accuracy of the representations and warranties of the other party contained in the Merger Agreement as of the date on which the Merger Agreement was entered into and as of the Closing Date, subject to the materiality standards provided in the Merger Agreement (and the receipt by each party of an officer’s certificate from the other party to such effect);

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the compliance with and performance by the other party in all material respects of all covenants and agreements required to be complied with and performed by it under the Merger Agreement at or prior to the Closing Date (and the receipt by each party of an officer’s certificate from the other party to such effect);

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the tangible equity capital of Maple, calculated in the same manner as the calculation of tangible common equity for purposes of the Closing Equity Capital, being equal to or greater than $70,000,000; and

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each of the employees of Maple listed in the Maple Disclosure Letter remaining employed by Maple as of immediately prior to the Closing (except to the extent such employment is terminated by death or as a result of disability) and not having served any notice of resignation or being subject to any pending termination as of immediately prior to the Closing.

Neither Maple nor BNS can provide assurance as to when or if all or any of the conditions to the Merger can or will be satisfied or waived by the appropriate party, or whether the Merger will be completed.

Termination of the Merger Agreement

The Merger Agreement can be terminated at any time prior to the Closing Date:

•	by mutual written consent of BNS and Maple;

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by either BNS or Maple if any governmental entity that must grant a requisite regulatory approval has denied such approval or any governmental entity of competent jurisdiction has issued an order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement, unless, in either case, such denial of approval or issuance of such order arises out of, or results from, a material breach by the party seeking to terminate the Merger Agreement of any representation, warranty, covenant or agreement of such party in the Merger Agreement;

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by either BNS or Maple if the Closing has not occurred on or before February 28, 2027 (which shall be automatically extended to May 28, 2027 if the only condition to the closing of the Merger not satisfied or waived as of such date (other than those conditions that by their nature are to be satisfied at the closing) is the receipt of required regulatory approvals, and such condition is then capable of being satisfied if the closing were to take place on May 28, 2027), unless the failure of the Closing to occur by such date arises out of, or results from, a material breach by the party seeking to terminate the Merger Agreement of any representation, warranty, covenant or agreement of such party in the Merger Agreement;

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by Maple, if the Maple board of directors determines in good faith and after consultation with outside counsel that an alternative acquisition proposal is a superior proposal and that it is necessary to pursue such superior proposal in order to act in a manner consistent with such Maple board of directors’ fiduciary duties;

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by BNS, if Maple has breached any of its covenants or agreements or any of its representations or warranties contained in the Merger Agreement, which breach, individually or in the aggregate, would cause the non-occurrence of a condition to complete the Merger, and such breach is not cured within 20 days following written notice to Maple or by February 28, 2027 (or May 28, 2027, if extended as outlined above), whichever is earlier, or cannot, by its nature, be cured prior to February 28, 2027 (or May 28, 2027, if extended as outlined above), provided that BNS is not then in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement that could cause the non-occurrence of a condition to complete the Merger;

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by Maple, if BNS or Merger Sub has breached any of its covenants or agreements or any of its representations or warranties contained in the Merger Agreement, which breach, individually or in the aggregate, would cause the non-occurrence of a condition to complete the Merger, and such breach is not cured within 20 days following written notice to BNS or by February 28, 2027 (or May 28, 2027, if extended as outlined above), whichever is earlier, or cannot, by its nature, be cured prior to February 28, 2027 (or May 28, 2027, if extended as outlined above), provided that Maple is not then in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement that could cause the non-occurrence of a condition to complete the Merger; and

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by BNS, if (i) Maple or the Maple board of directors has made a Recommendation Change (including by (A) withholding, withdrawing, modifying or qualifying in a manner adverse to BNS the Maple board of directors’ unanimous recommendation to Maple shareholders that they approve the Merger Agreement (the “Maple Board Recommendation”), (B) failing to make the Maple Board Recommendation, (C) adopting, approving, recommending or endorsing an acquisition proposal or publicly announcing an intention to do so, (D) failing to publicly and without qualification (x) recommend against any acquisition proposal, or (y) reaffirm the Maple Board Recommendation within 10 days (or such fewer number of days as remains prior to the Maple shareholders’ meeting) after an acquisition proposal is made public or any request by BNS to do so or (E) publicly proposing to do any of the foregoing or (ii) Maple or the Maple board of directors has breached in any material respect its obligations relating to Maple shareholder approval or competing acquisition proposals.

Liquidated Damages Amount

If the Merger Agreement is terminated (i) by Maple in order to enter into a definitive agreement with respect to an alternative acquisition proposal that Maple’s board of directors has determined, in good faith and after consultation with its outside counsel, is a superior proposal, (ii) by BNS after Maple or Maple’s board of directors makes a Recommendation Change, or after Maple or Maple’s board of directors materially breaches its obligations relating to Maple shareholder approval or competing acquisition proposals or (iii) by either BNS or Maple because the closing of the Merger has not occurred by February 28, 2027 (which shall be automatically extended to May 28, 2027 if the only condition to the closing of the Merger not satisfied or waived as of such date (other than those conditions that by their nature are to be satisfied at the closing) is the receipt of required regulatory approvals, and such condition is then capable of being satisfied if the closing were to take place on May 28, 2027), after a bona fide proposal, or an indication of intention to make a proposal, for an alternative acquisition transaction involving Maple or any of its subsidiaries has been made to Maple, any Maple subsidiary or any Maple shareholder, and the failure of the closing of the Merger to occur by that date is not due to actions or omissions of BNS unrelated to that alternative acquisition proposal or indication of interest, then Maple will be required to pay BNS liquidated damages in an amount equal to $6,500,000.

Effect of Termination

If the Merger Agreement is terminated, it will become void and have no effect, and no party shall have any liability or further obligation thereunder, except that (i) none of the parties will be relieved or released from any liabilities or damages arising out of its Fraud (as defined in the Merger Agreement) or willful and material breach of any provision of the Merger Agreement and (ii) certain provisions of the Merger Agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Expenses and Fees

Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the Merger Agreement may be amended by the parties at any time before or after the receipt of the requisite Maple shareholder vote, except that after the receipt of the requisite Maple shareholder vote, there may not be, without further approval of the holders of Maple Common Stock or Maple Preferred Stock, as applicable, any amendment of the Merger Agreement that requires such further approval under applicable law.

At any time prior to the completion of the Merger, each of the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered by such other party pursuant to the Merger Agreement and waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in the Merger Agreement, except that after the receipt of the requisite Maple shareholder vote, there may not be, without further approval of the holders of Maple Common Stock or Maple Preferred Stock, as applicable, any extension or waiver of the Merger Agreement or any portion thereof that requires further approval under applicable law.

Governing Law

The Merger Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Specific Performance

BNS, Maple and Merger Sub will be entitled to seek specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions of the Merger Agreement (including BNS’s obligations to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity.

SHAREHOLDER SUPPORT AGREEMENTS

The following describes certain material provisions of the support agreements entered into by certain shareholders of Maple (together, the “Shareholder Support Agreements”). This description of the shareholder support agreements is subject to, and qualified in its entirety by reference to, the form of support agreement, which is attached to this prospectus as Annex D. You are urged to read the form of support agreement carefully and in its entirety.

Concurrently with the execution of the Merger Agreement, on May 28, 2026, BNS entered into support agreements with certain Maple shareholders substantially in the form attached to this prospectus as Annex D, in their respective capacities as Maple shareholders and not in their capacities as an officer or director of Maple, as the case may be. As of the Consent Record Date, these shareholders collectively and beneficially owned approximately 37.98% of the outstanding shares of Maple Voting Common Stock and 100% of Maple Preferred Stock.

Voting

Under the Shareholder Support Agreements, each such shareholder irrevocably and unconditionally agrees that, from the date of the Shareholder Support Agreement until the earliest of the Effective Time or the date of termination of the Merger Agreement (the “Expiration Time”), at any meeting of the shareholders of Maple, however called, or in connection with any written consent of the shareholders of Maple, such shareholder will (i) appear at such meeting or otherwise cause such shareholder’s owned shares to be counted as present for the purpose of calculating a quorum, and (ii) vote or cause to be voted, all shares beneficially owned by such shareholder as of the relevant time (1) in favor of the approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, (2) against any acquisition proposal, without regard to any recommendation to the shareholders of Maple by the board of directors of Maple concerning such acquisition proposal, and without regard to the terms of such acquisition proposal, or any other proposal made in opposition to or that is otherwise in competition or inconsistent with the Merger or the other transactions contemplated by the Merger Agreement, (3) against any agreement, amendment or modification of any agreement or any other action that is intended to or would reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the Merger or the other transactions contemplated by the Merger Agreement, (4) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of Maple in the Merger Agreement or the shareholder under the Shareholder Support Agreement, (5) in favor of any other proposal for which a vote of shareholders of Maple is required to facilitate the Merger or the other transactions contemplated by the Merger Agreement and (6) in favor of any proposal to adjourn a meeting at which there is a proposal for shareholders of Maple to approve the Merger Agreement to a later date if there are not sufficient votes to approve the Merger Agreement or if there are not sufficient shares present to constitute a quorum.

Restrictions on Transfer

Each such shareholder agrees that, from the date of the Shareholder Support Agreement until the Expiration Time, such shareholder will not, directly or indirectly, (i) sell, offer to sell, give, convey, pledge, encumber, hypothecate, assign, tender, exchange, grant any option for the sale of or otherwise transfer or dispose of or enter into any agreement, arrangement or understanding to sell, any shares; (ii) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer (including by succession or otherwise by operation of law), exchange, pledge, hypothecation or other encumbrance or disposition or limitation on the voting rights, of any shares (or any right, title or interest therein); (iii) deposit any shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the shareholder’s obligations under the Shareholder Support Agreement with respect to any of the shares; (iv) otherwise grant, permit or suffer the creation of any liens on any shares (other than applicable restrictions on transfer under U.S. state or federal securities or “blue sky” laws); (v) enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, the economic consequence of ownership of the shares or interest in the shares; or (vi) commit or agree to take any of the foregoing actions or discuss, negotiate or make an offer to enter into a commitment, agreement, understanding or similar arrangement to take any of the foregoing actions (any such action, a “Transfer”), other than in connection with bona fide estate planning purposes to the shareholder’s affiliates or immediate family members; provided that, as a condition to such Transfer, such affiliate or immediate family member executes an identical agreement; and further provided that the assigning shareholder remains jointly and severally liable for the breaches of any of the shareholder’s affiliates or immediate family members of the terms thereof.

Other Covenants

Under the Shareholder Support Agreements, each such shareholder will not, and will cause the shareholder’s affiliates and each of their respective officers, directors and employees, and will instruct its and their respective representatives to not, directly or indirectly, take any action to solicit, negotiate, furnish information to, accept, encourage, consider or otherwise pursue any offer or inquiry from any person regarding an acquisition proposal, or provide any confidential information or data to any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal. Each such shareholder also agrees to, and to cause such shareholder’s affiliates and to instruct such shareholder’s and such affiliates’ representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations and communications with any persons with respect to any existing or potential acquisition proposal. Each such shareholder agrees to promptly (and in any event within three business days and before entering into any discussions or providing any information) notify BNS if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, such shareholder or such shareholder’s representatives, in each case in connection with any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal.

Each such shareholder also agrees not to enter into any agreement, contract or understanding with any person prior to the termination of the Shareholder Support Agreement, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of such shareholder’s shares in any manner which is inconsistent with the Shareholder Support Agreement. In addition, to the fullest extent permitted under applicable law, each such shareholder irrevocably waives and agrees not to assert, exercise or perfect, directly or indirectly, any right of appraisal or right to dissent with respect to the Merger Agreement or the Merger or any of the other transactions contemplated by the Merger Agreement that such shareholder may have with respect to the shares under applicable law.

Termination

Each Shareholder Support Agreement will terminate upon the Expiration Time; provided that no such termination shall relieve any party from any liability for any breach of the Shareholder Support Agreement occurring prior to such termination. Certain provisions of the Shareholder Support Agreements, including provisions relating to the release of claims, appointment of the shareholder representative and miscellaneous matters, will survive any termination of the Shareholder Support Agreements.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following general discussion addresses the material U.S. federal income tax considerations of the Merger to U.S. holders (as defined below) of Maple Common Stock that exchange their Maple Common Stock for BNS Common Shares. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. The discussion is based on the Code, the Treasury Regulations promulgated thereunder, administrative rulings, published positions of the Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to differing interpretations (possibly with retroactive effect), and any such change or interpretation could cause the U.S. federal income tax consequences to vary substantially from the statements and conclusions set forth in this discussion. This discussion applies only to U.S. holders that hold their Maple Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular holder in light of his, her or its individual circumstances or to holders subject to special treatment under U.S. federal income tax laws, including:

•	banks or other financial institutions;

•	mutual funds;

•	tax exempt organizations;

•	governmental agencies or instrumentalities;

•	insurance companies;

•	dealers in securities, commodities or non-U.S. currency;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•

entities or arrangements treated as partnerships or other pass-through entities (including S corporations) for U.S. federal income tax purposes and investors in such partnerships or other pass-through entities (including S corporations);

•	holders that are not U.S. holders;

•	certain expatriates or former long-term residents of the United States;

•	holders that exercise appraisal rights;

•	holders that exercise dissenters’ rights;

•	regulated investment companies and real estate investment trusts;

•	pension funds;

•	individual retirement and other tax-deferred accounts;

•	“controlled foreign corporations;”

•	“passive foreign investment companies;”

•	“personal holding companies;” entities subject to the U.S. anti-inversion rules or the base erosion and anti-abuse tax;

•	holders that have a functional currency other than the U.S. dollar;

•	holders who received their Maple Common Stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;

•	holders that actually or constructively hold 5% or more of Maple Common Stock or 5% or more of BNS Common Shares (in either case, by vote or value);

•	holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement;”

•	holders who hold Maple Common Stock or BNS Common Shares as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment; and

•	holders that hold their shares of Maple Common Stock, or who will hold BNS Common Shares, in connection with a permanent establishment or fixed base outside the United States.

If you are a U.S. holder subject to special provisions and/or tax treatment under the Code, including but not limited to those described immediately above, you should consult your own tax advisors regarding the tax consequences relating to the Merger in light of your particular circumstances.

In addition, this discussion does not address any state, local or non-U.S. tax considerations of the Merger, nor does it address the impact of the Medicare contribution tax on net investment income, the alternative minimum tax or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith) or any U.S. federal laws other than those pertaining to the U.S. federal income tax. Determining the tax consequences of the Merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of Maple or BNS. You should consult with your own tax advisor as to the tax consequences of the Merger in your particular circumstances, and any applicable record maintenance or information reporting obligations.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Maple Common Stock who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or

•

a trust that (A) is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (B) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of Maple Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Accordingly, such partners and partnerships should consult their own tax advisors regarding the particular tax considerations of the transactions to them.

The following discussion does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the Merger. Each holder of Maple Common Stock should consult his, her or its own tax advisor with respect to the particular tax considerations to them of the Merger, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws and the potential for dividend treatment of any cash consideration received in the Merger.

Treatment of the Merger

The Merger is intended to qualify as a “reorganization” and a non-recognition transaction for U.S. federal income tax purposes. None of BNS, Maple or Merger Sub has sought or will seek any ruling from the IRS regarding any matters relating to the Merger, and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

Accordingly, assuming that the Merger so qualifies, the material U.S. federal income tax considerations of the Merger to a U.S. holder of Maple Common Stock are set forth in the remainder of the discussion:

•

a U.S. holder who receives solely BNS Common Shares in exchange for shares of Maple Common Stock will generally not recognize any gain or loss upon the Merger (except with respect to the cash received instead of a fractional BNS Common Share, as described below);

•

the aggregate tax basis of the BNS Common Shares received in the Merger (including fractional share interests in BNS Common Shares deemed received and exchanged for cash, as described below) will generally be equal to the U.S. holder’s aggregate tax basis in the Maple Common Stock, as applicable, for which it is exchanged; and

•

the holding period of BNS Common Shares received in the Merger (including any fractional shares deemed received and redeemed as described below) will generally include the U.S. holder’s holding period of the Maple Common Stock for which it is exchanged.

If a U.S. holder acquired different blocks of Maple Common Stock at different times and at different prices, such U.S. holder’s tax basis and holding period in the BNS Common Shares received in the Merger may be determined with reference to each block of Maple Common Stock. Such U.S. holders should consult their own tax advisor regarding the determination of the tax basis and/or holding periods of the particular shares of BNS Common Shares received in the Merger.

If the Merger does not qualify as a reorganization (and is otherwise treated as a recognition event) for U.S. federal income tax purposes, the conversion of Maple Common Stock into BNS Common Shares in the Merger will generally be treated as a fully taxable transaction for such purposes and U.S. holders will generally recognize gain or loss on the conversion of the shares of Maple Common Stock into BNS Common Shares pursuant to the Merger, equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder’s tax basis, determined in U.S. dollars, in the shares of Maple Common Stock. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for U.S. foreign tax credit limitation purposes. Moreover, a U.S. holder’s tax basis in the BNS Common Shares will be equal to the fair market value of the BNS Common Shares at the time of the Merger.

If the Merger qualifies as a reorganization but non-recognition treatment does not apply, holders of Maple Common Stock may be required to recognize gain, but not loss, on their exchange of Maple Common Stock for BNS Common Shares in the Merger.

Cash in Lieu of a Fractional Share

Assuming the Merger qualifies as a “reorganization,” U.S. holders of Maple Common Stock who receive cash in lieu of a fractional BNS Common Share will generally be treated as having received such fractional share pursuant to the Merger and then as having received such cash in redemption of the fractional share. As a result, gain or loss will generally be recognized based on the difference between the amount of cash in lieu of the fractional share and the tax basis allocated to such fractional share. Such gain or loss will generally be long-term capital gain or loss if the holding period for such shares is more than one year at the Effective Time. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations under the Code.

BNS Common Shares

Taxation of Dividends

The gross amount of any dividend BNS pays out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Dividends paid to U.S. holders that constitute “qualified dividend income” will be taxable at preferential rates applicable to long-term capital gains provided that (i) BNS is a “qualified foreign corporation” and (ii) the U.S. holder holds the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. BNS generally will be a “qualified foreign corporation” if (1) it is either (a) eligible for the benefits of the income tax treaty between the United States and Canada (the “Treaty”), or (b) if the stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States (as determined for U.S. federal income tax purposes), and (2) it is not a PFIC (as defined below) in the taxable year of the distribution or the immediately preceding taxable year. BNS expects to be eligible for the benefits of the Treaty. In addition, as discussed below under “PFIC Rules,” BNS does not believe it should be treated as a PFIC for the current year or any future years.

Any dividend with respect to BNS Common Shares is taxable when the U.S. holder receives the dividend, actually or constructively. Any such dividend will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution that must be included in a U.S. holder’s income will be the U.S. dollar value of the Canadian dollar payments made, determined at the spot Canadian dollar/U.S. dollar rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such currency gain or loss generally will be income or loss from sources within the United States for U.S. foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated as non-taxable returns of capital to the extent of the U.S. holder’s tax basis in the shares and thereafter as capital gain. BNS does not expect to maintain calculations of earnings and profits for U.S. federal income tax purposes. Therefore, a U.S. holder should expect that such distribution will generally be treated as a dividend.

For U.S. foreign tax credit limitation purposes, dividends will be treated as income from sources outside the United States and will, depending on the U.S. holder’s circumstances, be treated as either “passive” or “general” income for U.S. foreign tax credit limitation purposes. The rules relating to the determination of the U.S. foreign tax credit, or deduction in lieu of the U.S. foreign tax credit, are complex and U.S. holders should consult their own tax advisors with respect to these rules and the rules regarding dividends.

Sale or Exchange of Shares

A U.S. holder that sells or otherwise disposes of BNS Common Shares will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder’s tax basis, determined in U.S. dollars, in such shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for U.S. foreign tax credit limitation purposes.

PFIC Rules

BNS believes that its shares should not be treated as stock of a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes and BNS does not anticipate becoming a PFIC in the future, but this conclusion is a factual determination that is made annually and thus may be subject to change.

In general, BNS will be a PFIC with respect to a U.S. holder if for any taxable year in which the U.S. holder held BNS Common Shares:

•	at least 75% of BNS gross income for the taxable year is passive income, or

•	at least 50% of the value, determined on the basis of a quarterly average, of BNS assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from the sale or exchange of assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests described above as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. In addition, for purposes of the PFIC tests described above, income derived in the active conduct of the BNS banking business should not be treated as passive income.

If BNS were to be a PFIC for any taxable year during which a U.S. holder owned BNS Common Shares, such U.S. holder generally would be subject, in that taxable year and all subsequent taxable years (whether or not BNS continued to be a PFIC), to materially adverse U.S. federal income tax consequences, including that gain from a sale or other disposition of BNS Common Shares, as well as certain distributions on BNS Common Shares, would be subject to tax at the highest ordinary income tax rates and an interest charge and U.S. holders would be subject to additional information reporting requirements. U.S. holders should consult their own tax advisors as to the potential application of the PFIC rules.

Information with Respect to Foreign Financial Assets

Certain holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year (or an aggregate value in excess of $75,000 at any time during the taxable year) will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stock or securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The BNS Common Shares may be subject to these rules. U.S. holders are urged to consult their own tax advisor regarding the application of these rules to their ownership of BNS Common Shares.

Foreign Account Tax Compliance Act Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (which are commonly referred to as “FATCA”) generally impose a 30% withholding tax on certain payments, including “passthru” payments to certain persons if the payments are attributable to assets that give rise to U.S.-source income or gain. However, pursuant to proposed Treasury Regulations, any FATCA withholding on “foreign passthru payments” would begin no earlier than the date that is two years after the date on which final Treasury Regulations defining “foreign passthru payments” are published. FATCA is complex and significant aspects of the application of FATCA are not currently clear, so it is not possible to determine at this time what impact, if any, these rules will have on holders of BNS Common Shares. U.S. holders are urged to consult their own tax advisors regarding the possible implications of FATCA with respect to their ownership of BNS Common Shares.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24%) may apply to payments of cash made to a holder of Maple Common Stock in connection with the Merger and to distributions on and dispositions of BNS Common Shares. Backup withholding will not apply, however, if the holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable certification requirements. Generally, U.S. holders may be required to provide an IRS Form W-9 and comply with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld may be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors to determine their qualification for exemption from backup withholding and the procedure for establishing an exemption in light of their particular circumstances.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS OF MAPLE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSIDERATIONS TO THEM OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

MATERIAL CANADIAN FEDERAL TAX CONSIDERATIONS

The following general discussion addresses the principal Canadian federal income tax consequences of holding and disposing of BNS Common Shares generally applicable to a holder who acquires, as beneficial owner, BNS Common Shares in exchange for their Maple Common Stock and Maple Preferred Stock pursuant to the Merger Agreement and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) (the “Tax Act”), (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s-length with BNS; (iii) is not affiliated with BNS; and (iv) does not use or hold the BNS Common Shares in a business carried on in Canada (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act and the regulations thereunder and on our understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (the “Minister”) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not exhaustive of all Canadian federal income tax considerations. It is not intended to be legal or tax advice to any particular holder. Holders should consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the BNS Common Shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the relevant exchange rate.

BNS Common Shares

Dividends on the BNS Common Shares

Dividends paid or credited on the BNS Common Shares or deemed to be paid or credited on the BNS Common Shares to a Holder will be subject to Canadian non-resident withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Holder is entitled under any applicable income tax convention between Canada and the country in which the Holder is resident. For example, under the Canada-U.S. Income Tax Convention (1980) (the “Convention”), where dividends on the BNS Common Shares are considered to be paid to or derived by a Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits in accordance with, the provisions of the Convention, the applicable rate of Canadian non-resident withholding tax is generally reduced to 15%.

Disposition of the BNS Common Shares

A Holder will not be subject to tax under the Tax Act on any gain realized on a disposition or deemed disposition of the BNS Common Shares, unless the shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident.

Generally, the BNS Common Shares will not constitute taxable Canadian property to a Holder at a particular time provided that the BNS Common Shares are listed at that time on a designated stock exchange (which includes the Toronto Stock Exchange), unless at any particular time during the 60-month period that ends at that time (i) the Holder, persons with whom the Holder does not deal with at arm’s-length, partnerships in which the Holder or a person with whom the Holder does not deal at arm’s length holds a membership directly or indirectly through one or more partnerships or the Holder together with all such persons, has owned 25% or more of the issued shares of any class or series of capital stock of BNS, and (ii) more than 50% of the fair market value of the BNS Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act) and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the BNS Common Shares could be deemed to be taxable Canadian property. Holders whose BNS Common Shares may constitute taxable Canadian property should consult their own tax advisors.

DESCRIPTION OF BNS COMMON SHARES

As a result of the Merger, Maple shareholders who receive BNS Common Shares in the Merger will become shareholders of BNS. Your rights as a shareholder of BNS will be governed by the Bank Act (Canada), the BNS bylaws and the actual terms and conditions of such shares. The following briefly summarizes the material terms of BNS Common Shares that will be issued in connection with the Merger. The following summary is not complete and is qualified in its entirety by, and should be read in conjunction with, the Annual Report on Form 40-F for the year ended October 31, 2025, the Bank Act (Canada), the bylaws of BNS and the actual terms and conditions of the BNS Common Shares. Copies of BNS’s bylaws are available, without charge, to any person by following the instructions listed in the section entitled “Where You Can Find More Information.” For more information on the provisions of the Bank Act (Canada) and BNS’s bylaws, see also the section entitled “Comparison of Shareholders’ Rights.”

Common Shares

The authorized common share capital of BNS consists of an unlimited number of BNS Common Shares, of which 1,219,093,484 BNS Common Shares were issued and outstanding as at July 23, 2026.

Voting. Holders of BNS Common Shares are entitled to vote at all meetings of the shareholders of BNS, except meetings at which only the holders of a specified class, other than common shares, are entitled to vote. Holders of BNS Common Shares are entitled to one vote per share on all matters to be voted on by holders of BNS Common Shares. Unless otherwise required by the Bank Act (Canada), any matter to be voted on by holders of BNS Common Shares shall be decided by a majority of the votes cast on the matter.

Liquidation Rights. After the payment to the holders of the preferred shares of the amount or amounts to which they may be entitled, the holders of BNS Common Shares shall be entitled to receive the remaining property of BNS upon liquidation, dissolution or winding-up thereof.

Preemptive, Subscription, Redemption and Conversion Rights. Holders of BNS Common Shares have no preemptive, subscription, redemption or conversion rights.

Dividends. Subject to the rights, privileges, restrictions and conditions attached to the preferred shares, the holders of the BNS Common Shares shall be entitled to receive dividends declared by the board of directors on the BNS Common Shares from time to time. The declaration and payment of dividends and the amount of the dividends is subject to the discretion of the board of directors, and will be dependent upon the results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends by BNS and other factors deemed relevant by the board of directors.

Limitations Affecting Holders of BNS Common Shares

In accordance with the Bank Act (Canada), no person or group of associated persons may own more than 10% of any class of shares of BNS without the approval of the Minister of Finance (Canada) (the “Minister”). No person may be a major shareholder of a bank if the bank has equity of $12 billion or more (which includes BNS). A person is a major shareholder of a bank if: (i) the aggregate number of shares of any class of voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 20% of that class of voting shares; or (ii) the aggregate number of shares of any class of non-voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 30% of that class of non-voting shares. Subject to certain exceptions, ownership of BNS Common Shares by Canadian or foreign governments is restricted under the Bank Act (Canada). While the government holds any shares of a bank, including BNS, the Minister may impose certain terms and conditions, including conditions on the payment by BNS of dividends on any of its shares.

Under the Bank Act (Canada), BNS cannot redeem or purchase any of its shares, including BNS Common Shares, unless the consent of the Superintendent has been obtained, and BNS must notify the Superintendent at least 15 days before the day fixed for payment of a dividend declared by the board of directors of BNS. In addition, the Bank Act (Canada) prohibits a payment to purchase or redeem any shares or the declaration and payment of a dividend if there are reasonable grounds for believing that BNS is, or the payment would cause BNS to be unable to maintain adequate capital and adequate and appropriate forms of liquidity; be unable to comply with or be in contravention of any regulation under the Bank Act (Canada) respecting the maintenance of the minimum capacity to absorb losses; or be in contravention of any directions made to BNS by the Superintendent to increase capital or provide additional liquidity.

Amendments to the Rights, Privileges, Restrictions and Conditions of BNS’s Common Shares Under the Bank Act (Canada)

The rights of holders of the BNS Common Shares can be changed by the board of directors of BNS by making, amending or repealing the bylaws of BNS. The board of directors of BNS must submit such a bylaw, or amendment to or repeal of a bylaw, to the shareholders of BNS in accordance with the procedures of the Bank Act (Canada) and BNS’s bylaws, and the shareholders must approve the bylaw, amendment to or repeal of the bylaw by special resolution to be effective. Under the Bank Act (Canada), a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act (Canada) mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the bylaws of BNS.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the Merger is completed, Maple shareholders will receive BNS Common Shares in the Merger. BNS is organized under the laws of Canada, and Maple is organized under the laws of the State of Texas. The following is a summary of the material differences between (i) the current rights of Maple shareholders under the Maple articles of incorporation and the Maple bylaws, and (ii) the current rights of BNS shareholders under the Bank Act (Canada), which is BNS’s charter and the BNS bylaws.

BNS and Maple believe that this summary describes the material differences between the rights of BNS shareholders as of the date of this prospectus and the rights of Maple shareholders as of the date of this prospectus; however, it does not purport to be a complete description of those differences. Copies of BNS’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”

Material Differences Between the Rights of Shareholders of BNS and Shareholders of Maple

The following is a summary of material differences between the rights of BNS shareholders under the Bank Act (Canada) and BNS’s bylaws and the existing rights of Maple shareholders under the TBOC, Maple charter and Maple bylaws. While BNS and Maple believe that the following summary covers all of the material differences, it may not contain all of the information that is important to you. The following summary does not include a complete description of all differences between the rights of BNS shareholders and Maple shareholders, nor does it include a complete discussion of the respective rights of BNS shareholders and Maple shareholders.

The following summary is qualified in its entirety by reference to the Bank Act (Canada) and BNS’s bylaws, the TBOC and Maple’s charter and bylaws. You are urged to carefully read this entire prospectus, the relevant provisions of the Bank Act (Canada) and the TBOC, BNS’s bylaws and Maple’s charter and bylaws for a more complete understanding of the differences between the rights of a Maple shareholder and the rights of a BNS shareholder. BNS has filed with the SEC its bylaws referenced in this summary of shareholder rights. For more information, see the section entitled “Where You Can Find More Information” on page 115. References to a “holder” in the following summary are to the registered holder of the applicable shares.

Provision	BNS	Maple
Authorized Share Capital

BNS is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares issuable in series. There are no issued and outstanding preferred shares.

Holders of common shares and preferred shares are entitled to all of the applicable rights and obligations provided under the Bank Act (Canada) and BNS’s bylaws.

Maple is authorized to issue an aggregate of 50,000,000 shares of capital stock, consisting of: (i) 40,000,000 shares of Maple Voting Common Stock; (ii) 5,000,000 shares of Maple Non-Voting Common Stock; and (iii) 5,000,000 shares of preferred stock, par value $0.01 per share. Of the authorized Maple preferred stock, 700,000 shares have been designated as Maple Preferred Stock.

The Maple Voting Common Stock and Maple Non-Voting Common Stock are otherwise identical, but the Maple charter does not provide for general conversion rights between the two classes of common stock. With respect to the Maple preferred stock, the Maple board of directors is authorized to fix the conversion or exchange features of any series of Maple preferred stock by resolution at the time of issuance.

Provision	BNS	Maple
Common Shares

Holders of common shares are entitled to vote at all meetings of the shareholders of BNS except meetings at which only holders of a specified class, other than common shares, or series of shares of BNS are entitled to vote. Common shareholders are entitled to receive dividends, as and when declared by the board of directors of BNS on the common shares.

After the payment to the holders of the preferred shares of the amount or amounts to which they may be entitled, the holders of the common shares shall be entitled to receive the remaining property of BNS upon liquidation, dissolution or winding-up thereof.

Holders of Maple Voting Common Stock are entitled to vote at all meetings of Maple shareholders, with each Maple shareholder of record having the right to one vote for each share of Maple Voting Common Stock registered in the name of the Maple shareholder. Except as otherwise required by law, holders of outstanding shares of Maple Non-Voting Common Stock are not entitled to vote on any matter on which Maple shareholders are entitled to vote. Holders of Maple Voting Common Stock and Maple Non-Voting Common Stock are entitled to receive dividends, as and when declared by the Maple board of directors, out of funds legally available therefor.

After the payment to the holders of the Maple Preferred Stock of the amount or amounts to which they may be entitled, the holders of the Maple Voting Common Stock and Maple Non-Voting Common Stock shall be entitled to receive the remaining property of Maple upon liquidation, dissolution or winding-up thereof, subject to the prior payment of the Maple Preferred Stock Liquidation Preference (as defined below) to the holders of the Maple Preferred Stock. The Maple Preferred Stock ranks pari passu with Maple Common Stock with respect to dividends.

Preferred Shares

The preferred shares, if outstanding, are entitled to preference over the common shares and over any other shares of BNS ranking junior to the preferred shares with respect to the payment of dividends and upon any distribution of assets in the event of liquidation, dissolution or winding-up of BNS.

BNS may not create, without the approval of the holders of outstanding preferred shares, any other class of shares ranking prior to or on a parity with the preferred shares, increase the authorized number of preferred shares or amend the provisions attaching to the preferred shares.

The Maple board of directors is expressly authorized, without further shareholder action, to issue Maple preferred stock in one or more classes or series and to fix the voting powers (full, limited or none) and distinctive designations, preferences and relative, participating, option or other special rights and qualifications, limitations, preferences, privileges and restrictions of each class or series, including redemption rights, dividend rights, liquidation preferences and conversion or exchange features, by resolution of the Maple board of directors.

Provision	BNS	Maple

Any approval to be given by the holders of the outstanding preferred shares may be given by a resolution carried by the affirmative vote of not less than 66 2/3% of the votes cast at a meeting of holders of preferred shares at which a majority of the outstanding preferred shares is represented or, if no quorum is present at such meeting, at any adjourned meeting at which no quorum requirements would apply.

The directors of BNS may from time to time by resolution divide any unissued preferred shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof.

Effective January 1, 2013, in accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including preferred shares, must include terms providing for the full and permanent conversion of such securities into common shares upon the occurrence of certain trigger events relating to financial viability in order to qualify as regulatory capital (“NVCC”). As of January 1, 2013, all outstanding capital instruments that did not meet the NVCC requirement were considered non-qualifying capital instruments and were phased out beginning January 1, 2013.

Variation of Rights Attaching to a Class or Series of Shares	Under the Bank Act (Canada), changes to rights, privileges, restrictions or conditions attaching to a class or series of shares generally require an amendment of BNS’s bylaws authorized by special resolution of BNS’s shareholders and, if applicable, a separate special resolution of the holders of the affected class or series of shares in accordance with the provisions of the Bank Act (Canada).	Under the TBOC, changes to the rights, privileges, restrictions or conditions attaching to a class or series of shares may be effected through an amendment to the Maple charter authorized in the manner required by the TBOC and the governing documents of Maple. With respect to the Maple Preferred Stock specifically, any amendment, alteration or repeal of any provision of the Maple charter (including the Maple certificate of designation) or the Maple bylaws that would adversely affect the rights or preferences of the Maple Preferred Stock requires the vote or consent of the holders of a majority of the outstanding shares of Maple Preferred Stock, voting as a single class, either by written consent or at a meeting called for such purpose.

Provision	BNS	Maple
Holders of Maple Preferred Stock shall not have any such voting rights if, at or prior to the effective time of the action with respect to which such vote would otherwise be required, all outstanding shares of Maple Preferred Stock have been converted into shares of Maple Common Stock.

Consolidation and Division; Subdivision	Under the Bank Act (Canada), the issued shares of a class or series of BNS shares may be changed into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series through an amendment to its bylaws authorized by special resolution of shareholders, including, if applicable, a separate special resolution of the holders of the affected class or series of shares in accordance with the provisions of the Bank Act (Canada).	Under the TBOC, the issued shares of a class or series of Maple shares may be converted into a different number of shares of the same class or series, or into the same or a different number of shares of another class or series, through an amendment to the Maple charter adopted pursuant to Section 21.052 of the TBOC and approved in the manner required by the TBOC and Maple’s governing documents, including, if applicable, a separate vote or consent of the holders of a majority of the outstanding shares of Maple Preferred Stock, voting as a single class, if such amendment would adversely affect the rights or preferences of the Maple Preferred Stock.

In connection with any stock split, reverse stock split, reclassification or similar event affecting the Maple Common Stock, the Maple Preferred Stock will be adjusted automatically and proportionately upon the effectiveness of such event so that the ratio of outstanding shares of Maple Common Stock to outstanding shares of Maple Preferred Stock immediately following such event is the same as immediately prior to such event. Such adjustment is provided for by the terms of the Maple certificate of designation and occurs without any further action by the Maple board of directors or Maple shareholders. Maple has also agreed in the Maple certificate of designation not to take any action, including through any reorganization, reclassification or amendment to the Maple charter or Maple bylaws, that would avoid or seek to avoid the observance or performance of the provisions and will protect the adjustment and conversion rights against impairment.

Provision	BNS	Maple
Reduction of Share Capital	Under the Bank Act (Canada), BNS may, by special resolution of shareholders, reduce its stated capital for a class of shares, provided there are no reasonable grounds for believing that BNS is, or that the reduction would cause BNS to be, unable to maintain adequate capital and adequate and appropriate forms of liquidity; be unable to comply with or be in contravention of any regulation under the Bank Act (Canada) respecting the maintenance of adequate capital and adequate and appropriate forms of liquidity and the maintenance of the minimum capacity to absorb losses; or be in contravention of any direction under the Bank Act (Canada) to increase capital or provide additional liquidity in such forms and amounts as the Superintendent may require. A special resolution to reduce stated capital has no effect until it is approved in writing by the Superintendent.	Under the TBOC, Maple may reduce its stated capital for a class of shares through an amendment to its charter authorized pursuant to Section 21.052 of the TBOC and approved by the holders of the outstanding shares entitled to vote on the amendment, provided that the Maple board of directors determines that there are no reasonable grounds for believing that Maple is, or that the reduction would cause Maple to be, unable to pay its debts as they become due in the ordinary course of business, or that the value of Maple’s assets would, as a result of the reduction, be less than the aggregate of its liabilities plus the amount that would be needed, if Maple were to be dissolved at the time of the reduction, to satisfy the preferential rights upon dissolution of Maple shareholders whose preferential rights upon dissolution are superior to those receiving the benefit of the reduction.

Distributions and Dividends; Repurchases and Redemptions

Distributions/Dividends

Under the Bank Act (Canada), holders of common shares are entitled to receive dividends if, as and when declared by the directors of BNS, subject to any prior satisfaction of preferential dividends applicable to any preferred shares. Subject to the rights of the holders of any other class of shares of BNS entitled to receive dividends in priority to or ratably with the holders of common shares, the board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of BNS.

Under the Bank Act (Canada), the board of directors may declare and BNS may pay dividends to the holders of common shares or preferred shares, subject to the requirement to notify the Superintendent of the declaration of a dividend at least 15 days before the day fixed for payment. The board of directors may not declare, and may not pay, a dividend if there are reasonable grounds for believing that BNS is, or the payment would cause BNS to be, unable to maintain adequate capital and

Distributions/Dividends

Holders of Maple Voting Common Stock and Maple Non-Voting Common Stock are entitled to receive dividends when, as and if declared by the Maple board of directors, out of funds legally available therefor, subject to any prior satisfaction of preferential dividends applicable to any preferred shares. Subject to the rights of the holders of any other class of shares of Maple entitled to receive dividends in priority to or ratably with the holders of common shares, all shares of Maple Voting Common Stock and Maple Non-Voting Common Stock shall be identical in all respects and entitle the holders thereof to the same powers, rights and privileges with respect to dividends, and the Maple board may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of Maple.

The Maple board of directors may declare, and Maple may pay, dividends to the holders of Maple Voting Common Stock and Maple Non-Voting Common Stock or Maple Preferred Stock out of funds legally

Provision	BNS	Maple

adequate and appropriate forms of liquidity; be unable to comply with or be in contravention of any regulation under the Bank Act (Canada) respecting the maintenance of adequate capital and adequate and appropriate forms of liquidity and the maintenance of the minimum capacity to absorb losses; or be in contravention of any direction under the Bank Act (Canada) to increase capital or provide additional liquidity in such forms and amounts as the Superintendent may require.

The preferred shares are, as a class, entitled to preference over the common shares of and over any other shares of BNS ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets of BNS in the event of the liquidation, dissolution or winding-up of BNS, whether voluntary or involuntary, or any other distribution of the assets of BNS among its shareholders for the purpose of winding-up its affairs.

Currently, the above limitations do not restrict the payment of dividends on common shares or preferred shares.

Repurchases/Redemptions

Under the Bank Act (Canada), BNS may, with the consent of the Superintendent and subject to its bylaws, purchase, for the purpose of cancellation, any shares issued by it, provided BNS may not make any payment to purchase such shares if there are reasonable grounds for believing that BNS is, or the payment would cause BNS to be, unable to maintain adequate capital and adequate and appropriate forms of liquidity; be unable to comply with or be in contravention of any regulation under the Bank Act (Canada) respecting the maintenance of adequate capital and adequate and appropriate forms of liquidity and the maintenance of the minimum capacity to absorb losses; or be in contravention of any direction under the Bank Act (Canada) to increase capital or provide additional liquidity in such forms and amounts as the Superintendent may require.

available for such purpose under applicable Texas law.

The Maple Preferred Stock ranks pari passu with the Maple Common Stock with respect to the payment of dividends; provided, however, that no dividends will be payable on the Maple Voting Common Stock or Maple Non-Voting Common Stock or any other class or series of capital stock ranking with respect to dividends pari passu with the Maple Common Stock unless a dividend is payable at the same time on the Maple Preferred Stock in an amount per share equal to the product of (a) the per share dividend declared and paid in respect of each share of Maple Common Stock and (b) the number of shares of Maple Common Stock into which such share of Maple Preferred Stock is then convertible (without regard to any limitations on conversion). Dividends on the Maple Preferred Stock are non-cumulative. In the event that the Maple board of directors does not declare or pay any dividends with respect to shares of Maple Common Stock, then the holders of Maple Preferred Stock will have no right to receive any dividends.

Currently, the above limitations do not restrict the payment of dividends on Maple Voting Common Stock, Maple Non-Voting Common Stock or Maple Preferred Stock.

Repurchases/Redemptions

The Maple Preferred Stock will not be redeemable at the option of Maple or any holder of Maple Preferred Stock at any time. Notwithstanding the foregoing, nothing contained in the Maple certificate of designation prohibits Maple from repurchasing or otherwise acquiring shares of Maple Preferred Stock in voluntary transactions with the holders thereof. Any repurchase of shares is subject to the general solvency requirements of the TBOC, which require that, at the time of the distribution, Maple’s assets exceed its liabilities and Maple is able to pay its debts as they become due in the ordinary course of business.

Provision	BNS	Maple

Under the Bank Act (Canada), BNS may, with the consent of the Superintendent and subject to its bylaws, redeem any redeemable shares issued by it at prices not exceeding the redemption price calculated according to a formula stated in its bylaws or the conditions attaching to the shares; provided that BNS may not make any payment to redeem such shares if there are reasonable grounds for believing that BNS is, or the payment would cause BNS to be, unable to maintain adequate capital and adequate and appropriate forms of liquidity; be unable to comply with or be in contravention of any regulation under the Bank Act (Canada) respecting the maintenance of adequate capital and adequate and appropriate forms of liquidity and the maintenance of the minimum capacity to absorb losses; or be in contravention of any direction under the Bank Act (Canada) to increase capital or provide additional liquidity in such forms and amounts as the Superintendent may require.

Currently, the above limitations do not restrict the retirement of common shares or preferred shares.

Under the Bank Act (Canada), neither BNS nor subsidiaries of BNS may hold BNS shares, unless it is holding such shares solely in the capacity of a personal representative, or by way of security where the security interest is nominal or immaterial when measured by criteria established by BNS that have been approved in writing by the Superintendent.

In the event that Maple makes (i) an offer to repurchase shares of Maple Voting Common Stock from all of the holders thereof, or (ii) a tender offer for any shares of Maple Voting Common Stock, Maple shall also offer to repurchase or make a tender offer for, as applicable, shares of Maple Preferred Stock pro rata based upon the number of shares of Maple Common Stock such holders would be entitled to receive if such shares were converted into Maple Common Stock immediately prior to such repurchase and otherwise on terms that would provide the holders of the Maple Preferred Stock consideration and other terms equivalent to the terms offered to the holders of Maple Common Stock, assuming the Maple Preferred Stock were so converted.

Shares of Maple Preferred Stock that are redeemed, purchased or otherwise acquired by Maple shall be canceled and shall revert to authorized and unissued shares of Maple Preferred Stock, undesignated as to series and available for further issuance.

Currently, the above limitations do not restrict the retirement of Maple Voting Common Stock, Maple Non-Voting Common Stock or Maple Preferred Stock.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Under the Bank Act (Canada), shares issued by BNS are non-assessable, and shareholders are not liable to BNS or to its creditors in respect thereof. No share of any class of shares of BNS may be issued until it is fully paid for in money or, with the approval of the Superintendent, in property.

Under the TBOC, shares issued by Maple are non-assessable, and shareholders are not liable to Maple or to its creditors in respect thereof. All shares of Maple Common Stock delivered upon conversion of the Maple Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances. No share of any class of Maple shares may be issued until it is fully

Provision	BNS	Maple
paid for in money or in other lawful consideration in accordance with the TBOC.

Voting Rights

The holders of common shares are entitled to vote at all meetings of the shareholders of BNS except meetings at which only the holders of preferred shares of one or more series are entitled to vote.

Subject to the provisions of the Bank Act (Canada), the holders of a series of preferred shares as such will not be entitled to receive notice of, attend or vote at, any meeting of the shareholders of BNS unless and until the first time at which the board of directors has not declared the whole dividend on such series of preferred shares in respect of any quarter. In that event, the holders of such preferred shares will be entitled to receive notice of, and to attend, meetings of shareholders at which directors of BNS are to be elected and will be entitled to one vote for each preferred share held. The voting rights of the holders of such series of preferred shares shall forthwith cease upon payment by BNS of the first dividend on the series of preferred shares to which the holders are entitled subsequent to the time such voting rights first arose until such time as BNS may again fail to declare the whole dividend on such series of preferred shares in any quarter, in which event such voting rights shall become effective again and so on from time to time.

Under BNS’s bylaws, subject to the Bank Act (Canada), voting at any meeting of shareholders shall take place by show of hands except when, either before or after a show of hands, a ballot is required by the chair of the meeting or is requested by any person present and entitled to vote at the meeting. On a show of hands, each person present and entitled to vote at the meeting shall have one vote. On a ballot, each shareholder present in person or represented by proxyholder at the meeting and entitled to vote thereat shall have one vote for each share entitled to be voted which the shareholder owns.

Except as otherwise required by law or as may be determined by the Maple board of directors with respect to Maple preferred stock, all voting rights are vested exclusively in the holders of Maple Voting Common Stock, with each holder of Maple Voting Common Stock entitled to one vote per share on each matter submitted to a vote of shareholders. Other than voting rights, the Maple Voting Common Stock and Maple Non-Voting Common Stock are identical in all respects. Holders of Maple Non-Voting Common Stock generally are not entitled to vote and are not counted among shares entitled to vote.

Although holders of Maple Preferred Stock generally do not have any voting rights, the vote of such holders, voting as a single class, is required to consummate the Merger under Texas law and the Maple certificate of designation.

Provision	BNS	Maple
Preemptive Rights	Holders of common shares, as such, have no preemptive, subscription, redemption or conversion rights.	The Maple charter expressly provides that Maple shareholders have no preemptive or preferential rights to purchase or subscribe for any shares or other securities of Maple, including convertible securities, except for such rights, if any, as the Maple board of directors may grant in its discretion.

Number of Directors	Under BNS’s bylaws, and subject to the Bank Act (Canada), the board of directors must fix the number of directors to be elected prior to each annual meeting of shareholders; provided that the board of directors consists of at least seven and at most 35 directors. Currently, the board of directors consists of 12 directors.	The Maple charter provides that the size of the Maple board of directors shall be set by the bylaws, but shall not be fewer than one nor more than 25 directors. The Maple bylaws provide that the number of directors constituting the Maple board of directors shall be fixed from time to time by affirmative vote of a majority of directors then in office, and shall be between one and 25.

Qualification of Directors	No person will be elected or appointed a director if the person is disqualified from being a director under the Bank Act (Canada). A director ceases to hold office when the director ceases to be qualified as a director under the Bank Act (Canada). No person will be eligible for election as a director of BNS unless nominated in accordance with applicable nomination procedures. The Corporate Governance Committee of the board of directors is charged with reviewing the qualifications of potential Director candidates and making recommendations to the whole Board.	No person will be elected or appointed a director of Maple if the person is disqualified from being a director under the TBOC or applicable federal banking laws and regulations. A director need not be a resident of Texas or a Maple shareholder. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

Classes of Directors	BNS’s bylaws do not provide for a classified board. All directors are elected annually, and BNS’s bylaws do not provide for cumulative voting.	The Maple charter and Maple bylaws do not provide for a classified board. Except with respect to a vacancy on the Maple board of directors, all directors are elected annually, and cumulative voting in director elections is expressly prohibited.

Citizenship and Residency of Directors	The Bank Act (Canada) requires that a majority of the directors must be, at the time of each director’s election or appointment, resident Canadians.	Not applicable.

Election of Directors	Prior to each annual meeting of shareholders, the board of directors must fix the number of directors to be elected at such meeting.	Directors are elected by a plurality of votes cast at any meeting of Maple shareholders entitled to vote, at which a quorum is present and at which directors are to be elected.

Provision	BNS	Maple
Under the Bank Act (Canada) and BNS’s bylaws, the board of directors has the ability to appoint additional directors between shareholder meetings without shareholder approval, provided that such additional number does not exceed one-third of the number of directors elected at the most recent shareholder meeting.

Cumulative Voting	BNS’s bylaws do not provide for cumulative voting.	The Maple bylaws do not provide for cumulative voting. Cumulative voting is expressly not permitted in the election of directors or for any other purpose.

Removal of Directors	Under the Bank Act (Canada), any director or the entire board of directors may be removed from office, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders.	Directors may be removed, with or without cause, by the holders of a majority of the outstanding shares entitled to vote in director elections, provided that notice of intent to remove a director is included in the notice of the meeting at which such removal is to be considered.

Vacancies	The Bank Act (Canada) generally allows a vacancy on the board of directors to be filled by a quorum of directors, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the bylaws. The directors may appoint one or more additional directors, who shall hold office for a term ending not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed shall not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.	Vacancies on the Maple board of directors, including vacancies resulting from removal or an increase in the number of directors, may be filled by the shareholders or by a majority of the remaining directors, even if less than a quorum, subject to applicable limitations for seats created by an increase in the Maple board of directors size. The Maple board of directors may not fill more than two such directorships during the period between any two successive annual meetings of Maple shareholders.

Votes to Govern	The chair of any meeting may vote as a director; provided, however, under BNS’s bylaws, in the event of an equality of votes on any question at a meeting of the board of directors, the chair of the meeting is not entitled to a second or casting vote.	The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Maple board of directors. No director may vote or act by proxy or power of attorney at any meeting of directors. The Maple bylaws do not provide for a casting or tie-breaking vote for the chair of a board meeting in the event of an equality of votes. In the event of a tie vote on any question at a meeting of the Maple board of directors, the matter would not be carried, as a majority of the directors

Provision	BNS	Maple
present is required to constitute an act of the Maple board of directors.

Duties of Directors

Under the Bank Act (Canada), the directors of BNS owe a statutory fiduciary duty to BNS. The directors have a duty to manage, or supervise the management of, the business and affairs of BNS. In exercising their powers and discharging their duties, the directors must:

(a)   act honestly and in good faith with a view to the best interests of BNS; and

(b)   exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Under the Bank Act (Canada) and BNS’s bylaws, the directors of BNS must elect from their number a chief executive officer who is ordinarily resident in Canada and shall, subject to the Bank Act (Canada), exercise general supervision, direction and control over the business and affairs of BNS; provided that the directors may not delegate the power to:

(a)   submit to the BNS shareholders any question or matter requiring the approval of the shareholders;

(b)   fill a vacancy among the directors, on a committee of directors or in the office of auditor, or appoint additional directors;

(c)   issue or cause to be issued securities, including an issue of shares of a series that is authorized, except as authorized by the directors;

(d)   declare a dividend;

(e)   authorize the redemption or other acquisition by the bank pursuant to the Bank Act (Canada) of shares issued by the bank;

Under the TBOC, Maple directors owe fiduciary duties to Maple. All corporate powers shall be exercised by or under the authority of, and the business and affairs of Maple shall be managed under the direction of, the Maple board of directors, except as otherwise provided by applicable law or the Maple charter. In exercising their powers and discharging their duties, the directors must:

(a)   act in good faith;

(b)   act in a manner the Maple director reasonably believes to be in the best interests of Maple; and

(c)   act with ordinary care.

The Maple board of directors may designate from among its members an executive committee and one or more other committees. The TBOC provides that a committee of the Maple board may not:

(a)   amend the Maple charter, except to: (1) establish a series of shares; (2) increase or decrease the number of shares in a series; or (3) eliminate a series of shares established by the Maple board;

(b)   propose a reduction of stated capital;

(c)   approve a plan of merger, share exchange, or conversion of Maple;

(d)   recommend to Maple shareholders the sale, lease, or exchange of all or substantially all of the property and assets of Maple not made in the usual and regular course of its business;

(e)   recommend to the Maple shareholders a voluntary winding up and termination or revocation of a voluntary winding up and termination;

Provision	BNS	Maple

(f)   authorize the payment of a commission on a share issue;

(g)   approve a management proxy circular;

(h)   except as provided in the Bank Act (Canada), approve the annual statement of BNS and any other financial statements issued by BNS; or

(i) adopt, amend or repeal bylaws.

(f)   amend, alter, or repeal the Maple bylaws or adopt new bylaws;

(g)   fill vacancies on the Maple board of directors;

(h)   fill vacancies on or designate alternate members of a committee of the Maple board of directors;

(i) fill a vacancy to be filled because of an increase in the number of directors;

(j) elect or remove officers of Maple or members or alternate members of a committee of the Maple board of directors; or

(k)   alter or repeal a resolution of the Maple board of directors that states that it may not be amended or repealed by a committee of the Maple board of directors.

Conflicts of Interest of Directors and Officers

Under the Bank Act (Canada), each of the directors and officers of BNS must disclose to BNS, in writing or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors, the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with BNS, if the director (a) is a party to the contract or transaction, (b) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction, or (c) has a material interest in a party to the contract or transaction. A director who discloses such a conflict of interest will not be present at any meeting of directors, or of a committee of directors, while the contract or transaction is being considered or vote on any resolution to approve the contract or transaction, unless the contract or transaction relates primarily to his or her remuneration as a director, officer, employee, agent or mandatory of BNS or an affiliate, is for indemnity or insurance of directors of BNS or is with an affiliate of BNS.

Where BNS enters into a contract or transaction with a director of BNS, or with another person or entity of which a director of BNS is a director or officer or in which a

Under the TBOC, each of the directors and officers of Maple owes fiduciary duties to Maple, which include duties with respect to conflicts of interest. A contract or transaction between Maple and one or more of its directors or officers, or between Maple and any other entity in which one or more of its directors or officers are directors or officers or have a financial interest, is valid and enforceable, and is not void or voidable, notwithstanding such relationship or interest if any one of the following conditions is satisfied:

(a)   the material facts as to the applicable relationship or interest and as to the contract or transaction are disclosed to or known by: (1) Maple’s board of directors or a committee thereof and the Maple board of directors or committee in good faith authorizes the contract or transaction by the approval of a majority of the disinterested directors or committee members, regardless of whether the disinterested directors or committee members constitute a quorum or (2) Maple shareholders entitled to vote on the authorization of the contract or

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director of BNS has a material interest, the director or officer is not accountable to BNS or its shareholders if (a) disclosure of the interest was made as described above, (b) the directors of BNS approved the contract or transaction and (c) the contract or transaction was reasonable and fair to BNS when it was approved.

Even if those conditions are not met, a director or officer acting honestly and in good faith is not accountable to BNS or to its shareholders in respect of a transaction or contract in which the director has an interest; provided that:

(a)   the contract or transaction is approved or confirmed by special resolution at a meeting of the BNS shareholders;

(b)   disclosure of the interest was made to the BNS shareholders in a manner sufficient to indicate its nature before the contract or transaction was approved or confirmed; and

(c)   the contract or transaction was reasonable and fair to BNS when it was approved or confirmed.

transaction, and the contract or transaction is specifically approved in good faith by a vote of the Maple shareholders; or

(b)   the contract or transaction is fair to Maple as of the time it is authorized, approved or ratified by the Maple board of directors, a committee thereof, or the Maple shareholders.

Shareholders’ Disclosure of Interests in Shares

BNS shareholders are not generally required under the Bank Act (Canada) to make periodic public disclosure of their interests in shares of BNS, except in limited circumstances, including when nominating a candidate for election as a director, making certain other shareholder proposals or requisitioning a meeting of shareholders in accordance with the Bank Act (Canada).

Under the Exchange Act, all beneficial owners holding 5% or greater of BNS’s outstanding share capital must report their holdings to the SEC on “Schedule 13G” if the holdings are passive and held not with an intent to acquire control and on “Schedule 13D” if the holdings are nonpassive and held with an intent to acquire control.

Maple shareholders are not subject to any periodic public disclosure obligation under state law or Maple’s governing documents in respect of their interests in shares of Maple. The governing documents of Maple do not impose any ownership reporting thresholds or share acquisition approval requirements.

Provision	BNS	Maple

In accordance with applicable Canadian securities laws, a BNS shareholder is required to disclose its interest in BNS’s shares where such shareholder beneficially owns or controls, directly or indirectly, voting securities entitling such shareholder to more than 10% of the voting rights attached to outstanding securities of BNS. Prior approval of the Minister of Finance is required for a person to acquire more than 10% of any class of shares of BNS.

Record Dates

Under the Bank Act (Canada), the board of directors may fix a record date for the purpose of determining shareholders entitled to receive payment of a dividend or entitled to receive notice of, or vote at, a meeting of shareholders, within the prescribed period.

If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day on which the directors fix the record date, notice thereof will be given within the prescribed period by (a) advertisement in a newspaper in general circulation in the place where BNS has its head office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and (b) written notice to each stock exchange in

Canada on which the shares of BNS are listed for trading.

If no record date is fixed by the board of directors, the record date for the determination of shareholders who are entitled to receive notice of a meeting is (i) at the close of business on the day immediately preceding the day on which the notice is given, or (ii) if no notice is given, the day on which the meeting is held; and the record date for the determination of shareholders for any other purpose, other than to establish a right to vote, is at the close of business on the day on which the directors pass a resolution in respect of that purpose.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of Maple shareholders or any adjournment thereof, Maple shareholders entitled to receive payment of any distribution or share dividend, or for any other proper purpose (other than determining Maple shareholders entitled to consent to action proposed to be taken without a meeting), the Maple board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed 60 days. If the stock transfer books are closed for the purpose of determining Maple shareholders entitled to notice of or to vote at a meeting, such books must be closed for at least 10 days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Maple board of directors may fix in advance a date as the record date for any such determination of Maple shareholders, such date in any case to be not more than 60 days, and, in the case of a meeting of Maple shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of Maple shareholders entitled to notice of or to vote at a meeting of shareholders, or Maple shareholders entitled to receive payment of a distribution, a share dividend, or of interest or principal on indebtedness, the record date shall be: (i) in the case of a meeting of Maple shareholders, the date on which the notice of the meeting is mailed; or (ii) in all other cases, the date on which the resolution

Provision	BNS	Maple

of the Maple board of directors declaring such distribution or share dividend or authorizing such payment of principal or interest is adopted.

When a determination of Maple shareholders entitled to vote at any meeting of Maple shareholders has been made as provided above, such determination shall apply to any adjournment of that meeting, except where the determination was made through the closing of the stock transfer books and the stated period of closing has expired.

Annual Meetings of Shareholders

Under the Bank Act (Canada), the board of directors must call an annual meeting of shareholders no later than six months after the end of BNS’s preceding financial year. Under BNS’s bylaws, notice of the time and place of each meeting of shareholders is given in accordance with the Bank Act (Canada).

At an annual meeting, shareholders will receive the financial statements of BNS and the auditor’s report, elect directors of BNS and appoint BNS’s auditor. Other business that may properly come before an annual meeting of shareholders or any business coming before a special meeting of shareholders is considered special business. For special business to be properly brought before a meeting, it must be specified in the notice of meeting and include (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting.

The Maple bylaws provide that an annual meeting of Maple shareholders shall be held at such time as may be determined by the Maple board of directors, at which meeting the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

The Maple bylaws require written or printed notice stating the place, day, and hour of each meeting of Maple shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be delivered not less than 10 nor more than 60 days before the date of the meeting.

At an annual meeting, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting given by or at the direction of the Maple board of directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Maple board of directors, or (iii) otherwise properly requested to be brought before the meeting by a Maple shareholder in accordance with the Maple bylaws.

A Maple shareholder’s notice of a nomination or proposal must be received by the Secretary not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately

Provision	BNS	Maple

preceding annual meeting; provided, however, that if the annual meeting is called on a date not within 60 days before or after such anniversary date, notice must be received within 10 days following the day on which notice of the annual meeting is first mailed to Maple shareholders or public disclosure of the date of the annual meeting was made, whichever occurs first.

The Maple bylaws set forth the exclusive means for a shareholder to make nominations of persons for election as a director of Maple or provide notice of the Maple shareholder’s intent to bring other business before an annual meeting of Maple shareholders.

Meeting Notice Provisions

Under the Bank Act (Canada), notice of the time and place of a meeting of BNS shareholders must be given not less than 21 days and not more than 60 days before the meeting to each director, to the auditor, the Superintendent and to each shareholder entitled to vote at the meeting.

Notice of a meeting of shareholders at which special business is to be transacted must state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting.

The Maple bylaws require that notice of any annual or special meeting of shareholders be given in accordance with the requirements of the TBOC, specifying the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered no less than 10 days and no more than 60 days before the date of the meeting by or at the direction of the Chairman of the Board, President or Secretary or the body, officer or person calling the meeting to each shareholder entitled to vote.

Notice of Shareholder Nominations and Proposals	Under the Bank Act (Canada), a registered holder or beneficial owner of shares of BNS that may be voted at an annual meeting of shareholders may (a) submit to BNS notice of any matter that they propose to raise at the meeting; and (b) discuss at the meeting any matter in respect of which they would have been entitled to submit a proposal; provided that the person must have (or have the support of persons who, in the aggregate (including or not including the person submitting the proposal) have), for at least the six-month period immediately before submitting the proposal, been the registered holder or beneficial owner of either voting shares equal to at least 1% of BNS’s outstanding voting shares as of the	The Maple bylaws impose limitations on the proposals and nominations that may be considered at Maple shareholder-requested special meetings. Maple shareholders requesting a special meeting must comply with specified procedural requirements, including delivery of written notice to Maple containing information regarding the proposed business or nominees to be considered at such meeting. The Maple bylaws also provide advance notice requirements for shareholder proposals and director nominations to be considered at annual meetings, in each case in accordance with the TBOC.

Provision	BNS	Maple

submission date or voting shares with a fair market value of at least C$2,000 as of the close of business on the day before submission.

Under the Bank Act (Canada), BNS shareholders may nominate candidates for election to the BNS board of directors through the mechanism described below under “Proxy Rights.”

Proxy Rights	BNS shareholders may nominate candidates for election to the board through the shareholder proposal mechanism provided for under the Bank Act (Canada) (discussed above under “Notice of Shareholder Nominations and Proposals”), provided that the director nomination proposal is signed by registered holders or beneficial owners of shares representing at least 5% of the shares of BNS or 5% of the shares of a class of shares entitled to vote at the meeting at which the proposal is to be presented. BNS has adopted a proxy access policy under which a shareholder’s nominees for election as a director may be included in BNS’s proxy circular for any annual meeting of shareholders, subject to compliance with the policy’s requirements.	At any meeting of Maple shareholders, every Maple shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such Maple shareholder and bearing a date not more than 11 months prior to such meeting, unless such instrument provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy shall be filed with the Maple Secretary prior to or at the time of the meeting. Any Maple shareholder, by written notice to the Maple Secretary before any meeting, may withdraw a previously filed proxy and vote the Maple shareholder thereon in person, unless the proxy is irrevocable. Voting on any questions or in any election may be by voice vote or show of hands unless the presiding officer orders, or any Maple shareholder demands, that voting be by written ballot.

Calling Special Meetings of Shareholders	Under the Bank Act (Canada), the BNS board of directors may call a special meeting of shareholders at any time. In addition, holders of 5% or more of the outstanding shares of BNS that carry the right to vote at a meeting sought to be held may requisition a shareholders’ meeting. The requisition must be sent to BNS and each of its directors and state the business to be transacted at the meeting. The board of directors must call a meeting of shareholders to transact the business stated in the requisition within 21 days of receiving the requisition; otherwise, the shareholder may call the meeting. The board of directors is not required to call a	Special meetings of Maple shareholders may be called by the Chairman of the Board, the President, the Maple board of directors or by holders of at least 10% of the shares entitled to vote at the proposed special meeting, subject to limitations on proposals and nominations that may be considered at shareholder-requested special meetings.

Provision	BNS	Maple
meeting upon receiving a requisition by a shareholder if (a) the business stated in the requisition is of a proscribed nature, (b) a record date has already been fixed and notice provided in respect of a meeting or (c) the board of directors has already called a meeting and given notice of such meeting.

Quorum of Shareholders	At any meeting of shareholders, at least two persons, being holders present in person or represented by proxyholders who together hold or represent by proxy at least 25% of the outstanding shares of BNS entitled to be voted at the meeting, constitute a quorum for the transaction of business, subject to any different quorum requirement applicable to a class or series meeting.	Unless otherwise provided in the Maple charter or the TBOC, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Maple shareholders.

Adjournment of Shareholder Meetings

Under the Bank Act (Canada), the shareholders may adjourn the meeting if a quorum is not present at the opening of the meeting. If a meeting of the BNS shareholders is adjourned for less than 30 days it will not be necessary to give notice of the adjourned meeting, other than by announcement at the meeting that it is adjourned. If a meeting of BNS shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting will be given as for an original meeting, in accordance with the provisions of the Bank Act (Canada).

Under BNS’s bylaws, the chair at any meeting of shareholders or the Chair of the board of directors may also adjourn a meeting of shareholders from time to time and change the place at which or facility through which shareholders may participate and may terminate such meeting of shareholders on completion of the business for which it was called as set out in the notice of meeting.

Under the Maple bylaws, if a quorum is not represented at any meeting of Maple shareholders, the shareholders represented in person or by proxy at that meeting have the power to adjourn the meeting until such time and to such place as may be determined by vote of the holders of a majority of the shares represented in person or by proxy, without notice other than announcement at the meeting. At any adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally convened.

Any determination of shareholders entitled to vote at a meeting of Maple shareholders shall apply to any adjournment of that meeting, except where such determination was made through the closing of stock transfer books and the stated period of closing has expired.

In no event shall any adjournment or postponement of an annual meeting of Maple shareholders, or the announcement thereof commence a new time period for the giving of the advance notice required under the Maple bylaws for shareholder nominations and proposals.

Provision	BNS	Maple
Amendments to Charter	The Bank Act (Canada) is BNS’s charter and cannot be amended by BNS shareholders. Amendments to the Bank Act (Canada) require the Parliament of Canada to pass a new federal bill.	Under the TBOC, amendments to the Maple charter generally require approval by the Maple board of directors followed by approval of the shareholders, pursuant to Section 21.052 of the TBOC. The Maple charter does not contain a supermajority or other heightened amendment standard beyond what is required by the TBOC.

Amendments to Bylaws	The board of directors may, by resolution, make, amend or repeal any bylaw that regulates the business or affairs of BNS, except where the Bank Act (Canada) otherwise provides. Where the directors make, amend or repeal a bylaw, they are required under the Bank Act (Canada) to submit the bylaw, or the amendment or repeal of a bylaw, to the BNS shareholders at the next meeting of shareholders and the shareholders may confirm, reject or amend the bylaw, by resolution. If the bylaw, amendment or repeal is rejected by the shareholders, or the directors do not submit the bylaw, amendment or repeal to the shareholders as required, the bylaw, amendment or repeal ceases to be effective and no subsequent resolution of the directors to make, amend or repeal a bylaw having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.	The Maple bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the directors present at any meeting of the Maple board of directors at which a quorum is present, or by unanimous written consent of all directors, unless (1) the TBOC or the Maple charter reserves the power exclusively to the Maple shareholders in whole or in part, or (2) the Maple shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Maple board of directors may not amend or repeal that bylaw. Unless the Maple charter or a shareholder-adopted bylaw provides otherwise, the shareholders may amend, repeal or adopt the Maple bylaws even though the Maple bylaws may also be amended, repealed or adopted by the Maple board of directors.

Shareholder Suits

Derivative Action:

Under the Bank Act (Canada), a “complainant” (as defined below) or the

Superintendent may apply to a court for leave to bring an action under the Bank Act (Canada) in the name and on behalf of BNS or any of its subsidiaries, or to intervene in an existing action under the Bank Act (Canada) to which BNS or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of BNS or its subsidiary. However, under the Bank Act (Canada), no action may be brought and no intervention in an action may be made by a complainant unless a court is satisfied that: (a) the

Texas is a universal demand jurisdiction. Under the TBOC, the focus is on harm to the corporation. A shareholder may not institute a derivative proceeding until the 91st day after the date a written demand is filed with Maple stating with particularity the act, omission, or other matter that is the subject of the claim or challenge and requesting that the corporation take suitable action.

The foregoing waiting period is not required or, if applicable, shall terminate if: (1) the shareholder has been notified that the demand has been rejected by the corporation; (2) the corporation is suffering irreparable injury; or (3) irreparable injury

Provision	BNS	Maple

complainant has, not less than 14 days before bringing the application or as otherwise ordered by the court, given notice to the directors of BNS or its subsidiary of the complainant’s intention to apply to the court for such leave if the directors of BNS or its subsidiary do not bring, diligently prosecute or defend or discontinue the action; (b) the complainant is acting in good faith; and (c) it appears to be in the interests of BNS or its subsidiary that the action be brought, prosecuted, defended or discontinued. A complainant must give the Superintendent notice of the application, and the Superintendent may appear and be heard in person or by counsel at the hearing of the application.

Under the Bank Act (Canada), the court in a derivative action may make any order it thinks fit, including, without limitation, an order authorizing the Superintendent, the complainant or any other person to control the conduct of the action, an order giving directions for the conduct of the action, an order directing that any amount adjudged payable by a defendant in the action be paid, in whole or in part, directly to former and present security holders of BNS or its subsidiary instead of to BNS or its subsidiary and an order requiring BNS or its subsidiary to pay reasonable legal fees incurred by the Superintendent or the complainant in connection with the action. The court may not, however, make any order in relation to any matter that would, under the Bank Act (Canada), require the approval of the Minister of Finance or the Superintendent.

For the purposes of the Bank Act (Canada), a “complainant,” in relation to BNS, means: (a) a registered holder or beneficial owner, and a former registered holder or beneficial owner, of a security of BNS or any of its affiliates; (b) a director or an officer, or a former director or officer, of BNS or any of its affiliates; or (c) any other person who, in the discretion of a court, is a proper person to make such an application.

to the corporation would result by waiting for the expiration of the 90-day period.

For the purposes of the TBOC, a person who may bring a derivative action on behalf of Maple means (a) a registered holder or beneficial owner of shares of Maple at the time of the transaction of which the Maple shareholder complains, or a person who became a Maple shareholder through transfer by operation of law from such a person; or (b) any other person who fairly and adequately represents the interests of Maple in enforcing the right of Maple and who, in the discretion of a court, is a proper person to bring such an action.

Provision	BNS	Maple
Enforcement of Civil Liabilities Against Foreign Persons

A judgment for the payment of money rendered by a federal or provincial court in Canada based on civil liability would generally be enforceable elsewhere in Canada.

A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in federal or provincial courts of Canada. The party seeking enforcement would first have to commence proceedings at the appropriate level of court in the Canadian jurisdiction in which enforcement is sought and obtain an order from that court for the recognition and enforcement of the judgment.

The following requirements must generally be met before the foreign monetary judgment will be recognized and enforceable in a Canadian court: (a) the foreign court must have properly asserted jurisdiction; (b) the judgment must not have been obtained by fraud or in a manner contrary to natural justice; (c) the judgment must be final and conclusive; and (d) the judgment is not for a penalty, taxes or enforcement of a foreign public law, or otherwise contrary to Canadian public policy.

A judgment for the payment of money rendered by a Texas state court or a federal district court sitting in Texas based on civil liability would generally be entitled to full faith and credit in courts of other U.S. states, in accordance with the Full Faith and Credit Clause of the United States Constitution and applicable federal and state statutes.

A judgment for the payment of money rendered by a federal or provincial court in Canada based on civil liability would not be automatically enforceable in Texas state courts or federal courts sitting in Texas. The party seeking enforcement would first have to commence proceedings in the appropriate court in Texas or the applicable U.S. jurisdiction in which enforcement is sought and obtain an order from that court for the recognition and enforcement of the judgment.

The following requirements must generally be met before a foreign monetary judgment will be recognized and enforceable in a Texas court: (a) the foreign court must have properly asserted jurisdiction over the matter and the parties; (b) the judgment must not have been obtained by fraud or in a manner contrary to due process; (c) the judgment must be final and conclusive; and (d) the judgment must not be for a penalty, taxes, or the enforcement of a foreign penal or public law, or otherwise contrary to Texas or U.S. public policy.

Limitation of Personal Liability of Directors and Officers	Under the Bank Act (Canada), no provision in a contract, BNS’s bylaws or a resolution of BNS’s board of directors or shareholders relieves a director or officer of BNS from the duty to act in accordance with the Bank Act (Canada) or the regulations thereunder or relieves them from liability for a breach thereof. However, under the Bank Act (Canada), directors and officers are not liable in respect of certain of their duties imposed under the Bank Act (Canada), including their duty of care, if they relied in good faith on (a) financial statements

The Maple charter eliminates the personal liability of directors and officers for monetary damages to the fullest extent permitted by the TBOC. Any amendment or repeal of this provision will not adversely affect the rights of directors and officers with respect to conduct occurring prior to such amendment or repeal.

The TBOC does not, however, permit any limitation of the liability of a director for: (i) a breach of the duty of loyalty to Maple or its shareholders; (ii) an act or omission

Provision	BNS	Maple
	represented to the directors or officers by an officer of BNS or in a written report of BNS’s auditors fairly to reflect the financial condition of BNS or (b) a report of a person whose profession lends credibility to a statement made by the professional.	not in good faith that constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law; (iii) a transaction from which the director obtains an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute (such as wrongful distributions).

Indemnification of Directors and Officers

Under BNS’s bylaws, and subject to the Bank Act (Canada), BNS shall indemnify its directors and officers, its former directors and officers or another individual who acts or acted at BNS’s request as a director or officer, or an individual acting in a similar capacity, of another entity (an “Indemnifiable Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnifiable Person in respect of any civil, criminal, administrative, investigative or other proceeding in which the Indemnifiable Person is involved because of that association with BNS or other entity, provided that:

(a)   the Indemnifiable Person acted honestly and in good faith with a view to the best interests of BNS, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at BNS’s request; and

(b)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnifiable Person had reasonable grounds for believing that the Indemnifiable Person’s conduct was lawful.

Under the TBOC, a Texas corporation is permitted to indemnify a director, former director, or delegate who was, is, or is threatened to be made a respondent in a proceeding, against (i) judgments and (ii) expenses (other than a judgment) reasonably and actually incurred by the person in connection with a proceeding if the person: (a) acted in good faith; (b) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. In addition, the TBOC permits indemnification of other persons. If, however, the person is found liable to a Texas corporation, or is found liable on the basis he or she received an improper personal benefit, then indemnification under the TBOC is limited to the reimbursement of reasonable expenses actually incurred in connection with the proceeding, and which excludes a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan. Furthermore, no indemnification will be available if the person is found liable for: (i) willful or intentional misconduct in the performance of the person’s duty to the corporation;

Provision	BNS	Maple
Subject to the Bank Act (Canada), BNS may advance moneys to an Indemnifiable Person for the costs, charges and expenses of a proceeding referred to above.

(ii) breach of the person’s duty of loyalty owed to the corporation; or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

Maple is required to indemnify its directors and officers, and those serving at Maple’s request in similar capacities for another entity, against all expenses, judgments, fines, and settlement amounts incurred in connection with any proceeding (including civil, criminal, administrative, and investigative proceedings), to the fullest extent permitted under the TBOC.

Under the TBOC, a determination that indemnification is appropriate generally must be made: (i) by a majority vote of the directors who, at the time of the vote, are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a special committee of the board of directors if the committee is designated by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum, and is composed solely of one or more directors who are disinterested and independent; (iii) by special legal counsel selected by majority vote under (i) or (ii) above; (iv) by the shareholders in a vote that excludes those shares held by directors who, at the time of the vote, are not disinterested and independent; or (v) by a unanimous vote of the shareholders of the corporation.

Maple must advance expenses to such indemnitees prior to final disposition of a proceeding, subject to the indemnitee providing a written affirmation of a good-faith belief that the applicable standard of conduct has been met and an undertaking to repay the advance if it is ultimately determined that the indemnitee is not entitled to indemnification. Any amendment or repeal of the indemnification

Provision	BNS	Maple

Under the Bank Act (Canada), an Indemnifiable Person is also entitled to indemnity from BNS in respect of all costs, charges and expenses reasonably incurred by the Indemnifiable Person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the Indemnifiable Person is subject because of the Indemnifiable Person’s association with BNS or other entity, if the Indemnifiable Person:

(a)   was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the Indemnifiable Person ought to have done; and

(b)   fulfills the conditions first set out above.

In the case of a derivative action, indemnity may be made only with court approval, if the Indemnifiable Person fulfills the requirements first mentioned above.

In addition, BNS may, pursuant to its bylaws and subject to the Bank Act (Canada), purchase and maintain insurance for the benefit of an Indemnifiable Person against such liabilities and in such amounts as the BNS board of directors may from time to time determine and as are permitted by the Bank Act (Canada).

or advancement provisions that diminishes such rights is prospective only.

Maple may purchase and maintain directors’ and officers’ liability insurance (and similar insurance) on behalf of its directors, officers, employees, and agents, or those serving at its request in such capacities for another entity. Absent fraud, the Maple board of director’s determination regarding the terms, insurer, and arrangement for such insurance is conclusive.

Appraisal and Dissent Rights	The only circumstance under which the Bank Act (Canada) extends appraisal or dissenters’ rights to shareholders is in respect of a compulsory acquisition of shares following a takeover bid through which an acquiror has acquired not less than 90% of the shares of the class that were the subject of the bid or as part of a going-private or squeeze-out transaction. Due to the ownership restrictions applicable to BNS under the Bank Act (Canada), the shares of BNS may not be the subject of a takeover bid, going private or squeeze-out transaction. See “Description of BNS Common Shares—Limitations Affecting Holders of BNS Common Shares.”	Under the TBOC, holders of Maple Voting Stock who properly perfect appraisal rights will have their shares treated as “Dissenting Shares” and such shares will not be converted into the Merger Consideration. Instead, such holders will be entitled only to the payment provided under the TBOC for dissenting shares, and their appraisal rights will be extinguished if not properly perfected or if subsequently withdrawn or lost.

Provision	BNS	Maple
Approval of Extraordinary Transactions; Anti-Takeover Provisions

Under the Bank Act (Canada), a sale of all or substantially all of the assets of BNS must be submitted by the directors to a meeting of shareholders and, subject to the Bank Act (Canada), to the holders of each class or series of shares of BNS. The sale agreement is approved when the shareholders and the holders of each class or series entitled to vote separately as a class or series have approved the sale by special resolution. The Superintendent must also approve the sale agreement and approval of the Minister of Finance is required.

An amalgamation (other than an amalgamation with a parent or a subsidiary or an amalgamation with a sister corporation in accordance with the provisions of the Bank Act (Canada)) or a liquidation and dissolution of BNS, is also generally required to be approved by special resolution, being a majority of not less than two-thirds of the votes cast, in person or by proxy, in respect of the resolution at a meeting of BNS shareholders. Prior approval of the Superintendent and the Minister of Finance would also be required.

Additionally, Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions (which we refer to as “MI 61-101”) of the Canadian Securities Administrators contains detailed requirements in connection with, among other transactions, “related party transactions” and “business combinations.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. “Related party,” as defined in MI 61-101, includes (a) directors and senior officers of the issuer, (b) holders of voting securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities and (c) holders of a sufficient

Texas law contains a business combination statute that prohibits a Texas corporation from engaging in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an “affiliated shareholder” (generally defined as the holder of 20% or more of the corporation’s voting shares) for a period of three years from the date such person became an affiliated shareholder unless: (i) the business combination or purchase or acquisition of shares made by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder or (ii) the business combination was approved by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six months after the affiliated shareholder became an affiliated shareholder.

The Texas business combination statute is not applicable to a business combination with a corporation that opted out of such provision through its articles of incorporation or bylaws; or to a business combination with an affiliated shareholder who became one inadvertently, if the affiliated shareholder (i) divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and (ii) would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition.

Maple has not opted out of the Texas business combination statute. Accordingly, the Texas business combination statute applies to acquisitions of shares of Maple Common Stock.

Provision	BNS	Maple
	number of any securities of the issuer to materially affect control of the issuer. A “business combination” means, generally, any amalgamation, arrangement, consolidation, amendment to share terms or other transaction, as a consequence of which the interest of a holder of an equity security may be terminated without the holder’s consent. MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the proxy (information) circular sent to security holders in connection with a related party transaction or business combination where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction or business combination and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction or business combination unless, in addition to any other required shareholder approvals, the disinterested shareholders of the issuer have approved the related party transaction or business combination by a simple majority of the votes cast.	In addition to the protections afforded by Texas law, the Maple charter contains transfer restrictions and a right of first refusal on share transfers, as described below under “Transfer Restrictions; Rights of First Refusal.”

Shareholder Rights Plan

BNS does not have a shareholder rights plan.

No person may acquire or increase a significant interest (i.e., more than 10% of any class of shares) in BNS without the consent of the Minister of Finance. In addition, no person may control, or be a “major shareholder” (as defined in the Bank Act (Canada)) of, BNS. See “Description of BNS Common Shares—Limitations Affecting Holders of BNS Common Shares.”

Maple does not currently have a shareholder rights plan (commonly known as a “poison pill”) in effect. However, the Maple board of directors is expressly authorized to provide for the issuance of Maple preferred stock in one or more classes or series, with such rights, preferences and privileges as the Maple board of directors may determine, which authority could in the future be used to adopt a rights plan without Maple shareholder approval, subject to applicable regulatory requirements.

Transfer Restrictions; Rights of First Refusal

BNS Common Shares are listed on the NYSE and TSX and are not subject to transfer restrictions or rights of first refusal.

However, the Bank Act (Canada) contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. No

The Maple charter provides that no shareholder may transfer shares of Maple capital stock except in accordance with the transfer restriction provisions of the Maple charter. Any purported transfer in violation of such restrictions is void ab initio and will not be recognized by Maple for any purpose,

Provision	BNS	Maple
	person may be a major shareholder of BNS or, subject to prior approval of the Minister, have a significant interest in any class of shares of BNS. See “Description of BNS Common Shares—Limitations Affecting Holders of BNS Common Shares.”	including the payment of dividends or distributions and voting. Certain transfers are “Permitted Transfers” (including transfers to existing shareholders, to Maple or its assignees, within a shareholder’s family group or affiliates, certain estate-planning distributions and certain pledges) and may be consummated subject to the terms of the Maple charter. If a proposed transfer is not a Permitted Transfer, Maple has a right of first refusal to purchase the offered shares at the bona fide purchase price (or, if no bona fide price, at fair value), with closing generally occurring within 30 days after Maple’s exercise of such right. The transfer restriction and right of first refusal provisions automatically expire upon the listing of Maple’s shares for trading on the NYSE, Nasdaq or a similar U.S. national securities exchange.

Rights Upon Liquidation

Under the Bank Act (Canada), if a voluntary liquidation and dissolution is proposed, BNS may apply to the Minister of Finance for letters patent dissolving BNS if the liquidation and dissolution are authorized by special resolution of the shareholders or, if BNS has issued more than one class of shares, by special resolution of each class of shareholders, whether or not those shareholders are otherwise entitled to vote.

In a liquidation, dissolution or winding-up of BNS, the holders of common shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to or rateably with the common shares, to receive the remaining property of BNS according to their respective rights. The preferred shares are entitled to preference over the common shares of BNS and over any other shares of BNS ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets of BNS in the event of the liquidation, dissolution or winding-up of BNS, whether voluntary or involuntary, or any other distribution of the assets of BNS among its shareholders for the purpose of winding-up its affairs.

Under the TBOC, if a voluntary dissolution of Maple is proposed, Maple may be dissolved voluntarily if the dissolution is authorized by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on the dissolution, or in such other manner as may be provided in the Maple charter. A voluntary dissolution is effected by filing articles of dissolution with the Texas Secretary of State in accordance with the TBOC.

In a liquidation, dissolution or winding-up of Maple, the Maple Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank subordinate and junior in right of payment to all other shares of preferred stock other than those which, by their respective terms, rank pari passu with or junior to the Maple Preferred Stock, and shall rank senior to the Maple Common Stock in respect of the Maple Liquidation Preference. Upon any voluntary liquidation, dissolution or winding up of Maple, subject to the rights of any holders of securities to which the rights of the holders of the Maple Preferred Stock are subordinate or on parity, the holders of Maple Preferred Stock shall be entitled to receive, and no distribution shall

Provision	BNS	Maple

be made to the holders of shares of Maple Common Stock or any other shares of capital stock of Maple ranking junior upon liquidation, dissolution or winding up to the Maple Preferred Stock, unless, prior thereto, the holders of Maple Preferred Stock shall have received an amount (the “Maple Preferred Stock Liquidation Preference”) equal to the greater of (i) one cent ($0.01) per share and (ii) (A) any authorized and declared but unpaid dividends with respect to such share of Maple Preferred Stock at the time of such liquidation, dissolution or winding up and (B) the amount the holder of such share of Maple Preferred Stock would receive in respect of such share if such share had been converted into Maple Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Maple Preferred Stock at such time, without regard to any limitations on conversion).

Subject to the prior payment of the Maple Preferred Stock Liquidation Preference and the rights of any other class or series of shares ranking in priority upon a liquidation, the holders of Maple Voting Common Stock and Maple Non-Voting Common Stock are entitled to receive the remaining property of Maple according to their respective rights. Other than voting rights, all shares of Maple Voting Common Stock and Maple Non-Voting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same powers, rights and privileges with respect to the distribution of assets upon a liquidation, dissolution or winding up of Maple.

For purposes of the liquidation preference provisions, the merger or consolidation of Maple with or into any other corporation or other entity, including a merger or consolidation in which the holders of Maple Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of Maple, will not constitute a liquidation, dissolution or winding up of Maple.

Provision	BNS	Maple
Action by Written Consent of the Shareholders	Under the Bank Act (Canada), a resolution in writing signed by all shareholders entitled to vote on the resolution at a meeting of shareholders is as valid as if it had been passed at such a meeting. In the case of BNS, as the Bank Act (Canada) prohibits any person from being a major shareholder, the voting shares are widely held, and it is not likely feasible that the signatures of all shareholders could be obtained in respect of any resolution.	Any action required by the TBOC to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Forum Selection	Not applicable.	Unless Maple consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Maple, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of Maple to Maple or Maple’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the TBOC or the Maple charter or Maple bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the District Court in Dallas County, State of Texas or, if the District Court does not have jurisdiction, the federal district court for the Northern District of Texas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANIES

Security Ownership of Certain Beneficial Owners and Management of BNS

To BNS’s knowledge, the following table sets forth certain information regarding the beneficial ownership of BNS Common Shares as of June 29, 2026 with respect to: (a) each member of the BNS board of directors, (b) each named executive officer of BNS and (c) all current directors and executive officers as a group. As of June 29, 2026, no individual or group beneficially owned more than 5% of BNS Common Shares issued and outstanding. The percentages of beneficial ownership are based on 1,219,093,484 BNS Common Shares outstanding as of July 23, 2026. BNS has determined beneficial ownership in accordance with the rules of the SEC. The address of each director and executive officer shown in the table below is c/o 40 Temperance Street, Toronto, Ontario, Canada.

Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have the sole power to vote and dispose of the BNS Common Shares.

Name of Beneficial Owner	Number of BNS Common Shares Beneficially Owned	Percent Beneficially Owned
Aaron Regent	123,072	*
Guillermo Babatz	2,500	*
Nora Aufreiter	6,900	*
Una Power	5,783	*
L. Scott Thomson	60,816	*
Benita Warmbold	3,000	*
Lynn Patterson	16,385	*
W. Dave Dowrich	1,000	*
Sandra Stuart	5,000	*
Michael Medline	13,052	*
Steven Van Wyk	1,000	*
Antonio Garza	2,000	*
Raj Viswanathan	42,705	*
Jacqui Allard	3,736	*
Francisco Aristeguieta Silva	780	*
Aris Bogdaneris	400	*
Travis Machen	159	*
Julie Walsh	1,782	*
Ian Arellano	4,402	*
Tim Clark	93	*
Jenny Poulos	237	*
Shannon McGinnis	285	*
Phil Thomas	3,114	*
All current executive officers and directors as a group	298,201	*

*	Represents less than 1% of the outstanding common shares.

Security Ownership of Certain Beneficial Owners and Management of Maple

The following table sets forth, as of July 24, 2026, the beneficial ownership of Maple Voting Common Stock by each of Maple’s directors and executive officers, by Maple’s directors and executive officers as a group and by each other person or entity known by Maple to beneficially own more than 5% of the outstanding Maple Voting Common Stock. Unless otherwise specified, the address of each listed Maple shareholder is c/o Maple Financial Holdings, Inc., 4143 Maple Avenue, Suite 100, Dallas, Texas 75219.

The percentages of beneficial ownership in the following table are calculated based on 10,573,389 shares of Maple Voting Common Stock (including 103,893 shares of Maple Voting Common Stock reserved for issuance in respect of Maple restricted stock awards) issued and outstanding as of July 24, 2026. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, as well as shares issuable in connection with options, warrants and convertible securities exercisable or convertible within 60 days of July 24, 2026. Accordingly, for purposes of computing the percentage of outstanding shares held by each person or group, shares issuable pursuant to options and warrants exercisable within 60 days of July 24, 2026 are deemed outstanding for that person or group but not for any other person or group.

Unless otherwise indicated, and subject to the support agreements entered into with BNS in connection with entering into the Merger Agreement, to Maple’s knowledge, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Maple Shares Beneficially Owned	Percent Beneficially Owned
Anthony B. Davis(1)	782,207	7.36%
Eric L. Davis(2)	782,207	7.36%
Boris Gutin(3)	716,318	6.77%
Justin Cox(4)	407,568	3.85%
Jay Helm(5)	207,568	1.96%
Don Kivowitz(6)	282,578	2.67%
Robert Langholz(7)	331,568	3.14%
Frank Murphy(8)	295,743	2.80%
John McNicholas(9)	24,030	*
Daryl Kirkham(10)	35,172	*
Gerald Shaughnessy Sutton(11)	38,344	*
William Prieur(12)	25,575	*
Ethan Underwood(13)	7,568	*
Hudson White(14)	7,668	*
William Wolfe(15)	203,771	1.91%
Rob Jentz(16)	19,223	*
Charlie Reeves(17)	3,457	*
All current executive officers and directors as a group(18)	4,170,565	38.73%

*	Represents less than 1% of the outstanding shares.
(1)

Includes (i) 43,143 shares held by Mr. Davis individually; (ii) 490,000 shares held by Anthony Boone Davis Living Trust Dated May 25 1983; (iii) 185,631 shares held by Anthony Davis-TR UA 05/25/83 Amended 06/30/14 Anthony Boone Davis Living Trust; (iv) 15,000 shares issuable upon exercise of warrants held by Anthony Boone Davis Living Trust Dated May 25 1983; (v) 36,369 shares issuable upon exercise of vested stock options; and (vi) 12,064 shares of unvested restricted stock.

(2)

Includes (i) 43,143 shares held by Mr. Davis individually; (ii) 490,000 shares held by Eric Lowell Davis Living Trust Dated February 15 1988, (iii) 185,631 shares held by Eric Davis TR UA 04/21/2014 Eric Lowell Davis Living Trust; (iv) 15,000 shares issuable upon exercise of warrants held by Eric Lowell Davis Living Trust Dated February 15 1988; (v) 36,369 shares issuable upon exercise of vested stock options; and (vi) 12,064 shares of unvested restricted stock.

(3)

Mr. Gutin is managing director of GCP Capital Partners LLC. Mr. Gutin is the managing director of GCP Managing Partner IV GP, LLC, the general partner of GCP Managing Partner IV, L.P., which is the general partner of GCP Capital Partners IV, L.P. and GCP Capital Partners (Cayman) IV, L.P. The shares shown as beneficially owned by Mr. Gutin consist of (i) 695,649 shares held by GCP Capital Partners IV, L.P.; (ii) 13,101 shares held by GCP Capital Partners (Cayman) IV, L.P.; (iii) 6,605 shares held by GCP Capital Partners LLC; and (iv) 963 shares of unvested restricted stock held by GCP Capital Partners LLC under the Director Restricted Share Plan. Mr. Gutin may be deemed to beneficially own all shares held by the GCP entities by virtue of his position as a managing director of GCP Capital Partners LLC. Mr. Gutin disclaims beneficial ownership of all shares held by the GCP entities except to the extent of his pecuniary interest therein. GCP Capital Partners IV, L.P. also holds 666,203 shares of Maple Preferred Stock, and GCP Capital Partners (Cayman) IV, L.P. also holds 12,547 shares of Maple Preferred Stock, which are not included in the table above and collectively represent 100% of the 678,750 shares of Maple Preferred Stock issued and outstanding as of July 24, 2026. The address of Mr. Gutin is c/o GCP Capital Partners LLC, 600 Lexington Avenue, 31st Floor, New York, New York 10022.

(4)	Includes (i) 6,605 shares held by Mr. Cox individually; (ii) 400,000 shares held by Cox FLP Ltd; and (iii) 963 shares of unvested restricted stock held under the Director Restricted Share Plan.
(5)	Includes (i) 206,605 shares held by Mr. Helm individually; and (ii) 963 shares of unvested restricted stock held under the Director Restricted Share Plan.
(6)

Includes (i) 6,605 shares held by Mr. Kivowitz individually; (ii) 275,010 shares held by Kivowitz Family Partnership-Maple Financial LLC; and (iii) 963 shares of unvested restricted stock held under the Director Restricted Share Plan.

(7)

Includes (i) 6,605 shares held by Mr. Langholz individually; (ii) 44,000 shares held by Robert W. Langholz Jr. Living Trust; (iii) 280,000 shares held by Caill LLC; and (iv) 963 shares of unvested restricted stock held under the Director Restricted Share Plan.

(8)

Includes (i) 6,605 shares held by Mr. Murphy individually; (ii) 203,380 shares held by Frank W. Murphy III Revocable Trust & Camille Diane Murphy Revocable Trust Ten Com; (iii) 28,265 shares held by Frank W. Murphy IV 2009 Irrevocable Trust; (iv) 28,265 shares held by Emily C. Murphy 2009 Irrevocable Trust; (v) 28,265 shares held by Michael C. Murphy 2009 Irrevocable Trust; and (vi) 963 shares of unvested restricted stock held under the Director Restricted Share Plan.

(9)	Includes (i) 23,067 shares held by Mr. McNicholas individually; and (ii) 963 shares of unvested restricted stock held under the Director Restricted Share Plan.
(10)

Includes (i) 29,631 shares held by Mr. Kirkham individually; (ii) 4,578 shares issuable upon exercise of vested stock options; and (iii) 963 shares of unvested restricted stock held under the Director Restricted Share Plan.

(11)	Includes (i) 25,855 shares held by Mr. Sutton individually; (ii) 6,364 shares issuable upon exercise of vested stock options; and (iii) 6,125 shares of unvested restricted stock.
(12)	Includes (i) 17,604 shares held by Mr. Prieur individually; (ii) 1,649 shares issuable upon exercise of vested stock options; and (iii) 6,322 shares of unvested restricted stock.
(13)	Includes (i) 6,605 shares held by Mr. Underwood individually; and (ii) 963 shares of unvested restricted stock held under the Director Restricted Share Plan.
(14)	Includes (i) 6,705 shares held by Mr. White individually; and (ii) 963 shares of unvested restricted stock held under the Director Restricted Share Plan.
(15)

Includes (i) 74,557 shares held by Mr. Wolfe individually; (ii) 50,000 shares held by Millennium Trust Co LLC Cust FBO William Wolfe IRA; (iii) 73,584 shares issuable upon exercise of vested stock options; and (iv) 5,630 shares of unvested restricted stock.

(16)	Includes (i) 10,207 shares held by Mr. Jentz individually; (ii) 6,867 shares issuable upon exercise of vested stock options; and (iii) 2,149 shares of unvested restricted stock.
(17)	Includes 3,457 shares of unvested restricted stock.
(18)

The group percentage is calculated using a denominator of 10,769,169 shares, which consists of 10,573,389 shares of Maple Voting Common Stock (including 103,893 shares of Maple Voting Common Stock reserved for issuance in respect of Maple restricted stock awards) issued and outstanding as of July 24, 2026, plus 195,780 shares issuable upon exercise of stock options and warrants held by group members exercisable within 60 days of July 24, 2026.

BNS MARKET ACTIVITIES INVOLVING BNS COMMON SHARES

Since the announcement of the Merger, BNS and certain of its affiliates have engaged, and intend to continue to engage throughout the consent solicitation period in various market making, derivatives and structured notes hedging, brokerage and facilitation trading, asset management, plan-related activities, banking-related activities, estates and trusts services, custody-related activities and stock borrowing, lending and taking of collateral, involving BNS Common Shares outside the United States (and, to a limited extent, within the United States). Among other things, BNS or one or more of its affiliates intends to engage in trades in BNS Common Shares and/or related derivatives for its own account and the accounts of its customers (and, to the extent described below, its employees) for the purpose of hedging their positions established in connection with the trading of certain derivatives relating to BNS Common Shares, hedging BNS’s economic exposure arising from the issuance of structured notes, hedging BNS’s exposure in respect of positions in its market making obligations related to certain exchange traded funds, effecting brokerage transactions for its customers and other customer facilitation transactions in respect of BNS Common Shares and effecting delivery of BNS Common Shares as required pursuant to certain of BNS’s benefit or compensation plans for employees. Further, certain of BNS’s asset management affiliates may buy and sell BNS Common Shares, or ETFs, funds or indices including BNS Common Shares, outside the United States (and, in the case of certain asset management activities, within the United States) as part of their ordinary, discretionary investment management activities on behalf of their customers or publicly traded funds managed by them. Certain of BNS’s affiliates may continue to (a) engage in the marketing and sale to customers of funds that include BNS Common Shares, providing investment advice and financial planning guidance to customers that may include information about BNS Common Shares, (b) transact in BNS Common Shares as trustees and/or personal representatives of trusts and estates, (c) provide custody services relating to the BNS Common Shares and (d) engage in the borrowing and lending of BNS Common Shares, as well as accepting BNS Common Shares as collateral for loans. These activities occur both outside and inside the United States and the transactions in BNS Common Shares may be effected on the Toronto Stock Exchange, the New York Stock Exchange, other exchanges or alternative trading systems and in the over-the-counter market. The foregoing activities could have the effect of influencing the market price of BNS Common Shares. BNS has obtained certain exemptive relief from the Ontario Securities Commission in relation to OSC Rule 48-501 - Trading during Distributions, Formal Bids and Share Exchange Transactions, in order to permit BNS and certain of its affiliates to continue engaging in the foregoing activities in the ordinary course during the consent solicitation period.

VALIDITY OF BNS COMMON SHARES

The validity of BNS Common Shares to be issued in connection with the Merger will be passed upon for BNS by Osler, Hoskin & Harcourt LLP, Toronto, Ontario.

EXPERTS

BNS

KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants, Toronto, Ontario, is the external auditor who prepared the Report of Independent Registered Public Accounting Firm with respect to the consolidated statements of financial position of BNS as at October 31, 2025 and 2024, the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the years then ended and the related notes, and who prepared the Report of Independent Registered Public Accounting Firm on BNS’s internal control over financial reporting as of October 31, 2025. These financial statements and management’s assessment of the effectiveness of the internal control over financial reporting as of October 31, 2025 have been so incorporated by reference herein in reliance on their reports given on their authority as experts in auditing and accounting. KPMG LLP is independent with respect to BNS within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation. Further, KPMG LLP is an independent accountant with respect to BNS under all relevant U.S. professional and regulatory standards.

Changes in internal control over financial reporting

There have been no changes in BNS’s internal control over financial reporting that have materially affected, or are reasonably likely to affect, BNS’s internal control over financial reporting during the year ended October 31, 2025.

ENFORCEMENT OF CIVIL LIABILITIES

BNS is chartered under the laws of Canada. A substantial portion of BNS’s assets are located outside the United States, and many of BNS’s directors and officers and some of the experts named in this prospectus are residents of jurisdictions outside of the United States. As a result, it may be difficult for investors to effect service within the United States upon BNS and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of BNS and such directors, officers or experts under the United States federal securities laws. There is uncertainty as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of the civil liabilities predicated upon the United States federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

BNS files annual, quarterly and other reports, proxy statements or management circulars and other information with the SEC under the Exchange Act. As BNS is a “foreign private issuer” under the rules adopted under the Exchange Act and pursuant to the multi-jurisdictional disclosure system (the “MJDS”), it is exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant stockholders under Section 16 of the Exchange Act. Furthermore, as a foreign private issuer that reports under the MJDS, BNS is also permitted, and intends to continue, to follow certain Canadian corporate governance practices instead of those otherwise required under NYSE listing rules. BNS prepares its annual report in accordance with Canadian disclosure requirements and financial statements in accordance with IFRS, which differ in certain aspects from GAAP and from practices prescribed by the SEC.

You may read and copy these reports, statements or other information filed by BNS at the SEC’s website at www.sec.gov. The information contained on the SEC’s website is not incorporated by reference into this prospectus. Copies of documents filed by BNS with the SEC are also available at the investor relations page of BNS’s website, https://www.scotiabank.com/ca/en/about/investors-shareholders/annual-reports.html. The information contained in those websites is not incorporated by reference into, or in any way part of, this prospectus. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information.

BNS files reports, statements and other information with the applicable Canadian securities regulatory authorities. BNS’s filings are electronically available to the public from SEDAR+ at www.sedarplus.ca. The information contained on SEDAR+ is not incorporated by reference into this prospectus.

We have not authorized any other person to provide you with any information other than that contained in this prospectus. You should rely only on the information contained in this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is current only as of the date on the front of this prospectus.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

Incorporation of Certain Documents by Reference

The SEC allows BNS to “incorporate by reference” information into this prospectus. This means that BNS can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

This prospectus incorporates by reference the documents listed below that BNS previously filed with the SEC. They contain important information about BNS and its financial condition. The following documents, which were filed by BNS with the SEC, are incorporated by reference into this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

BNS Filings with the SEC (File No. 002-09048)	Period and/or Filing Date
Annual Report on Form 40-F	Year ended October 31, 2025
Current Report on Form 6-K	Filed: December 1, 2025; December 2, 2025 (Accession No. 0001193125-25-304589); December 2, 2025 (Accession No. 0001193125-25-304596); December 2, 2025 (Accession No. 0001193125-25-304603); December 2, 2025 (Accession No. 0001193125-25-304609); December 2, 2025 (Accession No. 0001193125-25-304617); December 2, 2025 (Accession No. 0001193125-25-304621); December 2, 2025 (Accession No. 0001193125-25-304627); December 2, 2025 (Accession No. 0001193125-25-304859); January 6, 2026; January 21, 2026; February 2, 2026; February 24, 2026 (Accession No. 0001193125-26-065221); February 24, 2026 (Accession No. 0001193125-26-065231); February 24, 2026 (Accession No. 0001193125-26-065249); February 24, 2026 (Accession No. 0001193125-26-065262); February 24, 2026 (Accession No. 0001193125-26-065279); February 24, 2026 (Accession No. 0001193125-26-065285); March 11, 2026, April 2, 2026; April 14, 2026 (Accession No. 0001193125-26-154742); April 14, 2026 (Accession No. 0001193125-26-154790); April 17, 2026; May 27, 2026 (Accession No. 0001193125-26-240430); May 27, 2026 (Accession No. 0001193125-26-240458); May 27, 2026 (Accession No. 0001193125-26-240473); May 27, 2026(Accession No. 0001193125-26-240496); May 27, 2026 (Accession No. 0001193125-26-240499); May 27, 2026 (Accession No. 0001193125-26-240503); June 5, 2026; and July 22, 2026.

All documents filed by BNS under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the completion of the offering will also be deemed to be incorporated into this prospectus by reference other than the portions of those documents not deemed to be filed. These documents include periodic reports, such as Annual Reports on Form 40-F, Quarterly Reports on Form 6-K, Current Reports on Form 6-K and proxy statements.

In addition, the description of BNS’s share capital contained in BNS’s registration statements filed with the SEC under Section 12 of the Exchange Act is incorporated by reference.

BNS also incorporates by reference the Merger Agreement attached to this prospectus as Annex A.

BNS has supplied all information contained in or incorporated by reference into this prospectus relating to BNS and Merger Sub, and Maple has supplied all information contained in this prospectus relating to Maple.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may also obtain copies of any document incorporated in this prospectus, without charge, by requesting them in writing or by telephone from the appropriate company at the addresses below, or from the SEC through the SEC’s website at www.sec.gov. BNS shareholders may request a copy of such documents by contacting:

The Bank of Nova Scotia

40 Temperance Street

Toronto, Ontario, Canada M5H 0B4

Attn: Corporate Secretary

(416) 866-3672

BNS has not authorized anyone to give any information or make any representation about the Merger that is different from, or in addition to, that contained in this prospectus or in any of the materials that BNS has incorporated into this prospectus by reference. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies, and neither the mailing of this prospectus to Maple shareholders nor the issuance of BNS Common Shares in the Merger should create any implication to the contrary.

BNS IS NOT PARTICIPATING IN THE SOLICITATION OF THE VOTE OR CONSENT BY EXECUTION AND DELIVERY TO MAPLE OF ONE OR MORE WRITTEN CONSENTS BY MAPLE SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION IN WHICH OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. BNS IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

by and among

THE BANK OF NOVA SCOTIA,

CYPRESS MERGER SUB, INC.,

MAPLE FINANCIAL HOLDINGS, INC.,

and

Anthony B. Davis, solely in his capacity as the

SHAREHOLDER REPRESENTATIVE

MAY 28, 2026

AGREEMENT AND PLAN OF MERGER, dated May 28, 2026 (this “Agreement”), by and among The Bank of Nova Scotia, a bank organized under the laws of Canada (“Purchaser”), Cypress Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of Purchaser (“Merger Sub”), Maple Financial Holdings, Inc., a Texas corporation (the “Company”), and Anthony B. Davis, solely in his capacity as representative, agent and attorney-in-fact of the holders of Company Common Stock, Company Preferred Stock and Company Equity Awards (the “Shareholder Representative”).

RECITALS

A.

The Boards of Directors of Purchaser, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective companies and shareholders to consummate the strategic business combination transaction provided for in this Agreement, pursuant to which, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving (in such capacity, the “Resulting Entity”).

B.

The Board of Directors of each of Purchaser and Merger Sub has authorized the execution, delivery and performance by Purchaser and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger.

C.

The Board of Directors of the Company has unanimously (1) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company and its shareholders and declared that this Agreement is advisable, (2) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (3) subject to the terms of this Agreement, resolved to recommend that the Company’s shareholders adopt this Agreement and to submit this Agreement to the Company’s shareholders for adoption.

D.

For U.S. federal income tax purposes, the parties intend that (1) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (2) this Agreement be, and is hereby adopted, as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations promulgated thereunder (clauses (1) and (2), the “Intended Tax Treatment”).

E.

As an inducement to and condition to Purchaser’s willingness to enter into this Agreement, the directors and executive officers of the Company and certain holders of Company Common Stock and Company Preferred Stock are concurrently entering into support agreements, pursuant to which, among other things, such persons have confirmed that he, she or it will vote his, hers or its respective shares of the Company Common Stock and Company Preferred Stock in favor of approval of this Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger and the other transactions contemplated hereby.

F.	In this Agreement, the parties desire to make certain representations, warranties and agreements in connection with, and to prescribe certain conditions to, the Merger.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. This Agreement uses the following definitions:

“280G Lost Deduction Amount” has the meaning specified in Section 6.1(d).

“Acquisition Proposal” has the meaning specified in Section 5.4(b).

“Affiliate” means, with respect to any person, any other person that directly, or through one or more intermediaries, Controls, is Controlled by or is under common Control with, such person.

“Agreement” has the meaning specified in the Preamble.

“Binder Agreement” means that certain binder agreement (or similar instrument) entered into in connection with the R&W Insurance Policy, a true, correct, and complete copy of which is attached hereto as Exhibit A.

“Burdensome Regulatory Condition” has the meaning specified in Section 5.3(f).

“Business Day” means any day, other than Saturday, Sunday or a day on which banking institutions in Dallas, Texas are authorized or required by Law to be closed.

“Chosen Courts” has the meaning specified in Section 10.13(b).

“Closing” has the meaning specified in Section 2.2.

“Closing Balance Sheet” means a consolidated balance sheet of the Company and its Subsidiaries as of the close of business on the Business Day immediately preceding the Closing Date, prepared using the same methodologies, assumptions, accounting policies, principles, practices and categories used in the preparation of the Company’s Financial Statements (including, for the avoidance of doubt, with such balance sheet being calculated (a) on a “going concern” basis, (b) fully allocating loan loss and other allowances and reserves consistent with GAAP and, to the extent not inconsistent with GAAP, the Company’s historical policies (and, for the avoidance of doubt, there being no change in methodology or practices used to calculate allowances and reserves or any associated release of reserves unless consistent with past practice and supported by an actual change in facts) and (c) not taking into account any changes in the assets or liabilities of the Company or its Subsidiaries as a result of purchase accounting or any other accounting adjustments (except as expressly set forth in the Illustrative Closing Equity Capital Calculation Schedule, including with respect to the accrual or payment of Transaction Expenses) in each case arising as a consequence, in and of themselves, of the transactions contemplated by this Agreement).

“Closing Date” has the meaning specified in Section 2.2.

“Closing Equity Capital” means an amount equal to the sum of (a) the tangible equity capital of the Company and its Subsidiaries on a consolidated basis as of the close of business on the Business Day immediately preceding the Closing Date, as calculated from the Closing Balance Sheet, minus (b) the Company R&W Cap Amount, minus (c) the 280G Lost Deduction Amount (if applicable), plus (d) the after-tax Transaction Expenses Adjustment Amount, plus (e) the sum of all exercise prices payable for all Company Options and Company Warrants that are issued and outstanding immediately prior to the Effective Time, in each case of the foregoing clauses (a) through (e), in accordance with the methodologies, assumptions, principles, practices and categories used in the preparation of the illustrative Closing Equity Capital calculation set forth in the Illustrative Closing Equity Capital Calculation Schedule.

“Closing Price” has the meaning specified in Section 2.4(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning specified in the Preamble.

“Company Bank” has the meaning specified in Section 3.1.

“Company Board Recommendation” has the meaning specified in Section 5.4(a).

“Company Common Stock” has the meaning specified in Section 2.4(a).

“Company Disclosure Letter” means a letter delivered by the Company to Purchaser upon or before the execution of this Agreement (together with the Schedules thereto), setting forth, among other things, items the disclosure of which is required hereunder, either in response to an express disclosure requirement contained in this Agreement or as an exception to one or more of the representations and warranties or covenants contained in this Agreement.

“Company Equity Awards” means the Company Restricted Stock Awards and Company Options.

“Company Indemnified Parties” has the meaning specified in Section 5.15(b).

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any Subsidiary of the Company.

“Company Meeting” has the meaning specified in Section 5.4(a).

“Company Option” means an option to purchase shares of Company Common Stock.

“Company Plan” means an Employee Plan that is (1) adopted, sponsored, maintained or contributed to with respect to any current or former officer, manager, director, employee or independent contractor of the Company or any of its Subsidiaries, (2) adopted, sponsored, maintained or contributed to by the Company or any of its Subsidiaries or (3) under which the Company or any of its Subsidiaries could reasonably be expected to have any liability.

“Company Preferred Stock” means the Series A Nonvoting Convertible Preferred Stock, $0.01 par value, of the Company.

“Company R&W Cap Amount” means, in the aggregate, the lesser of (i) 50% of the R&W Policy Costs (as stipulated by the Binder Agreement and the R&W Insurance Policy) and (ii) $500,000.

“Company Restricted Stock Award” means a share of Company Common Stock that is subject to forfeiture and/or a right of repurchase in favor of the Company.

“Company Software” means all Software owned or purported to be owned by the Company or any Subsidiary of the Company.

“Company Warrants” means all outstanding warrants to purchase shares of Company Common Stock.

“Confidentiality Agreement” means that certain confidentiality agreement, dated March 11, 2026, between Purchaser and Company Bank.

“Continuing Employees” has the meaning specified in Section 6.1(a).

“Control” and the correlative terms “Controlling” and “Controlled” means, as used with respect to any person, possession of the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“CRA” has the meaning specified in Section 3.7(d).

“D&O Tail Policy” has the meaning specified in Section 5.15(a).

“Dissenting Shares” has the meaning specified in Section 2.10.

“Effective Time” has the meaning specified in Section 2.3.

“Employee Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and any other employment, consulting, compensation, pension, retirement, post-retirement, profit-sharing, deferred compensation, equity or equity-based compensation, health and welfare, severance or termination pay, change in control entitlements, vacation, bonus, incentive compensation, insurance, medical, welfare, and fringe benefit plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded.

“Enforceability Exception” means bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or the limiting effect of rules of Law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

“Equity Plan” has the meaning specified in Section 2.11(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ESPP” has the meaning specified in Section 2.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Agent” has the meaning specified in Section 2.8.

“Exchange Fund” has the meaning specified in Section 2.8.

“Extensions of Credit” has the meaning specified in Section 3.27(a).

“F-4” has the meaning specified in Section 5.3(b).

“FCPA” has the meaning specified in Section 3.9.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Statements” has the meaning specified in Section 3.21(a).

“Fraud” means, with respect to a party hereto, Delaware actual common law fraud in the making of a representation or warranty expressly contained in Article III or Article IV of this Agreement by such party, and requires that, at the time such representation or warranty was made: (a) such party to be charged with such fraud made a false representation of material fact in Article III or Article IV of this Agreement; (b) such party had actual knowledge (and not constructive or imputed knowledge) that such representation was actually false when made and acted with scienter; (c) the false representation caused the party to whom it was made, in actual and justifiable reliance upon such false representation, to take or refrain from taking action; and (d) the party to whom the false representation was made suffered actual damage directly by reason of such reliance.

“Fundamental Representations” means Section 3.1 (Organization); Section 3.2 (Subsidiaries); Section 3.3 (Authority; Capacity); Section 3.4 (Capitalization); Section 3.5 (Consents and Approvals); Section 3.6 (Non-Contravention); and Section 3.12 (No Brokers or Finders).

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Governmental Entity” means any federal, state, provincial, local, domestic or foreign agency, court, tribunal, administrative body, arbitration panel, department or other legislative, judicial, governmental or quasi-governmental entity.

“Initial Closing Equity Capital Statement” has the meaning specified in Section 2.7(a).

“Initial Resolution Period” has the meaning specified in Section 2.7(c).

“In-the-Money Company Options” has the meaning specified in Section 2.11(a).

“Intellectual Property” means any and all of the following anywhere in the world: (a) trademarks, trade names, service marks, Internet domain names, uniform resource locators, e-mail addresses, logos, slogans, symbols, trade dress, assumed names, fictitious names, d/b/a’s, brand names, business names, corporate names and any other indicia of origin, in each case, whether registered or unregistered, any and all common law rights thereto, registrations and applications for registration for the foregoing, including all renewals of same, and all goodwill associated therewith and symbolized thereby; (b) inventions and discoveries, whether patentable or not, and all patents and applications therefor, including provisional applications, divisions, continuations, continuations-in-part, extensions, reexaminations and reissues; (c) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs and customer and supplier lists; (d) copyrights (including copyrights in Software, Internet websites and databases) and registrations and applications for registration of the foregoing, and all renewals, extensions, restorations and reversions thereof; and (e) all other intellectual property or proprietary rights.

“Intended Tax Treatment” has the meaning specified in the Recitals.

“IRS” means the Internal Revenue Service.

“IT Assets” means information technology devices, computers, mobile devices, computer systems, Software, hardware, servers, workstations, routers, hubs, switches, data communications lines, all other information technology equipment and all data stored therein or Processed thereby and all associated documentation.

“Knowledge of the Company” or “Company’s Knowledge” means the actual knowledge (after due inquiry) of Anthony Davis, Eric Davis, Rob Jentz, William Prieur, Shaughn Sutton, and Willy Wolfe; provided, that a person will be deemed to have actual knowledge of any matter that would reasonably be expected to be reported to that person in the ordinary course of business.

“Knowledge of Purchaser” means the actual knowledge (after due inquiry) of Vikas Sharma; provided, that a person will be deemed to have actual knowledge of any matter that would reasonably be expected to be reported to that person in the ordinary course of business.

“Latest Balance Sheet Date” has the meaning specified in Section 3.21(a).

“Latest Balance Sheets” has the meaning specified in Section 3.21(a).

“Law” means any law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by a Governmental Entity.

“Leased Real Property” has the meaning specified in Section 3.25(a).

“Lien” means any lien, pledge, security or priority interest, encumbrance, hypothecation, infringement, deed of trust, mortgage, easement, encroachment, participation interest, deposit arrangement, title retention, conditional sale, financing lease or similar restriction relating to any asset, property or property interest, however arising (including any created by applicable Law), or an agreement or commitment to create any of the foregoing.

“Liquidated Damages Amount” has the meaning specified in Section 9.2(b)(1).

“Loss” means any damage, loss, payment, judgment, out-of-pocket costs and expenses (including reasonable and documented legal fees), liabilities, obligations, Taxes, interests, awards and penalties, including as a result of any action or claim.

“Material Adverse Effect” means any change, event, effect or occurrence that (a) is or is reasonably likely to be materially adverse to the business, assets, condition, or the results of operation of the Company and its Subsidiaries, taken as a whole or (b) does or is reasonably likely to prevent or materially impair the ability of the Company to perform its material obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that in the case of clause (a) only, “Material Adverse Effect” shall not include any change, event or effect after the date hereof to the extent related to (1) changes in general economic, legal, regulatory or political conditions (including the outbreak or escalation of hostilities, war, acts of war, acts of terrorism, sabotage, natural disasters, public health emergencies or other force majeure events, whether, as applicable, declared or undeclared and whether in or outside the United States); (2) general financial and capital market conditions, including interest rates, or changes therein; (3) changes in general industry conditions affecting community banks operating in the markets (whether assessed by geography or by products) in which the Company and its Subsidiaries operate; (4) changes in Law, GAAP (as officially promulgated) or regulatory accounting principles, or authoritative interpretations thereof; (5) public disclosure of the execution of this Agreement, public disclosure of the transactions contemplated hereby; or (6) the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such failure may be taken into account in determining whether a Material Adverse Effect has occurred); in each case of the foregoing (1)-(4), except to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other community banks operating in the markets (whether assessed by geography or by products) in which the Company and its Subsidiaries operate.

“Material Contract” means each contract of the type described in Section 3.14(a), whether or not set forth in the Section 3.14(a) of the Company Disclosure Letter.

“Merger” has the meaning specified in the Recitals.

“Merger Sub” has the meaning specified in the Preamble.

“Neutral Auditor” has the meaning specified in Section 2.7(c).

“Non-Voting Company Common Stock” has the meaning specified in Section 2.4(a).

“Notice Period” has the meaning specified in Section 5.4(f)(1).

“NYSE” means The New York Stock Exchange.

“Objection Notice” has the meaning specified in Section 2.7(b).

“Old Certificate” has the meaning specified in Section 2.4(b).

“Open Source License” has the meaning specified in Section 3.16(i).

“Organizational Documents” means the certificate of incorporation and by-laws of an entity (or comparable governing documents), each as amended as of the date hereof.

“Outside Date” means February 28, 2027; provided, that (a) if on the Outside Date the conditions set forth in Section 8.1(b) shall not have been satisfied but all other conditions to Closing set forth in Article VIII shall have been satisfied or waived, as applicable (other than those conditions that by their nature are to be satisfied at the Closing, provided, that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall automatically be extended to May 28, 2027. If the Outside Date is extended pursuant to the foregoing proviso, all references in this Agreement to the “Outside Date” will be to the Outside Date as extended.

“PEO 401(k) Plan” has the meaning specified in Section 6.1.

“PEO Plan” means any Company Plan that is sponsored, maintained, administered or contributed to by a professional employer organization or similar outsourced human resources services provider of the benefit of any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries, but that is not sponsored or maintained by the Company or any of its Subsidiaries.

“Per Option Merger Consideration” has the meaning specified in Section 2.11(a).

“Per RSA Merger Consideration” has the meaning specified in Section 2.11(b).

“Per Share Consideration Amount” means an amount equal to: (a) the sum of (1) $25,000,000 plus (2) Closing Equity Capital divided by (b) the sum of (1) the total number of shares of Company Common Stock outstanding immediately prior to the Closing (including, for the avoidance of doubt, such shares that are subject to Company Restricted Stock Awards outstanding immediately prior to the Closing), plus (2) the total number of shares of Company Common Stock subject to Company Options outstanding immediately prior to the Closing, plus (3) the total number of shares of Company Common Stock subject to Company Warrants outstanding immediately prior to the Closing, plus (4) the total number of shares of Company Preferred Stock outstanding immediately prior to the Closing.

“Per Share Merger Consideration” has the meaning specified in Section 2.4(a).

“Per Warrant Merger Consideration” has the meaning specified in Section 2.13.

“Permits” has the meaning specified in Section 3.7(b).

“Personal Information” means (a) any information in the possession or under the control of the Company or any Subsidiary of the Company that identifies or could reasonably be used to identify an individual, device, browser or household, or (b) any information in the possession or under the control of the Company or any Subsidiary of the Company that is protected under any applicable Privacy Laws.

“Privacy and Security Policies” has the meaning specified in Section 3.16(k).

“Privacy Law” means any Law governing personal privacy, data breach notification or the Processing of Personal Information, including any U.S. state data breach notification and security laws, the Gramm-Leach-Bliley Act of 1999 and its implementing regulations, the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the California Consumer Privacy Act (as amended by the California Privacy Rights Act) and the European General Data Protection Regulation.

“Process”, “Processed” or “Processing” means any operation or set of operations that is performed upon data or information, whether or not by automatic means, including collection, access, acquisition, creation, storage, adaptation, alteration, correction, protection, encryption, retrieval, maintenance, use, disclosure, transmission, transfer, combination, storage, deletion and destruction.

“Proposed Changed Terms” has the meaning specified in Section 5.4(f)(3).

“Proxy Statement” has the meaning specified in Section 5.3(b).

“Purchaser” has the meaning specified in the Preamble.

“Purchaser Common Shares” means common shares, without nominal or par value, of Purchaser.

“Purchaser Reports” has the meaning specified in Section 4.8.

“R&W Insurance Policy” means that certain buyer-side representation and warranty insurance policy (including any excess policies related thereto) issued by the R&W Insurer, substantially in the form attached hereto as Exhibit B.

“R&W Insurer” means AIG Specialty Insurance Company and any other insurer issuing the R&W Insurance Policy.

“R&W Policy Costs” means all premium payments, brokerage commissions (to the extent not included in premium), surplus lines, taxes (including premium taxes), underwriting fees, and any other applicable taxes, fees, costs (including termination or otherwise), expenses, and surplus lines or surcharges, in each case payable in accordance with the terms and conditions of the Binder Agreement.

“Recommendation Change” has the meaning specified in Section 5.4(b).

“Registered Company IP” has the meaning specified in Section 3.16(a).

“Required Approvals” means the approvals of Governmental Entities set forth on Section 3.5 of the Company Disclosure Letter.

“Requisite Company Vote” means the approval of this Agreement and the Merger and other transactions contemplated hereby by (a) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Voting Company Common Stock entitled to vote on this Agreement, and (b) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Preferred Stock entitled to vote on this Agreement, each voting as a separate class.

“Representatives” means each person’s current, future and former, direct and indirect, directors, managers, officers, employees, principals, stockholders and equity holders, partners, members, employees, controlling persons, limited, general or other partners, representatives, personnel, contractors, agents, potential lenders, attorneys and equity financing and financial advisors (or any similar position, role or title of any of the foregoing), and each of their respective successors and permitted assigns.

“Resulting Entity” has the meaning specified in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“SEC” has the meaning specified in Section 5.3(b).

“Security Breach” means any (a) loss, misuse or unauthorized Processing of Personal Information, or (b) unauthorized access to or use of any IT Assets, including pursuant to a cybersecurity incident.

“Shareholder Representative” has the meaning specified in the Preamble.

“Software” means (a) computer programs, software, middleware, firmware and software implementations of algorithms, models and methodologies, in each case, whether in source code, object code, binary code or other form; (b) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections (whether machine readable or otherwise); and (c) all documentation related to any of the foregoing.

“Subsidiary” of a person means any other person Controlled by such person.

“Superior Proposal” has the meaning specified in Section 5.4(e).

“Takeover Statutes” has the meaning specified in Section 5.11.

“Tax” or “Taxes” means any tax of any kind, including any federal, state, local and foreign income, profits, license, severance, business, corporation, commercial rent, occupation, premium, deemed profits, windfall profits, intangibles, customs duties, capital, capital gains, capital stock, transfer, registration, Social Security (or similar), production, franchise, gains, gross receipts, ad valorem, payroll, sales, employment, unemployment, disability, property, excise, sales, use, value added, estimated, stamp, tariff, alternative or add-on minimum, environmental, estimated, backup withholding, withholding and any other taxes, charges, or levies or like assessments in the nature of a tax, together with all interest, penalties and additions imposed by any taxing authority with respect to such amounts.

“Tax Return” means any return, declaration, document, form, report, claim for refund or information return or statement filed or required to be filed with any Taxing Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Entity having jurisdiction with respect to any Tax.

“TBOC” has the meaning specified in Section 2.1.

“Total Consideration” means an amount equal to the sum of (a) $25,000,000 plus (b) Closing Equity Capital minus (c) the sum of all exercise prices payable for all Company Options and Company Warrants that are issued and outstanding immediately prior to the Effective Time.

“Transaction Expenses” means, without duplication, (a) to the extent incurred prior to the Closing Date in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, the out-of-pocket fees and expenses incurred by or on behalf of, and paid or to be paid, directly by the Company or its Subsidiaries, including to any person that the Company or any of its Subsidiaries prior to the Closing agrees to pay or reimburse, or is otherwise legally obligated to pay or reimburse in connection with the foregoing, including (1) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts (in each case, other than the costs of the Neutral Auditor, which shall be borne equally by Purchaser and the Company in accordance with Section 2.7(d)) and (2) all brokers’, finders’ or similar fees, (b) all transaction-related bonuses, stay bonuses, sale bonuses, change in control payments, retention bonuses, severance or termination payments or any similar payments paid or payable by the Company or its Subsidiaries in connection with, or resulting from, the transactions contemplated by this Agreement (including any cash-based awards granted pursuant to a time vested cash agreement), together with the employer portion of any payroll, employment or similar Taxes, (c) any unfunded liabilities of the Company or any of its Subsidiaries pursuant to any pension, retirement or nonqualified deferred compensation plan or arrangement, (d) the employer portion of any payroll, employment or similar Taxes with respect to the payments to holders of Company Equity Awards pursuant to Section 2.11 and (e) the cost of the D&O Tail Policy.

“Transaction Expenses Adjustment Amount” means, without duplication, the aggregate amount of the Transaction Expenses actually accrued or paid by the Company and its Subsidiaries prior to Closing and reflected (including, if applicable, net of any offsets) in the Closing Balance Sheet in accordance with this Agreement and, in each case, subject to the applicable individual pre-tax caps set forth in the Transaction Expenses Adjustment Schedule and, in the aggregate, not to exceed $12,000,000 on a pre-tax basis.

“Transfer Taxes” means all U.S. federal, state and local and all foreign or other excise, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, documentary, filing, recordation and other similar Taxes and fees that may be imposed or assessed in connection with the Merger as contemplated under this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“TSX” means The Toronto Stock Exchange.

“Voting Company Common Stock” has the meaning specified in Section 2.4(a).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act, or any similar state, local or foreign Laws with respect to any event affecting employees of the Company and its Subsidiaries.

Section 1.2 Interpretation.

(a) In this Agreement, except as context may otherwise require, references: (1) to the Preamble, Recitals, Articles, Sections, Exhibits or Schedules refer, respectively, to the Preamble to, a Recital, Article or Section of, or Exhibit or Schedule to, this Agreement; (2) to this Agreement are to this Agreement, the Schedules and Exhibits hereto, and the Company Disclosure Letter and the Schedules to it, taken as a whole; (3) to the “transactions contemplated hereby” include the transactions provided for in this Agreement; (4) to any agreement (including this Agreement) or contract are to the agreement or contract as amended, modified, supplemented, restated or replaced from time to time, to the extent permitted by the terms thereof; (5) to any applicable Law refer to such applicable Law as amended, modified, supplemented, restated or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; (6) to any Governmental Entity include any successor to that Governmental Entity; (7) to the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (8) to a “person” means an individual, corporation, partnership, association, limited liability company, Governmental Entity, trust or other entity or organization; (9) to the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (10) to the terms “dollars”, “cents” and “$” mean U.S. Dollars and Cents; (11) to any gender include the other gender; and (12) to the phrase “date hereof” or “date of this Agreement” refer to May 28, 2026.

(b) Wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”.

(c) The table of contents and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(d) No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, to the extent such action or omission would violate applicable Law.

ARTICLE II

MERGER; PURCHASE PRICE AND ADJUSTMENTS

Section 2.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Texas Business Organizations Code (the “TBOC”) and effective as of the Effective Time, Merger Sub shall merge with and into the Company pursuant to this Agreement. The Company shall be the Resulting Entity, and shall continue its existence under the laws of the State of Texas. Upon consummation of the Merger, the separate existence of Merger Sub shall terminate. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and applicable Law.

Section 2.2 Closing. The closing with respect to the transactions contemplated by this Agreement (the “Closing”) will take place at 10:00 a.m. New York City time at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York (or by electronic exchange of signatures) on (a) the first (1st) day of the month immediately following the satisfaction or waiver of all conditions set forth in Article VIII (excluding any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or (b) such other time and date as the Company and Purchaser may agree in writing (in either case, the “Closing Date”). The Closing shall be deemed effective as of the Effective Time.

Section 2.3 Merger Filings. Subject to the provisions of this Agreement, in connection with the Merger, each of Merger Sub and the Company will duly execute and deliver, to be effective as of the Effective Time, a certificate of merger to the Texas Secretary of State in accordance with the TBOC. The Merger shall become effective at such time as specified in the foregoing certificate of merger in accordance with the relevant provisions of the TBOC, or at such other time as shall be provided by applicable Law (the “Effective Time”). The Company shall take all actions reasonably requested by Purchaser, including the execution of any additional documents, to effect the Merger.

Section 2.4 Merger Effect on Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub or the Company, or the holder of any securities of the foregoing:

(a) each share of (1) Voting Common Stock, $0.01 par value, of the Company (“Voting Company Common Stock”), (2) Non-Voting Common Stock, $0.01 par value, of the Company (“Non-Voting Company Common Stock” and, together with the Voting Company Common Stock, “Company Common Stock”) and (3) Company Preferred Stock, in each case, issued and outstanding immediately prior to the Effective Time, except for shares of Company Common Stock or Company Preferred Stock owned by the Company or Purchaser (in each case other than shares of Company Common Stock and Company Preferred Stock held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, in each case, that are beneficially owned by third parties or held, directly or indirectly, by the Company or Purchaser in respect of debts previously contracted), shall be converted into the right to receive a number of Purchaser Common Shares (such shares, the “Per Share Merger Consideration”) equal to the quotient, rounded to the nearest one-thousandth, of the Per Share Consideration Amount divided by the average of the daily volume-weighted average trading price per share of Purchaser Common Shares for the ten (10) day period in which both the Canadian and U.S. markets are open for trading ending on the last such day immediately preceding the Closing Date, calculated using both Canadian and U.S. volumes during normal market hours and assuming, for each trading day, the Bank of Canada daily Canada/U.S. exchange rate for the Canadian calculations (the “Closing Price”);

(b) all shares of Company Common Stock and Company Preferred Stock converted into the right to receive the Per Share Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate”, it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book entry account statements relating to the ownership of shares of Company Common Stock or Company Preferred Stock) previously representing any such shares of Company Common Stock or Company Preferred Stock shall thereafter represent only the right to receive (1) the number of whole Purchaser Common Shares which such shares of Company Common Stock or Company Preferred Stock have been converted into the right to receive pursuant to this Section 2.4, (2) cash in lieu of fractional shares which the shares of Company Common Stock or Company Preferred Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 2.4 and Section 2.9(b) and (3) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.9, in each case of clauses (1), (2) and (3), without any interest thereon. Old Certificates previously representing shares of Company Common Stock or Company Preferred Stock shall be exchanged for certificates or, at Purchaser’s option, evidence of shares in book-entry form representing whole Purchaser Common Shares as set forth in Section 2.4(a) (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates in accordance with Section 2.9. If, prior to the Effective Time, the outstanding Purchaser Common Shares or shares of Company Common Stock or Company Preferred Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Per Share Merger Consideration to give Purchaser and the holders of shares of Company Common Stock and Company Preferred Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided that nothing contained in this sentence shall be construed to permit the Company or Purchaser to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement;

(c) notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock and Company Preferred Stock that are owned by the Company or Purchaser (in each case other than shares of Company Common Stock or Company Preferred Stock held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, in each case, that are beneficially owned by third parties or held, directly or indirectly, by the Company or Purchaser in respect of debts previously contracted) shall be cancelled and shall cease to exist and no Purchaser Common Shares shall be delivered in exchange therefor; and

(d) the Resulting Entity shall issue to Purchaser such number and type of shares of the Resulting Entity as is agreed by the Resulting Entity and Purchaser in exchange for, and in consideration of, Purchaser delivering the Per Share Merger Consideration to each person entitled thereto pursuant to Section 2.4(a) and any shares that are cancelled pursuant to Section 2.4(b).

Section 2.5 Merger Effect on Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub or the Company, or the holder of any securities of the foregoing, each share of common stock, $11 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Resulting Entity.

Section 2.6 Governing Documents; Directors and Officers; Name.

(a) The certificate of formation and bylaws of the Resulting Entity shall each be determined by Purchaser in its sole discretion at any time at or prior to the Effective Time, until thereafter amended in accordance with applicable Law.

(b) The directors and officers of the Resulting Entity shall be determined by Purchaser in its sole discretion at any time at or prior to the Effective Time, and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

(c) The name of the Resulting Entity shall be determined by Purchaser in its sole discretion at any time at or prior to the Effective Time.

Section 2.7 Determination of Merger Consideration.

(a) Not later than five (5) Business Days following the Closing Date, Purchaser shall deliver to the Shareholder Representative a reasonably detailed calculation of the Closing Equity Capital in a form consistent with the Illustrative Closing Equity Capital Calculation Schedule (the “Initial Closing Equity Capital Statement”).

(b) In the event the Shareholder Representative disputes the amount of the Closing Equity Capital set forth in the Initial Closing Equity Capital Statement, the Shareholder Representative shall, within five (5) Business Days following delivery by Purchaser of the Initial Closing Equity Capital Statement, give Purchaser written notice of its objections thereto (the “Objection Notice”), describing the nature of the dispute in reasonable detail and specifying those items and amounts as to which the Shareholder Representative disagrees and, based on the information at its disposal, specifying the Shareholder Representative’s good faith proposed amount of the Closing Equity Capital. If the Shareholder Representative does not timely deliver an Objection Notice within such five (5) Business Day period, the Closing Equity Capital set forth in the Initial Closing Equity Capital Statement delivered by Purchaser shall be utilized for the calculation of the Per Share Consideration Amount and, absent fraud, shall be final and binding on the parties hereto. Any items or amounts set forth in the Initial Closing Equity Capital Statement as to which the Shareholder Representative does not timely disagree in the Objection Notice shall be final and binding on the parties hereto, absent fraud.

(c) If the Shareholder Representative timely delivers an Objection Notice, Purchaser and the Shareholder Representative shall cooperate in good faith to resolve such dispute within five (5) Business Days after the date of the Objection Notice (the “Initial Resolution Period”), and if the parties agree on the Closing Equity Capital amount within such Initial Resolution Period, such Closing Equity Capital amount shall be utilized for the calculation of the Per Share Consideration Amount and, absent fraud, shall be final and binding on the parties hereto; provided, however, that if Purchaser and the Shareholder Representative cannot resolve the dispute within the Initial Resolution Period, Purchaser and the Shareholder Representative shall appoint Ernst & Young LLP, or if Ernst & Young LLP is unwilling or unable to serve in such capacity, Deloitte LLP or, if Deloitte LLP is unwilling or unable to serve in such capacity, such other mutually acceptable independent accounting firm of national reputation (the “Neutral Auditor”) to determine the amount of the Closing Equity Capital. Purchaser and the Shareholder Representative shall each summarize its position in writing with regard to the amount of the Closing Equity Capital and submit such summaries to the Neutral Auditor, together with the Initial Closing Equity Capital Statement, Objection Notice, and this Agreement (which submissions the Neutral Auditor shall promptly distribute to the other party). There shall be no ex parte communications between the Shareholder Representative (or its Representatives) or Purchaser (or its Representatives), on the one hand, and the Neutral Auditor, on the other hand, relating to the disputed items.

(d) The Neutral Auditor shall act as an expert and not an arbitrator. The Neutral Auditor shall be limited to addressing only the particular disputes referred to in the Objection Notice, and, subject to Section 2.7(e), the Neutral Auditor’s resolution of any disputed item shall be no greater than the higher amount, and no less than the lower amount, calculated or proposed by Purchaser and the Shareholder Representative with respect to such disputed item, as the case may be. The determination of the Neutral Auditor of the Closing Equity Capital, shall be made and delivered to the parties within five (5) Business Days after its engagement (which engagement shall be made no later than two (2) days after the end of the Initial Resolution Period) and, absent fraud, shall be final and binding on the parties hereto. Fifty percent (50%) of the aggregate fees, expenses and costs of the Neutral Auditor shall be borne by Purchaser, and the other fifty percent (50%) of such fees, expenses and costs shall be borne by the Company such that the Neutral Auditor’s final and binding determination of the Closing Equity Capital amount shall be reduced by the amount of such fees, and such adjusted Closing Equity Capital amount shall be final and binding on the parties, absent fraud.

(e) For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the aggregate Per Share Merger Consideration, Per Option Merger Consideration, Per RSA Merger Consideration and Per Warrant Merger Consideration to be issued pursuant to Section 2.4(a), Section 2.11(a), Section 2.11(b) and Section 2.13, respectively, shall not exceed the Total Consideration.

Section 2.8 Purchaser to Make Consideration Available. No later than five (5) Business Days following the final determination of the Closing Equity Capital in accordance with Section 2.7, Purchaser shall deposit, or shall cause to be deposited, with a bank or trust company designated by Purchaser (the “Exchange Agent”), for exchange in accordance with Section 2.9 for the benefit of the holders of Old Certificates, evidence in book-entry form representing Purchaser Common Shares to be issued pursuant to Section 2.4(a) and any cash in lieu of any fractional shares to be paid pursuant to Section 2.9(e) (such cash in lieu of any fractional shares to be paid pursuant to Section 2.9(e) and Purchaser Common Shares to be issued pursuant to Section 2.4(a), together with any dividends or distributions with respect to Purchaser Common Shares payable in accordance with Section 2.4(a), being referred to herein as the “Exchange Fund”).

Section 2.9 Exchange of Capital Stock.

(a) As promptly as practicable after the Effective Time, but in no event later than five (5) Business Days after the date the Company delivered a true, complete and correct shareholder list with contact information for each holder of Company Common Stock as of immediately prior to the Effective Time, Purchaser shall cause the Exchange Agent to deliver to any record holder of one or more Old Certificates representing shares of Company Common Stock or Company Preferred Stock that have been converted into the right to receive Per Share Merger Consideration pursuant to Section 2.4(a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for receipt of the number of whole Purchaser Common Shares and any cash in lieu of fractional shares which the shares of Company Common Stock or Company Preferred Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.9(b), in each case in form and substance reasonably acceptable to the Exchange Agent and Purchaser. Upon proper physical surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent (or affidavits of loss in lieu of the certificates as provided below) (it being understood that no certificates shall be required to be delivered for shares of Company Common Stock or Company Preferred Stock held in book-entry at the Effective Time), together with a properly completed letter of transmittal, duly executed, and any other documents or information reasonably required by Purchaser, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, (1) that number of whole Purchaser Common Shares to which such holder of Company Common Stock or Company Preferred Stock shall have become entitled pursuant to the provisions of Section 2.4(a) and (2) a check or other method of cash payment representing the amount of (A) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II and (B) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.9(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled (provided that, for the avoidance of doubt, any payments in respect of Company Restricted Stock Awards may be effected through the stock plan administrator and/or payroll systems of the Company or the Purchaser as contemplated by Section 2.11(c)). No interest will be paid or accrued on any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.9(a), each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole Purchaser Common Shares which the shares of Company Common Stock or Company Preferred Stock represented by such Old Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.9(a).

(b) No dividends or other distributions declared with respect to Purchaser Common Shares shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions that had a record date after the Closing Date, without any interest thereon, which theretofore had become payable with respect to the whole Purchaser Common Shares that the shares of Company Common Stock or Company Preferred Stock represented by such Old Certificate have been converted into the right to receive.

(c) If any Purchaser Common Share is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any Transfer Taxes required by reason of the issuance of Purchaser Common Shares in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of any shares of Company Common Stock or Company Preferred Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for Purchaser Common Shares, cash in lieu of fractional shares and dividends or distributions as provided in this Article II, as applicable.

(e) Notwithstanding anything to the contrary contained herein, no fractional Purchaser Common Shares shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Purchaser Common Shares shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Purchaser. In lieu of the issuance of any such fractional share, Purchaser shall pay to each former holder of Company Common Stock and Company Preferred Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (1) the Closing Price by (2) the fraction of a share (after taking into account all shares of Company Common Stock and Company Preferred Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of Purchaser Common Shares which such holder would otherwise be entitled to receive pursuant to Section 2.4(a). The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

(f) Any portion of the Exchange Fund that remains unclaimed by holders of Company Common Stock or Company Preferred Stock for twelve (12) months after the Effective Time shall be paid to Purchaser. None of Purchaser, the Company, the Resulting Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock or Company Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of Company Common Stock or Company Preferred Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable law, become the property of Purchaser, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(g) Purchaser and its Subsidiaries shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any cash in lieu of fractional Purchaser Common Shares, cash dividends or distributions payable pursuant to this Article II or any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Company Preferred Stock or Company Equity Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment or distribution under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock, Company Preferred Stock or Company Equity Awards in respect of which the deduction and withholding was made.

(h) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Purchaser or the Exchange Agent, the posting by such person of a bond in such amount as Purchaser may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the whole Purchaser Common Shares and any cash in lieu of fractional shares, as applicable, and dividends or distributions, deliverable in respect thereof pursuant to this Agreement.

(i) Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be required to issue any Purchaser Common Shares or pay any cash in lieu of fractional shares, in each case, in respect of any Per Share Merger Consideration, unless and until the Closing Equity Capital has been finally determined in accordance with Section 2.7.

Section 2.10 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if required by the TBOC (but only to the extent required thereby), any shares of Company Common Stock that are held immediately prior to the Effective Time by holders (a) that are entitled to and properly perfect a demand for appraisal rights and who comply in all respects with the applicable provisions of the TBOC and (b) that have not effectively withdrawn or lost such right to appraisal under the TBOC (collectively, the “Dissenting Shares”) shall not be converted into the right to receive, as of the Effective Time, the consideration to which the holder of such shares of Company Common Stock would be entitled pursuant to Section 2.4(a) unless and until such person shall have effectively withdrawn or otherwise lost or failed to perfect such person’s right to appraisal or payment under the TBOC, at which time such shares of Company Common Stock shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the consideration to which the holder of such share would be entitled pursuant to Section 2.4(a), without interest, and such shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such shares of Company Common Stock. Each holder of Dissenting Shares shall be entitled to receive only the payment provided by the applicable provisions of the TBOC with respect to such Dissenting Shares, unless and until such person shall have effectively withdrawn or otherwise lost or failed to perfect such person’s right to appraisal or payment under the TBOC.

Section 2.11 Treatment of Company Equity Awards.

(a) Company Options. At the Effective Time, each Company Option granted under the Company’s 2017 Equity Incentive Plan (as amended or restated from time to time, the “Equity Plan”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time and has a per share exercise price that is less than the Per Share Consideration Amount (each, an “In-the-Money Company Option”), by virtue of the Merger and without any action on the part of Purchaser, Merger Sub or the Company, or the holder, shall be cancelled and shall only entitle the holder of such In-the-Money Company Option to receive (without interest) a number of Purchaser Common Shares (the “Per Option Merger Consideration”) equal to the quotient (rounded down to the nearest whole number) of (1) the product of (x) the number of shares of Company Common Stock subject to such In-the-Money Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Per Share Consideration Amount, less the exercise price per share payable with respect to such In-the-Money Company Option immediately prior to the Effective Time, divided by (2) the Closing Price, less applicable Taxes and withholdings. For the avoidance of doubt, any applicable withholding Taxes shall be satisfied through the net settlement of Purchaser Common Shares otherwise issuable pursuant to this Section 2.11(a) (whereby, for clarity, a number of Purchaser Common Shares will be withheld from the number of Purchaser Common Shares otherwise issuable to the applicable holder pursuant to this Section 2.11(a) having a value (determined based on the Closing Price) equal to the minimum statutory amount of the Taxes required to be withheld). At the Effective Time, each outstanding Company Option that is not an In-the-Money Company Option shall be cancelled for no consideration or payment.

(b) Company Restricted Stock Awards. At the Effective Time, any vesting conditions applicable to each Company Restricted Stock Award granted under the Equity Plan that is outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub or the Company, or the holder, shall accelerate in full and such Company Restricted Stock Award shall be cancelled and converted into the right to receive, with respect to each share of Company Common Stock underlying such

Company Restricted Stock Award, the Per Share Merger Consideration payable pursuant to Section 2.4(a), less applicable Taxes and withholdings (the “Per RSA Merger Consideration”). For the avoidance of doubt, any applicable withholding Taxes shall be satisfied through the net settlement of Purchaser Common Shares otherwise issuable pursuant to this Section 2.11(b) (whereby, for clarity, a number of Purchaser Common Shares will be withheld from the number of Purchaser Common Shares otherwise issuable to the applicable holder pursuant to this Section 2.11(b) having a value (determined based on the Closing Price) equal to the minimum statutory amount of the Taxes required to be withheld).

(c) Company Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options and the Company Restricted Stock Awards pursuant to Section 2.11(a) and Section 2.11(b). The Company shall take all actions necessary to ensure that, from and after the Effective Time, neither Purchaser nor the Resulting Entity will be required to deliver shares of Company Common Stock or other equity interests of the Company to any Person pursuant to or in settlement of any Company Equity Awards. The delivery of Purchaser Common Shares to the holders of Company Options and Company Restricted Stock Awards pursuant to Section 2.11(a) and Section 2.11(b), respectively, may be effected through the stock plan administrator and/or payroll systems of the Company or the Purchaser.

Section 2.12 Company ESPP. Prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall take all actions reasonably necessary, including adopting any reasonably necessary resolutions, with respect to the Company’s Employee Stock Purchase Plan (as amended or restated from time to time, the “ESPP”) to: (a) cause the Offering Period (as defined in the ESPP) ongoing as of the date of this Agreement to be the final offering period under the ESPP, (b) prohibit any individual who is not participating in the ESPP as of the date of this Agreement from commencing participation in the ESPP following the date of this Agreement, (c) prohibit participants in the ESPP from increasing their payroll deductions from those in effect as of the date of this Agreement, (d) cause all outstanding options under the ESPP to be exercised on the earlier of (x) the scheduled purchase date for the applicable Offering Period (as defined in the ESPP) and (y) the date that is ten (10) Business Days prior to the Closing Date (with any participant payroll deductions not applied to the purchase of shares of Company Common Stock promptly returned to the participant) and (e) terminate the ESPP as of, and subject to, the Effective Time.

Section 2.13 Company Warrants. Each Company Warrant that is outstanding immediately prior to the Effective Time shall be exercised on a net exercise basis, such that the holder of such Company Warrant will be entitled to receive, if and when payable pursuant to the terms of this Agreement, the excess of (a) the consideration that would be received with respect to the shares of Company Common Stock acquired upon exercise of the Company Warrant if it were exercised immediately prior to the Effective Time over (b) the aggregate exercise price therefor (the “Per Warrant Merger Consideration”). The Company shall take, or cause to be taken, all actions necessary to cause the Company Warrants to be treated in accordance with this Section 2.13. For the avoidance of doubt, from and after the exercise of each Company Warrant in accordance with this Section 2.13, the holder of each such Company Warrant shall be deemed a holder of shares of Company Common Stock for purposes of this Agreement.

Section 2.14 Tax Consequences. The parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be, and is adopted as, a “plan of reorganization” for the purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations promulgated thereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Letter, the Company hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date (unless such representations are made as of an earlier date, and in such instance as of such date), as follows:

Section 3.1 Organization. Each of the Company and MapleMark Bank, an Oklahoma-chartered member bank (“Company Bank”), is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. The deposit accounts of Company Bank are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Each of the Company and Company Bank has all requisite corporate power and authority to own and operate its properties and to carry on its business as currently conducted and is duly qualified to do business in each jurisdiction where its ownership of property or the conduct of business as currently conducted requires such qualification.

Section 3.2 Subsidiaries. The Company does not own, directly or indirectly, any stock, partnership interest or joint venture interest or other equity ownership interest in any person other than the equity interests of Company Bank set forth on Section 3.2 of the Company Disclosure Letter. The Company owns of record and beneficially, free and clear of any Liens (other than any transfer restrictions imposed by federal, state and provincial securities Laws), all of the outstanding stock, membership interests or other equity securities of Company Bank. No equity securities of Company Bank are or may become required to be issued (other than to the Company) by reason of any right or otherwise. There are no contracts, commitments, arrangements or understandings that relate to the Company’s or Company Bank’s rights to vote or dispose of any equity securities of Company Bank.

Section 3.3 Authority; Capacity. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and any other documents executed pursuant hereto. This Agreement and any other documents executed pursuant hereto and the execution, delivery and performance hereof and thereof have been duly authorized and approved by (or when executed, will have been duly authorized and approved by) all necessary corporate action on the part of the Company and its Subsidiaries, as applicable, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote, and this Agreement and the documents executed pursuant hereto constitute, or when executed will constitute, valid and binding obligations of the Company (assuming due authorization and execution by Purchaser and Merger Sub), enforceable against the Company in accordance with their terms, except as enforcement may be limited by any applicable Enforceability Exceptions.

Section 3.4 Capitalization.

(a) The authorized capital stock of the Company consists of 40,000,000 shares of Voting Company Common Stock, 5,000,000 shares of Non-Voting Company Common Stock and 5,000,000 shares of preferred stock, $0.01 par value, of the Company, of which 700,000 are designated as Company Preferred Stock. As of May 27, 2026, there were (1) 10,573,389 shares of Voting Company Common Stock issued and outstanding (including 103,893 shares of Voting Company Common Stock reserved for issuance in respect of Company Restricted Stock Awards), (2) no shares of Non-Voting Company Common Stock issued and outstanding, (3) 260,312 shares of Voting Company Common Stock that are subject to outstanding Company Options, (4) 48,825 shares of Voting Company Common Stock reserved for issuance pursuant to the ESPP, (5) 60,000 shares of Voting Company Common Stock that are subject to outstanding Company Warrants and (6) 678,750 shares of Company Preferred Stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of the Company issued, reserved for issuance or outstanding. All the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of the Company may vote. As of the date of this Agreement, other than the Company Warrants and the Company Equity Awards, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in the Company, or contract, arrangement, commitment or understanding (whether written or oral) by which the Company may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in the Company, or that otherwise obligate the Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing. Other than the Company Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of the Company or any of its Subsidiaries) are outstanding. Except as set forth in Section 3.4(a) of the Company Disclosure Letter, there are no voting trusts, shareholder agreements, proxies or other agreements in effect to which the Company or any of its Subsidiaries or, to the Company’s Knowledge, any other person is a party or is bound with respect to the voting, issuance or transfer of any shares of Company Common Stock and capital stock or other voting or equity securities or ownership interests of the Company or granting any shareholder or other person any registration rights.

(b) Section 3.4(b) of the Company Disclosure Letter contains a correct and complete list, as of the date of this Agreement, of outstanding Company Equity Awards, including (as applicable): (1) the name of the holder; (2) the number of shares of Voting Company Common Stock subject to each such outstanding Company Equity Award; (3) the grant date; (4) the exercise price; (5) the expiration date; and (6) the vesting schedule of each outstanding Company Equity Award.

(c) Each outstanding Company Option (1) was granted in compliance with all applicable Laws and all of the terms and conditions of the Equity Plan pursuant to which it was issued and properly approved by the Company Board or the compensation committee of the Company Board, as applicable, (2) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant, (3) has a grant date identical to the date on which the Company Board or the compensation committee of the Company Board, as applicable, actually awarded such Company Option, (4) qualifies for the Tax and accounting treatment afforded to such Company Option in the Company’s Tax Returns and (5) does not trigger any liability for the holder thereof under Section 409A of the Code.

Section 3.5 Consents and Approvals. The execution, delivery and performance by the Company of this Agreement does not require, and will not require, any action by or in respect of, or filing with, any Governmental Entity by the Company, other than in connection with the approvals of the Governmental Entities indicated on Section 3.5 of the Company Disclosure Letter.

Section 3.6 Non-Contravention. Except as set forth in Section 3.6 of the Company Disclosure Letter and subject to receipt of the Requisite Company Vote and obtaining any necessary consents or approvals described in Section 3.5, the execution, delivery and performance of this Agreement by the Company does not and will not violate (a) the Organizational Documents of the Company or any of its Subsidiaries, (b) any contract to which the Company or any of its Subsidiaries is party or by which any of the Company’s or any of its Subsidiaries’ property or assets are bound or (c) any applicable Law.

Section 3.7 Compliance with Law.

(a) The Company and its Subsidiaries: (1) are in compliance with all Laws applicable to it (including without limitation any Laws relating to bank secrecy, discriminatory lending, financing or leasing practices or money laundering); and (2) have conducted and are conducting their respective businesses (including all matters relating to the employees of the Company or any of its Subsidiaries) in compliance with applicable Law.

(b) All approvals, filings, permits and licenses of Governmental Entities (collectively, “Permits”) required to conduct the business of the Company and its Affiliates as presently conducted are in the possession of the Company or its Affiliates, as applicable, are in full force and effect and are being complied with. There is no investigation, proceeding or disciplinary action currently pending or threatened in writing or, to the Knowledge of the Company, orally against the Company or any Affiliate of the Company by a Governmental Entity.

(c) Neither the Company nor any of its Subsidiaries or their respective officers or directors have, in the last ten (10) years, been convicted of or plead guilty to any felony or, except as would not reasonably be expected to be material to the Company and its Subsidiaries, misdemeanor.

(d) Company Bank is in compliance in all respects with the applicable provisions of the Community Reinvestment Act (the “CRA”) and the regulations promulgated thereunder and has received a CRA rating of “Satisfactory” in its most recently completed examination, and as of the date hereof there is no fact or circumstance or set of facts or circumstances that would reasonably be expected to result in Company Bank not having at least a “Satisfactory” rating following the release of its next examination.

(e) Neither the Company nor any of its Subsidiaries is required to be registered, licensed, qualified or authorized, as (1) a broker-dealer under the Exchange Act or under any other applicable Law or (2) under the Investment Advisers Act of 1940, as amended, or any other applicable Law in connection with the provision of investment management, investment advisory or sub-advisory services.

(f) To the Knowledge of the Company, none of the Company nor any of its Subsidiaries has knowingly maintained policies that require the Company or any of its Subsidiaries to engage in “politicized or unlawful debanking,” as such term is defined in Executive Order 14,331, or unlawful debanking on the basis of religion.

Section 3.8 Litigation and Related Matters.

(a) There are no actions, suits or proceedings, whether civil, criminal or administrative, pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which would reasonably be likely to materially impede, delay or prevent the Company from entering into this Agreement or performing its terms.

(b) There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending as of the date of this Agreement or, to the Knowledge of the Company, threatened as of the date of this Agreement against the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary of the Company is subject to any outstanding judgment, order or decree of any court or other Governmental Entity.

Section 3.9 Foreign Corrupt Practices Act. None of the Company, any Subsidiary of the Company, nor any of their directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (a) influencing any official act or decision of such official, party or candidate, (b) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign Governmental Entity or (c) securing any improper advantage, in the case of clauses (a), (b) and (c) above in order to assist the Company or any Subsidiary of the Company in obtaining or retaining business for or with, or directing business to, any person. None of the Company, any Subsidiary of the Company, nor any of their directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any Law, rule or regulation. The Company has maintained, and has caused each of its

Affiliates to maintain, systems of internal controls (including accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption Law. Neither the Company nor any Subsidiary of the Company is under investigation by any Governmental Entity for, or has been charged with, or convicted of any violation of the FCPA or any other applicable anti-bribery or anti-corruption Law.

Section 3.10 Environmental Matters.

(a) Each of the Company and its Subsidiaries has at all times been in compliance with all applicable environmental Laws.

(b) Each of the Company and its Subsidiaries possesses all Permits required under environmental Laws for its operations as currently conducted and is in compliance with all terms and conditions of such Permits.

(c) There is no proceeding, claim, notice of liability or demand pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company, and neither the Company nor any Subsidiary of the Company is subject to any outstanding judgment, order or decree of any court or other Governmental Entity or any indemnity with any private party, which proceeding, judgment, order, decree or indemnity is related to environmental Laws.

Section 3.11 Insurance. Section 3.11 of the Company Disclosure Letter lists each insurance policy maintained by the Company and the Subsidiaries of the Company. Neither the Company nor any Subsidiary of the Company has received notice of cancellation, termination or denial of coverage with respect to any such insurance policy, and each such insurance policy is in full force and effect and is sufficient to operate the businesses of the Company.

Section 3.12 No Brokers or Finders. Other than Stephens Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who is entitled to any fee or commission from Purchaser in connection with the transactions contemplated hereby.

Section 3.13 Operations. Since December 31, 2025 until the date of this Agreement, except with respect to the transactions contemplated hereby, each of the Company and its Subsidiaries has conducted its respective businesses only in the ordinary course of business consistent with past practice.

Section 3.14 Material Contracts.

(a) Except as set forth in Section 3.14(a) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company is party to any:

(1) collective bargaining agreement with any labor union or other similar agreement with a labor union, works council or similar organization;

(2) written pension, employee profit sharing, retirement or other form of deferred compensation plan;

(3) equity purchase, option or similar equity compensation plan;

(4) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any portion of the assets of the Company or any Subsidiary of the Company (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case, incurred in the ordinary course of business consistent with past practice);

(5) guaranty of any obligation for borrowed money or other guaranty (for the avoidance of doubt, other than any letters of credit, bankers’ acceptances or similar instruments issued by Company Bank in the ordinary course of business);

(6) lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, other than leases of personal property pursuant to which the annualized lease payments for the lease year that includes December 31, 2025, as applicable, were less than $75,000;

(7) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, other than leases of personal property pursuant to which the annualized lease payments for the lease year that includes December 31, 2025, as applicable, were less than $75,000;

(8) agreements relating to any completed business acquisition or disposition by the Company or any Subsidiary of the Company within the last five (5) years;

(9) contract (i) pursuant to which the Company or any Subsidiary of the Company is granted any license or other right with respect to Intellectual Property of another person, where such contract (or Intellectual Property) is material to the respective business of the Company or any Subsidiary of the Company (other than Open Source Licenses and non-exclusive licenses for unmodified commercially available “off-the-shelf” Software that have been granted on standardized, generally available terms), or (ii) pursuant to which the Company or any Subsidiary of the Company grants to another person any license or other right with respect to any Company Intellectual Property;

(10) except for agreements with respect to the Extensions of Credits set forth on Section 3.27 of the Company Disclosure Letter, agreements with respect to lending to or investing in other persons;

(11) contract with any Governmental Entity;

(12) contract providing for exclusive dealing or which places any limitation on the Company or any Subsidiary of the Company from freely engaging in business anywhere in the world;

(13) contract that contains a “clawback” or similar undertaking requiring the contribution, reimbursement or refund by the Company of any prior distribution, return of capital or fees (whether performance-based or otherwise) paid to the Company;

(14) contract with (i) any Affiliate of the Company, (ii) any current director, officer, employee, consultant or equity holder of the Company or any Affiliate of the foregoing, or (iii) any “associate” or member of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of a person identified in clause (i) or (ii) of this paragraph (except with respect to deposit or asset management accounts of such persons entered into in the ordinary course of business and Extensions of Credits set forth on Section 3.27 of the Company Disclosure Letter); or

(15) other contract not entered into in the ordinary course (including any contract with any core systems provider or material vendor or any contract that is not freely cancelable/terminable on less than thirty (30) days’ notice without penalty) and that is material to the Company or any Subsidiary of the Company or their respective financial conditions or results of operation.

(b) True, correct and complete copies of all contracts which are referred to in Section 3.14(a) of the Company Disclosure Letter have been made available to Purchaser.

(c) Neither the Company nor any Subsidiary of the Company is in default under any contract listed in Section 3.14(a) of the Company Disclosure Letter, and each such contract is valid, binding, enforceable and in full force and effect, except as enforceability may be limited by the Enforceability Exceptions.

Section 3.15 Regulatory Matters. There are no pending or, to the Knowledge of the Company, threatened disputes, controversies or other matters between or involving the Company or any Subsidiary of the Company and any Governmental Entity that (a) would reasonably be expected to prevent or materially delay the Company from being able to perform its obligations under this Agreement or (b) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby. Neither the Company nor any Subsidiary of the Company has received any written notice from any Governmental Entity indicating that such Governmental Entity would oppose or not promptly grant or issue its consent or approval, if requested, with respect to the transactions contemplated hereby and has no reason to believe that, if requested, any Governmental Entity required to approve the transactions contemplated hereby would oppose or not promptly grant or issue its consent or approval.

Section 3.16 Intellectual Property; Information Technology; Data Privacy.

(a) Section 3.16 of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Intellectual Property that is registered or issued under the authority of any Governmental Entity or Internet domain name registrar, and all applications and filings for any of the foregoing (collectively, the “Registered Company IP”), indicating for each such item the record owner, the registration or application number, the registration or application date, and the applicable filing jurisdiction (or in the case of an Internet domain name, the applicable domain name registrar). Each item of Registered Company IP is subsisting, valid and enforceable, and is not subject to any outstanding ruling, award, decision, injunction, judgment, order or decree entered, issued or made by any Governmental Entity adversely affecting the validity or enforceability thereof. There are no actions, suits, or proceedings pending or threatened in writing or, to the Knowledge of the Company, orally that challenge the validity or enforceability of any Registered Company IP.

(b) The Company and its Subsidiaries solely and exclusively own all right, title and interest in and to the Company Intellectual Property, free and clear of all Liens. No Company Intellectual Property is subject to any outstanding ruling, award, decision, injunction, judgment, order or decree entered, issued or made by any Governmental Entity adversely affecting the Company’s or any Subsidiary of the Company’s ownership or use thereof, or any rights therein or thereto.

(c) The Company and its Subsidiaries own or have a valid and enforceable right to use all Intellectual Property used in or necessary for the operation of their respective businesses, and all such ownership or other rights will survive the consummation of the transactions contemplated hereby unchanged without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment.

(d) The Company and its Subsidiaries have secured from each current and former employee, officer, director, contractor and consultant who has created or developed any material Intellectual Property for or on behalf of the Company or any Subsidiary of the Company a written, valid, enforceable and irrevocable present assignment of such Intellectual Property to the Company or applicable Subsidiary of the Company. No such person retains any right, title or interest in or to any such Intellectual Property.

(e) The conduct of the respective businesses of the Company and its Subsidiaries has not infringed, misappropriated or otherwise violated the Intellectual Property of any person, and there have been no actions, suits or proceedings pending or threatened in writing or, to the Knowledge of the Company, orally (including any “cease and desist” letter or invitation to take a license) against the Company or any Subsidiary of the Company alleging any of the foregoing.

(f) (1) No person has infringed, misappropriated or otherwise violated any Company Intellectual Property; and (2) neither the Company nor any Subsidiary of the Company has asserted any claim (including any “cease and desist” letter or invitation to take a license) or commenced any action, suit or proceeding against any other person alleging infringement, misappropriation or violation of any Company Intellectual Property.

(g) Each of the Company and its Subsidiaries has taken commercially reasonable measures to protect the confidentiality and value of any trade secrets (including all proprietary Software) included in the Company Intellectual Property or otherwise held or used by the Company or its Subsidiaries. No trade secrets that constitute Company Intellectual Property have disclosed to any third person or, to the Knowledge of the Company, used or discovered by any third person, except pursuant to valid and enforceable non-disclosure agreements protecting the confidentiality thereof, which agreements or obligations have not, to the Knowledge of the Company, been breached.

(h) No funding by any Governmental Entity, facilities of a university, college or other educational institution or research center was used in the creation or development of any Company Intellectual Property, and none of the Company Intellectual Property is subject to any contract with, or other present or contingent obligation to, any Governmental Entity or any university, college or other educational or research center.

(i) None of the Company Software sold, licensed, conveyed or distributed by the Company or its Subsidiaries is subject to any obligation or condition under any license identified as an open source license by the Open Source Initiative (www.opensource.org) (each, an “Open Source License”) that conditions the distribution of such Software on (1) the disclosure, licensing or distribution of any source code for any Company Software, (2) the granting to licensees of the right to make derivative works or other modifications to any Company Software, (3) the licensing under terms that permit other persons, other than by operation of Law, to reverse engineer, reverse assemble or disassemble any Company Software or portions thereof, or (4) the (re)distribution of any Company Software for no or minimal consideration. The Company and its Subsidiaries are in compliance with all Open Source Licenses to which any Company Software is subject.

(j) The Company and its Subsidiaries solely and exclusively own, free and clear of all Liens, all right, title and interest in and to the IT Assets owned or purported to be owned by the Company and its Subsidiaries. The Company and its Subsidiaries own or have a valid and enforceable right to use all IT Assets used in, or necessary for, the operation of their respective businesses, and the ownership or other rights to use any such IT Assets will survive the consummation of the transactions contemplated hereby unchanged without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment. All IT Assets used by the Company and its Subsidiaries (including all Company Software): (1) operate and perform as necessary for the operation of their respective businesses; (2) since January 1, 2024, have not malfunctioned or failed, or suffered a Security Breach or unscheduled downtime; and (3) are free from any material bugs, defects, disabling codes or instructions, spyware, Trojan horses, worms, malware, viruses or other Software routines that facilitate or cause unauthorized encryption or access, or disruption, impairment, disablement or destruction. No person has gained unauthorized access to any of the Company’s or any of its Subsidiaries’ IT Assets. Each of the Company and its Subsidiaries have implemented reasonable backup and disaster recovery technology processes consistent with industry best practices.

(k) The Company and its Subsidiaries have established and implemented written policies and organizational, physical, administrative and technical measures regarding the storage, protection, privacy, security and Processing of Personal Information, which policies and measures are reasonable, consistent with best industry practices and any publicly facing statements or policies adopted by the Company or any Subsidiary of the Company, and in compliance with all Privacy Laws and contractual obligations applicable to the Company or any Subsidiary of the Company (such policies and measures, collectively, the “Privacy and Security Policies”).

(l) (1) The conduct of the respective businesses of the Company and its Subsidiaries has been in compliance with all applicable Privacy Laws and Privacy and Security Policies; (2) neither the Company nor any Subsidiary of the Company has (i) been under investigation by any Governmental Entity for a violation of any applicable Privacy Law or Privacy and Security Policies or (ii) received any written notice from any Governmental Entity or any other third person alleging that the conduct of the businesses of the Company or its Subsidiaries has violated any Privacy Laws or Privacy and Security Policies; (3) neither the Company nor any Subsidiary of the Company has suffered any Security Breach; and (4) neither the Company nor any Subsidiary of the Company has notified, either voluntarily or as required by applicable Law, any affected person or any Governmental Entity of any Security Breach. The consummation of the transactions contemplated hereby shall not result in any breach or violation of any Privacy Laws or Privacy and Security Policies and shall not alter the Company’s or any Subsidiary of the Company’s rights to Process Personal Information.

Section 3.17 Employee Plans.

(a) Section 3.17 of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Plan, and separately identifies each (x) such Company Plan that is a PEO Plan and (y) Company Plan that provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any person. With respect to each Company Plan, the Company has made available to Purchaser, to the extent applicable, true, correct and complete copies of (1) the Company Plan document (or, in the case of an unwritten Company Plan, a written description thereof), including any amendments thereto, (2) the most recent summary plan descriptions (and any summaries of material modifications with respect thereto) and annual enrollment guides, (3) the two most recent annual reports on Form 5500 (with schedules and attachments), (4) the most recent IRS opinion or determination letter, (5) all related trust documents, insurance contracts or other funding vehicles, (6) the two most recent financial statements and actuarial or other valuation reports prepared with respect to any Company Plan, and (7) all material correspondence to or from any Governmental Entity received in the last three (3) years with respect to any Company Plan.

(b) (1) Each Company Plan (including any related trusts) has been established, operated and administered in compliance with its terms and applicable Laws, including, without limitation, ERISA and the Code, (2) all contributions or other amounts payable by the Company or any Subsidiary of the Company with respect to each Company Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles, and (3) there are no pending or, to the Knowledge of the Company, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Entity by, on behalf of or against any Company Plan or any trust related thereto which could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(c) Each Company Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code (or with respect to any prototype plan is entitled to rely on an opinion letter issued by the IRS) and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such Company Plan. With respect to any Company Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any Subsidiary reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

(d) Neither the Company nor any of its Subsidiaries, nor any trade or business, whether or not incorporated, that, together with the Company or its Subsidiaries would be treated as a single employer under Section 414 of the Code, has maintained, participated in or contributed to or has otherwise had any obligation or liability of any sort (including any contingent liability) in the last six (6) years to (1) a plan that is subject to Title IV of ERISA or Section 412 of the Code, (2) a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA, (3) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (4) a “multiple employer plan” as defined in Section 210 of ERISA or Section 413(c) of the Code.

(e) Except as required by applicable Law, no Company Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any person, and neither the Company nor any of its Subsidiaries has any obligation to provide such benefits. To the extent that the Company or any of its Subsidiaries sponsor such plans, the Company or such Subsidiary has reserved the right to amend, terminate or modify at any time each Company Plan that provides retiree or post-employment disability, life insurance or other welfare benefits to any person.

(f) Each Company Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

(g) Neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (1) entitle any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (2) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor of the Company or any of its Subsidiaries, (3) directly or indirectly cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any material benefits under any Company Plan, (4) otherwise give rise to any material liability under any Company Plan, or (5) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Plan on or following the Effective Time.

(h) Neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(i) Neither the Company nor any of its Subsidiaries has any obligation to provide, and no Company Plan provides any current or former officer, manager, director, employee or independent contractor of the Company or any of its Subsidiaries with the right to a “gross-up”, indemnification, reimbursement or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code.

(j) No Company Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company or any of its Subsidiaries who reside or work outside the United States.

Section 3.18 Employees and Labor Matters.

(a) Section 3.18 of the Company Disclosure Letter sets forth a true, correct and complete list of each employee of the Company and its Subsidiaries as of the date of this Agreement, as well as the position, corporate and functional title, status as exempt or non-exempt, employee identification number, hire date (and, to the extent different, credited date of hire for purposes of benefits), status as full- or part-time, status as active or on leave, if on leave, the date leave commenced and anticipated date of return, geographic location, annual base salary or base wage rate, target short-term incentive opportunity for 2026 (on a plan-by-plan basis) and prior year’s incentive award, in each case, as applicable, of each such employee.

(b) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or like organization, and there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries. Since January 1, 2024, (1) there have been no strikes, lockouts, slowdowns, work stoppages, or other labor disputes involving any employees of the Company or any of its Subsidiaries, and (2) there have been no unfair labor practice charges, arbitrations, grievances, audits, investigations or complaints pending by or on behalf of any employee or service provider or any group of employees or service providers of the Company or any of its Subsidiaries before a Governmental Entity.

(c) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including terms and conditions of employment, wages and hours, occupational safety and health, workers’ compensation, wages and hours (including classification of employees and equitable pay practices), discrimination, harassment, withholding of employment taxes, disability rights or benefits, equal employment opportunity, visa and work status, immigration, employee leave and unemployment insurance.

(d) Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the WARN Act or any similar state or local Law that remains unsatisfied.

(e) No claims or allegations have been made against the Company, its Subsidiaries, or any current or former manager, director, officer, employee or other agent thereof, for discrimination, sexual or other harassment, sexual misconduct or retaliation, nor, to the Knowledge of the Company, are any such claims threatened or pending nor is there any reasonable basis for such a claim. Neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct by a manager, director, officer, employee or any other agent of the Company or its Subsidiaries.

Section 3.19 Taxes.

(a) Each of the Company and its Subsidiaries has (1) duly and timely filed (including all applicable extensions) with the appropriate Taxing Authority all income and other material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects and (2) timely paid in full all Taxes required to be paid by it (whether or not shown on any Tax Return), (3) timely withheld and paid or remitted over to the appropriate Taxing Authority all Taxes required to have been withheld and paid or remitted in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and (4) complied with all information reporting (and any related withholding) and record retention requirements relating to Taxes.

(b) There are no Liens for Taxes (other than Liens for Taxes not yet due or not yet delinquent) upon the assets or properties of the Company and any Subsidiaries thereof. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company or any Subsidiary thereof. Other than automatic extensions requested in the ordinary course, neither the Company nor any Subsidiary thereof has requested an extension of time within which to file any Tax Return, or is a beneficiary thereof, in respect of any taxable period for which such Tax Return has not since been filed where the relevant extension period has passed. Neither the Company nor any of its Subsidiaries has been granted any extension or waiver of the limitation period applicable to any Tax that remains in effect.

(c) No jurisdiction in which the Company or any Subsidiary thereof does not file a Tax Return has made a claim in writing that such entity is or may be subject to taxation by or required to file a Tax Return in such jurisdiction. There are no federal, state, local or foreign proceedings, disputes, claims, audits, examinations or other proceedings that have formally commenced, are presently pending or have been threatened in writing or, to the Knowledge of the Company, orally with regard to any Taxes or Tax Returns of or including the Company or any Subsidiary thereof. There are no deficiencies for any amount of unpaid Taxes. Neither the Company nor any Subsidiary thereof has received a ruling, technical advice memorandum, assessment, proposed assessment or similar document from any Taxing Authority, or has signed a closing agreement with any Taxing Authority.

(d) Neither the Company nor any of its Subsidiaries has requested, has received or is subject to any private letter ruling, relief, or similar advice from the IRS or any comparable ruling from any other Taxing Authority or entered into any “closing agreement” described in Section 7121 of the Code or any similar agreement with any Taxing Authority.

(e) The charges, accruals and reserves for Taxes with respect to the Company and any Subsidiary thereof reflected on the Latest Balance Sheets (excluding any provision for deferred income Taxes reflecting timing differences between the treatment of items for accounting and income Tax purposes) are adequate to cover all liabilities for Taxes accruing through the date of, with respect to the Company and any Subsidiary thereof, the Latest Balance Sheets. Neither the Company nor any Subsidiary thereof has incurred any material liability for Taxes, other than in the ordinary course of business.

(f) The Company and all Subsidiaries thereof have complied in all respects with the provisions of the Code as necessary to avoid any redistribution, reapportionment, reallocation, recharacterization, or adjustment pursuant to Section 482 of the Code or any similar provision of state, local, or foreign Tax Law.

(g) Neither the Company nor any Subsidiary thereof is a party to, is bound by, or has any obligation under, any Tax sharing, allocation or indemnification agreement or arrangement, other than any commercial, leasing, employment, or other agreement entered into in the ordinary course of business and not primarily concerning Taxes.

(h) Neither the Company nor any Subsidiary thereof has been engaged in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2) or in any transaction that is required to be reported under a similar provision of state, local or foreign Law.

(i) Neither the Company nor any Subsidiary thereof (1) has been a member of an affiliated, consolidated, combined or unitary group (other than a group the common parent of which is or was the Company) or (2) has any liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 or any similar provision of any federal, state, local or foreign Law, as a transferee or successor, by contract (other than any contract entered into in the ordinary course of business and not primarily concerning Taxes) or otherwise by operation of Law.

(j) Neither the Company nor any Subsidiary thereof will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of (1) any installment sale or open transaction, intercompany transaction or excess loss account entered into or incurred on or prior to the Closing Date, (2) any accounting method change or use of an improper accounting method on or prior to the Closing Date, (3) any “closing agreement” described in Section 7121 of the Code or any similar agreement with any Taxing Authority entered into on or prior to the Closing Date, (4) other than in the ordinary course of business, any prepaid amount or deferred revenue received on or prior to the Closing Date, or (5) any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state or local Tax Law). Neither the Company nor any Subsidiary thereof has made an election under Section 965(h) of the Code to defer the payment of any “net tax liability” as such term is defined in Section 965(h)(6) of the Code.

(k) Neither the Company nor any Subsidiary thereof has, within the last two (2) years or otherwise as part of a “plan (or a series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares intended to or purported to qualify for tax-free treatment under Section 355 or Section 361 of the Code since the date two (2) years prior to the date of this Agreement.

(l) The Company and all Subsidiaries thereof are resident for Tax purposes in the country where it is incorporated or formed. Neither the Company nor any Subsidiary thereof is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other place of business in that jurisdiction.

(m) Less than 50 percent of the gross value of the assets of the Company and each of its Subsidiaries consists of “bank-owned life insurance” within the meaning of Treas. Reg. Sec. 1.101-1(e)(3)(ii).

(n) The Company is, and at all times since its formation has been, properly treated as a C corporation for U.S. federal income tax purposes.

(o) The classification for U.S. federal income Tax purposes of all Subsidiaries of the Company (if any) is listed in Section 3.19(o) of the Company Disclosure Letter.

(p) Neither the Company nor any of its Subsidiaries has Knowledge of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 3.20 Books and Records. The books and records of the Company and its Subsidiaries are, in the aggregate, accurate and complete in all respects.

Section 3.21 Financial Information.

(a) Included in Section 3.21 of the Company Disclosure Letter are: (1) the unaudited consolidated balance sheet of the Company and Company Bank as of March 31, 2026 (the “Latest Balance Sheet Date”) and the related statements of income and other comprehensive income and statement of shareholders’ equity for the three (3)-month period then ended, (2) the Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only and Total Assets Less than $5 Billion – FFIEC 051 of Company Bank as of the Latest Balance

Sheet Date (all of the foregoing unaudited financial statements referred to in the foregoing clauses (1) and (2), collectively, the “Latest Balance Sheets”), (3) the audited consolidated balance sheets, statements of income, statements of comprehensive income, statements of changes in shareholders’ equity and statements of cash flows of the Company and Company Bank for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023 and (4) the audited standalone parent company-only balance sheets, statements of income, statements of comprehensive income, statements of changes in shareholders’ equity and statements of cash flows of the Company, in each case, for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023 (all of the foregoing audited financial statements referred to in the foregoing clauses (3) and (4), collectively, the “Financial Statements”). The Company will provide Purchaser when available with similar customary audited year-end and interim financial statements (including any related notes and schedules thereto) for each of the quarterly and annual periods ended thereafter and any partial quarterly period prior to the Closing as reasonably requested by Purchaser. Except as set forth on Section 3.21 of the Company Disclosure Letter, the Financial Statements have been prepared (or, as applicable, will be prepared) in accordance with GAAP, consistently applied, and present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries (taken as a whole) as of the times and for the periods referred to therein in accordance with GAAP.

(b) The Company has fully and adequately reflected or reserved against in the Latest Balance Sheets all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort of any kind whatsoever) that are required by GAAP to be reflected in the Financial Statements or disclosed in the notes thereto and there are no such items, whether or not required by GAAP to be reflected in the Financial Statements or disclosed in the notes thereto, not so reflected that would be material to the Company and its Subsidiaries (taken as a whole).

(c) The Company and each of its Subsidiaries own good and marketable title to, or have the valid right to use, lease or license, all of the assets and rights used in the operation of the Company’s and its Subsidiaries’ businesses, as applicable, as currently conducted. Such assets and rights constitute all of the material assets, tangible and intangible, used in the operation of such businesses as currently conducted.

(d) Each of the Company and Company Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator). As of the date hereof, there is no fact or circumstance or set of facts or circumstances that would reasonably be expected to result in the Company or Company Bank not having a status of “well-capitalized” within one (1) year from the date of this Agreement.

(e) Neither the Company nor any Subsidiary of the Company is currently subject to any bankruptcy, insolvency or similar proceeding, or to the Knowledge of the Company, will become subject to any bankruptcy, insolvency or similar proceeding prior to the Closing.

Section 3.22 No Undisclosed Liabilities. The Company has no debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort of any kind whatsoever), except in each case any debts, liabilities, commitments and obligations (a) fully disclosed, reflected, accrued, or reserved against in the Latest Balance Sheets or Financial Statements (including all notes thereto), (b) incurred in the ordinary course of business consistent with past practice since the Latest Balance Sheet Date, or (c) incurred pursuant to this Agreement or the transactions contemplated hereby.

Section 3.23 Internal Controls.

(a) The Company and its Subsidiaries have established and maintain a system of internal accounting controls sufficient to assure (1) the reliability of financial reporting and the preparation of financial statements in accordance with GAAP and (2) prevention or timely detection of unauthorized acquisition, use or disposition of assets of the Company and its Subsidiaries.

(b) Since December 31, 2022, neither the Company nor any Subsidiary of the Company has received from its respective independent accountants any oral or written notification of any (1) “significant deficiency” in the design or operation of its internal controls over financial reporting, (2) “material weakness” in its internal controls over financial reporting, or (3) fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

Section 3.24 Absence of Certain Developments. From the Latest Balance Sheet Date to the date hereof, there has not been any Material Adverse Effect. From the Latest Balance Sheet Date to the date hereof, neither the Company nor any of its Subsidiaries has:

(a) borrowed any material amount or incurred or become subject to any material indebtedness;

(b) mortgaged or pledged any portion of its assets;

(c) sold, assigned, licensed or transferred any of its assets other than immaterial assets sold in the ordinary course of business;

(d) issued, sold or transferred any of its equity securities, securities convertible into its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities, except as reflected in Section 3.4(b) of the Company Disclosure Letter;

(e) made any loan in excess of $50,000 to any person except in the ordinary course of business, or made any investment in excess of $50,000 in any other person, except as set forth on Section 3.27 of the Company Disclosure Letter;

(f) declared, set aside, or paid any distribution with respect to its equity securities (other than cash distributions) or repurchased any of its equity securities;

(g) made capital expenditures in excess of $50,000 individually or $250,000 in the aggregate or commitments therefor, except for such capital expenditures or commitments that are reflected in its annual budget as of the date hereof;

(h) made any loan in excess of $10,000 to, or entered into any other transaction with, any of its directors, officers or employees, except as set forth on Section 3.27 of the Company Disclosure Letter;

(i) entered into any employment contract with payments exceeding $150,000 per year, or modified the terms of any such existing contract or agreement;

(j) adopted a plan of liquidation, dissolution, merger, consolidation or other reorganization;

(k) taken any of the actions that would be expressly prohibited pursuant to the terms of Section 5.2(a) (but in each case, without Purchaser’s consent); or

(l) committed in writing to do any of the foregoing.

Section 3.25 Real Property.

(a) The real property demised by the leases described on Section 3.25 of the Company Disclosure Letter (the “Leased Real Property”) constitutes all of the real property leased by the Company and its Subsidiaries. Except as set forth on Section 3.25 of the Company Disclosure Letter, the Leased Real Property leases are in full force and effect, and the Company and its Subsidiaries hold a valid and enforceable leasehold interest under each such lease, except as enforceability may be limited by the Enforceability Exceptions. Neither the Company nor any Subsidiary of the Company is in default under any of such leases.

(b) Other than the Leased Real Property, neither the Company nor its Subsidiaries own any interest in any real property. Neither the Company nor its Subsidiaries are a party to any agreement or option to purchase any real property.

Section 3.26 Derivative Instruments. The Company and its Subsidiaries have no swaps, caps, floors, option agreements, futures or forward contracts or other similar derivative contracts or transactions.

Section 3.27 Extensions of Credit.

(a) Each loan, revolving credit facility, letter of credit or other extension of credit or commitment to extend credit (collectively, “Extensions of Credit”) made, entered into or held by the Company or its Subsidiaries is evidenced by a promissory note or other evidence of indebtedness, which, together with all security agreements and guarantees, is a valid and legally binding obligation of the Company or Company Bank and of the counterparty or counterparties thereto, are enforceable in accordance with their terms (except as enforcement may be limited by the Enforceability Exceptions) and are in full force and effect. The Company and its Subsidiaries maintain a true, correct and complete loan file for each Extension of Credit, which includes, though is not limited to, as relevant, the original promissory note, affidavit of business purpose, appraisals, evidence of outside closing counsel for both borrower and the Company or Company Bank, title insurance, proof of current Uniform Commercial Code filings, proof of current insurance and payment of property tax payment, assignment of rents and other typical elements of a complete credit file.

(b) Section 3.27 of the Company Disclosure Letter contains a true, complete and correct list of all Extensions of Credit made, entered into or held by the Company or Company Bank as of May 19, 2026, including but not limited to the applicable rates, maturities, principal amounts, and whether the Extension of Credit is classified by the Company or Company Bank as “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch” or words of similar import.

(c) Each outstanding Extension of Credit originally underwritten by the Company or Company Bank (including Extensions of Credit held for resale or previously sold to investors) has been solicited and originated and is administered and, where applicable, serviced, and the relevant Extension of Credit files are being maintained in accordance with (1) the relevant loan or other credit or security documents, (2) in the case of Extensions of Credit originally underwritten by the Company or Company Bank, the Company’s written underwriting standards in effect at the time such Extension of Credit was originated, (3) in the case of Extensions of Credit held for resale to investors, the underwriting standards, if any, of the applicable investors, and (4) applicable Law.

(d) None of the agreements pursuant to which the Company or Company Bank has sold Extensions of Credit or pools of Extensions of Credit, or participations in Extensions of Credit or pools of Extensions of Credit since January 1, 2024 contains any obligation to repurchase such Extensions of Credit or interests therein, other than repurchase obligations arising upon breach of representations and warranties, covenants and other obligations.

(e) Neither the Company nor Company Bank is now or has ever been since January 1, 2024, subject to any material fine, suspension, settlement or other administrative agreement or sanction by, or any material reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgages or consumer loans.

(f) With respect to each Extension of Credit that is secured by collateral, the Company or Company Bank has a valid and enforceable security interest or lien in such collateral.

(g) All payments due under the Extensions of Credit, including without limitation fees, interest and principal are fully collectable in the ordinary course of business in accordance with the respective loan documents.

(h) All Extensions of Credit are rated in compliance with the Company’s rating policy, and the Company maintains appropriate loan reserves for each Extension of Credit in accordance with its policy.

(i) No Extensions of Credit would exceed for any single borrower (or group of related borrowers), in the aggregate, an amount equal to fifteen percent (15%) of Company Bank’s capital and surplus.

Section 3.28 Certain Loan Matters. The Company has made available to Purchaser a true, correct and complete list of all outstanding Extensions of Credit since January 1, 2024, by the Company or Company Bank to any directors, executive officers and principal shareholders (as such terms are defined in Part 337 of the FDIC’s regulations) thereof and all such Extensions of Credit (including those made prior to January 1, 2024) are and were made in compliance with applicable Law. There are no outstanding Extensions of Credit made by the Company or Company Bank to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Board of Governors of the Federal Reserve System) of the Company or Company Bank, other than Extensions of Credit that are subject to and that were made and continue to be in compliance with Regulation O or are exempt therefrom.

Section 3.29 Company Information. The information relating to the Company and its Subsidiaries or that is provided by the Company or its Subsidiaries or their respective Representatives for inclusion in the Proxy Statement and the F-4, or in any other document filed with any Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Purchaser or its Subsidiaries for inclusion in the Proxy Statement or the F-4.

Section 3.30 No Other Representations or Warranties. Except as expressly set forth in this Article III, the Company has made or makes no express or implied representations or warranties with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article III or any certificate delivered pursuant to this Agreement, neither the Company nor any other person makes or has made any representation or warranty to Purchaser or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to Purchaser or any of its Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

Purchaser and Merger Sub hereby represent and warrant to the Company, as of the date hereof and as of the Closing Date (unless such representations are made as of an earlier date, and in such instance as of such date), as follows:

Section 4.1 Organization. Purchaser is duly organized, validly existing and in good standing under the laws of Canada. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Texas.

Section 4.2 Authority; Capacity. Purchaser and Merger Sub have the power and authority to enter into and perform their obligations under this Agreement and any other documents executed pursuant hereto. This Agreement and any other documents executed pursuant hereto, and the execution, delivery and performance hereof and thereof have been duly authorized and approved by (or when executed, will have been duly authorized and approved) all necessary corporate action on the part of Purchaser and Merger Sub, and this Agreement and the documents executed pursuant hereto constitutes, or when executed will constitute, the valid and binding obligations of Purchaser and Merger Sub (assuming due authorization and execution by the Company), enforceable against Purchaser and Merger Sub in accordance with its terms, except as enforcement may be limited by any applicable Enforceability Exceptions.

Section 4.3 Consents and Approvals. The execution, delivery and performance by Purchaser and Merger Sub of this Agreement does not require, and will not require, any action by or in respect of, or filing with, any Governmental Entity by Purchaser or Merger Sub, other than in connection with the approvals of the Governmental Entities indicated on Section 3.5 of the Company Disclosure Letter.

Section 4.4 Non-Contravention. Subject to obtaining any necessary consents or approvals described in Section 4.3, the execution, delivery and performance of this Agreement by Purchaser and Merger Sub does not and will not (a) violate the Organizational Documents of Purchaser or Merger Sub, or (b) violate any applicable Law, except in the case of clause (b) any violation that has not had, and would not be reasonably likely to have, a material adverse effect on Purchaser’s and Merger Sub’s ability to satisfy its obligations hereunder and to obtain promptly the Required Approvals.

Section 4.5 No Brokers or Finders. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser and its Affiliates who is entitled to any fee or commission from the Company in connection with the transactions contemplated hereby.

Section 4.6 Purchaser Common Shares. Prior to the Effective Time, Purchaser shall have taken all necessary action to permit it to issue (or reserve for issuance) the Purchaser Common Shares required to be issued in respect of the aggregate Per Share Merger Consideration. Such Purchaser Common Shares, when issued, (a) will be duly authorized, validly issued, fully paid and nonassessable, (b) will be issued in compliance in all material respects with applicable securities laws, including the Securities Act and any applicable provincial, state securities or “blue sky” Laws, and other applicable Laws, (c) will not, at the time of issuance in accordance with the terms of this Agreement, violate any pre-emptive rights, rights of first offer, rights of first refusal or similar rights of any person, and (d) will be free and clear of any Liens, other than any transfer restrictions imposed by federal, state and provincial securities Laws or its Organizational Documents.

Section 4.7 Litigation and Related Matters. There are no actions, suits or proceedings, whether civil, criminal or administrative, pending, or to the Knowledge of Purchaser, threatened against or affecting Purchaser or any of its Subsidiaries and neither Purchaser nor any Subsidiary of Purchaser is subject to any outstanding judgment, order or decree of any court or other Governmental Entity, in each case, which would reasonably be likely to materially impede, delay or prevent Purchaser from entering into this Agreement or performing its terms.

Section 4.8 Reports. Since January 1, 2023, Purchaser and each of its Subsidiaries have timely filed all material reports, registrations, statements, and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) applicable federal and state banking regulators, and (c) any other applicable Governmental Entity (collectively, “Purchaser Reports”). As of their respective dates of filing (or, if amended, as of the date of the most recent amendment), the Purchaser Reports complied in all material respects with the applicable statutes, rules, and regulations enforced or promulgated by the applicable Governmental Entity, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.9 No Other Representations or Warranties. Except as expressly set forth in this Article IV, neither Purchaser, Merger Sub, nor any other person on behalf of Purchaser or Merger Sub, has made or makes any express or implied representations or warranties.

ARTICLE V

GENERAL COVENANTS

Section 5.1 Access. To the extent permitted by applicable Law, from the date hereof until the earlier of the Closing Date and the termination of this Agreement, the Company shall provide to Purchaser and its officers, accountants, counsel, and other Representatives reasonable access during the Company’s normal business hours, to the books, records, officers, employees, financial or other operating data and other information of the Company and its Subsidiaries; provided, however, that the Company shall not be required to provide access to any information to the extent that such access, on the advice of counsel, would violate applicable Law or would jeopardize any attorney-client privilege; provided, further, that the Company shall use commercially reasonable efforts to provide Purchaser with access to any such information in a manner that would not reasonably be expected to result in the violation of applicable Law or the loss of any such privilege.

Section 5.2 Conduct of the Business.

(a) From the date hereof until the earlier of the Closing Date or the termination of this Agreement, except as (1) otherwise expressly contemplated by this Agreement, (2) consented to in writing in advance by Purchaser, or (3) required by applicable Law (provided, that in the case of clause (3), the Company shall give, to the extent permissible under applicable Law, prior written notice of such act or omission, together with a reasonably detailed description thereof (including of the relevant applicable Law) and consult in good faith with Purchaser with respect thereto), each of the Company and its Subsidiaries shall not:

(1) fail to conduct its business in the ordinary course consistent with past practice;

(2) except as required pursuant to the terms of any Company Plan in effect as of the date hereof, (i) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any officer, director, manager, employee, independent consultant or other service provider of the Company or its Subsidiaries, (ii) become a party to, establish, adopt, amend or commence participation in or terminate any Company Plan or any arrangement that would have been an Company Plan had it been entered into prior to this Agreement, (iii) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Plan, (iv) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Plan, (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan that is required by applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (vi) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any employee, (vii) hire any employee or engage any independent contractor or other service provider (who is a natural person) with an annual base salary or wage rate or consulting fees in excess of $100,000, or (viii) terminate (other than for cause) the employment of any employee or independent contractor or other service provider (who is a natural person) with an annual base salary or wage rate or consulting fees in excess of $100,000;

(3) effect any distribution, share repurchase or any other capital return transaction, except dividends paid by Company Bank to the Company in accordance with applicable Law;

(4) accept any equity contributions or issue any securities, except in connection with the exercise, conversion, or settlement of Company Options outstanding as of the date of this Agreement in accordance with the Equity Plan and applicable award agreement, in each case as in effect as of the date of this Agreement, or Company Warrants or Company Preferred Stock outstanding as of the date of this Agreement;

(5) become party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(6) effect any recapitalization, reclassification, equity dividend, equity split or like change in its capitalization;

(7) grant any stock options, stock appreciation rights, performance shares, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries;

(8) amend its Organizational Documents;

(9) make any redemption or purchase of any shares of equity securities of the Company or its Subsidiaries, except for the acceptance of shares of Voting Company Common Stock as payment for the exercise, vesting, settlement or withholding of taxes for Company Equity Awards outstanding as of the date of this Agreement in accordance with the Equity Plan and applicable award agreement, in each case as in effect as of the date of this Agreement, and dividend equivalents thereon;

(10) sell, assign, transfer, mortgage, encumber, allow a Lien to be placed on or otherwise dispose of or discontinue any of its assets, except in the ordinary course of business;

(11) make any loan in excess of $100,000 to any person except in the ordinary course of business, or make any investment in excess of $100,000 in any other person; provided, however, with respect to the foregoing clause (11), if Purchaser does not respond in writing to the Company’s request for consent to such actions within five (5) Business Days after receipt of such request, Purchaser shall be deemed to have consented to such action;

(12) make capital expenditures in excess of $250,000 individually or $500,000 in the aggregate or commitments therefor, except for such capital expenditures or commitments therefor that are reflected in the current budgets of the Company or its Subsidiaries;

(13) make any loan in excess of $50,000 to, or enter into any other transaction with, any of its directors, officers, or employees except for payments of cash bonuses pursuant to any agreement set forth in Section 3.14(a) of the Company Disclosure Letter;

(14) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or enter into a joint venture or agree to acquire the assets or operations of any person;

(15) enter into any new line of business or change its operating policies or practices, except (i) as required by applicable Law or (ii) for immaterial adjustments to such policies or practices;

(16) incur any additional indebtedness (i) in excess, individually, of $100,000 or (ii) in excess, in the aggregate, of $300,000;

(17) commence, settle or compromise any proceeding or action, except for a proceeding or action that is settled or compromised in the ordinary course in an amount for consideration not in excess of $100,000 and that would not impose any material restriction on the Company or its Subsidiaries or, after the Closing Date, Purchaser;

(18) terminate, enter into, amend, modify, extend, waive any provision of, or renew (other than, subject to reasonable advance consultation with Purchaser, normal renewals in the ordinary course of business without material adverse changes to terms with respect to the Company or Company Bank) any material contract (including any Material Contract) or Permit, including by allowing any material contract (including any Material Contract) or Permit to lapse without renewal or replacement on commercially reasonable terms;

(19) make, amend, or revoke any material election relating to Taxes; adopt or change any accounting method relating to Taxes; file any amended Tax Return; enter into any Tax sharing, Tax allocation, Tax indemnity or similar agreement; enter into any closing agreement with respect to Taxes; surrender any right to claim a material refund of Taxes; settle or compromise any material claim or assessment relating to Taxes; take any action with respect to Taxes which is reasonably likely to result in a material increase in the Tax liability of the Company or its Subsidiaries for any taxable period (or portion thereof) ending after the Closing Date; take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment;

(20) sell, assign, transfer, mortgage, encumber, allow a Lien to be placed on, grant any license with respect to, cancel, abandon, permit the lapse or expiration of, or otherwise dispose of, or enter into, modify or terminate, any agreement relating to, any Company Intellectual Property, (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice) or material IT Assets used by the Company or its Subsidiaries (other than dispositions of obsolete or worn out IT Assets);

(21) implement or adopt any change in (i) its accounting principles, practices or methods, other than as may be required by GAAP, (ii) the scope or schedule of its auditing activities or (iii) its credit policies, procedures, practices and loan underwriting standards; or

(22) notwithstanding any other provision hereof, knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions set forth in Article VIII not being satisfied in a timely manner, or any action that is reasonably likely to materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law.

(b) The Company and its Subsidiaries shall not agree or otherwise become obligated to take any action described in Section 5.2(a).

Section 5.3 Efforts; Regulatory Filings and Other Actions.

(a) Each of the parties hereto agrees to use its reasonable best efforts to (1) fulfill all of the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement set forth in Article VIII and (2) take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as soon as possible the transactions contemplated hereby and to cooperate with the other parties in connection with the foregoing. To the extent requested by Purchaser, the Company further covenants and agrees to use its reasonable best efforts (and cause the Company Bank to use its reasonable best efforts) to assist Purchaser in, and take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable for, Purchaser to obtain the Governmental Entity approvals required for the conversion of Company Bank to a Texas state-chartered bank, including making such pre-Closing board resolutions as may be necessary or required by any Governmental Entity or authorizing the submission of applications on behalf of the Company Bank.

(b) Promptly after the date of this Agreement, Purchaser and the Company shall prepare a proxy statement in definitive form (the “Proxy Statement”), and Purchaser shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 (the “F-4”), in which the Proxy Statement will be included as a prospectus, and the parties shall use reasonable best efforts to make such filings as promptly as practicable after the date of this Agreement (and in any event within forty-five (45) days after the date of this Agreement). Each of Purchaser and the Company shall use its reasonable best efforts to have the F-4 declared effective under the Securities Act as promptly as practicable after such filings, and the Company shall thereafter mail or deliver the Proxy Statement to its shareholders. The Company shall furnish all information concerning the Company and the holders of Company Common Stock, Company Preferred Stock and Company Equity Awards as may be reasonably requested in connection with any such action.

(c) Purchaser shall use its reasonable best efforts to (1) take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the Required Approvals (without the imposition, inclusion or attachment of a Burdensome Regulatory Condition) as promptly as practicable; (2) effect all necessary registrations and filings, if any, within thirty (30) days after the execution of this Agreement; and (3) lift or rescind as soon as possible any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby; provided, that notwithstanding the foregoing or anything to the contrary herein, neither Purchaser nor any of its Affiliates shall be required to (and the Company and its Affiliates shall not without Purchaser’s consent) propose, negotiate, commit to or effect any action or undertaking (A) with respect to any person, or the businesses, assets, product lines, properties or services of any person (including Purchaser and its Affiliates), other than any such action or undertaking that would bind solely the Company, or (B) if any such action or undertaking would, individually or in the aggregate, reasonably be expected to result in substantial detriment to Purchaser or its Affiliates or to the overall benefits to Purchaser or its Affiliates of the transactions contemplated by this Agreement, including financial, economic, Tax, integration or operational benefits or efficiencies.

(d) Notwithstanding anything to the contrary herein, with regard to the matters contemplated by this Section 5.3, Purchaser will have the sole right to devise and implement the strategy for obtaining any necessary approval of (including the decision to agree to take any action in connection therewith), for responding to any request from, inquiry by or investigation by (including directing the timing, nature and substance of all such responses), and for maintaining all meetings and communications with, any Governmental Entity (including any communications related to the specific terms or existence of this Agreement). Purchaser will use its commercially reasonable efforts to obtain a waiver from any applicable waiting period, and will make any further filings pursuant thereto that may be necessary in connection therewith. The Company further covenants and agrees not to extend any waiting period associated with any Required Approval or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior written consent of Purchaser. Purchaser further covenants and agrees not to extend any waiting period associated with any Required Approval or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the Company.

(e) The Company shall not disclose the existence or terms and provisions of this Agreement to any person (including, but not limited to, any Governmental Entity) without first obtaining the prior written consent of Purchaser; provided, that Purchaser’s prior written consent shall not be required if (1) such disclosure is expressly required by a Governmental Entity and (2) the Company provides at least three (3) days’ prior written notice to Purchaser of such proposed disclosure.

(f) In furtherance and not in limitation of the foregoing, each party shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing. Notwithstanding the foregoing or anything in this Agreement to the contrary, (1) in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations of Governmental Entities, none of Purchaser or any of its Subsidiaries will be required to, and none of the Company or any of its Subsidiaries may (without the prior written consent of Purchaser in Purchaser’s sole discretion), take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to (i) have a material adverse effect on Purchaser or any of its Affiliates (including, after the Closing, the Resulting Entity), (ii) result in any material adverse change or effect on, or materially restrict or limit, Purchaser’s or any of its Affiliates’ ability to conduct any activities or operations (including any (A) material divestiture requirements or restrictions on Purchaser’s or any of its Subsidiary’s current or future business or (B) requirement to enter into or assume, directly or indirectly, any material enforcement action or any other material agreement with any Governmental Entity) (in each case of the foregoing clauses (i) and (ii), with materiality measured on a scale relative to the size of the Company and its Subsidiaries, taken as a whole), or (iii) result in a loss, diminution or suspension of Purchaser’s ability to exercise any of the powers of a financial holding company; and (2) the Merger or the other transactions contemplated by this Agreement shall not otherwise result in any of the effects described in the foregoing clauses (i)-(iii) (each of the results or effects described above, a “Burdensome Regulatory Condition”).

(g) For the avoidance of doubt, all references in this Section 5.3 to Affiliates of Purchaser shall include the Resulting Entity from and after the Closing.

Section 5.4 Shareholders’ Approvals; Acquisition Proposals.

(a) In accordance with the Organizational Documents of the Company and the TBOC, the Company shall call, give notice of, convene and hold a meeting of its shareholders (the “Company Meeting”) promptly following the declaration of effectiveness of the F-4 or by such other time as may mutually be agreed by the parties hereto in writing, for the purpose of obtaining (1) the Requisite Company Vote required in connection with this Agreement and the Merger and other transactions contemplated hereby, and (2) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby. The Company and its Board of Directors shall use their respective reasonable best efforts to obtain from the shareholders of the Company the Requisite Company Vote, including by communicating to the shareholders of the Company the unanimous recommendation of the Company’s Board of Directors that the shareholders of the Company approve this Agreement (the “Company Board Recommendation”).

(b) The Company and its Board of Directors shall not (1) withhold, withdraw, modify or qualify the Company Board Recommendation in a manner adverse to Purchaser, (2) fail to make the Company Board Recommendation, (3) adopt, approve, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (4) fail to publicly and without qualification (A) recommend against any Acquisition Proposal, or (B) reaffirm the Company Board Recommendation within ten (10) days (or such fewer number of days as remains prior to the Company Meeting, as applicable) after an Acquisition Proposal is made public or any request by Purchaser to do so, or (5) publicly propose to do any of the foregoing (any of the foregoing a “Recommendation Change”). As used in this Agreement, “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (a) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of the Company and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the Company, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the Company, or (c) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the Company.

(c) The Company agrees that it will not, and that it will cause its Affiliates and Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, directly or indirectly, solicit, negotiate, furnish information to, accept, encourage, consider or otherwise pursue any offer or inquiry from any person regarding an Acquisition Proposal, or provide any confidential information or data to any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.4(c). The Company will, and will cause its Subsidiaries and Affiliates and Representatives to, promptly cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Purchaser with respect to any Acquisition Proposal. The Company will notify Purchaser promptly (and in any event, no later than the next day) if any written proposals relating to an Acquisition Proposal are received by, any such information is requested from, or any such negotiations are sought to be initiated or continued with, the Company.

(d) Before receipt of the Requisite Company Vote, in the event that the Board of Directors of the Company determines in good faith and after consultation with outside counsel that, in light of a bona fide Acquisition Proposal that was not solicited by or on behalf of the Company or any of its affiliates and which did not otherwise result from a breach of this Section 5.4, it is necessary to provide such information or engage in such negotiations or discussions in order to act in a manner consistent with such Board of Director’s fiduciary duties, the Board of Directors of the Company may, in response to such a bona fide Acquisition Proposal, subject to its compliance with the Company’s obligations in this Section 5.4, (1) furnish information with respect to the Company or its Subsidiaries to such person making such Acquisition Proposal subject to a customary confidentiality agreement between the Company and such person that is no less restrictive than the Confidentiality Agreement and promptly disclose (and, if applicable, provide copies of) any such information to Purchaser to the extent not previously provided to Purchaser and (2) participate in discussions or negotiations regarding such Acquisition Proposal.

(e) In the event that the Board of Directors of the Company determines in good faith and after consultation with outside counsel that the Acquisition Proposal is a Superior Proposal and that it is necessary to pursue such Superior Proposal in order to act in a manner consistent with such Board of Director’s fiduciary duties, the Company may, after satisfying the requirements of Section 5.4(f) and Section 5.4(g), (1) effect a Recommendation Change, and/or (2) terminate this Agreement in order to concurrently enter into an agreement with respect to such Superior Proposal. As used in this Agreement, “Superior Proposal” means any unsolicited bona fide Acquisition Proposal that would result in any person becoming the beneficial owner, directly or indirectly, of substantially all the assets (on a consolidated basis) or more than twenty-five percent (25%) of the total voting power of the securities of the Company or twenty-five percent (25%) or more of the consolidated assets of the Company and its Subsidiaries containing terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of an independent financial advisor) to be more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated hereby (taking into account any required payments by the Company under Article IX) and which, in the good faith judgment of the Board of Directors of the Company is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, but shall exclude any Acquisition Proposal the terms of which were made known to the Board of Directors of the Company prior to the date of this Agreement.

(f) Notwithstanding anything to the contrary, the Company and its Board of Directors shall not be entitled to effect a Recommendation Change or terminate this Agreement, in each case pursuant to Section 5.4(e) unless:

(1) The Company shall have provided to Purchaser at least three (3) Business Days’ prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall specify the material terms and conditions of such Acquisition Proposal, and shall have provided to Purchaser a copy of the available proposed transaction agreement to be entered into in respect of such Acquisition Proposal;

(2) During the Notice Period, if requested by Purchaser, the Company shall have, and shall have caused its Affiliates and Representatives to have, engaged in good faith negotiations with Purchaser regarding any amendment to this Agreement proposed by Purchaser and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal; and

(3) The Board of Directors of the Company shall have considered in good faith any adjustments or amendments to this Agreement (including a change to the price terms hereof) and any other agreements contemplated hereby that may be irrevocably offered in writing by Purchaser (the “Proposed Changed Terms”) no later than 11:59 a.m., New York City time, on the last day of the Notice Period and shall have determined in good faith, after consultation with its financial advisors and outside counsel that the Superior Proposal would continue to constitute a Superior Proposal even if such Proposed Changed Terms were to be given effect and that the failure to take such action would continue to be inconsistent with its fiduciary duties to the shareholders of the Company.

If any amendment to the financial terms or other material terms of such Superior Proposal is offered by the person making such Superior Proposal, the Company shall be required to deliver a new written notice to Purchaser and to again comply with the requirements of this Section 5.4(f) with respect to such new written notice, except that the Notice Period shall be the longer of the remaining time of the prior Notice Period and three (3) Business Days following the date of delivery of any such new written notice to Purchaser.

(g) In addition to any of the other obligations of the Company set forth in this Section 5.4, the Company shall promptly (and, in any event, no later than the next day) advise Purchaser orally and in writing of any request for information or of any proposals or offers with respect to an Acquisition Proposal that are received by Company, the material terms and conditions of any such request, proposal or offer, and the identity of the person making such request, proposal or offer. The Company shall keep Purchaser informed on a current basis of the status and details (including amendments or proposed amendments) of any such request, proposal or offer, including the status of any discussions or negotiations with respect to any Acquisition Proposal, including any change in the Company’s intentions as previously notified to Purchaser.

(h) The Company shall adjourn or postpone the Company Meeting, as the case may be, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote, and subject to the terms and conditions of this Agreement, the Company shall continue to use its reasonable best efforts to solicit proxies from its shareholders in order to obtain the Requisite Company Vote. Notwithstanding anything to the contrary in this Agreement, but subject to the obligation to adjourn or postpone such meeting as set forth in the immediately preceding sentence, unless this Agreement has been terminated in accordance with its terms, the Company Meeting shall be convened and this Agreement shall be submitted to the shareholders of the Company at the Company Meeting, and nothing contained in this Agreement shall be deemed to relieve the Company of such obligation.

Section 5.5 Further Assurances. Following the Effective Time, the parties hereto agree to execute and deliver and/or record and file any additional documents, agreements or instruments (including, without limitation, any plan of merger), and use reasonable best efforts to take such other actions as the other reasonably requests from time to time in order to fully implement the transactions contemplated by this Agreement.

Section 5.6 Confidentiality. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect (including with respect to the existence of and terms of this Agreement) until the Effective Time.

Section 5.7 Publicity; Notices. Until the Closing Date, Purchaser shall have the sole right to determine the form and content of any external communication, including any communication intended for dissemination or to reach, or reasonably be expected to be disseminated or to reach, members of the public or customers of the Company regarding the transactions contemplated by this Agreement; provided that Purchaser shall provide the Company a reasonable opportunity to review in advance, and shall consider in good faith any comments the Company may provide on, the initial press release with respect to the execution and delivery of this Agreement. Neither the Company nor any holder of shares of Company Common Stock shall disseminate any such communication without the prior approval of Purchaser, to be given or withheld in Purchaser’s sole discretion.

Section 5.8 Change of Method. Purchaser shall be empowered in its sole discretion from time to time prior to the Effective Time, to change the method or structure of effecting the transactions contemplated by this Agreement; provided, that unless this Agreement is amended pursuant to Section 10.2, no such change shall (a) alter or change the Per Share Merger Consideration, (b) be reasonably likely to prevent the Merger from qualifying for the Intended Tax Treatment, (c) impose any material additional compliance or regulatory obligations on the Company prior to the Effective Time, (d) materially delay or jeopardize the receipt of any Required Approval or (e) materially impede or delay the consummation of the transactions contemplated by this

Agreement. The Company will take such actions as reasonably requested by Purchaser to effect any change in method or structure as contemplated by this Section 5.8.

Section 5.9 Treatment of Company Indebtedness. Upon the Effective Time, the Resulting Entity shall assume the due and punctual performance and observance of the covenants to be performed by the Company under the indentures set forth on Section 5.9 of the Company Disclosure Letter, and the due and punctual payment of the principal of (and premium, if any) and interest on, the notes governed thereby. In connection therewith, the Company shall, and shall cause Company Bank to, cooperate and use reasonable best efforts to execute and deliver any supplemental indentures, officer’s certificates or other documents, and the parties hereto shall cooperate and use reasonable best efforts to provide any opinion of counsel to the trustee thereof, required to make such assumption effective as of the Effective Time.

Section 5.10 R&W Insurance Policy.

(a) Purchaser shall use its commercially reasonable efforts to cause the R&W Insurance Policy to be bound and remain in full force and effect from and after the Closing in accordance with the terms and conditions set forth in the Binder Agreement and the R&W Insurance Policy. Purchaser shall ensure that the R&W Insurance Policy shall expressly provide that the insurer(s) issuing such policy shall waive, and irrevocably agree not to pursue, directly or indirectly, any and all rights of subrogation, claims in contribution or assignment arising pursuant to this Agreement and the transactions contemplated hereby against the Company or its Affiliates or Representatives except in cases of Fraud. Purchaser shall not, and shall not consent or agree to allow the R&W Insurer to, amend, waive, modify or otherwise revise (1) the subrogation provision included in the R&W Insurance Policy as required in the foregoing or (2) without the consent of the Company, any other terms or conditions of the R&W Insurance Policy in any manner that would adversely affect the subrogation provision included in the R&W Insurance Policy as required in the foregoing. Purchaser shall provide the Company with a true and complete copy of the final and issued R&W Insurance Policy as soon as practicable following the Closing. The Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Purchaser, the R&W Insurer and their respective Affiliates and Representatives in connection with the R&W Insurance Policy.

(b) The R&W Policy Costs shall be borne equally by Purchaser, on the one hand, and the Company, on the other; provided, that, in no event shall the Company bear any amounts in excess of the Company R&W Cap Amount.

Section 5.11 Takeover Statutes. The Company and its Board of Directors shall not take any action that would cause any takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the Organizational Documents of the Company or any of its Subsidiaries (collectively, with any similar provisions of the Organizational Documents of Purchaser, “Takeover Statutes”) to become applicable to this Agreement or the transactions contemplated hereby, and shall take all steps reasonably necessary to exempt (or ensure the continued exemption of) the transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, the Company and its Board of Directors will grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

Section 5.12 Advice of Changes. The Company shall promptly advise Purchaser of any effect, change, event, circumstance, condition, occurrence or development that the Company believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VIII; provided, that the delivery of any notice pursuant to this Section 5.12 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 5.13 Shareholder Litigation. The Company shall give Purchaser prompt notice of any shareholder litigation against the Company or its current or former directors or officers relating to the transactions contemplated by this Agreement, and shall give Purchaser the opportunity to participate in the defense or settlement of any such litigation. The Company shall give Purchaser a reasonable opportunity to review and comment on non-privileged portions of all filings or responses to be made by the applicable party in connection with any such litigation, and will in good faith take such comments into account. The Company shall agree to not settle, and, to the extent the Company is reasonably likely to be required to indemnify or otherwise advance any amounts in connection therewith, not permit the applicable directors or officers (as the case may be) to settle, any such litigation without Purchaser’s prior written consent; provided, that Purchaser shall not be obligated to consent to any settlement which does not include a full release of Purchaser and its Affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Resulting Entity or any of its Affiliates.

Section 5.14 Stock Exchange Listing. Purchaser shall cause the Purchaser Common Shares to be issued in the Merger to be approved for listing on the NYSE and the TSX, in each case subject to official notices of issuance, at or prior to the Effective Time.

Section 5.15 Indemnification; Insurance.

(a) At or prior to the Effective Time, the Company shall purchase past acts and extended reporting period insurance coverage (the “D&O Tail Policy”) under its current (i) directors and officers insurance policy, (ii) employment practices liability insurance policy, (iii) fiduciary liability insurance policy, and (iv) bankers professional liability insurance policy (provided, that the Company may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured for each of the foregoing), in each case that (x) provides coverage with respect to claims arising from facts or events which occurred at the Effective Time or during at least the six (6) year period immediately preceding the Effective Time (including the transactions contemplated by this Agreement) and (y) is in effect for a period of at least six (6) years from and after the Effective Time; provided, however, that the Company shall not expend for such extended insurance coverage an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance, applied over a six (6) year term of such extended coverage.

(b) For a period of no less than six (6) years from and after the Effective Time, the Resulting Entity shall indemnify and hold harmless and shall advance expenses as incurred, in each case solely if and to the extent (subject to applicable law) such persons are indemnified as of the date of this Agreement by the Company pursuant to the Organizational Documents of the Company or any Subsidiary of the Company and any indemnification agreements in existence as of the date hereof and disclosed in Section 5.15(b) of the Company Disclosure Letter, each present and former director or officer of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that (1) in the case of advancement of expenses the Company Indemnified Party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification and (2) no person shall be entitled to indemnification pursuant to the foregoing in respect of matters that are determined to be, or result from, breaches of any representations, warranties or covenants contained in this Agreement.

(c) The provisions of this Section 5.15 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Resulting Entity or any of its successors or assigns (1) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (2) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Resulting Entity will cause proper provision to be made so that the successors and assigns of the Resulting Entity will expressly assume the obligations set forth in this Section 5.15.

ARTICLE VI

EMPLOYMENT AND BENEFIT MATTERS

Section 6.1 Continuing Employees.

(a) Purchaser agrees that, for employees of the Company immediately prior to the Effective Time who continue to remain employed with the Company as of the Effective Time (collectively, the “Continuing Employees”), each shall, during the period commencing at the Effective Time and ending on the first (1st) anniversary of the Effective Time (or such earlier termination of the Continuing Employee’s employment), be provided with (1) base salary or base wage and target annual cash bonus opportunities that are no less favorable in the aggregate than those provided by the Company to the Continuing Employee as of immediately prior to the Effective Time and (2) health, welfare and retirement benefits (excluding defined benefit pension benefits, nonqualified deferred compensation and retiree medical benefits) that are no less favorable in the aggregate than those provided by Purchaser to similarly-situated employees of Purchaser and its Affiliates. For the avoidance of doubt, nothing herein requires Purchaser to continue any particular Company Plan or any Continuing Employee’s eligibility for such Company Plan (in each case, subject to the terms of such Company Plan).

(b) Purchaser shall use commercially reasonable efforts to (1) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Purchaser or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (2) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (3) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Purchaser benefit plan, as if such service had been performed with Purchaser, except for benefit accrual under defined benefit pension plans, for purposes of subsidized early retirement benefits, to the extent that such service was not recognized for purposes of the analogous Company Plan immediately prior to the Effective Time, or to the extent it would result in a duplication of benefits.

(c) If requested by Purchaser in writing at least twenty (20) Business Days prior to the Closing Date, the Company shall cause its participation in the tax-qualified defined contribution plan maintained by the Company’s professional employer organization pursuant to Section 401(k) of the Code (the “PEO 401(k) Plan”) to be terminated effective immediately prior to the Effective Time by (i) terminating the Company’s participation in the PEO 401(k) Plan and (ii) causing the accounts of the Company’s participants thereunder to be spun off to a terminated, single-employer 401(k) plan adopted by the Company. In the event that Purchaser requests such termination, the Company shall, not later than the day immediately preceding the Closing Date, provide Purchaser with written evidence (in a form subject to Purchaser’s prior review and approval, not to be unreasonably conditioned, withheld or delayed) that the Company’s participation in the PEO 401(k) Plan has been terminated and that the Company’s portion of the PEO 401(k) Plan has been spun off to a terminated, single-employer 401(k) plan, in each case effective as of immediately prior to the Effective Time. Purchaser shall designate a tax-qualified defined contribution plan maintained by Purchaser or one of its Affiliates pursuant to Section 401(k) of the Code (the “Purchaser 401(k) Plan”) that shall accept eligible rollover distributions (within the meaning of Section 402(c) of the Code), including rollover distributions of outstanding participant loans, from the accounts of Continuing Employees under the PEO 401(k) Plan, subject to the terms and conditions of the Purchaser 401(k) Plan and applicable Law.

(d) If any payment, amount, benefit or distribution of compensation in connection with or arising out of the transactions contemplated by this Agreement fails to be deductible by Purchaser or any of its Affiliates (including, on and following the Effective Time, the Company and its Subsidiary), representatives, successors and permitted assigns (the “Purchaser Parties”) under Section 280G of the Code, then the value of any otherwise available U.S. federal Tax deduction, together with any liabilities owed or payable to or penalties imposed by the Internal Revenue Service or any other Taxing authority on any Purchaser Party (including without limitation any liabilities or penalties pertaining to withholding or reporting obligations) as a result of such failure to be deductible under Section 280G of the Code, by Purchaser or any of its Affiliates (including, following the Effective Time, the Company and its Subsidiary), on or following the Effective Time and lost pursuant to Section 280G of the Code (the “280G Lost Deduction Amount”) shall be subtracted from the amount of Closing Equity Capital as set forth in the definition thereof.

(e) Prior to making any written or oral communications to any officer, director, manager, employee or independent consultant of the Company pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall, or shall cause its Subsidiaries (as applicable) to, provide Purchaser with a copy of the intended communication, Purchaser shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.

(f) No provision of this Agreement (including this Section 6.1) shall (1) create any third-party beneficiary rights in any officer, director, manager, employee or independent consultant of the Company, or any beneficiary or dependents thereof, (2) be construed as in any way modifying or amending the provisions of any Company Plan or any employee benefit plan of Purchaser, (3) require Purchaser to continue any Purchaser employee benefit plan or be construed to prevent or limit Purchaser from terminating or modifying any employee benefit plan that Purchaser may establish or maintain or, following the Effective Time, any Company Plan or (4) require Purchaser to continue or maintain the employment of any employee of the Company or its Subsidiaries following the Closing Date.

ARTICLE VII

TAX MATTERS

Section 7.1 Transfer Taxes. All Transfer Taxes that are payable or that arise as a result of the consummation of the Merger and any other transaction contemplated by this Agreement shall be borne by Purchaser. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed by the party primarily or customarily responsible under applicable Law for filing such Tax Returns, and each party agrees to reasonably cooperate in respect of the filing of such Tax Returns.

Section 7.2 Coordination. Notwithstanding anything in this Agreement to the contrary, in the event there is a conflict between this Article VII and any provision contained in any other article of this Agreement, this Article VII shall control.

Section 7.3 Intended Tax Treatment. Purchaser and the Company and their respective Affiliates agree to file all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any Tax position that is otherwise inconsistent with the Intended Tax Treatment (except as required pursuant to a “final determination” within the meaning of Section 1313 of the Code). If any party becomes aware of any fact or circumstance that could be reasonably likely to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment, such party shall promptly notify the other party in writing. The parties agree to cooperate in good faith and use commercially reasonable efforts to cause the Merger to qualify for the Intended

Tax Treatment and, at the sole election of Purchaser, to permit Purchaser to obtain a legal opinion regarding the Intended Tax Treatment (including by providing to Purchaser or Purchaser’s counsel customary representations, as requested by Purchaser).

ARTICLE VIII

CLOSING CONDITIONS

Section 8.1 Conditions to Obligations of Each Party to Close. The respective obligations of each party to effect the transactions contemplated by this Agreement are subject to the satisfaction or, where legally permitted, waiver by such party, prior to or at the Closing, of each of the following conditions:

(a) No statute, rule, regulation, executive order, decree, ruling, permanent injunction or other permanent order shall have become effective (and final and nonappealable) or be in effect permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated hereby.

(b) All approvals of any Governmental Entity required to complete the Merger and the other transactions contemplated hereby shall have been obtained, and any applicable waiting periods relating thereto shall have expired or been terminated early and either (1) no such approval shall have resulted in the imposition of (or is reasonably likely to result in the imposition of), and the consummation of the transactions contemplated by this Agreement shall not have resulted in (nor are reasonably likely to result in) any Burdensome Regulatory Condition or (2) if any Burdensome Regulatory Condition was imposed or existed, such Burdensome Regulatory Condition shall no longer exist or be applicable.

(c) The Agreement shall have been approved by receipt of the Requisite Company Vote.

Section 8.2 Conditions to Obligation of the Company to Close. The obligation of the Company to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, prior to or at the Closing, of each of the following conditions:

(a) All of the covenants and other agreements required by this Agreement to be complied with and performed by Purchaser and Merger Sub on or before the Closing Date shall have been duly complied with and performed in all material respects.

(b) Each of the representations and warranties of Purchaser and Merger Sub contained in Article IV shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (1) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date; and (2) where the failure of such representations and warranties in the aggregate to be so true and correct has not had, and would not reasonably be likely to have, a material adverse effect on Purchaser’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement (disregarding for purposes of this clause (2) any qualification in the text of the relevant representation or warranty as to materiality or material adverse effect).

(c) The Company shall have received at the Closing a certificate dated as of the Closing Date and validly executed on behalf of Purchaser by an appropriate officer certifying that the conditions specified in Section 8.2(a) and Section 8.2(b) have been satisfied.

Section 8.3 Conditions to Obligation of Purchaser to Close. The obligation of Purchaser and Merger Sub to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in Purchaser’s sole discretion), prior to or at the Closing, of each of the following conditions:

(a) All of the covenants and agreements required by this Agreement to be complied with and performed by the Company on or before the Closing Date shall have been duly complied with and performed in all material respects.

(b) Each of the representations and warranties of the Company contained in Article III shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except: (1) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date; (2) where the failure of such representations and warranties in the aggregate to be so true and correct has not had, and would not reasonably be likely to have, a Material Adverse Effect (disregarding for purposes of this clause (2) any qualification in the text of the relevant representation or warranty as to materiality or Material Adverse Effect); (3) the representation and warranties made by the Company set forth in Section 3.6(b) and Section 3.6(c) shall be true and correct in all material respects as of the Closing Date; and (4) the Fundamental Representations made by the Company (other than Section 3.6(b) and Section 3.6(c)) shall be true and correct in all respects as of the Closing Date (other than, in the case of Section 3.4, such failures to be true and correct as are de minimis).

(c) Purchaser shall have received at the Closing a certificate dated as of the Closing Date and validly executed on behalf of the Company by an appropriate officer certifying that the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d) The Purchaser Common Shares issuable pursuant to this Agreement shall have been authorized for listing on the NYSE and TSX, in each case subject to official notices of issuance.

(e) The F-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the F-4 shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn.

(f) The tangible equity capital of the Company, calculated in the same manner as the calculation of the tangible common equity for purposes of the Closing Equity Capital, shall be equal to or greater than $70,000,000.

(g) Each of the employees of the Company set forth in Section 8.3(g) of the Company Disclosure Letter shall remain employed by the Company as of immediately prior to the Closing (except to the extent such employment is terminated by death or as a result of disability) and shall not have served any notice of resignation or be subject to any pending termination as of immediately prior to the Closing.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of Purchaser and the Company;

(b) by Purchaser or the Company if (1) any Governmental Entity that must grant a Required Approval has denied such Required Approval or (2) any Governmental Entity of competent jurisdiction shall have issued an order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, unless, in either case, such denial of approval or issuance of such order arises out of, or results from, a material breach by the party seeking to terminate this Agreement of any representation, warranty, covenant or agreement of such party in this Agreement;

(c) by Purchaser or the Company, if the Closing shall not have occurred on or before the Outside Date; unless the failure of the Closing to occur by such date arises out of, or results from, a material breach by the party seeking to terminate this Agreement of any representation, warranty, covenant or agreement of such party in this Agreement;

(d) (1) by Purchaser, if the Company has breached any of its covenants or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 8.3(a) or Section 8.3(b) to be not satisfied, and such breach is not cured within twenty (20) days following written notice to the Company or by the Outside Date, whichever is earlier, or cannot, by its nature, be cured prior to the Outside Date; provided, that Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause the conditions set forth in Section 8.2(a) or Section 8.2(b) to not be satisfied, or (2) by the Company, if either Purchaser or Merger Sub has breached any of its covenants or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 8.2(a) or Section 8.2(b) to not be satisfied, and such breach is not cured within twenty (20) days following written notice to Purchaser or by the Outside Date, whichever is earlier, or cannot, by its nature, be cured prior to the Outside Date; provided, that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause the conditions set forth in Section 8.3(a) or Section 8.3(b) to not be satisfied;

(e) by the Company pursuant to Section 5.4; and

(f) by Purchaser, if (1) the Company or the Board of Directors of the Company shall have made a Recommendation Change, or (2) the Company or the Board of Directors of the Company shall have breached its obligations under Section 5.4 in any material respect.

Section 9.2 Effect of Termination.

(a) In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and no party shall have any liability or further obligation hereunder, except that (a) this Section 9.2, Article X (other than Section 10.16) and any relevant definitions shall survive; (b) the Confidentiality Agreement shall survive in accordance with its terms; and (c) notwithstanding anything to the contrary contained in this Agreement, none of the parties hereto shall be relieved or released from any liabilities or damages arising out of its Fraud or willful and material breach of any provision of this Agreement.

(b) (1)In the event that (A) this Agreement is terminated pursuant to Section 9.1(e) or Section 9.1(f) or (B) a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its shareholders or any person shall have indicated (publicly or not publicly) an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries, and thereafter this Agreement is terminated by either Purchaser or the Company pursuant to Section 9.1(c) (other than for a failure of the Closing to occur by the date of termination due to acts or omissions of Purchaser unrelated to any Acquisition Proposal), then the Company shall promptly, but in no event later than five (5) days after the date of such termination, pay Purchaser, by wire transfer of same-day funds, an amount equal to $6,500,000, which represents a negotiated liquidated damages amount (the “Liquidated Damages Amount”).

(2) In the event that this Agreement is terminated by Purchaser pursuant to Section 9.1(f), then the Company shall pay Purchaser, by wire transfer of same-day funds, the Liquidated Damages Amount within two (2) Business Days of the date of termination.

(c) The Company acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 9.2, and, in order to obtain such payment, Purchaser commences a suit which results in a judgment against the Company for the Liquidated Damages Amount or any portion thereof, the Company shall pay the costs and expenses of Purchaser (including attorneys’ fees and expenses) in connection with such suit.

(d) Purchaser and the Company acknowledge and agree that the Losses caused to Purchaser associated with the events in which the Liquidated Damages Amount is payable are difficult to calculate and include not only out-of-pocket costs, such as external advisor costs, but also significant internal resource time by Purchaser and its

Affiliates, as well as opportunity costs, that would be difficult to calculate and, thus, the Parties have agreed that in such instances, a reasonable estimate of damages is the Liquidated Damages Amount and that such amount is not a penalty, and neither Party will assert that the Liquidated Damages Amount is a penalty or is otherwise not payable pursuant to the terms of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1 Non-Survival of Representations, Warranties and Covenants. The parties hereto, fully intending to modify any applicable statute of limitations, agree that none of the representations, warranties, covenants or agreements contained in this Agreement, or in any instrument or certificate delivered by any party at Closing, will survive the Closing or termination of this Agreement, and none of the parties shall have any liability after the Closing for any breach thereof, except for (a) covenants and agreements contained in this Agreement that contemplate performance at or after the Closing or termination of this Agreement, each of which will survive until fully performed and (b) claims for Fraud or willful and material breach of any provision of this Agreement. Nothing herein shall be construed to limit or restrict in any manner Purchaser’s rights in respect of Fraud or willful and material breach of any provision of this Agreement or insurer subrogation for Fraud. For the avoidance of doubt, except in the case of Fraud or willful and material breach of any provision of this Agreement, any claim by Purchaser or its Affiliates for monetary remedies in respect of Losses to the extent suffered as a result of or relating to any breach of any representation and warranty made by the Company set forth in this Agreement will be satisfied solely and exclusively from the R&W Insurance Policy, subject to the retention and policy limits thereof.

Section 10.2 Entire Agreement; Amendment. All Exhibits (attached hereto), the Company Disclosure Letter and the Schedules thereto shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Exhibits, the Company Disclosure Letter and the Schedules thereto, and the Confidentiality Agreement, contain the entire agreement and understanding among the parties with respect to the subject matter hereof (and supersede any prior agreements, arrangements or understandings among the parties with respect to the subject matter hereof) and there are no agreements, representations, or warranties which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by all of the parties hereto.

Section 10.3 Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein (including with respect to the rights and remedies provided pursuant to Section 5.10), (i) this Agreement and all rights hereunder may not be assigned by any party hereto except by prior written consent of the other parties hereto, and (ii) the parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than parties hereto. Notwithstanding the foregoing, Purchaser may assign any of its rights, or delegate any of its obligations, hereunder to any Controlled Affiliate of Purchaser. Any purported assignment in contravention of this Section 10.3 shall be void ab initio.

Section 10.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when two or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. The execution and delivery of this Agreement may be effected by facsimile or any other electronic means such as “.pdf” or “.jpg” files.

Section 10.5 Notices. All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally, sent by e-mail (if such

e-mail states it is a notice delivered pursuant to this Agreement and is confirmed by telephone), sent by facsimile transmission confirmed in writing within two (2) Business Days, or sent by overnight courier, as follows:

If to the Company:

Maple Financial Holdings, Inc.

4143 Maple Avenue Suite 100

Dallas, Texas 75219

Attention: Anthony B. Davis

E-mail: tony.davis@maplemarkbank.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention:	Bryn A. Sappington
Evan Hardee
E-mail:	bryn.sappington@nortonrosefulbright.com
evan.hardee@nortonrosefulbright.com

If to the Shareholder Representative:

Anthony B. Davis

4143 Maple Avenue Suite 100

Dallas, Texas 75219

E-mail: tony.davis@maplemarkbank.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention:	Bryn A. Sappington
Evan Hardee
E-mail:	bryn.sappington@nortonrosefulbright.com
evan.hardee@nortonrosefulbright.com

and if to Purchaser or Merger Sub addressed to:

The Bank of Nova Scotia

40 Temperance Street, 9th Floor

Toronto, Ontario, Canada | M5H 0B4

Attention:	Vikas Sharma
E-mail:	vikas.sharma@scotiabank.com

with a copy (which shall not constitute notice) to:

Stephen M. Salley

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Phone: (212) 558-4000

E-mail: salleys@sullcrom.com

Any party may change the address to which such communications are to be sent to it by giving written notice of change of address to the other parties in the manner provided above for giving notice.

Section 10.6 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 10.7 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no party shall be required to make any disclosure or furnish any information or documents (whether pursuant to a representation or warranty or otherwise) that would involve, in whole or in part, any confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b)) of a Governmental Entity. If and to the extent legally permissible, the parties shall each use commercially reasonable efforts to provide appropriate substitute disclosures. Notwithstanding the foregoing, the failure to disclose pursuant to this Section 10.7 will not operate to waive or exclude a breach of any representation, warranty or covenant of this Agreement to the extent such breach exists independently of the non-disclosed or non-furnished information; provided, that, for the avoidance of doubt, in no event shall any party be deemed to have committed fraud solely on the basis of any information being withheld in accordance with and pursuant to this Section 10.7.

Section 10.8 Expenses. Except as otherwise expressly set forth herein (including with respect to the R&W Policy Costs), all fees and expenses payable in connection with the consummation of the transactions contemplated by this Agreement shall be the sole liability of the party incurring such expense.

Section 10.9 Deadlines. If the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a day other than a Business Day, the time period for giving such notice or taking such action shall be extended through the next Business Day.

Section 10.10 Scope of Agreements. This Agreement shall not create any partnership, joint venture or other similar arrangement between the Company or any of its Affiliates, on the one hand, and Purchaser, Merger Sub or any of their respective Affiliates, on the other hand.

Section 10.11 Delays or Omissions. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement shall be effective only to the extent specifically set forth in writing. Notwithstanding any provision set forth herein, no party hereto shall be required to take any action or refrain from taking any action that would cause it to violate any applicable Law, statute, legal restriction, regulation, rule or order or any Governmental Entity.

Section 10.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 10.13 Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state, without regard to any applicable conflicts of law principles.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (1) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (2) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (3) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (4) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.5.

Section 10.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or the inadequacy of a monetary remedy and without the requirement of posting any bond or other security as a condition thereto. The foregoing right shall be in addition to, and not in lieu of, any other remedy to which such party is entitled at law or in equity. For the avoidance of doubt, the Company shall have the right to seek specific performance to compel Purchaser to consummate the Merger and all other transactions contemplated hereby on the terms and conditions set forth in this Agreement, subject to the satisfaction or waiver of the conditions set forth in Article VIII.

Section 10.15 Disclosure Letter. In no event shall the listing of items or matters in the Company Disclosure Letter be deemed or interpreted to broaden, or otherwise expand or augment the scope of, the representations and warranties or the covenants and agreements contained in this Agreement. No reference to, or disclosure of, any item or matter in any Section of this Agreement or any section or subsection of the Company Disclosure Letter shall be construed as an admission or indication that such item or matter is material or that such item or matter is required to be referred to or disclosed in this Agreement or in the Company Disclosure Letter. Without limiting the foregoing, no reference to, or disclosure of, a possible breach or violation of any contract or Law shall be construed as an admission or indication that a breach or violation exists or has occurred. Any matter set forth in any section of the Company Disclosure Letter shall be deemed to be referred to and incorporated in all other sections of the Company Disclosure Letter to which such matter’s application or relevance is reasonably apparent on its face. Any disclosures contained in, listed on, or otherwise referenced within the Company Disclosure Letter which refer to a document are qualified in their entirety by reference to the text of such document, inclusive of any amendment, supplement or modification thereto, in each case, to the extent the relevant documents have been made available to Purchaser at least one (1) Business Day prior to the date hereof. The headings and introductory language have been inserted in the Company Disclosure Letter for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in this Agreement.

Section 10.16 Shareholder Representative.

(a) By the approval of this Agreement by holders of Company Common Stock and Company Preferred Stock at the Company Meeting and by the holders of Company Common Stock, Company Preferred Stock and Company Equity Awards receiving the benefits of the transactions contemplated hereby, including any consideration payable hereunder, and without further action by any holder of Company Common Stock, Company Preferred Stock and Company Equity Awards, each holder of Company Common Stock, Company Preferred Stock and Company Equity Awards hereby irrevocably constitutes and appoints the Shareholder Representative, and the Shareholder Representative hereby accepts such appointment, as of the Closing, to act on behalf of such holder of Company Common Stock, Company Preferred Stock or Company Equity Awards as its representative, agent and attorney-in-fact, with full power of substitution, to act in its name, place and stead for purposes of finalizing the Closing Equity Capital in accordance with Section 2.7. The power of attorney granted in this Section 10.16(a) by each holder of Company Common Stock, Company Preferred Stock and Company Equity Awards is coupled with an interest, is irrevocable, may be delegated by the Shareholder Representative and shall survive the death, dissolution or incapacity of any holder of Company Common Stock, Company Preferred Stock or Company Equity Awards and the consummation of the transactions contemplated hereby. Purchaser and Merger Sub shall be entitled to rely on the actions of the Shareholder Representative taken on behalf of holders of Company Common Stock, Company Preferred Stock or Company Equity Awards in connection with the transactions contemplated hereby. The Shareholder Representative shall be authorized and empowered, on their behalf and in the name of holders of Company Common Stock, Company Preferred Stock and Company Equity Awards, to act for and on behalf of each holder of Company Common Stock, Company Preferred Stock or Company Equity Awards in any and all capacities and to do and perform every act and thing required or permitted under this Agreement to be done, in the reasonable judgment of the Shareholder Representative, in connection with finalizing the Closing Equity Capital in accordance with Section 2.7.

(b) In the performance of his duties under this Agreement, the Shareholder Representative shall be entitled to rely upon any document or instrument reasonably believed to be genuine, accurate as to content and signed by any holder of Company Common Stock, Company Preferred Stock or Company Equity Awards or any party hereto and assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so. A decision, act, consent or instruction of the Shareholder Representative shall constitute a decision of the holders of Company Common Stock, Company Preferred Stock and Company Equity Awards and shall be final, binding and conclusive upon the holders of Company Common Stock, Company Preferred Stock and Company Equity Awards. Purchaser shall be entitled to rely conclusively upon any statement or action within the scope of Section 10.16(a) made or taken by the Shareholder Representative as being the action of the holders of Company Common Stock, Company Preferred Stock and Company Equity Awards.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

THE BANK OF NOVA SCOTIA

By:	/s/ Travis Machen
Name:Travis Machen
Title: Authorized Signatory

CYPRESS MERGER SUB, INC.

By:	/s/ Vikas Sharma
Name:Vikas Sharma
Title: Authorized Signatory

MAPLE FINANCIAL HOLDINGS, INC.

By:	/s/ Anthony B. Davis
Name:Anthony B. Davis
Title: Chairman and Chief Executive Officer

ANTHONY B. DAVIS, solely in his capacity as the SHAREHOLDER REPRESENTATIVE

/s/ Anthony B. Davis

ANNEX B

OPINION OF STEPHENS INC.

May 28, 2026

Board of Directors

Maple Financial Holdings, Inc.

4143 Maple Avenue

Suite 100

Dallas, Texas 75219

Dear Members of the Board:

We have acted as your financial advisor in connection with the proposed merger (the “Transaction”) of Maple Financial Holdings, Inc. (the “Company”) with and into The Bank of Nova Scotia (the “Buyer”). You have requested that we provide our opinion (the “Opinion”) as investment bankers as to whether the consideration to be received by the common stockholders of the Company (solely in their capacity as such, the “Shareholders”) in the Transaction is fair to them from a financial point of view.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between the Company and the Buyer, and subject to the terms, conditions and limitations set forth therein, we understand that each outstanding share of Company common stock (other than excluded shares and dissenting shares) will be converted into the right to receive a number of Buyer common shares (the “Buyer Common Shares”) determined in accordance with the Agreement as of the date of closing of the Transaction contemplated by the Agreement, based upon (i) the Company’s Closing Equity Capital (as defined in the Agreement) plus $25,000,000, and (ii) the ten-day volume-weighted average trading price of the Buyer Common Shares over the ten trading days immediately preceding the Closing Date (as defined in the Agreement). The terms and conditions of the Transaction are more fully set forth in the Agreement.

In connection with developing our Opinion we have:

(i)	reviewed certain publicly available financial statements and reports regarding the Company and the Buyer;

(ii)	reviewed certain audited financial statements regarding the Company and the Buyer;

(iii)	reviewed certain internal financial statements, management reports and other financial and operating data concerning the Company prepared by management of the Company;

(iv)	reviewed the reported prices and trading activity for the common stock of the Buyer;

(v)	compared the financial performance of the Company with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(vi)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(vii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

(viii)	discussed with management of the Company and management of the Buyer the operations of and future business prospects for the Company and the Buyer, respectively;

May 28, 2026

(ix)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and

(x)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information, financial data and financial forecasts provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not independently verified or undertaken any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. Management of the Company has assured us that it is not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent, or otherwise) of the Company or the Buyer. We have not reviewed any individual loan or credit files nor have we made an independent evaluation of the adequacy of the allowance for credit losses of the Company or the Buyer. We have not made an independent analysis of the effects of potential future changes in the rate of inflation or of prevailing rates of interest or other market developments or disruptions, or of the effects of any global conflicts or hostilities or any other disaster or adversity, on the business or prospects of the Company or the Buyer. With respect to the financial projections or forecasts prepared by management of the Company, we have also assumed that such financial projections or forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company and provide a reasonable basis for our analysis. We recognize that such financial projections or forecasts are based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such projections or forecasts, and we express no opinion as to the reliability of such financial projections, forecasts or estimates or the assumptions upon which they are based. We express no opinion as to the accounting methodologies, calculations or adjustment provisions used to determine the Closing Equity Capital or any related adjustment amounts pursuant to the Agreement.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Buyer, but have not received fees for providing investment banking services from either the Company or the Buyer within the past two years. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. We expect to pursue future investment banking services assignments with participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of any participants in the Transaction.

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have

May 28, 2026

assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Transaction will be resolved favorably to the Company and its shareholders. We do not express any opinion as to any tax or other consequences that might result from the Transaction.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and on the information made available to us as of the date hereof. Market price data used in connection with this Opinion is based on reported market closing prices as of May 27, 2026. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion or otherwise comment on events occurring after the date hereof. We further note that volatility or disruptions in the credit and financial markets relating to, among other things, potential future changes in the rate of inflation or prevailing rates of interest or other market developments or disruptions, or the effects of any global conflicts or hostilities or any other disaster or adversity, may or may not have an effect on the Company or the Buyer, and we are not expressing an opinion as to the effects of such volatility or disruptions on the Transaction or any party to the Transaction. We further express no opinion as to the prices at which shares of the Buyer’s or Company’s common stock may trade at any time subsequent to the announcement of the Transaction.

In connection with developing this Opinion, we have assumed that, in all respects material to our analyses:

(i)	the Transaction and any related transactions will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification;

(ii)	the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct;

(iii)	each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)	all conditions to the completion of the Transaction will be satisfied within the time frames contemplated by the Agreement without any waivers;

(v)

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Shareholders;

(vi)

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Buyer since the date of the most recent financial statements made available to us, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact the Company or the Buyer; and

(vii)	the Transaction will be consummated in a manner that complies with applicable law and regulations.

This Opinion is directed to, and is for the use and benefit of, the Board of Directors of the Company (in its capacity as such) solely for purposes of assisting with its review and deliberations regarding the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction, including with respect to how to vote or act with respect to the Transaction. This Opinion is not

May 28, 2026

intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise.

Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.

Based on the foregoing and our general experience as investment bankers, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the Shareholders in the Transaction is fair to them from a financial point of view.

Very truly yours,

/s/ Stephens Inc.

STEPHENS INC.

ANNEX C

PROVISIONS OF CHAPTER 10, SUBCHAPTER H OF THE TBOC

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351. APPLICABILITY OF SUBCHAPTER. (a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 56, eff. September 1, 2007.

Sec. 10.352. DEFINITIONS. In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and

(E) with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2017, 85th Leg., R.S., Ch. 776 (H.B. 3488), Sec. 2, eff. September 1, 2017.

Sec. 10.353. FORM AND VALIDITY OF NOTICE. (a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL. (a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged;

(F) a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or

(G) if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to:

(i) add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or

(ii) delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner:

(A) in the case of a plan of merger, conversion, or exchange, other than a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners; or

(B) in the case of a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, immediately before the date the board of directors of the corporation that issued the ownership interest held, directly or indirectly, by the owner approves the plan of merger, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests, or fractional depository receipts in respect of ownership interests, the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests, or fractional depository receipts in respect of ownership interests, and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

(d) Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:

(1) listed on a national securities exchange; or

(2) held of record by at least 2,000 owners.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2005, 79th Leg., Ch. 64 (H.B. 1319), Sec. 39, eff. January 1, 2006.

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 14, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 15, eff. September 1, 2015.

Acts 2017, 85th Leg., R.S., Ch. 776 (H.B. 3488), Sec. 3, eff. September 1, 2017.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 2, eff. September 1, 2019.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL. (a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(b-1) If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.

(c) A notice required to be provided under Subsection (a), (b), or (b-1) must:

(1) be accompanied by:

(A) a copy of this subchapter; or

(B) information directing the owner to a publicly available electronic resource at which this subchapter may be accessed without subscription or cost; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

(1) under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

(2) under Subsection (a)(2) must be provided to:

(A) each owner who consents in writing to the action before the owner delivers the written consent; and

(B) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

(3) under Subsection (b-1) must be provided:

(A) if given before the consummation of the offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

(B) if given after the consummation of the offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

(f) If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the offer described by Section 21.459(c) (2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 15, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 16, eff. September 1, 2015.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 3, eff. September 1, 2019.

Acts 2023, 88th Leg., R.S., Ch. 27 (S.B. 1514), Sec. 12, eff. September 1, 2023.

Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL. (a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A) is addressed to the entity’s president and secretary;

(B) states that the owner’s right to dissent will be exercised if the action takes effect;

(C) provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D) is delivered to the entity’s principal executive offices before the meeting;

(2) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(3) must give to the responsible organization a demand in writing that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

(iv) not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

(c) An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 16, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 17, eff. September 1, 2015.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 4, eff. September 1, 2019.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST. (a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER. (a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e) If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 17, eff. September 1, 2011.

Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST. (a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST. A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS. (a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection

(c) at the address shown for the owner on the list.

(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 19, eff. September 1, 2009.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST. (a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 57, eff. September 1, 2007.

Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES. (a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.364. OBJECTION TO APPRAISAL; HEARING. (a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall pay the amount of the judgment to the holder of the ownership interest on the terms and conditions ordered by the court.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2023, 88th Leg., R.S., Ch. 27 (S.B. 1514), Sec. 13, eff. September 1, 2023.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER. (a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER. (a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 20, eff. September 1, 2009.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 58, eff. September 1, 2007.

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 21, eff. September 1, 2009.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL. In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1) the value of the ownership interest; or

(2) money damages to the owner with respect to the action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 59, eff. September 1, 2007.

ANNEX D

FORM OF SUPPORT AGREEMENT

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of May 28, 2026 (this “Agreement”), is entered into by and between The Bank of Nova Scotia, a Schedule I bank organized under the laws of Canada (“Purchaser”), and the holder of shares of common stock, $0.01 par value, of Maple Financial Holdings, Inc., a Texas corporation (the “Company”), and shares of Series A Nonvoting Convertible Preferred Stock, $0.01 par value, of the Company, identified on the signature pages hereto (together with the Affiliates of such holder identified on the signature pages hereto, each, a “Shareholder” and, together with Purchaser, each, a “Party”, and collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Merger, dated as of the date of this Agreement (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Purchaser, Cypress Merger Sub, Inc., a Texas corporation (“Merger Sub”), the Company and Anthony B. Davis, solely in his capacity as representative, agent and attorney-in-fact of the holders of Company Common Stock, Company Preferred Stock and Company Equity Awards (the “Shareholder Representative”).

WHEREAS, concurrently herewith, Purchaser, Merger Sub, the Company and the Shareholder Representative are entering into the Merger Agreement, pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity in the Merger and, in connection with the Merger, each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Per Share Merger Consideration;

WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of, and has the right to vote and dispose of, the number of shares of Voting Company Common Stock, Non-Voting Company Common Stock, and Company Preferred Stock set forth on the signature page of the Shareholders hereto (such Company Common Stock and Company Preferred Stock, together with any other capital stock of the Company acquired by any Shareholder after the date hereof whether acquired directly or indirectly, upon the exercise of any options or warrants, conversion of convertible securities or otherwise, and any other securities issued by the Company that are entitled to vote on the approval of the Merger Agreement held or acquired by any Shareholder (whether acquired heretofore or hereafter), being collectively referred to herein as the “Shares”);

WHEREAS, receiving the Requisite Company Vote is a condition to the consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

WHEREAS, each Shareholder acknowledges that, as a condition and material inducement to Purchaser’s and Merger Sub’s willingness to enter into the Merger Agreement, Purchaser has required that each Shareholder enter into this Agreement and, in order to induce Purchaser and Merger Sub to enter into the Merger Agreement, each Shareholder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Section 1. Agreement to Vote, Restrictions on Voting and Dispositions, Revocation of Proxies.

(a) Agreement to Vote. Each Shareholder irrevocably and unconditionally hereby agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and each adjourned or postponed meeting) of the shareholders of the Company (a “Meeting”), however called or in connection with any written consent of the shareholders of the Company, the Shareholder will (x) appear at such Meeting (in person or represented by proxy) or otherwise cause the Shareholder’s Owned Shares (as defined below) to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted all Shares beneficially owned by the Shareholder as of the relevant time (the “Owned Shares”), (1) in favor of the approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, (2) against any Acquisition Proposal, without regard to any recommendation to the shareholders of the Company by the board of directors of the Company concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, or any other proposal made in opposition to or that is otherwise in competition or inconsistent with the Merger or the other transactions contemplated by the Merger Agreement, (3) against any agreement, amendment or modification of any agreement, including but not limited to the Organizational Documents of the Company or any of its Subsidiaries, or any other action that is intended to or would reasonably be expected to prevent, impede, interfere with, delay, postpone, or discourage the Merger or the other transactions contemplated by the Merger Agreement, (4) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement or the Shareholder under this Agreement, (5) in favor of any other proposal for which a vote of shareholders of the Company is required to facilitate the Merger or the other transactions contemplated by the Merger Agreement, and (6) in favor of any proposal to adjourn a Meeting at which there is a proposal for shareholders of the Company to approve the Merger Agreement to a later date if there are not sufficient votes to approve the Merger Agreement or if there are not sufficient Shares present in person or represented by proxy at such Meeting to constitute a quorum. Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 1(a) shall be cast or expressed in accordance with all applicable procedures so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent solicitation.

(b) Restrictions on Transfers. Each Shareholder hereby agrees that, from the date hereof until the Expiration Time, the Shareholder shall not, directly or indirectly, (i) sell, offer to sell, give, convey, pledge, encumber, hypothecate, assign, tender, exchange, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell, any Shares; (ii) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer (including by succession or otherwise by operation of law), exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Shares (or any right, title or interest therein); (iii) deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares; (iv) otherwise grant, permit or suffer the creation of any liens on any Shares (other than applicable restrictions on transfer under U.S. state or federal securities or “blue sky” laws); (v) enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, the economic consequence of ownership of the Shares or interest in the Shares, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise; or (vi) commit or agree to take any of the foregoing actions or discuss, negotiate or make an offer to enter into a commitment, agreement, understanding or similar arrangement to take any of the foregoing actions (any action described in (i) through (vi), a “Transfer”) other than in connection with bona fide estate planning purposes to the Shareholder’s Affiliates or immediate family members, provided that as a condition to such Transfer, such Affiliate or immediate family member shall execute an agreement that is identical to this Agreement (except to reflect the change in the identity of the Shareholder) and provided, further that the assigning Shareholder shall remain jointly and severally liable for the breaches of any of the Shareholder’s Affiliates or immediate family members of the terms hereof. Any Transfer in violation of this provision shall be void. If any involuntary Transfer of any Shares occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Expiration Time.

(c) Acquired Shares. Any Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by any Shareholder or its Affiliates, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise or conversion of any securities of the Company, if any, after the date hereof shall automatically become subject to the terms of this Agreement.

(d) Inconsistent Agreements. Each Shareholder hereby agrees that he, she or it shall not enter into any agreement, contract or understanding with any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body (each, a “Person”) prior to the termination of this Agreement, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shareholder’s Shares in any manner which is inconsistent with this Agreement.

(e) Appraisal Rights. To the fullest extent permitted under applicable Law, each Shareholder hereby irrevocably waives and agrees not to assert, exercise, or perfect, directly or indirectly, any right of appraisal or right to dissent with respect to the Merger Agreement or the Merger or any of the other transactions contemplated by the Merger Agreement that such Shareholder may have with respect to the Shares under applicable Law.

(f) No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any of the Shares. All rights, ownership and economic benefits (but excluding, for the avoidance of doubt, any voting rights to the extent described herein) of and relating to any of the Shares shall remain fully vested in and belong to the applicable Shareholder, and Purchaser shall not have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholder in the voting or disposition of any of the Shares, except as otherwise provided herein.

Section 2. Covenant Not to Solicit Acquisition Proposals. No Shareholder shall, and each Shareholder shall cause the Shareholder’s Affiliates and each of their respective officers, directors, and employees, and shall instruct its and their respective representatives to not, directly or indirectly, take any action set forth in the first sentence of Section 5.4(c) (Acquisition Proposals) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof). Each Shareholder hereby agrees that such Shareholder shall, and shall cause such Shareholder’s Affiliates and shall instruct such Shareholder’s and such Affiliates’ representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal. Each Shareholder hereby agrees that such Shareholder shall promptly (and in any event within three (3) Business Days and before entering into any discussions or providing any information) notify Purchaser if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Shareholder or such Shareholder’s representatives, in each case in connection with any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal.

Section 3. Representations, Warranties and Covenants of the Shareholder.

(a) Representations and Warranties. Each Shareholder represents and warrants to Purchaser as follows:

(i) Capacity. If the Shareholder is an individual, such Shareholder has all requisite legal capacity, power and authority to enter into and perform his or her or its obligations under this Agreement. If the Shareholder is a legal entity, (a) such Shareholder is a legal entity duly organized, validly existing and in good standing under the Laws of such Shareholder’s jurisdiction of organization, (b) such Shareholder has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement and perform its obligations under this Agreement, and (c) no approval by any holder of such Shareholder’s equity interests is necessary to approve this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Shareholder for the execution, delivery and performance of this Agreement by the Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.

(ii) Due Authorization. This Agreement has been duly executed and delivered by the Shareholder, and, in the event such Shareholder is an individual and is married and any of such Shareholder’s Shares constitute community property or spousal approval is otherwise required in order for this Agreement to be a valid and binding obligation of such Shareholder, this Agreement has been duly executed and delivered by or on behalf of such Shareholder’s spouse and the execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder.

(iii) Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Purchaser, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (subject to the Enforceability Exceptions).

(iv) Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, (i) violate or conflict with, or constitute a default or termination (or right of termination), (ii) create or accelerate any obligations or (iii) create a security interest, lien or other encumbrance on any of the Shares, in each case, pursuant to any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject. Except as contemplated by this Agreement, neither the Shareholder nor any of its Affiliates (a) has entered into any voting agreement or voting trust with respect to any Shares or entered into any other contract relating to the voting of the Shares or (b) has appointed or granted a proxy or power of attorney with respect to any Shares, in either case, which is inconsistent with the Shareholder’s obligations pursuant to this Agreement.

(v) Ownership of Shares. Except for restrictions in favor of Purchaser or Merger Sub pursuant to this Agreement, the provisions of that certain Shareholders’ Agreement by and among the Company and its shareholders dated as of October 30, 2017, and for such transfer restrictions of general applicability as may be provided under the Securities Act and the U.S. state “blue sky” laws, the Shareholder owns, beneficially and of record, all of the Shareholder’s Shares, as applicable, free and clear of any proxy, voting restriction, adverse claim, pledge, security interest, voting trust or agreement, understanding or arrangement, or other encumbrance or lien and has sole or shared voting power and power of disposition with respect to the Shareholder’s Shares with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto and no Person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Shareholder’s Owned Shares. As of the date hereof, the number of Owned Shares equals the number of Shares set forth on the Shareholder’s signature page hereto.

(vi) Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Shareholder or, to the knowledge of the Shareholder, any other Person or, to the knowledge of the Shareholder, threatened against the Shareholder or any other Person that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the exercise by the Shareholder of its obligations under this Agreement. Neither the Shareholder nor any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity relating to the Shares.

(vii) Reliance. The Shareholder understands and acknowledges that Purchaser and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement and the representations and warranties and covenants of the Shareholder contained herein.

(viii) Adequate Information. The Shareholder acknowledges that the Shareholder is a sophisticated investor with respect to the Shares and has adequate information concerning the business and financial condition of the Company and the transactions contemplated by the Merger Agreement to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Purchaser, the Company or any Affiliate of Purchaser and the Company, and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges it has had the opportunity to seek independent legal advice prior to executing this Agreement.

(b) Covenants. From the date hereof until the Expiration Time, each Shareholder hereby agrees:

(i) not to take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, or, in any material respect, interfering with or adversely affecting the performance by the Shareholder of its obligations under this Agreement;

(ii) while this Agreement is in effect, to promptly notify (and in any event within two (2) Business Days) Purchaser of the number of any new shares of Company Common Stock or Company Preferred Stock acquired by the Shareholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof; and

(iii) that it (and its Affiliates) shall not issue any press release or make any other public announcement or public statement (for the avoidance of doubt, including any announcement or statement to employees or other Representatives of the Company) with respect to this Agreement, the Merger Agreement, the Merger or the other transactions contemplated by this Agreement or the Merger Agreement, without the prior written consent of Purchaser (email being sufficient).

Section 4. Release; Covenant Not to Sue.

(a) Effective at and as of the Effective Time, each Shareholder, on such Shareholder’s own behalf and on behalf of the Shareholder’s heirs, executors, administrators, agents, successors and assigns (collectively, the “Releasor Persons”) hereby irrevocably and unconditionally releases, waives and forever discharges the Company and Company Bank and their respective successors, assigns, predecessors, parents, Subsidiaries, and Affiliates, and all of their respective past and present officers, directors, shareholders, Affiliates, agents and representatives, other than any Releasor Persons (each, a “Released Party”, and collectively, the “Released Parties”) from any and all manners of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known and unknown, in law or equity, now existing or that may arise after the date hereof (each, a “Claim”, and collectively, the “Claims”), relating to, arising out of or in connection with the Company or any of its Subsidiaries and their respective businesses or assets, including any Claims arising out of or resulting from the Shareholder’s status, relationship, affiliation, rights, obligations and/or duties as a director, officer, employee or security holder of the Company or any of its Subsidiaries, as the case may be, for all periods occurring prior to the Effective Time; provided, however, that a Released Party shall not be released from any Claims of the Releasor Persons (i) in connection with any accrued compensation and other rights and benefits under any benefit plan, employment, severance, change in control or equity agreement or arrangement between the Shareholder and the Company and/or any of its Subsidiaries that is disclosed in the Merger Agreement or the Company Disclosure Letter, (ii) as to any rights of indemnification pursuant to (x) the certificate of incorporation or articles of association and bylaws (or similar Organizational Documents) of the Company and any of its Subsidiaries, or (y) the Laws of the respective jurisdictions of incorporation of the Company and any of its Subsidiaries pertaining to current and former officers and directors of corporations organized thereunder, (iii) in connection with any loans, deposits or similar accounts or banking products of the Shareholder at Company Bank, or (iv) arising under the Merger Agreement, this Agreement or any employment agreement entered into in connection with the transactions contemplated by this Agreement.

(b) Each Shareholder hereby represents and warrants that in his or her capacity as a director, officer, employee and/or security holder of the Company or any of its Subsidiaries, as applicable, the Shareholder has no knowledge of any Claims that the Shareholder may have against the Released Parties, except for any Claims excepted from the foregoing release in the proviso clause to Section 4(a) hereof. Each Shareholder hereby further represents and warrants to the Released Parties that the Shareholder is the sole owner of, and has not sold, assigned or otherwise transferred (with or without consideration) to any Person, any Claims being released hereby.

(c) It is the intent of the Parties that, except as expressly reserved herein, the mutual consideration received in connection herewith satisfies and finally resolves all Claims, if any, that have arisen between or among them prior to the date hereof and each of the Parties agrees that such Claims are hereby satisfied and resolved. It is expressly intended and agreed that the Shareholder shall not assert Claims against any Released Parties, other than such matters expressly excluded from the scope of Section 4(a) hereof.

(d) Neither the execution nor the delivery of this Agreement, nor the performance of the terms hereof, by any of the Parties shall be considered an admission by any of them of any present or past wrongdoing or liability, and any and all such alleged admissions or liabilities are hereby expressly denied by all of the Parties.

Section 5. Appointment of Representative. Each Shareholder hereby appoints the Shareholder Representative to act on behalf of the Shareholder as its representative, agent and attorney-in-fact, with full power of substitution, to act in its name, place and stead in connection with the transactions contemplated by the Merger Agreement. The power of attorney granted in this Section 5 by the Shareholder is coupled with an interest, is irrevocable, may be delegated by the Shareholder Representative and shall survive the death, dissolution or incapacity of such Shareholder and the consummation of the transactions contemplated by the Merger Agreement. Each Shareholder acknowledges and agrees that Purchaser and Merger Sub shall be entitled to rely on the actions of the Shareholder Representative taken on behalf of any holder of Company Common Stock, Company Preferred Stock or Company Equity Awards in connection with the transactions contemplated by the Merger Agreement. By signing this Agreement, each Shareholder shall be deemed to have authorized and empowered the Shareholder Representative, on its behalf and in its name, to take any of the actions set forth in Section 10.16(a) of the Merger Agreement for all purposes of the Merger Agreement, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing.

Section 6. Further Assurances. From time to time, at the request of Purchaser and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 7. Termination. Other than with respect to Section 4, Section 5, this Section 7 and Section 8, which shall survive any termination of this Agreement, this Agreement will terminate upon the earliest of (A) the Effective Time or (B) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided that no such termination shall relieve any Party from any liability for any breach of this Agreement occurring prior to such termination.

Section 8. Miscellaneous.

(a) Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses (including fees and expenses of counsel and financial advisors, if any) incurred in connection with this Agreement or any of the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses.

(b) Notices. All notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any Party to any other Party shall be in writing, may be delivered personally, by nationally recognized overnight courier service, sent via registered or certified mail (return receipt requested) through the United States postal service, or sent via e-mail, and shall be deemed to be duly received (a) if delivered personally, on the date given, (b) if delivered via courier or via U.S. mail, on the date received, or (c) if sent via e-mail, on the date sent if sent before 5:00 p.m., New York City time, on a Business Day, or on the next Business Day if sent on a non-Business Day or after 5:00 p.m., New York City time, on a Business Day, to the Parties at the following addresses:

(i) If to Purchaser, to:

The Bank of Nova Scotia

40 Temperance Street, 9th Floor

Toronto, Ontario, Canada | M5H 0B4

Attention:  Vikas Sharma

E-mail:   vikas.sharma@scotiabank.com

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:  Stephen M. Salley

Email:   salleys@sullcrom.com

(ii) If to any Shareholder, to the address set forth on the Shareholder’s signature page hereto.

(c) Amendments, Waivers, Etc. Any provision of this Agreement may be amended, modified, supplemented or waived only by an instrument in writing duly executed by each Party. Any such amendment, modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Parties, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other Party, except that Purchaser may assign any and all of its rights or obligations under this Agreement to one or more of its wholly owned Affiliates. Any purported assignment in violation of this Agreement is void. Notwithstanding any Transfer of Company Common Stock or Company Preferred Stock consistent with this Agreement, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

(e) No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the Parties.

(f) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. Except as provided in Section 6 with respect to the Shareholder Representative, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any Person other than the Parties.

(g) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority of competent jurisdiction to be invalid, void or unenforceable, or the application of such provision, covenant or restriction to any Person or any circumstance, is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision, covenant or restriction to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event that the provisions of Section 2 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, or to be otherwise overbroad or unenforceable, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law.

(h) Specific Performance; Remedies Cumulative; Extension of Restrictive Covenant Period. The Parties acknowledge and agree that irreparable damage would occur in the event that any covenant herein were not to be performed in accordance with its terms. Accordingly, each Party shall be entitled to seek one or more injunctions to prevent any breach of covenant and to enforce specifically this Agreement, in addition to any other remedy to which such Party may be entitled at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such Party. If a Shareholder, on the one hand, or Purchaser or the Company, on the other hand, must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs related thereto. In the event that the Company or Purchaser shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 2 of this Agreement by a Shareholder, then, to the extent permitted by applicable Law, any time period set forth in this Agreement, including the time periods set forth in Section 2, will be extended by one (1) month for each month the Shareholder was found by a court of competent jurisdiction to be in breach of this Agreement, so that the Company or Purchaser is provided the benefit of the full Non-Competition Period.

(i) No Waiver. The failure or delay on the part of either Party to exercise any right or remedy hereunder shall not operate as a waiver thereof.

(j) Governing Law. This Agreement and all matters arising out of or relating to this Agreement or any of the transactions contemplated hereby, including all rights of the Parties (whether sounding in contract, tort, common or statutory law, equity or otherwise), shall be interpreted, construed and governed by and in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of Delaware.

(k) Submission to Jurisdiction. Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Chosen Courts in any legal proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, (ii) agrees that all claims in respect of any such legal proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any legal proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby (whether in contract, tort, common or statutory law, equity or otherwise) in any other court and (v) agrees that a final, non-appealable judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each of the Parties waives any defense of inconvenient forum to the maintenance of any legal proceeding brought in accordance with this Section 8(k).

(l) Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8(l), (iii) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (iv) MAKES THIS WAIVER VOLUNTARILY.

(m) Drafting and Representation. EACH SHAREHOLDER ACKNOWLEDGES AND AGREES THAT IT IS ENTERING INTO THIS AGREEMENT ON ITS OWN FREE WILL AND NOT UNDER ANY DURESS OR UNDUE INFLUENCE. EACH SHAREHOLDER HAS ENTERED INTO THIS AGREEMENT FREELY AND WITHOUT COERCION. EACH SHAREHOLDER HAS BEEN ADVISED BY PURCHASER TO CONSULT WITH COUNSEL OF ITS CHOICE WITH REGARD TO THE EXECUTION OF THIS AGREEMENT AND THE SHAREHOLDERS’ COVENANTS HEREUNDER. EACH SHAREHOLDER HAS HAD AN ADEQUATE OPPORTUNITY TO CONSULT WITH SUCH COUNSEL AND EITHER SO CONSULTED OR FREELY DETERMINED IN THE SHAREHOLDER’S OWN DISCRETION NOT TO SO CONSULT WITH SUCH COUNSEL. EACH SHAREHOLDER UNDERSTANDS THAT PURCHASER HAS BEEN ADVISED BY COUNSEL, AND EACH SHAREHOLDER HAS READ THIS AGREEMENT AND THE MERGER AGREEMENT AND FULLY AND COMPLETELY UNDERSTANDS THIS AGREEMENT AND THE MERGER AGREEMENT AND EACH OF THE SHAREHOLDER’S REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER AGREEMENTS HEREUNDER AND THEREUNDER. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED AS HAVING BEEN DRAFTED JOINTLY BY EACH SHAREHOLDER AND PURCHASER, AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY HERETO BY VIRTUE OF THE AUTHORSHIP OF ANY OR ALL OF THE PROVISIONS OF THIS AGREEMENT.

(n) Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(o) Capacity. This Agreement shall only apply to actions taken by the Shareholders in the Shareholders’ capacity as a shareholder of the Company and, if applicable, shall not in any way limit or affect actions a Shareholder or any of a Shareholder’s representatives may take in such Person’s capacity as a director, officer, or employee of the Company, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or be construed to prohibit, limit or restrict a Shareholder from exercising the Shareholder’s fiduciary duties as a director or officer of the Company.

(p) Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date and year first written above.

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date and year first written above.

Signature of Shareholder (in his or her individual capacity and on behalf of each other Shareholder)	Printed Name of Shareholder

Signature of Shareholder’s Spouse	Printed Name of Shareholder’s Spouse (If Shares constitute community property or spousal approval is otherwise required)

Address of Shareholder:

[Address]

Email: [●]

Attn: [●]

[Shareholder], in his or her individual capacity, owns of record and beneficially:

Shares	[●]
Voting Company Common Stock	[●]
Non-Voting Company Common Stock	[●]
Company Preferred Stock	[●]

[Entity] owns of record and beneficially:

Shares	[●]
Voting Company Common Stock	[●]
Non-Voting Company Common Stock	[●]
Company Preferred Stock	[●]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under the Bank Act (Canada), a bank may not, by contract, resolution or bylaw, limit the liability of its directors for breaches of the Bank Act (Canada), including their fiduciary duties imposed under the Bank Act (Canada). However, a bank may indemnify a director or officer, a former director or officer or a person who acts or acted, at the bank’s request, as a director or officer of or in a similar capacity for another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association and may advance funds to him or her for the costs, charges or expenses of such a proceeding; provided, however, that a bank may not indemnify such a person unless:

(i) that person acted honestly and in good faith with a view to the best interests of, as the case may be, the bank or the other entity for which he or she acted at the bank’s request as a director or officer or in a similar capacity; and

(ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.

Under the Bank Act (Canada), these individuals are entitled to be indemnified by the bank in respect of all costs, charges and expenses reasonably incurred by them in connection with the defense of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of an association referred to above with the bank or other entity if the person was not judged by the courts or other competent authority to have committed any fault or omitted to do anything that they ought to have done and fulfilled the conditions set out in (i) and (ii) above. A bank may, with the approval of a court, also indemnify these individuals in respect of, or advance amounts to him or her for the costs, charges and expenses of, a proceeding referred to above, in respect of an action by or on behalf of the bank or other entity to procure a judgment in its favor, to which the person is made a party because of an association referred to above with the bank or other entity, if he or she fulfills the conditions set out in (i) and (ii) above.

Subject to limitations contained in the Bank Act (Canada), BNS’s bylaws provide that BNS shall indemnify a director or officer, a former director or officer or a person who acts or acted at BNS’s request as a director or officer of or in a similar capacity for another entity, and such person’s heirs and personal representatives.

BNS has purchased, at its expense, a Directors’ and Officers’ Liability Insurance Policy that provides protection for individual directors and officers of BNS and its subsidiaries solely while acting in their capacity as such. The policy has a C$300,000,000 limit and a nil deductible. The policy is in effect until June 1, 2027.

Item 21.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

2.1#	Agreement and Plan of Merger, dated May 28, 2026, by and among The Bank of Nova Scotia, Cypress Merger Sub, Inc., Maple Financial Holdings, Inc. and Anthony B. Davis, solely in his capacity as shareholder representative (included as Annex A to this prospectus)

3.1	By-laws of The Bank of Nova Scotia (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K (Accession No. 0001193125-26-154790) filed with the SEC on April 14, 2026).

Exhibit No.	Description
4.1

Senior Debt Securities Indenture, dated as of January  22, 2010 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 (File No. 333-215597) filed with the SEC on January  18, 2017).

4.2	Subordinated Debt Securities Indenture, dated as of December 16, 2015 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K (Accession No. 0000891092-15-010697) filed with the SEC on December 16, 2015).

4.3	Subordinated Debt Securities Indenture, dated as of October 12, 2017 (Non-Viability Contingent Capital (NVCC)) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K (Accession No. 0001193125-17-308612) filed with the SEC on October 12, 2017).

4.4	First Supplemental Indenture to the Senior Debt Securities Indenture, dated as of November 30, 2018 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-3 (File No. 333-228614) filed with the SEC on November 30, 2018).

4.5	Second Supplemental Indenture to the Senior Debt Securities Indenture, dated as of December 27, 2021 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-3 (File No. 333-261476) filed with the SEC on December 3, 2021).

5.1	Opinion of Osler, Hoskin & Harcourt LLP*

8.1	Opinion of Sullivan & Cromwell LLP**

23.1	Consent of KPMG LLP*

23.2	Consent of Sullivan & Cromwell LLP (included as part of the opinion filed as Exhibit 8.1 to this registration statement)**

23.3	Consent of Osler, Hoskin & Harcourt LLP (included as part of the opinion filed as Exhibit 5.1 to this registration statement)*

24.1	Power of Attorney of Officers and Directors (included on the signature page of this registration statement)**

99.1	Consent of Stephens Inc.*

99.2	Form of Support Agreement (included as Annex D to this prospectus)

107	Filing Fee Table*

#

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. BNS hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, that BNS may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

*	Filed herewith.
**	Previously filed.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)

That every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)

To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and to arrange or provide for a facility in the U.S for the purpose of responding to such requests; this includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(g)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 24th day of July, 2026.

The Bank of Nova Scotia (Registrant)

By:	/s/ Rajagopal Viswanathan
	Name:	Rajagopal Viswanathan
	Title:	Group Head and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Scott Thomson	President and Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2026

* Rajagopal Viswanathan	Group Head and Chief Financial Officer (Principal Financial and Accounting Officer)	July 24, 2026

* Aaron W. Regent	Chair and Director	July 24, 2026

* Nora A. Aufreiter	Director	July 24, 2026

* Guillermo E. Babatz	Director	July 24, 2026

* W. Dave Dowrich	Director	July 24, 2026

* Michael B. Medline	Director	July 24, 2026

* Lynn K. Patterson	Director	July 24, 2026

* Una M. Power	Director	July 24, 2026

* Antonio Garza	Director	July 24, 2026

* Sandra J. Stuart	Director	July 24, 2026

Signature	Title	Date

* Steven C. Van Wyk	Director	July 24, 2026

* Benita M. Warmbold	Director	July 24, 2026

* Nicole Frew	U.S. Authorized Representative	July 24, 2026

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Rajagopal Viswanathan, by signing his name hereto, does hereby sign this registration statement on behalf of each director and officer of the registrant whose name and an asterisk appears above, pursuant to powers of attorney duly executed by such directors and officers and filed with the SEC.

By:	/s/ Rajagopal Viswanathan
	Name:	Rajagopal Viswanathan
	Title:	Attorney-in-Fact